               -------------------------------------------------

                          CONVERSION APPRAISAL REPORT

                             FULTON BANCORP, INC.

                         PROPOSED HOLDING COMPANY FOR
                           FULTON SAVINGS BANK, FSB
                               Fulton, Missouri

                              Stock Prices As Of:
                                 July 12, 1996

               -------------------------------------------------




                                 Prepared By:

                               RP Financial, LC.
                            1700 North Moore Street
                                  Suite 2210
                           Arlington, Virginia 22209

                [LETTERHEAD OF RP FINANCIAL, L.C. APPEARS HERE]

                                                         July 12, 1996



Board of Directors
Fulton Savings Bank, FSB
410 Market Street
Fulton, Missouri  65251

Gentlemen:

     At your request, we have completed and hereby provide an independent appraisal of the estimated pro forma market value of the common stock which is to be issued by Fulton Bancorp, Inc. (the "Holding Company"), in connection with the mutual-to-stock conversion of Fulton Savings Bank, FSB, (the "Bank"). It is our understanding that the Holding Company will offer its stock in a Subscription Offering to the Bank's Eligible Account Holders, to the Bank's Employee Stock Ownership Plan ("ESOP"), to Supplemental Eligible Account Holders of the Bank, and to Other Members of the Bank. Subject to these priorities, shares of Common Stock may also be offered in a Direct Community Offering and a Syndicated Community Offering. This appraisal is furnished pursuant to the requirements of Regulation 563b.7 and has been prepared in accordance with the "Guidelines for Appraisal Reports for the Valuation of Savings and Loan Associations Converting from Mutual to Stock Form of Organization" of the Office of Thrift Supervision ("OTS"), including the most recent revisions as of October 21, 1994, and applicable regulatory interpretations thereof.

Description of Reorganization
- -----------------------------

     The Board of Directors of the Bank has adopted a Plan of Conversion (the "Plan") pursuant to which the Bank will convert from a federally chartered mutual savings bank to a federally-chartered capital stock savings bank. In the reorganization process, to become effective concurrent with the completion of the stock sale, which is targeted for the fourth calendar quarter of 1996: (1) the Bank will issue all of its outstanding shares to the Holding Company; (2) the Holding Company will sell in a subscription offering and possible community offering Holding Company stock in the amount equal to the appraised value of the Bank; and (3) up to 50 percent of the net proceeds will be retained at the Holding Company level with the balance used to purchase the stock of the Bank.

RP Financial, LC.
- -----------------

     RP Financial, LC. ("RP Financial") is a financial consulting firm that among other services specializes in financial valuations and analyses of business enterprises and securities. The background and experience of RP Financial are detailed in Exhibit V-1. We believe that, except for the fee we will receive for our appraisal of the shares to be issued by the Holding Company and assistance in preparing the business plan to accompany the conversion application, we are independent of the Bank, the Holding Company and other parties engaged by the Bank to assist in the stock issuance process.

RP Financial, LC.
Board of Directors
July 12, 1996
Page 2

Valuation Methodology
- ---------------------

     In preparing our appraisal, we have reviewed the Holding Company's Application for Approval of Conversion, including the Proxy Statement, as filed with the OTS and the Holding Company's Form S-1 registration statement as filed with the Securities and Exchange Commission ("SEC"). We have conducted an analysis of the Bank and the Holding Company (hereinafter, collectively referred to as "the Bank"), that has included due diligence related discussions with the Bank's management; Moore, Horton & Carlson, P.C., the Bank's independent auditor; Breyer and Aguggia, the Bank's special counsel; and Trident Securities, Inc., who has been retained by the Bank as a financial and marketing advisor in connection with the stock offering. The assumptions set forth in the appraisal were based on such discussions, but all valuation conclusions were reached independently of such discussions. In addition, where appropriate, we have considered information based on other available published sources that we believe are reliable. While we believe the information and data gathered from all these sources are reliable we cannot guarantee the accuracy or completeness of such information.

     We have investigated the competitive environment within which the Bank operates, and have assessed the Bank's relative strengths and weaknesses. We have kept abreast of the changing regulatory and legislative environment and analyzed the potential impact on the Bank and the industry as a whole. We have analyzed the potential effects of the stock offering on the Bank's operating characteristics and financial performance as they relate to the pro forma market value of the shares to be issued in the conversion. We have reviewed the economy in the Bank's primary market area and have compared the Bank's financial performance and condition with selected publicly-traded thrift institutions operating in Missouri and other regions. We have reviewed conditions in the securities markets in general and for thrift stocks in particular.

     Our appraisal is based on the Bank's representation that the information contained in the regulatory applications and additional information furnished to us by the Bank and its independent auditors are truthful, accurate and complete. We did not independently verify the financial statements and other information provided by the Bank and its independent auditors, nor did we independently value the individual assets, liabilities or contingent liabilities of the Bank. The valuation considers the Bank only as a going concern and should not be considered as an indication of the liquidation value of the Bank.

     Our appraised value is predicated on a continuation of the current operating environment for the Bank and for all thrifts. Changes in the local and national economy, the legislative and regulatory environment, the stock market, interest rates, and other external forces (such as natural disasters) may occur from time to time, often with great unpredictability and may materially impact the value of thrift stocks as a whole or the Bank's value alone. To the extent that such factors can be foreseen, they have been factored into our analysis.

     Pro forma market value is defined as the price at which the Holding Company's shares would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell and both having reasonable knowledge of relevant facts.

Valuation Conclusion
- --------------------

     It is our opinion that, as of July 12, 1996, the aggregate pro forma market value of the Bank and the Holding Company, was $13,000,000 at the midpoint, equal to 1,300,000 shares offered at a per share value of $10.00. Pursuant to OTS conversion guidelines, the 15 percent offering range indicates a minimum value of $11,050,000 and a maximum value of $14,950,000. Based on the $10.00 per share offering price, this valuation range equates to an offering of 1,105,000 shares at the minimum to 1,495,000 shares at the maximum. The Holding Company's offering also includes a provision for a superrange maximum value, which if fully exercised, would result in an offering size of $17,192,500, equal to 1,319,250 shares at the $10.00 per share offering price.

RP Financial, LC.
Board of Directors
July 12, 1996
Page 3

Limiting Factors and Considerations
- -----------------------------------

        Our valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of the common stock to be issued by the Holding Company. Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of common stock in the initial offering will thereafter be able to sell such shares at prices related to the foregoing valuation of the pro forma market value. The appraisal does not take into account any trading activity with respect to the purchase and sale of common stock in the secondary market, and reflects only a valuation range as of this date for the pro forma market value of the Bank immediately upon issuance of the stock.

        RP Financial's valuation was determined based on the financial condition and operations of the Bank as of April 30, 1996, the date of the financial data included in the Holding Company's Prospectus.

        RP Financial is not a seller of securities within the meaning of any federal and state securities laws and any report prepared by RP Financial shall not be used as an offer or solicitation with respect to the purchase or sale of any securities. RP Financial maintains a policy which prohibits the company, its principals or employees from purchasing stock of its client institutions.

        The valuation will be updated should market conditions or changes in the Bank's operating results warrant. The valuation will also be updated at the completion of the Holding Company's stock offering. These updates will consider, among other things, any developments or changes in the Bank's financial performance and condition, management policies, and current conditions in the equity markets for thrift shares, both existing issues and new issues. Also, these updates will consider changes in other external factors which impact value including, but not limited to: various changes in the legislative and regulatory environment (including changes in the appraisal guidelines), the stock market and the market for thrift stocks, and interest rates. Should any such new developments or changes be material, in our opinion, to the valuation of the shares, appropriate adjustments to the estimated pro forma market value will be made. The reasons for any such adjustments will be explained in the update at the date of the release of the update.

                                                 Respectfully submitted,

                                                 RP FINANCIAL, LC.


                                                 /s/ Ronald S. Riggins
                                                 Ronald S. Riggins
                                                 President and Managing Director



                                                 /s/ James J. Oren
                                                 James J. Oren
                                                 Vice President

RP Financial, LC.




                               TABLE OF CONTENTS
                            FULTON SAVINGS BANK, FSB
                                Fulton, Missouri

                                                                    PAGE
  DESCRIPTION                                                      NUMBER
  -----------                                                      ------
CHAPTER ONE            OVERVIEW AND FINANCIAL ANALYSIS
- -----------
     Strategic Discussion                                            1.1
     Balance Sheet Trends                                            1.4
     Income and Expense Trends                                       1.7
     Interest Rate Risk Management                                  1.10
     Lending Activities and Strategy                                1.10
     Asset Quality                                                  1.12
     Funding Composition and Strategy                               1.12
     Subsidiary                                                     1.13
     Legal Proceedings                                              1.13


CHAPTER TWO            MARKET AREA
- -----------

     Introduction                                                   2.1
     National Economic Factors                                      2.2
     Market Area Demographics                                       2.3
     Economy                                                        2.5
     Deposit Trends and Competition                                 2.7


CHAPTER THREE          PEER GROUP ANALYSIS
- -------------

     Selection of Peer Group                                        3.1
     Financial Condition                                            3.5
     Income and Expense Components                                  3.8
     Loan Composition                                               3.10
     Interest Rate Risk                                             3.12
     Credit Risk                                                    3.12
     Summary                                                        3.15


RP Financial, LC.



                               TABLE OF CONTENTS
                            FULTON SAVINGS BANK, FSB
                                Fulton, Missouri
                                  (continued)

                                                                           PAGE
  DESCRIPTION                                                             NUMBER
  -----------                                                             ------

CHAPTER FOUR                 VALUATION ANALYSIS
- ------------
     Introduction                                                            4.1
     Appraisal Guidelines                                                    4.1
     Valuation Analysis                                                      4.2
       1. Financial Condition                                                4.2
       2. Profitability, Growth and Viability of Earnings                    4.3
       3. Asset Growth                                                       4.4
       4. Primary Market Area                                                4.4
       5. Dividends                                                          4.6
       6. Liquidity of the Shares                                            4.7
       7. Marketing of the Issue                                             4.8
            A. The Public Market                                             4.8
            B. The New Issue Market                                         4.12
            C. The Acquisition Market                                       4.16
       8. Management                                                        4.16
       9. Effect of Government Regulation and Regulatory
          Reform                                                            4.17
     Summary of Adjustments                                                 4.17
     Valuation Approaches                                                   4.18
       1. Price-to-Earnings ("P/E")                                         4.19
       2. Price-to-Book ("P/B")                                             4.20
       3. Price-to-Assets ("P/A")                                           4.20
     Valuation Conclusion                                                   4.21

RP Financial, LC.

                                LIST OF TABLES
                           FULTON SAVINGS BANK, FSB

                               Fulton, Missouri


TABLE
NUMBER         DESCRIPTION                                                PAGE
- ------         -----------                                                ----


 1.1      Historical Balance Sheets                                       1.5
 1.2      Historical Income Statements                                    1.8


 2.1      Summary Demographic Data                                        2.4
 2.2      Major Market Area Employers                                     2.6
 2.3      Market Area Unemployment Trends                                 2.7
 2.4      Deposit Summary                                                 2.8


 3.1      Peer Group of Publicly-Traded Thrifts                           3.3
 3.2      Balance Sheet Composition and Growth Rates                      3.6
 3.3      Income as a Percent of Average Assets
           and Yields, Costs, Spreads                                     3.9
 3.4      Loan Portfolio Composition & Related Info.                      3.11
 3.5      Credit Risk Measures & Related Information                      3.13
 3.6      Interest Rate Risk Comparative Analysis                         3.14


 4.1      Peer Group Primary Market Area Demographics/Competition Trends  4.5
 4.2      Recent Conversions:  Market Pricing Comparatives                4.13
 4.3      Market Pricing Comparatives                                     4.15
 4.4      Pricing Characteristics of Recent Midwestern Conversions        4.16
 4.5      Public Market Pricing: Valuation Conclusion                     4.22


RP Financial, LC.
Page 1.1

                      I.  OVERVIEW AND FINANCIAL ANALYSIS

        Fulton Savings Bank, FSB ("Fulton Savings", or the "Bank") is a federally- chartered mutual savings bank headquartered in Fulton, Callaway County, Missouri. The Bank also operates a branch in the nearby town of Holts Summit. The Bank considers its primary market for deposits to consist of Callaway County as both offices are located in that county. Lending activities are concentrated in Callaway and Boone Counties, and to a lesser extent in Cole and Audrain Counties, with the metropolitan area of Columbia, Missouri providing a source of lending opportunities (see Exhibit I-1). The Bank was chartered as a Missouri mutual savings and loan association in 1912, and in 1995 the Bank amended its charter to become a federal mutual savings bank. The Bank is currently a member of the Federal Home Loan Bank ("FHLB") system and is regulated by the Office of Thrift Supervision ("OTS"). The Bank's deposits are insured up to the regulatory maximums by the Savings Association Insurance Fund ("SAIF") of the Federal Deposit Insurance Corporation ("FDIC"). As of April 30, 1996, the Bank maintained $85.5 million in assets, $70.3 million in deposits and $9.1 million in retained earnings, equal to 10.7 percent of assets.

        The Bank's Board of Directors has adopted a Plan of Conversion, in which the Bank will reorganize from a federal mutual savings bank to a federal capital stock savings bank, issuing all of its common stock to a newly formed unitary savings and loan holding company called Fulton Bancorp, Inc. ("Fulton Bancorp" or the "Holding Company"). Concurrently, the Holding Company will issue in a subscription and possible community offering common stock in an amount equal to the appraised pro forma market value of the Bank. The closing of the conversion and stock sale is targeted for the fourth calendar quarter of 1996.

Strategic Discussion
- --------------------

        The Bank is a community-oriented thrift dedicated to meeting the borrowing and savings needs of its local customer base. Throughout its history, the Bank has pursued a traditional thrift operating strategy of 1-4 family mortgage lending primarily in Callaway and Boone Counties, Missouri, supplemented with active originations of other loan types such as commercial real estate, construction and consumer loans. The more urbanized area of Columbia, Boone County provides a source of commercial real estate loans (multi-family and non-residential). The Bank is also an active originator of consumer loans, the majority of which have consisted of secured consumer loans, automobile loans, home improvement loans, and education loans. In recent years Fulton Savings has experienced loan demand (residential mortgage and nonresidential mortgage), in excess of available funds for loan originations. The Bank has followed a strategy of originating fixed rate residential loans and selling such loans in the secondary market servicing retained, and originating and selling adjustable rate residential loans and commercial real estate loans to other Missouri financial institutions while generally

RP Financial, LC.
Page 1.2


retaining 10-20 percent of the loan balance and the loan servicing. Excess cash at the Bank is reinvested into deposits in other financial institutions and various other types of low-risk investment securities, including U.S. government and federal agency obligations.

        By emphasizing a traditional thrift operating strategy through the origination of primarily 1-4 family mortgage loans, and a concentration of lending on local properties, the Bank has maintained good asset quality in recent years. The Bank has also effectively limited its exposure to interest rate risk through its lending strategies, which has involved selling essentially all fixed-rate residential mortgage loans with servicing retained, retaining a majority of adjustable rate residential mortgages ("ARMs") for portfolio, and growing the portfolios of adjustable rate commercial real estate loans and shorter-term construction and consumer loans. The Bank also attempts to lengthen the maturity of its deposit base whenever possible, and utilizes borrowings as an asset-liability management tool when maturities and rates are attractive. The strategy of selling loans servicing retained has resulted in a substantial portfolio of loans serviced for others ("LSFOs"), which totaled over $84 million as of April 30, 1996. Income from this servicing portfolio provides additional revenue diversification from changes in interest rates. Fulton Saving's funding needs have been met primarily with retail deposits, although the Bank has recently borrowed funds from the FHLB of Des Moines to meet loan demand. The Bank's success at managing interest rate risk is shown by net portfolio value ("NPV") analysis prepared by the OTS as of March 31, 1996, which projected that the NPV would decline by only 8 percent in the event of an instantaneous 200 basis point increase in interest rates. Fulton Savings intends to continue to adhere to an operating strategy that limits exposure to interest rate risk.

        Notwithstanding the recent growth in commercial real estate, construction and consumer loans, the majority of Fulton Savings' loans consist of relatively low credit risk residential mortgages (approximately 60 percent of the gross loan portfolio consists of 1-4 family residential mortgages). This, together with the Bank's generally conservative underwriting standards, has minimized credit risk in recent years. The ratio of non-performing assets ("NPAs", consisting of real estate owned and other repossessed assets, non-accruing loans, delinquent accruing loans and restructured loans) to assets has stayed below 1.00 percent of assets during the last two fiscal years. The majority of the NPAs are secured by residential mortgages or residential real estate in which management believes exposure to losses is minimal.

        The Bank has recorded somewhat variable earnings over the past five fiscal years due to fluctuations in the net interest margin. The Bank derives earnings from net interest income exceeding operating expenses supported by non-interest income, including income from loan servicing operations. In the most recent two fiscal years the Bank experienced a decline in net interest income, as funding costs have increased, reducing the Bank's core earnings to lower levels than were recorded in earlier years. During fiscal 1996, Fulton Savings more aggressively priced deposit products in order to obtain additional funds for lending operations; this

RP Financial, LC.
Page 1.3


strategy resulted in higher overall deposit costs and a lower net interest margin. Since 1995, the Bank has also utilized higher costing FHLB advances to fund loan originations. Going forward, the Bank anticipates that earnings will benefit from lower funding costs from the increase in capital and continued expansion of the LSFO portfolio.

        A key component of the Bank's operating strategy for the future is to convert to the stock form of ownership. The conversion is intended to accomplish several objectives: provide the opportunity for stock ownership to employees, depositors and management; enhance efforts to serve the local community by providing additional means for participation in community development, community redevelopment and other types of community-related programs; reduce exposure to credit risk by increasing capital; and, increase earnings. The Bank is currently a well-capitalized institution (10.7 percent of assets at April 30, 1996); the additional capital from the stock conversion will be used to further improve the Bank's competitive position in the environment of consolidation within the financial services industry. The additional capital will also provide the Bank with the flexibility to seek and implement better ways to serve its customer base. Such activities may include branching or acquisition in the future, although there are no plans for branching or acquisition at this time. Most importantly, the proceeds raised in the conversion will provide the Bank with an additional capital cushion to safeguard against contingencies such as earnings declines from an unexpected rise in interest rates or credit losses. As disclosed in the prospectus, the proceeds from stock conversion are anticipated to be invested as follows.

     o     Fulton Bancorp, Inc..  Approximately 50 percent of the net proceeds
           ---------------------
           of conversion will be initially retained by the Holding Company. Subsequent to the conversion, Fulton Bancorp intends to loan a majority of the funds retained to the Bank for use in ongoing operations of Fulton Savings. The minimal amount of funds retained by the Holding Company are expected to be invested initially into U.S. Treasury and agency securities with laddered maturities ranging from 6 months to two years, and a loan to the Bank's Employee Stock Ownership Plan ("ESOP") to fund stock purchases in the conversion. The Holding Company funds are anticipated to be potentially utilized for various corporate purposes, including payment of regular and/or special dividends, stock repurchases or expansion through acquisition (no present plans).

     o     The Bank.  Approximately 50 percent of the net proceeds of the
           --------
           conversion will be infused into the Bank in exchange for all of the Bank's newly-issued stock. Proceeds infused into the Bank will initially be held in short-term cash and investments until the Bank is able to redeploy the funds into loans receivable pursuant to its lending objectives. In addition, the Holding Company is expected to downstream additional conversion proceeds to the Bank via a loan in order to provide additional funds for lending activities. The Bank intends to eventually deploy most of the proceeds into loans receivable.

     The Bank presently has no intention to pursue significant asset growth to leverage its new capital. Additionally, the Bank presently has no plans to further diversify the loan portfolio or open new branches (either through de novo or acquired branches). Instead, the Bank's business plan calls for modest asset growth

RP Financial, LC.
Page 1.4

and the Board of Directors plans to initially operate in an overcapitalized position, fully recognizing that the return on equity ("ROE") is expected to fall below the average for publicly-traded thrifts.

Balance Sheet Trends
- --------------------

     Since fiscal 1992, the Bank has experienced asset growth of 4.2 percent annually. Between fiscal 1992 and fiscal 1994 assets remained essentially constant as the Bank experienced only slight increases in deposit levels. To meet strong loan demand during fiscal year 1995, the Bank borrowed funds from the FHLB of Des Moines, while during fiscal 1996 Fulton Savings more aggressively priced deposit products. The combination of these two strategies resulted in an increase in assets of $11.9 million, or 16.1 percent, from fiscal 1994 to 1996. Growth in assets was channeled primarily into loan portfolio growth, which grew from $60.3 million at April 30, 1994 to $76.2 million at April 30, 1996.

     Since fiscal year end 1992, the cash and investments portfolio has declined as excess cash and cash flow from maturing investments has been reinvested into loans receivable. At April 30, 1996, the portfolio of cash and investments totaled $6.8 million, or 7.9 percent of assets, down from a five year peak of $13.7 million, or 18.9 percent of assets, at April 30, 1992. MBS, which totaled $2.0 million at April 30, 1992, declined to less than $1,000 by April 30, 1996 as the Bank sold MBS and reinvested such funds into loans receivable. Positive earnings during the past five fiscal years has led to steady capital growth and the capital to assets ratio increased from 8.4 percent at fiscal year end 1992 to 10.7 percent at April 30, 1996, although such growth has been offset by the increase in assets. Exhibit I-2 references the Bank's audited financial statements, while Exhibit I-3 highlights the Bank's key historical operating ratios.

     Loans receivable comprised the majority of the Bank's assets at April 30, 1996, totaling $76.2 million, or 89.1 percent of assets. An emphasis on 1-4 family residential lending is reflected in the Bank's loan portfolio, as
59.6 percent of total loans are secured by permanent 1-4 family mortgages. The Bank has increased its loan portfolio diversification in recent years by growing the portfolio of multi-family and non-residential real estate loans (16.0 percent of gross loans), construction loans (9.8 percent of gross loans) and consumer loans (12.7 percent). The Bank has more strongly emphasized commercial real estate and construction lending to take advantage of the lending opportunities, particularly in the Columbia, Boone County area and for the attractive yields and shorter terms such loans offer. Essentially all of the Bank's construction loans are made to the owners of the property. The Bank has also been active in consumer lending, primarily through secured consumer lending. To a lesser extent, the Bank originates land loans (2.0 percent of gross loans). Permanent 1-4 family residential mortgages have always comprised the largest portion of the loan portfolio. In addition to the whole loan portfolio, Fulton Savings maintained a portfolio of LSFOs of $84.4

RP Financial, LC.


                                   Table 1.1
                           Fulton Savings Bank, FSB
                         Historical Balance Sheets (1)
                        (Amount and Percent of Assets)



                                                -------------------------------------------------------------------
                                                               1992                              1993
                                                ---------------------------------  --------------------------------
                                                        Amount            Pct         Amount          Pct
                                                        ------            ---         ------          ---
                                                        ($000)            (%)         ($000)          (%)
Total Amount of:
 Assets                                                  $72,345     100.00%           $73,623   100.00%
 Loans Receivable (net)                                   54,538      75.39%            56,323    76.50%
 Mortgage-Backed Securities                                1,986       2.75%             1,689     2.29%
 Cash and Investment Securities                           13,699      18.94%            13,605    18.46%
 Real Estate Owned(Net)                                      413       0.57%               280     0.38%
 Deposits                                                 64,870      89.67%            65,235    88.61%
 FHLB Advances, Other Borrowed Funds                           0       0.00%                 0     0.00%
 Stockholders Equity                                       6,055       8.37%             7,052     9.58%

 Offices Open                                                  2                           2

                                                                     As of April 30,
                                                ------------------------------------------------------------------
                                                               1994                              1995
                                                ---------------------------------  -------------------------------
                                                        Amount        Pct             Amount      Pct
                                                        ------        ---             ------      ---
                                                        ($000)        (%)             ($000)     (%)
Total Amount of:
 Assets                                                  $73,620     100.00%           $79,351   100.00%
 Loans Receivable (net)                                   60,282      81.88%            68,378    86.17%
 Mortgage-Backed Securities                                1,196       1.62%                 1     0.00%
 Cash and Investment Securities                           10,207      13.86%             9,014    11.36%
 Real Estate Owned(Net)                                      203       0.28%                 5     0.01%
 Deposits                                                 64,630      87.79%            65,205    82.17%
 FHLB Advances, Other Borrowed Funds                           0       0.00%             4,500     5.67%
 Stockholders Equity                                       7,933      10.78%             8,484    10.69%

 Offices Open                                                  2                             2

                                                                                   4/30/92-
                                                                                   4/30/96
                                                 ----------------------------      Annualized
                                                         1996                      Growth Rte
                                                 -----------------------------     ----------
                                                        Amount          Pct            Pct
                                                        ------          ---
                                                        ($000)          (%)            (%)
Total Amount of:
 Assets                                                 $85,496        100.00%         4.26%
 Loans Receivable (net)                                  76,199         89.13%         8.72%
 Mortgage-Backed Securities                                   0          0.00%       -89.40%
 Cash and Investment Securities                           6,777          7.93%       -16.13%
 Real Estate Owned(Net)                                     198          0.23%       -16.82%
 Deposits                                                70,316          32.24%         2.04%
 FHLB Advances, Other Borrowed Funds                      5,000           5.85%           N/M
 Stockholders Equity                                      9,117          10.66%        10.77%

 Offices Open                                                 2

(1)   Ratios are as a percent of ending assets.


Source:  Fulton Savings' audited financial reports.

RP Financial, LC.
Page 1.6

million as of April 30, 1996. The LSFOs consisted of fixed rate residential loans sold to governmental agencies such as FHLMC and Fannie Mae, and adjustable rate residential and commercial real estate loans generally sold to other Missouri financial institutions.

     The second largest component of interest-earning assets ("IEA") was the portfolio of cash and investment securities, which totaled $6.8 million, or 7.9 percent of assets, at April 30, 1996 (see Exhibit I-4). The cash and investments portfolio consisted of cash and equivalents, including interest-earning deposits in other financial institutions ($2.9 million), federal agency obligations ($3.2 million), and FHLB stock ($0.6 million). Over the past four fiscal years, the Bank has used cash flow from maturing investments to fund loan originations, and the cash and investments portfolio has declined to current levels from $13.7 million at April 30, 1992. Management utilizes the portfolio of cash and investments for liquidity purposes and as part of the asset-liability management strategy, as the investments portfolio consists of short- to intermediate-term instruments. Management classifies the portfolio of federal agency obligations as "available-for-sale". Going forward, the Bank intends to continue to purchase generally low risk investments and the composition of the cash and investments portfolio is not anticipated to change significantly, although the level will initially increase on a post-conversion basis.

     The Bank maintained only a minimal amount of MBS, which totaled less than $1,000, at April 30, 1996. In the past, MBS have been purchased as an alternative investment to loans receivable, although the portfolio balance has declined in recent years due to a sale of a large portion of the MBS in fiscal 1995, as the Bank determined to invest available funds into loans receivable. Going forward, the Bank intends to continue a focus on investment into whole loans, although MBS may be purchased with available funds. Balances of real estate owned ("REO") showed a generally declining trend through fiscal 1995, but increased to $198,000 as of April 30, 1996, consisting of seven residential units.

     The Bank's assets were primarily funded with retail deposits, FHLB borrowings and retained earnings at April 30, 1996. Retail deposits have consistently met the majority of the Bank's funding, and totaled $70.3 million, or 82.2 percent of assets, at April 30, 1996. While strong competition for deposits and disintermediation in the low interest rate environment limited opportunities for deposit growth at the Bank, the deposit growth recorded during fiscal 1996 was attributable to a more aggressive deposit pricing strategy employed by the Bank. The deposit growth was pursued in order to fund additional loan originations, and the higher rates paid on deposits during fiscal 1996 was deemed acceptable due to the strong capital position of the Bank.

     Borrowings have also been used by the Bank in recent periods for the purpose of funding loan originations. During fiscal 1995, the Bank borrowed approximately $4.5 million in short- to intermediate-term

RP Financial, LC.
Page 1.7

advances from the FHLB of Des Moines to meet the strong demand for loans. An additional $0.5 million was borrowed during fiscal 1996, and FHLB advances totaled $5.0 million, or 5.9 percent of assets, at April 30, 1996. Going forward, the Bank may supplement deposit funding with borrowings from time to time, based on funds availability, loan demand, and the costs of borrowing, although deposits are expected to continue to comprise the majority of funding liabilities.

     Positive earnings during the past five fiscal years contributed to an annual capital growth rate of 10.8 percent for the Bank. Capital growth outpaced asset growth during this period and the capital ratio increased from 8.4 percent at April 30, 1992 to 10.7 percent at April 30, 1996. All of the Bank's capital is tangible capital, and the Bank maintains capital surpluses relative to all regulatory capital requirements. The addition of stock proceeds will increase the capital surpluses.

Income and Expense Trends
- -------------------------

     Table 1.2 displays the Bank's earnings over the past five fiscal years. The Bank has recorded profitable operations since 1992 but earnings have dropped from the peak level in fiscal 1994. The more recent lower earnings have been attributable to a lower net interest margin, adversely affected by higher interest expense. The reinvestment of interest-free capital received in the stock offering should serve to improve net interest income in future periods. Most of Fulton Savings' income is recurring in nature, as non-recurring items have had a minimal impact on the Bank's earnings since fiscal 1992.

     Exhibit I-5 highlights the changes in the Bank's asset yields and cost of funds over the past three fiscal years, which have influenced the level of net interest income. Spreads narrowed by 36 basis points between fiscal 1995 and 1996, as the more aggressive pricing of certificate of deposits ("CDs") in order to fund additional loan demand and the increase in higher costing FHLB advances increased the Bank's cost of funds by 78 basis points, while asset yields increased by only 42 basis points. During this most recent fiscal year, the Bank's net interest income declined from 3.20 percent of average assets in fiscal 1995 to 2.89 percent in fiscal 1996. These trends indicate that although management has been successful in raising additional funds for lending, such funds have been obtained at a higher cost. In addition, the Bank's net interest income is still influenced by changes in interest rates.

The Bank derives significant income from non-interest sources, and believes such income provides additional income diversification and protection from changes in the net interest margin due to interest rate fluctuations. For fiscal 1996, non-interest operating income totaled $0.486 million, or 0.59 percent of average assets. A majority of this income results from the Bank's LSFO portfolio, which totaled $84.4 million as of April 30, 1996. The Bank receives servicing fees of approximately 30 to 35 basis points on the LSFO portfolio,

RP Financial, LC.




                                               Table 1.2
                                        Fulton Savings Bank, FSB
                                      Historical Income Statements
                                    (Amount and Percent of Assets)(1)

                                                              For the Fiscal Year Ended April 30,
                                    -------------------------------------------------------------------------------------
                                                           1992                       1993
                                                  ------------------         -----------------------
                                                  Amount         Pct         Amount              Pct
                                                  ------         ---         ------              ---
                                                  ($000)         (%)         ($000)              (%)

 Interest Income                                   $6,438       9.22%         $5,997            8.14%
 Interest Expense                                  (4,066)     -5.82%         (3,345)          -4.54%
                                                   ------      ------         ------           ------
 Net Interest Income                               $2,372       3.40%         $2,652            3.60%
 Provision for Loan Losses                          (201)      -0.29%          (160)           -0.22%
                                                     ----      ------           ----           -----
 Net Interest Income after Provisions              $2,171       3.11%         $2,492            3.38%

Loan Servicing Income                                 269       0.39%            286            0.39%
Other Income                                          124       0.18%            141            0.19%
Operating Expense                                  (1,388)     -1.99%         (1,612)          -2.19%
                                                   ------      ------         ------           ------
 Net Operating Income                              $1,176       1.68%         $1,306            1.77%

Gain(Loss) on Sale of Securities                        0       0.00%              0            0.00%
Provision for Loss on Foreclosed RE                    (0)     -0.00%            (13)          -0.02%
                                                       --      ------            ---           ------
 Net Non-Operating Income                             ($0)     - 0.00%          ($13)          -0.02%

 Net Income Before Tax                             $1,176       1.68%         $1,293            1.76%
 Income Taxes                                        (457)     -0.65%           (505)          -0.69%
                                                     ----      ------           -----          ------
 Net Inc(Loss) Before Extraordinary Items            $719       1.03%           $788            1.07%
 Cumulative Effect of Change in
  Accounting For Income Taxes                           0       0.00%            209            0.28%
                                                        -       ----             ---            ----
 Net Income (Loss)                                   $719       1.03%           $997            1.35%

Estimated Core Earnings:
- ------------------------
Net Income Before Extraordinary Items                $719       1.03%           $788            1.07%
Addback(Deduct): Non-Operating Income                   0       0.00%             13            0.02%
Tax Effect (37.1%)                                     (0)     -0.00%             (5)          -0.01%
                                                        -       ----               -           -----
Estimated Core Net Income                            $719       1.03%           $796            1.08%

                                                 1994                           1995                        1996
                                        ---------------------         -----------------------      ---------------------
                                         Amount          Pct           Amount            Pct        Amount          Pct
                                         ------          ---           ------            ---        ------          ---
                                            ($000)          (%)         ($000)            (%)       ($000)          (%)

 Interest Income                           $5,413         6.88%         $5,355            7.10%    $6,172            7.46%
 Interest Expense                          (2,671)       -3.39%         (2,944)          -3.91%    (3,781)          -4.57%
                                           -------       ------         -------          ------     -----           -------
 Net Interest Income                       $2,742         3.49%         $2,411            3.20%    $2,391            2.89%
 Provision for Loan Losses                    (48)       -0.06%           (118)          -0.16%       (44)          -0.05%
                                              ----       ------           -----          ------       ----          ------
 Net Interest Income after Provisions      $2,694         3.42%         $2,293            3.04%    $2,346            2.84%

Loan Servicing Income                         262         0.33%            255            0.34%       281            0.34%
Other Income                                  163         0.21%            160            0.21%       205            0.25%
Operating Expense                          (1,741)       -2.21%         (1,809)          -2.40%    (1,849)          -2.24%
                                           -------       ------         -------          ------    -------          ------
 Net Operating Income                      $1,377         1.75%           $900            1.19%      $983            1.19%

Gain(Loss) on Sale of Securities              (11)       -0.01%            (55)          -0.07%         0            0.00%
Provision for Loss on Foreclosed RE             0         0.00%              0            0.00%         0            0.00%
                                                -         -----              -            -----         -            -----
 Net Non-Operating Income                    ($11)       -0.01%           ($55)          -0.07%        $0            0.00%

 Net Income Before Tax                     $1,366         1.74%           $844            1.12%      $983            1.19%
 Income Taxes                                (485)       -0.62%           (301)          -0.40%      (363)          -0.44%
                                             -----       ------           -----          ------      -----          ------
 Net Inc(Loss) Before Extraordinary Items    $881         1.12%           $543            0.72%      $620            0.75%
 Cumulative Effect of Change in
  Accounting For Income Taxes                   0         0.00%              0            0.00%         0            0.00%
                                                -         ----               -            -----         -            -----
 Net Income (Loss)                           $881         1.12%           $543            0.72%      $620            0.75%

Estimated Core Earnings:
- ------------------------
Net Income Before Extraordinary Items        $881         1.12%           $543            0.72%      $620            0.75%
Addback(Deduct): Non-Operating Income          11         0.01%             55            0.07%         0            0.00%
Tax Effect (37.1%)                             (4)       -0.01%            (21)          -0.03%         0            0.00%
                                               ---       ------            ----          ------         -            -----
Estimated Core Net Income                    $888         1.13%           $578            0.77%      $620            0.75%


(1) Ratios are as a percent of average assets.

Source: Fulton Savings' audited financial reports.

RP Financial, LC.
Page 1.9

and such income totaled $281,000, or 0.34 percent of average assets, for fiscal 1996. Other operating income consists of various loan and deposit fees and charges and other miscellaneous sources of income. Going forward, the Bank anticipates that non-interest income will increase with the growth in the portfolio of loans serviced for others.

     Fulton Savings recorded operating expenses of 2.24 percent of average assets for fiscal 1996, consisting primarily of personnel, occupancy, data processing and deposit insurance premium costs. The Bank's operating expenses have grown in absolute terms in recent years, as expenses have increased in most categories in line with the expansion of the Bank's asset base and level of banking activities. The increase in assets has kept the operating expense ratio in the range of 2.00 to 2.25 percent of average assets, and the recent utilization of FHLB advances has served to leverage the expense base such that the operating expense ratio declined by 0.16 percent of average assets from fiscal 1995 to fiscal 1996.

     Fulton Savings' operating expenses are expected to increase following the conversion as a result of the following items. First, the Bank is in process of renovating the Holts Summit office which is expected to result in higher depreciation expense. Second, two stock plans, a leveraged Employee Stock Ownership Plan ("ESOP") and a Management Recognition Plan and Trust ("MRP"), are expected to purchase stock in the Holding Company (the ESOP is expected to purchase 8.0 percent at the time of conversion and the MRP is expected to purchase 4.0 percent of the stock in the year following conversion). The amortization expenses associated with both plans will be included in future operating expenses. In addition, as a publicly-traded institution, the Bank will incur additional legal, accounting, printing/mailing and related costs.

     Loan loss provisions have fluctuated during the past five fiscal years, and for fiscal 1996 the Bank recorded a provision for loan losses of $0.044 million, or 0.05 percent of average assets. The level of loan loss provisions is established by the Bank's assessment of trends in the loan portfolio, market conditions, and other factors. At April 30, 1996, the general valuation allowance ("GVA") balance was equal to $782,000, or 1.06 percent of net loans receivable and 99.36 percent of NPAs (including restructured loans), as compared to $762,000, or 1.12 percent of net loans and 176.80 percent of NPAs at fiscal year end 1995 (see Exhibit I-6). Future loan loss provisions will continue to be established in accordance with the Bank's asset classification and loss reserve policies.

     Over the past five fiscal years, non-operating gains and losses have had minimal impact on the Bank's operations. No non-operating income or expense was recorded for fiscal 1996, while for fiscal years 1994 and 1995 the Bank recorded losses on the sale of MBS as such securities were sold in order to reinvest funds into whole loans receivable. The only other non-operating item recorded by Fulton Savings in the past five fiscal years consisted of a $13,000 provision for real estate owned ("REO") in fiscal 1994.

RP Financial, LC.
Page 1.10

Interest Rate Risk Management
- -----------------------------

     The Bank manages interest rate risk through the following balance sheet strategies: retaining the majority of residential adjustable rate mortgage loan originations for portfolio, selling the majority of fixed-rate residential mortgage loan originations in the secondary market, maintaining relatively high proportions of adjustable rate commercial real estate and short-term construction and consumer loans, attempting to lengthen the maturity of deposits during periods of low interest rates, maintaining a strong capital ratio, and keeping non-earning assets low.

     The Bank monitors its interest rate risk exposure through the use of a net portfolio value ("NPV") analysis calculated by the OTS (see Exhibit I-7). The NPV analysis as of March 31, 1996 shows that in the event of an immediate and sustained increase of 200 basis points in interest rates, the NPV is calculated to decline by 8 percent, and in the event of an immediate decline of 200 basis points in interest rates, the NPV is calculated to decrease by 1 percent. Overall, the NPV analysis indicates that the Bank has been effective in limiting exposure to changes in interest rates.

Lending Activities and Strategy
- -------------------------------

     The Bank's historical lending activities emphasize the origination of 1-4 family mortgage loans (see Exhibits I-8 and I-9, loan composition and loan maturity, respectively). However, the Bank has also concentrated on loan portfolio diversification by building portfolios of commercial real estate loans, construction loans and consumer loans. To a lesser extent, Fulton Savings originates land loans. Underscoring the change in portfolio composition, while gross loans increased from $63.3 million at April 30, 1994 to $78.4 million at April 30, 1996, the proportion of 1-4 family loans dropped from 66.5 percent to
59.6 percent. Thus, the Bank's credit risk profile has increased in the most recent two year period.

     As of April 30, 1996, residential mortgage loans secured by 1-4 family properties totaled $46.7 million, or 59.6 percent of total loans receivable. The Bank originates both ARMs and fixed-rate residential mortgages. Fixed-rate mortgages are offered with maturities ranging from 15 to 30 years, with essentially all of these loans sold in the secondary market without recourse to FHLMC or FNMA as part of the Bank's asset-liability management strategy. The Bank retains the servicing on fixed rate loans sold in the secondary market.

     Approximately 90 percent of the Bank's residential mortgages held in portfolio consisted of ARMs at April 30, 1996. Fulton Savings offers ARMs with one- or three-year adjustment periods that are indexed to the national quarterly cost of funds index as published by the OTS plus a margin of approximately 3.0 percent. The majority of ARMs are originated with annual adjustment caps of 1.0 to 1.5 percent, and lifetime adjustment

RP Financial, LC.
Page 1.11

caps of 4.5 to 6.0 percentage points. Until recently Fulton Savings adjustable rate residential mortgage loans utilized the 8th District Cost of Funds Index, and thus most of the existing portfolio is based on this index. Generally, ARMs are retained for portfolio as part of asset/liability management strategy, although the Bank does sell a portion of ARMs to other financial institutions (with servicing retained) in the central Missouri region. All loan sales are completed without recourse.

     Residential loans made by the Bank are originated with maximum loan-to-value ("LTV") ratios of 95 percent; loans with LTV ratios in excess of 80 percent require private mortgage insurance ("PMI"). Essentially all of the residential mortgages originated by the Bank are secured by property in the local market area.

     The Bank has historically been an active originator of multi-family and non-residential real estate loans. As of April 30, 1996, multi-family real estate loans totaled $3.8 million, while non-residential real estate loans totaled $8.7 million, for a total of $12.6 million or 16.0 percent of gross loans receivable. The Bank's commercial real estate portfolio consists of loans secured by residential care facilities, nursing homes, medical buildings, small shopping centers, small office buildings and churches, most of which are located in central Missouri, including the metropolitan area of Columbia, Missouri. Based on availability of funds and as market conditions permit, the Bank has in the past and intends to continue a practice of selling participation interests in the income property loans it originates. Generally, Fulton Savings retains a portion of the loan balance sold (10-20 percent), and retains servicing rights on loans sold. Commercial real estate loans originated by Fulton Savings are predominantly adjustable rate loans that generally have terms of up to 20 years. LTVs on income property loans typically do not exceed 75 percent. The Bank seeks to manage credit risk by lending primarily on local property and to borrowers with whom management is familiar.

     Construction and land loans totaled $9.2 million, or 11.7 percent of gross loans receivable, at April 30, 1996. Construction loans are made on both residential property and multi-family or non-residential property. These loans are structured as interest-only during the construction period, which generally equals six months. Most construction loans are extended directly to the purchaser of the home and are originated with the intention of assuming the permanent financing upon completion of the construction period. The Bank will occasionally extend construction loans directly to builders for the construction of speculative homes, although such speculative construction lending is limited. Construction loans have maximum LTV ratios of 80 to 85 percent, depending upon the security type. The Bank also occasionally originates loans for the acquisition of land upon which the purchaser can then build or make improvements necessary to build or sell as improved lots. As of April 30, 1996, the Bank had land loans totalling $1.5 million. Land loans originated by the Bank generally have a term to maturity of up to 10 to 20 years. Maximum LTVs are limited to 65 percent.

RP Financial, LC.
Page 1.12

    Fulton Savings has also actively originated consumer loans, which totaled $9.9 million, or 12.6 percent of assets at April 30, 1996. The Bank offers a variety of types of consumer loans, including automobile loans, loans secured by deposit accounts, home improvement loans, education loans and other secured and unsecured loans. The most prominent type of consumer loan in the portfolio is secured consumer loans.

    As shown in Exhibit I-10, Fulton Savings' overall loan origination volume increased from $36.0 million in 1995 to $51.3 million for fiscal 1996. The Bank's origination activity has occurred in both fixed-rate and adjustable-rate instruments over the past several years, although the majority of the long-term fixed-rate residential mortgages have been sold in the secondary market pursuant to the asset/liability management strategy of the Bank. The balance of loans sold also include commercial real estate loans sold to other local financial institutions with a portion of the loan balance retained by the Bank. The table highlights the Bank's increased emphasis on commercial real estate, construction, land and consumer lending, with originations increasing from $14.3 million, or 33.1 percent, of loan originations in fiscal 1994 to $26.0 million, or 51.1 percent of loan originations for fiscal 1996.

Asset Quality
- -------------

    As shown in Exhibit I-11, the Bank has operated with strong asset quality over the past several years due to an emphasis on conservative lending policies and underwriting guidelines. As of April 30, 1996, NPAs (including restructured loans), totaled $787,000, or 0.92 percent of assets, and consisted of $319,000 of non-accruing loans, $197,000 in REO and $271,000 of restructured loans. The Bank experienced an increase in NPAs from $431,000, or 0.54 percent of assets, at fiscal year end 1995, due to an increase in both non-accruing loans and REO. Management does not believe that the increase in NPAs represents any extraordinary exposure to credit losses, and believes the delinquent loans pose limited risk of loss given historical trends and the conservative underwriting standards at the Bank. At April 30, 1996, the GVA balance totaled $782,000, or
99.36 percent of NPAs and 1.07 percent of loans. Management believes the reserve coverage ratio is currently adequate, and will continue to establish loan loss provisions in accordance with asset classification and reserve policies.

Funding Composition and Strategy
- --------------------------------

     Deposits have consistently been the Bank's primary source of funds over the past several years and totaled $70.3 million, or 82.2 percent of assets, at April 30, 1996. The Bank's deposit products include certificates of deposit ("CDs") as well as passbook, NOW accounts, money market accounts, and non-interest bearing accounts (see Exhibit I-12). As with most savings institutions, CDs have been the Bank's primary

RP Financial, LC.
Page 1.13

source of deposits (see Exhibit I-13), and as of April 30, 1996, the CD portfolio totaled $55.4 million, or 78.8 percent of deposits. While the majority of the Bank's CDs are short-term (approximately 61 percent were scheduled to mature in one year or less at April 30, 1996), the Bank has made progress in lengthening the maturity of the overall CD portfolio. Jumbo CDs, which tend to be more rate sensitive than other types of CDs, totaled $5.9 million, or 8.4 percent of total CDs, at April 30, 1996. The Bank does not offer premium rates on jumbo CDs and does not utilize brokered CDs. In light of current loan demand and the capital level, the Bank has offered more aggressive rates for certain deposit products in recent periods.

     Lower costing transaction and savings accounts comprised the balance of the Bank's deposits, totaling $14.9 million, or 21.2 percent of total deposits, at April 30, 1996. Passbook accounts comprised the majority of these non-CD deposits, totaling $5.9 million, followed by NOW accounts ($4.3 million), MMDA accounts ($3.0 million) and non-interest checking accounts ($1.7 million). Consistent with the general increase in short-term interest rates during fiscal 1995 and 1996, the Bank has experienced a moderate internal deposit shift into higher rate CDs, particularly from MMDA accounts, which has increased the Bank's cost of funds.

    Borrowings have been utilized by the Bank in the most two recent fiscal years as a supplemental funding source to meet the growing demand for loans (see
Exhibit I-14). Specifically, as of April 30, 1995 the Bank had borrowed $4.5 million in short- to intermediate-term advances from the FHLB of Des Moines. At April 30, 1996, the outstanding balance totaled $5.0 million and had a weighted average interest rate of 6.75 percent. The Bank intends to continue to supplement deposits with borrowings from time to time as market conditions warrant. On a pro forma basis, the Bank will also have borrowings in the form of the ESOP loan from the Holding Company.

Subsidiary
- ----------

    The Bank has one wholly-owned subsidiary, Multi-Purpose Service Agency, Inc. ("Service Corporation"). Service Corporation was established for the purpose of offering credit life insurance to Bank customers. At April 30, 1996, the Bank's investment in Service Corporation was a deficit of $68,000, and income from this subsidiary was nominal in fiscal 1995 and fiscal year 1996 to date.

Legal Proceedings
- -----------------

The Bank is currently not involved in any legal proceedings other than routine legal proceedings that occur in the ordinary course of business, which, in aggregate, involve amounts that are believed to be immaterial to the financial condition of the Bank.

RP Financial,LC.
Page 2.1

                                II.  MARKET AREA
Introduction
- ------------

        Fulton Savings conducts operations out of its headquarters office in Fulton, Callaway County, Missouri, and a branch office located in Holts Summit, also in Callaway County. Exhibit I-1 details the locations of the Bank's offices, while Exhibit II-1 details the general characteristics of the Bank's offices. The city of Fulton, the county seat, serves as the economic and employment center of Callaway County. Additional employment and economic activity is present in the nearby larger metropolitan areas of Columbia (Boone County) and Jefferson City (Cole County), as Columbia provides significant employment in education (the University of Missouri) and medicine, and Jefferson City serves as the location of the state capital of Missouri, resulting in a significant concentration of government employment. While Callaway County is a more rural county with a much lower population base and overall smaller economy than Boone and Cole Counties, the economy has been stable historically due to the economies in contiguous counties. Callaway County represents the Bank's primary market area for deposit generation as most of Fulton Savings' depositors live in this county, particularly in the areas surrounding the Bank's office locations. Lending activities are concentrated both in Callaway County and the city of Columbia, as the larger metropolitan area in Columbia provides additional lending opportunities. While Callaway County is not included in any regional metropolitan statistical area ("MSA"), the city of Columbia is located in the Columbia MSA, defined as Boone County.

        In general, the Bank serves an average growth market area. The Callaway County economy, historically based on agriculture, has diversified in recent years to include employment in health care, education, manufacturing and local/state government. A large utility electrical generation plant is also located in this county. Following an economic slowdown in the mid-1980s, the economy of the market area has recovered and been relatively stable over the past decade. The Boone County market area has historically been very stable due to the presence of the University of Missouri and related employment and employment in the health care sector.

        Competition from other financial institutions operating in Callaway County includes five commercial banks and two other savings institutions, of which only one commercial bank has a larger presence than Fulton Savings. The Bank maintains a market share of approximately one-fourth of overall financial institution deposits in Callaway County, providing an opportunity to operate competitively in the marketplace. Similar to the Bank, the other financial institutions are locally-owned community-oriented banks and savings institutions. While the Bank has strived to remain competitive, both from a rate and service perspective, until recently Fulton Savings has experienced little growth in deposits and market share due to increases in deposits of the commercial bank and savings institution competitors.

RP FINANCIAL, LC.
Page 2.2


       Future business and growth opportunities for Fulton Savings will be partially influenced by economic and demographic characteristics of the market served, particularly the future growth and stability of the regional economy, demographic growth trends, and the nature and intensity of the competitive environment for financial institutions. These factors have been briefly examined in the following pages to help determine the growth potential that exists for the Bank and the relative economic health of the market area, and the related impact on value.

National Economic Factors
- -------------------------

        The nation's economy generally advanced at a moderate pace during the second half of 1995, with inflation continuing to remain under control. Gross domestic product ("GDP") growth in the third quarter was reported at an annual rate of 3.2 percent, as construction picked up in most regions of the U.S. and retail prices remained relatively stable. The Federal Reserve cut short-term interest rates by 0.25 percent in early-July 1995, which improved the business outlook for future expansion. Economic data through most of the fourth quarter of 1995 suggested that the economy was slowing and GDP growth was reported at
0.5 percent for the fourth quarter of 1995, as weak retail sales during the holiday shopping season and a slight increase in the November unemployment rate provided indications of a slowing national economy at the end of the fourth quarter.

        Despite the adverse winter conditions in early 1996, a strike by General Motors Corporation workers, weak manufacturing orders and minimal growth in personal income, GDP growth for the first quarter of 1996 was reported at a moderate 2.2 percent annual rate. While the winter weather caused reductions in consumer spending in January and low growth in personal income, economic reports for February indicated that pent-up demand resulted in increases in personal income, consumer spending and auto sales. Auto sales for March 1996 were characterized as strong, and gasoline prices reached a 12-year high reflecting earlier than usual spring-time demand for fuel. Negative trends reported in the first quarter of 1996 included lower planned capital investment spending by businesses, a decline in new home sales in February, and mixed performance of the index of leading economic indicators. Economic data released in April included continued moderate levels of capital spending by business, an increase in durable goods production, although the manufacturing sector remained weak. Signs of a strengthening economy were evident in the second quarter of 1996, as unemployment remained low and consumer spending for May was up strongly. A higher than expected job creation report for June and a strong increase in the average hourly earnings resulted in an additional decline in the unemployment rate to 5.3 percent, and a sharp one day decline in the Dow Jones Industrial Average of 115 points, or over 2 percent during the first week in July. As of early July 1996, economists were predicting GDP growth in the range of 4.0 percent for the second calendar quarter of 1996, although most economists are expecting a slowdown in the economy later in calendar year 1996.

RP Financial, LC.
Page 2.3


        Interest rates trended lower in the second half of 1995 to their lowest level in almost two years as continued favorable inflation news, federal reserve action and strong performance in the stock market resulted in higher bond prices. Signs of economic weakness in the fourth quarter of 1995 further served to push interest rates lower, with expectations increasing that the weak economy would support an interest rate cut by the Federal Reserve. The Federal Reserve cut short-term interest rates by 0.25 percent in late-December, which served to push interest rates lower through the end of 1995. The absence of progress in the budget negotiations pushed bond prices lower at the beginning of 1996, as the credit markets became increasingly concerned that no balance budget deal would be reached in the near term. However, bond prices generally stabilized in late-January, in light of the favorable inflation data and increasing expectations of another interest rate cut by the Federal Reserve. At its January meeting, the Federal Reserve trimmed two short-term interest rates by
0.25 percent. Interest rates increased in February 1996 due to uncertainty over the Republican Party's eventual success in cutting the federal budget deficit and trends in the presidential campaign. A report of high growth in employment in early March (and a belief that the Fed would not cut rates during March), resulted in a jump in interest rates to levels not seen for over two years. During April 1996 interest rates increased to levels above 7.0 percent due to higher than expected job creation reports, however subsequent data issued by the Federal Reserve indicated that inflation remained in check and that near term interest rate increases were not likely. Following a period of fluctuating interest rates in May and early June, signs of an accelerating economy and revised upward estimates of second and third quarter GDP growth provided for a sharp rise in interest rates in early July 1996. As of July 12, 1996, one- and thirty-year U.S. Government bonds were yielding 5.84 percent and 7.06 percent, respectively, versus comparative year ago rates of 5.44 percent and 6.54 percent. Exhibit II-2 presents data regarding historical market interest rate trends.

Market Area Demographics
- ------------------------

        Demographic growth trends in the Bank's primary market area of Callaway County have been measured by changes in population, number of households and median household income and other data, with trends in those areas summarized by the data presented in Table 2.1. Information is included for Boone County as the Bank pursues lending opportunities in that area. Missouri and the U.S. data is provided for comparative purposes, and trends in this data provide some indication of future levels of business activities for financial institutions.

        Over the last five years, both Callaway and Boone County have experienced growth in population and households exceeding the state and national averages in percentage terms, although the absolute growth is small given the relatively small size of the Bank's market. Callaway and Boone County's estimated population is currently 159,000, with Callaway County having an estimated population of only 35,000. The growth reflects

                                  Table 2.1
                           Summary Demographic Data

                                                Year
                            -----------------------------------------   Growth Rate    Growth Rate
Population (000)                  1990          1995          2000          1990-95      1995-2000
                                  ----          ----          ----        ---------    -----------
                                                                                (%)            (%)

UNITED STATES                  248,710       263,006       277,084             1.1%           1.0%
MISSOURI                         5,117         5,318         5,536             0.7%           0.8%
CALLAWAY                            33            35            37             1.2%           1.1%
BOONE                              112           124           134             1.8%           1.7%

Households (0000)
- -----------------------

United States                   91,947        97,070       102,202             1.1%           1.0%
Missouri                         1,961         2,039         2,123             0.7%           0.8%
Callaway                            12            12            13             1.1%           1.2%
Boone                               42            47            51             2.0%           1.8%

Median Household Income ($)
- -----------------------

UNITED STATES                  $29,199       $33,610       $32,972             2.9%          -0.4%
MISSOURI                        26,417        28,782        27,847             1.7%          -0.7%
CALLAWAY                        26,668        27,845        27,181             0.9%          -0.5%
BOONE                           25,862        28,295        27,234             1.8%          -0.8%

Per Capita Income - 1995 ($)
- ----------------------------

UNITED STATES                 $13,179         $16,405       ------             4.5%          -----
MISSOURI                       12,987          14,388       ------             2.1%          -----
CALLAWAY                       11,013          11,723       ------             1.3%          -----
BOONE                          12,726          14,381       ------             2.5%          -----

1995 Age Distribution(%)    0-14 Years    15-24 Years    25-44 Years    45-64 Years     65+ Years    Median Age
- -------------------------   ---------     -----------    -----------    -----------     ---------    ----------

UNITED STATES                    22.1            13.8           31.8           19.5          12.8          34.0
MISSOURI                         22.1            13.6           30.4           19.9          14.0          33.5
CALLAWAY                         22.3            16.3           29.9           19.3          12.1          32.6
BOONE                            20.5            20.0           35.7           15.5           8.3          27.7

                            Less Than       $15,000 to    $25,000 to     $50,000 to    $100,000 to
1995 HH Income Dist.(%)       $15,000           24,999      $49,999         $99,999       $149,999    $150,000+
- -----------------------     ---------       ----------    ----------     ----------    -----------    ---------

UNITED STATES                    20.5             15.8          33.8           23.7            4.2          2.0
MISSOURI                         24.1             18.3          34.8           19.2            2.4          1.2
CALLAWAY                         22.2             20.3          39.6           16.6            1.2          0.2
BOONE                            25.4             18.1          32.9           19.9            2.5          1.2

Source: CACI.

RP Financial, LC.
Page 2.5


expansion of the local economy in various industry segments, and the presence of the metropolitan areas of Columbia and Jefferson City. Such trends are expected to continue, although the total population base is small. The growth has been partially abated by the agriculture base in rural areas. Agriculture is a sector of the economy which has experienced slow growth or contraction in recent paralleling national trends.

        While Callaway and Boone Counties maintain median household income levels comparable to the state level, the per capita income figures for Callaway County currently approximate 81 percent of the state level. Age distribution figures show that Callaway and Boone Counties have a higher proportion of residents between the ages of 15 and 24, reflecting the presence of two universities in Fulton, William Woods University and Westminster College, and the University of Missouri in Columbia. Income distribution levels also show that Callaway County has a higher proportion of lower income households (below $50,000 annually), reflecting the more rural nature of the county, while Boone County has a household income profile that more matches statewide averages. The Callaway County population (the location of the Bank's office locations) is projected to continue to expand at a higher rate than statewide, although the absolute increase will be small, thus growth opportunities in this competitive market are expected to be limited with competitive marketing, service and rate competition.

Economy
- -------

        As a majority of the Bank's business activities are conducted in Callaway County and the city of Columbia (primarily lending), the Bank's market area economy is dominated by the Callaway County economy with secondary effects by the Columbia area and, to a lesser extent, Jefferson City. Employment in Callaway County is generally diversified, containing employment in health care, utilities, education, manufacturing, other services and local government. Manufacturing is represented by a number of smaller manufacturing facilities. Education is represented by the local public schools, Westminster College and William Woods University. Employment in Columbia is heavily weighted in the education, insurance and health care sectors, while Jefferson City also contains significant employment centered around the state government activities and the resulting peripheral employment. Table 2.2 on the following page displays a list of major employers in Callaway County, and the Columbia/Boone County and Jefferson City/Cole County areas. Exhibit II-3 present additional data concerning sources of personal income and employment sectors.

RP FINANCIAL, LC.
Page 2.6

                                   Table 2.2
                          Major Market Area Employers

Employer                            Industry                     Employees
- --------                            --------                     ---------
                                    Callaway County

Fulton State Hospital               Mental Institution           1,260
Union Electric Company              Utility                      1,000
Stride Rite                         Shoe Manufacturing             340
Missouri Recep. and Diag.           Correctional Facility          270
Fulton Public Schools               Education                      250
William Woods University            Education                      203
Missouri School for the Deaf        Education                      181
Westminster College                 Education                      175
Ovid Bell Press                     Printing                       167
City of Fulton                      Local Government               150
Callaway Community Hospital         Health Care                    150

                                    Columbia City/Boone County

University of Missouri              Education                   12,936
University of Missouri Hospital     Health Care                  3,217
Boone County Hospital               Health Care                  1,450
Board of Education                  Public Schools               1,300
AB Chance                           Metal Products Manuf         1,200
Truman Memorial Veteran's Hospital  Health Care                  1,130
Columbia Regional Hospital          Health Care                    950
Shelter Insurance Company           Insurance                      915
City of Columbia                    Local Government               900

                                    Jefferson City/Cole County

Missouri State Govt.                State Govt.                 13,000
Scholastic, Inc.                    Book Distributor             1,350
Capital Region Medical Center       Medical Center               1,070
Jefferson City Public Schools       Public Schools                 930
ABB Power                           Underground Trans.             900
St. Mary's Health Center            Medical Center                 800
Lincoln University                  Education                      711
Cheesbourgh Ponds, Inc.             Personal Products              600
Wal-Mart Super Center               Retailing                      521
Von Hoffman Press                   Printing                       357
Modine Manufacturing                Manufacturing                  352

Source: Local Area Chambers of Commerce

RP Financial, LC.
Page 2.7



        Table 2.3 displays unemployment data in the market area as of April 1996 and April 1995. The unemployment rates for Callaway and Boone Counties remain well below state and national averages. This data reflects in part the employment opportunities in Callaway County and in nearby Columbia and Jefferson City and attractiveness of the Callaway County market area for employers versus more rural areas of the state.

                                   Table 2.3
                        Market Area Unemployment Trends

Region                        April 1995                   April 1996
- ------                        ----------                   ----------
United States                   5.6%                         5.4%
Missouri                        4.8                          4.1
Callaway County                 2.9                          3.5
Boone County                    1.8                          1.4

Source:  U.S. Bureau of Labor Statistics



Deposit Trends and Competition
- ------------------------------

        Fulton Savings' market area (defined as Callaway County for deposits), is characterized by the presence of a number of locally-based and locally-owned financial institutions, including commercial banks and savings institutions. In Callaway County there are five commercial banks, of which only one has an asset size and deposit base larger than that of Fulton Savings. A total of three savings institutions with four office locations operate in Callaway County, and Fulton Savings holds a majority of savings institution deposits. As a portion of Callaway County residents commute to work in either Columbia or Jefferson City, and thus there is strong competition from other financial institutions in these larger metropolitan areas, including credit unions.

        Table 2.4 displays deposit market trends for the state of Missouri and the primary market area from June 30, 1993 to June 30 1995. Overall, financial institution deposits showed an increase statewide, with commercial banks and credit union deposits showing growth, while savings institutions lost deposits. This trend of minimal increases in overall deposits, similar to the rest of the nation, reflects in part disintermediation whereby banking customers have also placed available funds into other types of financial intermediaries such as mutual funds, investment firms, brokerage houses, and insurance companies. The significant shrinkage in SAIF-insured thrift deposits in Missouri was due to a number of thrift acquisitions by commercial banks during this time period coupled with the impact of disintermediation.

RP Financial, LC.



                                                  -----------------------------------
                                                              Table 2.4
                                                           Deposit Summary
                                                   -----------------------------------

- -----------------------------------------------------------------------------------------------------------------------------------


                                                                           As of June 30,
                                        ----------------------------------------------------------------------------
                                                        1993                                  1995                   Deposit
                                         ------------------------------------       ---------------------------------
                                                      Market  Number of                     Market    No. of         Growth Rate
                                         Deposits      Share   Branches            Deposits  Share    Branches        1993-1995
                                         --------      -----   ---------           --------  -----    --------      ------------
                                                                    (Dollars In Thousands)                                (%)
A. Deposit Summary
   State of Missouri                      $68,988,093   100.0%  1,639            $70,250,832   100.0%   2,132            0.9%
       Commercial Banks                    54,506,985    79.0%  1,330             56,816,569    80.9%   1,584            2.1%
       Credit Unions                       3,274,400     4.7%     N/A              3,486,264     5.0%     284            3.2%
       Savings Institutions                11,206,708    16.2%    309              9,947,999    14.2%     264           -5.8%

    Callaway County                          $273,031   100.0%     15               $274,968   100.0%      15            0.4%
       Commercial Banks                       186,659    68.4%     11                185,187    67.3%      11           -0.4%
       Credit Unions                                0     0.0%      0                      0     0.0%       0            0.0%
       Savings Institutions                    86,372    31.6%      4                 89,781    32.7%       4            2.0%
        Fulton Savings Bank(1)                 65,088    75.4%      2                 66,442    74.0%       2            1.0%
        Fulton Savings Bank(2)                           23.8%                                  24.2%
- ----------------------------------------------------------------------------------------------------------------------------------

 (1) Percent of county S&L/bank deposits.
 (2) Percent of total county deposits.


 Source: FDIC; OTS; Thompson Credit Union Directory.

RP Financial LC.
Page 2.9


        Deposit trends in Callaway County also exhibited a slight deposit increase, as total deposits increased by 0.4 percent over the two year period, however contrary to state and nationwide trends savings institutions gained market share to commercial banks. Fulton Savings holds a relatively large percentage of overall deposits in Callaway County and experienced a slight increase in deposits.

Summary
- -------

        The overall condition of the Bank's market area can be characterized as relatively stable with a diversified economy and low unemployment. Going forward, in view of the numbers and types of competitors in Callaway County, the competition for deposits is expected to remain substantial, which will result in Fulton Savings having to pay competitive deposit rates to maintain local market share. The reinvestment of stock proceeds from the conversion may mitigate to some extent the potentially higher funding costs to attract deposits through anticipated loyalty of local shareholders and referrals from local shareholders.

RP Financial, LC.
Page 3.1


                           III.  PEER GROUP ANALYSIS

        This chapter presents an analysis of Fulton Savings' operations versus a group of comparable public companies (the "Peer Group") selected from the universe of all publicly-traded savings institutions. The primary basis of the pro forma market valuation of the Bank is provided by these public companies. Factors affecting Fulton Savings' pro forma market value such as financial condition, credit risk, interest rate risk, and recent operating results can be readily assessed in relation to the Peer Group. Current market pricing of the Peer Group, subject to appropriate adjustments to account for differences between the Fulton Savings and the Peer Group, will then be used as a basis for the valuation of the Bank's to-be-issued common stock.

Selection of Peer Group
- -----------------------

        We consider the appropriate Peer Group to be comprised of only those publicly-traded savings institutions whose common stock is either listed on a national exchange or is NASDAQ listed, since the market for companies trading in this fashion is regular and reported. We believe non-listed institutions are inappropriate since the trading activity for thinly-traded stocks is typically highly irregular in terms of frequency and price and may not be a reliable indicator of market value. We have excluded from the Peer Group all publicly-traded subsidiary institutions of mutual holding companies, because their pricing ratios are distorted by the minority issuance of their shares. We have also excluded from the Peer Group those companies under acquisition and/or companies whose market prices appear to be distorted by speculative factors or unusual operating conditions. The universe of all publicly-traded institutions is included as Exhibit III-1. Pricing characteristics of all thrift institutions are included as Exhibit IV-2 (institutions excluded from the calculation of averages are denoted with a footnote (8)).

        Under ideal circumstances, the Peer Group would be comprised of a minimum of ten small publicly-traded Missouri thrifts with capital, earnings, asset sizes, balance sheet composition, risk profiles, operating strategies and market areas comparable to the Bank. Since 10 such institutions do not exist, it was necessary to expand the search beyond state boundaries and with search criteria for smaller, well-capitalized thrift institutions located in the states contiguous to Missouri. Thus, in the selection process we applied two primary "screens" to the universe of all public companies as follows:

     o  Screen #1. Missouri institutions with assets less than $300 million,
        --------------------------------------------------------------------
        well-capitalized (equity-to-asset ratios greater than 10.0 percent).
        --------------------------------------------------------------------
        Eleven companies met the criteria for Screen #1 and eight were included in the Peer Group (see Exhibit III-2): Companies excluded from the Peer Group consisted of three companies who have recently completed conversions (JOAC - Joachim Bancorp, CNSB - CNS Bancorp, and LXMO - Lexington B&L Fin. Corp.).

RP Financial LC.
Page 3.2



     o  Screen #2. Companies located in contiguous states, assets of $150
        ------------------------------------------------------------------
        million or less, well-capitalized (equity-to-asset ratios between 15.0
        ----------------------------------------------------------------------
        percent and 25.0 percent) and moderate to strong earnings (ROA greater
        ----------------------------------------------------------------------
        than 0.50 percent of average assets and less than 1.25 percent of
        -----------------------------------------------------------------
        average assets). After all qualifying Missouri institutions were
        ----------------
        considered, we expanded our selection process to consider other institutions in the states contiguous to Missouri meeting the above listed criteria. A total of 3 institutions met the foregoing screening criteria as indicated by the underlined institutions in Exhibit III-3. Two of these companies, SFFC - StateFed Financial Corp. of IA and KYF - Kentucky First Bancorp of KY were included in the Peer Group. The excluded company, NBSI - North Bancshares of Chicago, IL was excluded due to its location in the large metropolitan Chicago, IL area.

        Table 3.1 lists key characteristics of the Peer Group companies. In general, the Peer Group is comprised of small institutions operating with strong capital ratios, several of whom are facing the same leverage challenge that will be faced by the Bank as a newly-converted company. While the Peer Group is not exactly comparable to the Bank, we believe that it provides a reasonable representation of publicly-traded thrifts with operations comparable to those of the Bank and thus forms a sound basis for valuation. A summary description of the key characteristics of each of the Peer Group companies selected is detailed below.

o Sho-Me Financial Corp. of Mount Vernon, Missouri. Sho-Me, the largest member of the Peer Group with $264 million in assets, operates six offices in southern Missouri. Like the Bank, Sho-Me operates in a partly rural market area outside a large metropolitan area (Mount Vernon is located 35 miles west of Springfield). The majority of Sho-Me Financial's IEA consist of loans receivable, but Sho-Me derives a large proportion of funding from borrowings (26.5 percent of assets, the highest in the Peer Group). Sho-Me exhibited lending diversity in the areas of construction/land and commercial real estate lending.

o Capital Savings Bancorp of Jefferson City, Missouri. Capital Savings is a $203 million company operating seven offices in and around Jefferson City. Capital Savings follows a traditional thrift operating strategy of primarily 1-4 family residential lending. The Bank will have a higher capital ratio than Capital Savings on a pro forma basis.

o Cameron Financial Corp. of Cameron, Missouri. Cameron is a $172 million institution operating three offices in the northwest Missouri area.
     Cameron is one of five Peer Group members who converted during 1995, and operates with a high capital level (26.5 percent, the highest in the Peer Group), higher than the Bank on a pro forma basis. Cameron is diversified primarily into construction lending, which make its earnings and risk profiles similar to Fulton Savings', although Cameron is substantially more profitable than the Bank due to lower operating expenses and lower interest expense.

o Southern Missouri Bancorp of Poplar Bluff, Missouri. Southern Missouri is a $162 million thrift operating eight branches in a rural market in the southern part of the state. Operating in a low growth market, Southern Missouri maintains a high proportion of assets in cash and investments and MBS. Southern Missouri is a less diversified lender than Fulton Savings, and has a similar income statement structure to Fulton Savings.

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700

                                   Table 3.1
                     Peer Group of Publicly-Traded Thrifts
                               July 19, 1996(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
- ------- ----------------------------------- ------ ----------------- --------- ------  -------  ----  -----  ------  -------
                                                                                                               ($)    ($Mil)

 SMFC   Sho-Me Fin. Corp. of MO             OTC    Southwest MO       Thrift     264        6   12-31   06/94  16.00     29
 CAPS   Capital Savings Bancorp of MO       OTC    Central MO         Thrift     203        7   06-30   12/93  18.12     19
 CMRN   Cameron Fin. Corp. of MO            OTC    Northwest MO       Thrift     172        3   09-30   04/95  13.50     38
 SMBC   Southern Missouri Bncrp of MO       OTC    Southeast MO       Thrift     162        8   06-30   04/94  14.12     24
 FBSI   First Bancshares of MO              OTC    Southcentral MO    Thrift     140        5   06-30   12/93  15.63     20
 KYF    Kentucky First Bancorp of KY        AMEX   Central KY         Thrift      84        2   06-30   08/95  15.00     21
 HFSA   Hardin Bancorp of Hardin MO         OTC    Western MO         Thrift      83        3   03-31   09/95  11.75     12
 PCBC   Perry Co. Fin. Corp. of MO          OTC    EastCentral MO     Thrift      77 D      1   09-30   02/95  16.25     14
 SFFC   StateFed Financial Corp. of IA      OTC    Des Moines IA      Thrift      74        2   06-30   01/94  15.75     13
 NSLB   NS&L Bancorp of Neosho MO           OTC    Southwest MO       Thrift      59        2   09-30   06/95  12.56     11

     NOTES: (1) Or most recent date available (M=March, S=September, D=December,
                J=June, E=Estimated, and P=Pro Forma)
            (2) Operating strategies are: Thrift=Traditional Thrift,
                M.B.=Mortgage Banker, R.E.=Real Estate Developer,
                Div.=Diversified, and Ret.=Retail Banking.
            (3) FDIC savings bank institution.

     Source: Corporate offering circulars, data derived from information published in SNL Securities Quarterly Thrift Report, and financial reports of publicly-traded thrifts.

     Date of Last Update: 07/19/96

Rp Financial, LC.
Page 3.4



o First Bancshares of Mountain Grove, Missouri. First Bancshares has assets of $140 million and operates five offices in a rural market in southern Missouri, approximately 60 miles east of Springfield. First Bancshares' profitability is impacted by its small average branch size, and it was the least profitable member of the Peer Group (0.78 percent of average assets). Lending at First Bancshares is dominated by 1-4 family residential mortgages.

o Kentucky First Bancorp of Cynthiana, Kentucky. Kentucky First is one of two non-Missouri companies in the Peer Group. Kentucky First had $84 million in assets and operates out of two offices in Cynthiana, a small town in northern Kentucky approximately 25 miles north of Lexington. Kentucky First maintains substantial portfolios of cash and investments and MBS, which result in low operating expenses and higher earnings than Fulton Savings. Lending at Kentucky First is diversified into commercial real estate loans.

o Hardin Bancorp of Hardin, Missouri. Hardin Bancorp is an $83 million asset company operating out of three offices in west-central Missouri. Hardin Bancorp diversifies its earning assets by maintaining a relatively high proportion of mortgage backed securities, which lowers the yield on earning assets. This disadvantage is offset in part by maintaining lower than average operating expenses.

o Perry County Financial Corp. of Perryville, Missouri. Perry County has $77 million in assets and operates out of a single office in rural southeastern Missouri. Perry County is the fourth Peer Group member who converted in 1995. With limited local loan growth opportunity, Perry County operates with a high level of cash and investments and MBS (46.8 percent and 40.2 percent of assets, respectively). Low operating expenses have partially offset the low net interest margin, and Perry County was more profitable than the Bank.

o StateFed Financial Corp. of Des Moines, Iowa. StateFed, the second non-Missouri member of the Peer Group, has $74 million in asset and operates out of two offices in Des Moines. Although it converted in January 1994, StateFed still operates with a high capital ratio of approximately 20 percent. StateFed supplements deposits to a greater degree with borrowings and maintains a relatively large portfolio of income producing property loans.

o NS&L Bancorp of Neosho, Missouri. NS&L Bancorp is the fifth Peer Group member who converted during 1995. NS&L Bancorp is the smallest member of the Peer Group with $59 million in assets and operates in a primarily rural market outside of Springfield. NS&L Bancorp maintains a high capital level due to the recent conversion. NS&L Bancorp maintains a high proportion of assets in cash and investments, which limits credit risk but suppresses asset yields. Lending at NS&L Bancorp is comprised primarily of residential mortgages.

     In aggregate, the Peer Group companies have an average capital ratio that exceeds the industry average (19.0 percent of assets versus 13.3 percent for the all SAIF average), and higher core profitability (0.98 percent versus 0.80 percent for all SAIF-insured publicly-traded thrifts). The Peer Group's higher capital ratio relative to the industry average is due to the fact that many of the Peer Group companies are relatively recent conversions who have not had sufficient time to fully leverage the proceeds raised in their offerings, resulting a lower core ROE of 5.45 percent versus 7.21 percent for the all SAIF average. In terms of pricing, the Peer Group on average trades at a lower price/book ("P/B") multiple and a higher price/earnings ("P/E") multiple than the industry (see the following table). This pricing differential is attributable to several factors. First, the below market price to book value of the Peer Group signals that the market is not willing to pay a market

RP Financial, LC.
Page 3.5


multiple for excess capital if the return on equity is low. The higher P/E multiple of the Peer Group appears to reflect investor expectations of earnings growth through leveraging and reinvestment of the conversion proceeds. Given the expected similarity of the Bank's pro forma capitalization and earnings to the Peer Group, we anticipate the stock will reflect pricing similarities as well before adjustments discussed herein.

                                                As of July 12, 1996
                                                --------------------
                                                  Peer     All SAIF
                                                 Group      Insured
                                                -------    ---------
          Equity-to-Assets                       18.96%       13.30%
          Return on Assets ("ROA")-Core           0.98%        0.80%
          Return on Equity ("ROE")-Core           5.45%        7.21%
          Market Capitalization ($Mil)          $20.36      $115.39

          Price-to-Book Ratio ("P/B")            87.86%      102.41%
          Price-to-Earnings Multiple
           ("P/E")-Core                          17.73x       15.01x
          Price-to-Assets Ratio ("P/A")          16.62%       12.87%
          Source:  Chapter IV tables.

        The following sections present a comparison of the Bank's financial condition, income and expense trends, loan composition, interest rate risk and credit risk versus the Peer Group. The conclusions drawn from the comparative analysis are then factored into the valuation analysis discussed in the final chapter.

Financial Condition
- -------------------

        Table 3.2 shows comparative balance sheet measures for the Bank and the Peer Group, reflecting the expected similarities and some differences given the selection procedures outlined above. Information for Fulton Savings is as of April 30, 1996, while most of the Peer Group's ratios reflect balances as of or for the twelve months ended March 31, 1996. The Bank's pre-conversion net worth of 10.7 percent was well below the Peer Group's average net worth ratio of 19.0 percent, although the Bank's capital level can be expected to more closely approximate the Peer Group average on a pro forma basis. The increase in the Bank's capital on a pro forma basis can also be expected to reduce its ROE, which will likely be lower than the Peer Group average until the Bank has had time to leverage the capital and increase its earnings. All of the Bank's and the Peer Group's capital consisted of tangible capital, and the Bank and all of the Peer Group companies were in compliance with all fully phased-in regulatory capital requirements.

        The asset compositions of the Bank and the Peer Group were similar, with loans receivable constituting the majority of interest earning assets ("IEA") for both. The Bank's ratio of loans to assets exceeded the Peer Group's ratio (89.1 percent of assets versus 63.0 percent for the Peer Group), while the Peer

RP FINANCIAL, LC.
- ------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                              Table 3.2
             Balance Sheet Composition and Growth Rates
                   Comparable Institution Analysis
                        As of March 31, 1996

                                                                Balance Sheet as a Percent of Assets
                                    ----------------------------------------------------------------------------------------
                                     Cash and                          Borrowed  Subd.    Net    Goodwill Tng Net    MEMO:
                                    Investments  Loans   MBS  Deposits   Funds   Debt    Worth   & Intang  Worth  Pref.Stock
                                    ----------- ------ ------ -------- -------- ------- -------- -------- ------- ----------
Fulton SB, FSB of Fulton, MO
- ----------------------------
  April 30, 1996                           7.9   89.1    0.0     82.2      5.9     0.0     10.7      0.0    10.7       0.0





SAIF-Insured Thrifts                      19.4   64.4   12.9     73.8     11.8     0.1     12.8      0.2    12.6       0.1
State of MO                               17.5   66.5   13.4     74.5      9.2     0.0     15.2      0.1    15.0       0.0
Comparable Group Average                  20.0   63.0   14.3     70.9      9.1     0.0     19.0      0.0    19.0       0.0
  Mid-West Companies                      20.0   63.0   14.3     70.9      9.1     0.0     19.0      0.0    19.0       0.0


Comparable Group
- ----------------

Mid-West Companies
- ------------------
CMRN  Cameron Fin. Corp. of MO            14.3   83.0    0.0     70.3      1.9     0.0     26.5      0.0    26.5       0.0
CAPS  Capital Savings Bancorp of MO        6.8   77.5   13.9     74.4     13.8     0.0     10.4      0.0    10.4       0.0
FBSI  First Bancshares of MO              14.6   82.0    0.8     73.1      9.6     0.0     16.9      0.0    16.9       0.0
HFSA  Hardin Bancorp of Hardin MO         14.4   54.0   29.0     79.9      0.0     0.0     19.2      0.0    19.2       0.0
KYF   Kentucky First Bancorp of KY        22.0   49.7   25.6     60.9     14.8     0.0     23.6      0.0    23.6       0.0
NSLB  NS&L Bancorp of Neosho MO           39.7   48.0    9.9     75.0      0.0     0.0     23.5      0.0    23.5       0.0
PCBC  Perry Co. Fin. Corp. of MO(1)       46.8   11.6   40.2     78.3      0.0     0.0     20.9      0.0    20.9       0.0
SMFC  Sho-Me Fin. Corp. of MO              7.1   85.7    4.3     60.6     26.5     0.0     12.0      0.0    12.0       0.0
SMBC  Southern Missouri Bncrp of MO       22.0   56.5   19.2     75.2      7.1     0.0     16.4      0.0    16.4       0.0
SFFC  StateFed Financial Corp. of IA      12.6   82.2    0.0     61.6     17.5     0.0     20.1      0.0    20.1       0.0


State of MO
- -----------
CNSB  CNS Bancorp of MO(3)                19.4   60.9   15.6     88.4      0.0     0.0     10.7      0.0    10.7       0.0
CMRN  Cameron Fin. Corp. of MO            14.3   83.0    0.0     70.3      1.9     0.0     26.5      0.0    26.5       0.0
CAPS  Capital Savings Bancorp of MO        6.8   77.5   13.9     74.4     13.8     0.0     10.4      0.0    10.4       0.0
FBSI  First Bancshares of MO              14.6   82.0    0.8     73.1      9.6     0.0     16.9      0.0    16.9       0.0
GSBC  Great Southern Bancorp of MO        13.6   82.8    0.0     59.3     29.8     0.0     10.1      0.2    10.0       0.0
GFED  Guaranty FS&LA, MHC of MO(31.1)     14.0   70.3   11.4     84.5      0.0     0.0     14.6      0.0    14.6       0.0
HFSA  Hardin Bancorp of Hardin MO         14.4   54.0   29.0     79.9      0.0     0.0     19.2      0.0    19.2       0.0
JSBA  Jefferson Svgs Bancorp of MO(1)     15.8   69.0   12.1     76.1     15.3     0.0      7.0      1.3     5.8       0.0
JOAC  Joachim Bancorp of MO               35.4   62.4    0.3     69.7      0.0     0.0     29.2      0.0    29.2       0.0
LXMO  Lexington B&L Fin. Corp. of MO(3)   13.6   80.2    4.6     84.2      0.0     0.0     14.7      0.0    14.7       0.0
MBLF  MBLA Financial Corp. of MO(2)       10.8   53.5   34.9     44.7     40.1     0.0     14.5      0.0    14.5       0.0
MFSB  Mutual Bancompany of MO(2)          14.7   73.6    8.9     85.9      1.7     0.0     11.7      0.0    11.7       0.0
NSLB  NS&L Bancorp of Neosho MO           39.7   48.0    9.9     75.0      0.0     0.0     23.5      0.0    23.5       0.0
NASB  North American SB of MO              3.4   83.5    9.9     78.9     12.0     0.0      7.3      0.3     7.1       0.0
PCBC  Perry Co. Fin. Corp. of MO(1)       46.8   11.6   40.2     78.3      0.0     0.0     20.9      0.0    20.9       0.0
PULB  Pulaski SB, MHC of MO (29.0)        13.5   80.9    3.6     84.4      1.7     0.0     12.6      0.0    12.6       0.0
RFED  Roosevelt Fin. Grp. Inc. of MO       3.4   41.3   52.2     53.9     38.8     0.3      5.6      0.3     5.3       0.7
SMFC  Sho-Me Fin. Corp. of MO              7.1   85.7    4.3     60.6     26.5     0.0     12.0      0.0    12.0       0.0
SMBC  Southern Missouri Bncrp of MO       22.0   56.5   19.2     75.2      7.1     0.0     16.4      0.0    16.4       0.0

                                             Balance Sheet Annual Growth Rates                          Regulatory Capital
                                    ------------------------------------------------------------    --------------------------
                                            Cash and   Loans           Borrows.   Net    Tng Net
                                    Assets Investments & MBS  Deposits &Subdebt  Worth    Worth     Tangible   Core   Reg.Cap.
                                    ------ ----------- ------ -------- -------- -------- -------    -------- -------- --------
Fulton SB, FSB of Fulton, MO
- ----------------------------
  April 30, 1996                       7.74   -24.82    11.44      7.84    11.11    7.46    7.46        10.64  10.64    18.46





SAIF-Insured Thrifts                  11.74    10.64     9.55      6.71    -0.87    6.69    6.20        10.46  10.52    22.82
State of MO                           11.05     6.33    12.01      7.16   -39.31    8.38    6.94        12.47  12.49    28.96
Comparable Group Average              14.22    -1.15    18.13      2.74   -26.32   -0.29   -0.28        14.60  14.60    35.11
  Mid-West Companies                  14.22    -1.15    18.13      2.74   -26.32   -0.29   -0.28        14.60  14.60    35.11


Comparable Group
- ----------------

Mid-West Companies
- ------------------
CMRN  Cameron Fin. Corp. of MO         1.73   -40.02    14.41      1.12       NM   -2.88   -2.88        20.10  20.10    31.83
CAPS  Capital Savings Bancorp of MO   10.55     6.44    10.69      4.77    64.71    4.82    4.82         9.11   9.11    19.27
FBSI  First Bancshares of MO          14.51    -6.24    18.81      4.64       NM   -2.00   -1.93        13.31  13.31    20.50
HFSA  Hardin Bancorp of Hardin MO      9.73    -5.87    12.21     -1.25  -100.00      NM      NM        13.81  13.81    32.30
KYF   Kentucky First Bancorp of KY    33.27    27.35    36.54     -4.72       NM      NM      NM        20.59  20.59    42.77
NSLB  NS&L Bancorp of Neosho MO       19.17    32.44    12.82      4.17       NM      NM      NM        17.50  17.50    49.80
PCBC  Perry Co. Fin. Corp. of MO(1)    8.24     6.47    10.80     -3.49  -100.00      NM      NM        15.83  15.83    85.87
SMFC  Sho-Me Fin. Corp. of MO         28.03    -4.59    30.87     16.11       NM   -4.90   -4.90         9.48   9.48    18.24
SMBC  Southern Missouri Bncrp of MO    9.93   -21.07    24.60      2.74       NM   -0.59   -0.59        12.33  12.33    26.24
SFFC  StateFed Financial Corp. of IA   7.00    -6.37     9.51      3.26    30.00    3.80    3.80        13.92  13.92    24.32


State of MO
- -----------
CNSB  CNS Bancorp of MO(3)              -0.43    -5.35     1.92     -0.91       NM    4.50    4.50        11.26  11.26    27.08
CMRN  Cameron Fin. Corp. of MO           1.73   -40.02    14.41      1.12       NM   -2.88   -2.88        20.10  20.10    31.83
CAPS  Capital Savings Bancorp of MO     10.55     6.44    10.69      4.77    64.71    4.82    4.82         9.11   9.11    19.27
FBSI  First Bancshares of MO            14.51    -6.24    18.81      4.64       NM   -2.00   -1.93        13.31  13.31    20.50
GSBC  Great Southern Bancorp of MO       7.98    12.42     7.43      2.09    22.01    8.59    8.90         8.70   8.70    13.40
GFED  Guaranty FS&LA, MHC of MO(31.1)   10.19   -16.72    14.84     14.43  -100.00   46.99   46.99        13.80  13.80    26.87
HFSA  Hardin Bancorp of Hardin MO        9.73    -5.87    12.21     -1.25  -100.00      NM      NM        13.81  13.81    32.30
JSBA  Jefferson Svgs Bancorp of MO(1)   32.81    28.17    31.54     69.98   -33.21   10.33   -9.60         5.85   5.85    11.98
JOAC  Joachim Bancorp of MO             22.55    92.84     3.62      0.66       NM      NM      NM        21.50  21.50    44.10
LXMO  Lexington B&L Fin. Corp. of MO(3)  3.56    39.84    -0.41      2.18       NM    9.38    9.38        14.38  14.38    29.20
MBLF  MBLA Financial Corp. of MO(2)      1.80     6.66     1.29      1.94     1.69    0.19    0.19        13.65  13.62    39.50
MFSB  Mutual Bancompany of MO(2)        -6.37   -16.25    -4.59     -4.42   -66.04    3.28    3.28        10.90  10.90    24.00
NSLB  NS&L Bancorp of Neosho MO         19.17    32.44    12.82      4.17       NM      NM      NM        17.50  17.50    49.80
NASB  North American SB of MO           11.43   -43.69    16.20      3.50       NM   13.71   14.84         7.10   7.40    12.40
PCBC  Perry Co. Fin. Corp. of MO(1)      8.24     6.47    10.80     -3.49  -100.00      NM      NM        15.83  15.83    85.87
PULB  Pulaski SB, MHC of MO (29.0)      -3.07    35.22    -7.43     -0.36   -66.67    5.05    5.05        12.50  12.50    28.90
RFED  Roosevelt Fin. Grp. Inc. of MO     0.88    -2.67     1.24      1.37    -1.29   15.97   15.61         5.42   5.45    14.26
SMFC  Sho-Me Fin. Corp. of MO           28.03    -4.59    30.87     16.11       NM   -4.90   -4.90         9.48   9.48    18.24
SMBC  Southern Missouri Bncrp of MO      9.93   -21.07    24.60      2.74       NM   -0.59   -0.59        12.33  12.33    26.24

(1) Financial information is for the quarter ending December 31, 1995.
(2) Excluded from averages due to announced or pending acquisition.
(3) Growth rates have been annualized from available financial information.


Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, Inc. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1995 by RP Financial, LC.

RP Financial, LC.
Page 3.7


Group recorded a higher level of MBS (14.3 percent versus zero percent for the Bank). The Bank maintains a relatively low balance of cash and investments as part of its operating strategy, and the portfolio totaled 7.9 percent of total assets. In contrast, the Peer Group maintained a substantially higher ratio of cash and investments (20.0 percent of assets) due to a combination of lower lending diversity and lower growth markets exhibited by several of the Peer Group members. Following the conversion, the Bank's level of cash and investments is likely to initially increase, pending the Bank's deployment of the proceeds. Overall, the Bank's IEA totaled 97.0 percent of assets, which was lower than the Peer Group's ratio of 97.3 percent.

        The Bank's funding liabilities reflect a funding strategy similar to the Peer Group's. Both the Bank and the Peer Group have relied on deposits as the primary source of funds, as reflected in the current deposits to assets ratios of 82.2 percent and 70.9 percent, respectively. Likewise, both the Bank and the Peer Group used borrowings as a supplemental source of funds, with borrowings to assets ratios of 5.9 percent and 9.1 percent, respectively. Total interest-bearing liabilities ("IBL") maintained by the Bank and the Peer Group equaled
88.1 percent and 80.0 percent, respectively, with the Peer Group's lower ratio attributable to its higher capital ratio. On a pro forma basis, the Bank's IBL ratio will decline substantially as a result of the Bank's enhanced capital base and potential deposit withdrawals to fund stock purchases.

        The growth rate section of Table 3.2 shows growth rates for key balance sheet items. The growth rates for the Bank are for the fiscal year ended April 30, 1996 while growth rates for the Peer Group are for the latest trailing twelve months available. The Bank reported an increase in assets of 7.74 percent since April 30, 1995, while the Peer Group reported asset growth equal to 14.22 percent, higher than industry averages. The Bank's balance sheet expansion occurred in the area of loans receivable, with cash and investments declining to fund additional increases in loans receivable. Asset growth was support by growth in deposits, borrowings and equity. The higher asset growth rate for the Peer Group was influenced by the recent conversions of some of the Peer Group members, and the Peer Group also directed funds into loans receivable. The Peer Group funded asset growth through a combination of deposits and borrowings (the average borrowings growth rate shown for the Peer Group in Table 3.2 is not meaningful since growth rates in excess of 100 percent are shown as "NMs" and are not included in the average). Capital growth rates for the Bank and the Peer Group were not directly comparable since (1) two of the Peer Group companies completed their conversions within the trailing twelve month period; and (2) many of the Peer Group companies were paying dividends and/or repurchasing their stock with excess capital during the past 12 months.

RP Financial, LC.
Page 3.8

Income and Expense Components
- -----------------------------

        For the twelve months ended April 30, 1996, the Bank's net income amounted to 0.75 percent of average assets, below the 0.99 percent average return posted by the Peer Group (see Table 3.3). An examination of the components of income and expense for the Bank and the Peer Group indicate similarities, although there are some differences worth noting.

        Net interest income was the primary component of the Bank's and the Peer Group's earnings. The Bank maintained a lower level of net interest income relative to the Peer Group (2.89 percent of average assets versus 3.20 percent for the Peer Group). The Bank's lower net interest income was attributable to substantially higher interest expense (4.57 percent of average assets versus
3.99 percent for the Peer Group), which resulted from Fulton Savings' higher cost of funds and lower capital ratio. The Bank's higher interest expense ratio more than offset Fulton Savings' higher interest income ratio (7.46 percent for the Bank versus 7.19 percent for the Peer Group). Fulton Savings' interest income was supported by the higher proportion of earning assets in whole loans receivable and the greater loan portfolio diversification into higher yielding commercial real estate, construction and consumer loans. The Bank's higher cost of funds was attributable to the higher than average deposit rates paid by the Bank. The reinvestment of the net conversion proceeds may serve to initially dilute the Bank's asset yields due to current market rates on short- to intermediate-term investment securities but the net interest margin should increase with an increase in the IEA/IBL ratio.

        In another key area of core earnings strength, the Bank operates with a higher operating expense ratio than the Peer Group (2.24 percent versus 1.96 percent of assets for the Peer Group), which is attributable to its loan volume and secondary market activities. These features have inflated the Bank's staffing requirements and compensation expenses, as evidenced by the Bank's lower assets per employee ratio relative to the Peer Group median ($2.442 million and $4.122 million, respectively). Going forward, Fulton Savings' operating expenses will be subject to increases related to operations as a public company and stock plan expenses, thus making the Bank's operating expenses subject to the same factors as the Peer Group. Overall, at the midpoint of the valuation range, the operating expense ratio can be expected to increase by 10 to 15 basis points.

        When viewed together, net interest income and operating expenses provide insight into an institution's earnings strength, since those sources of income and expense are typically the most prominent components of earnings and are generally more predictable than losses and gains realized from the sale of assets or other non-recurring activities. An expense coverage ratio of greater than 1.0x indicates that an institution is able to sustain pre-tax profitability with less reliance on non-interest sources of income. In this regard, as measured by their expense coverage ratios (net interest income divided by operating expenses), the Peer Group enjoys an advantage over the Bank based on expense coverage ratios of 1.63 and 1.29 times, respectively.

RP FINANCIAL, LC.
- -----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700


                                                                     Table 3.3
                                                 Income as a Percent of Average Assets and Yields, Costs, Spreads
                                                                Comparable Institution Analysis
                                                           For the Twelve Months Ended March 31, 1996

                                                              Net Interest Income                   Other Income
                                                         ----------------------------           -------------------
                                                                               Loss     NII                           Total
                                                  Net                         Provis.  After    Loan   R.E.   Other   Other
                                                Income  Income Expense   NII  on IEA   Provis.  Fees   Oper.  Income  Income
                                                ------  ------ ------- ------ ------- -------   ---- ------   ------  ------
     Fulton SB, FSB of Fulton, MO
     ----------------------------
       April 30, 1996                             0.75    7.46    4.57   2.89   0.05    2.84    0.34   0.00    0.25     0.59

                                                  G&A/Other Exp.    Non-Op. Items     Yields, Costs, and Spreads

                                               ----------------   --------------     -------------------------


                                                                                                                    MEMO:     MEMO:
                                                 G&A  Goodwill      Net  Extrao.        Yield     Cost  Yld-Cost  Assets/  Effective

                                               Expense  Amort.     Gains  Items      On Assets Of Funds Spread    FTE Emp. Tax Rate

                                               ------- -------   ------- -------     --------- -------- ------ ----------  --------

     Fulton SB, FSB of Fulton, MO
     ----------------------------                2.24    0.00       0.00   0.00        7.81      5.21     2.60     2,442      36.97
       April 30, 1996

                                                              Net Interest Income                   Other Income
                                                         ----------------------------           -------------------
                                                                               Loss     NII                           Total
                                                  Net                         Provis.  After    Loan   R.E.   Other   Other
                                                Income  Income Expense   NII  on IEA   Provis.  Fees   Oper.  Income  Income
                                                ------  ------ ------- ------ ------- -------   ----  -----   ------  ------
     SAIF-Insured Thrifts                         0.85    7.31    4.18   3.13   0.10    3.03    0.12  -0.01    0.30     0.41
     State of MO                                  0.92    7.08    4.17   2.91   0.04    2.87    0.04   0.02    0.39     0.45
     Comparable Group Average                     0.99    7.19    3.99   3.20   0.04    3.16    0.03   0.04    0.22     0.29
       Mid-West Companies                         0.99    7.19    3.99   3.20   0.04    3.16    0.03   0.04    0.22     0.29

                                                  G&A/Other Exp.    Non-Op. Items     Yields, Costs, and Spreads
                                               ----------------   --------------     ----------------------------
                                                                                                                    MEMO:     MEMO:
                                                 G&A  Goodwill      Net  Extrao.        Yield     Cost  Yld-Cost  Assets/  Effective

                                               Expense  Amort.     Gains  Items      On Assets Of Funds Spread    FTE Emp. Tax Rate
                                               ------- -------   ------- -------     --------- -------- ------ ----------  --------

     SAIF-Insured Thrifts                        2.20    0.02       0.09   0.00        7.53      4.82     2.72     4,042      36.29
     State of MO                                 1.97    0.01       0.06   0.00        7.43      5.03     2.40     3,911      36.07
     Comparable Group Average                    1.96    0.00       0.02   0.00        7.44      4.96     2.48     4,122      34.79
       Mid-West Companies                        1.96    0.00       0.02   0.00        7.44      4.96     2.48     4,122      34.79




                                                              Net Interest Income                   Other Income
                                                         ----------------------------           -------------------
                                                                               Loss     NII                           Total
                                                  Net                         Provis.  After    Loan   R.E.   Other   Other
     Comparable Group                           Income  Income Expense   NII  on IEA   Provis.  Fees   Oper.  Income  Income
     ----------------                           ------  ------ ------- ------ ------- -------   ----  -----  ------- -------

     Mid-West Companies
     ------------------
     CMRN  Cameron Fin. Corp. of MO               1.61    7.85    3.79   4.06   0.11    3.95    0.06   0.00    0.07     0.13
     CAPS  Capital Savings Bancorp of MO          0.95    7.57    4.22   3.35   0.06    3.29    0.10   0.01    0.30     0.40
     FBSI  First Bancshares of MO                 0.78    7.32    4.13   3.19   0.07    3.12    0.00   0.08    0.21     0.30
     HFSA  Hardin Bancorp of Hardin MO            0.64    6.95    4.32   2.63   0.02    2.61    0.07   0.00    0.28     0.35
     KYF   Kentucky First Bancorp of KY           1.11    7.01    3.59   3.42   0.02    3.40    0.00   0.00    0.19     0.19
     NSLB  NS&L Bancorp of Neosho MO              0.94    6.39    3.24   3.16   0.02    3.14    0.01   0.00    0.33     0.34
     PCBC  Perry Co. Fin. Corp. of MO(1)          1.00    6.64    3.93   2.71   0.00    2.71    0.00   0.00    0.06     0.06
     SMFC  Sho-Me Fin. Corp. of MO                0.83    7.40    4.37   3.03   0.05    2.99    0.02   0.00    0.35     0.37
     SMBC  Southern Missouri Bncrp of MO          0.87    6.95    4.01   2.94   0.04    2.90    0.03   0.04    0.29     0.35
     SFFC  StateFed Financial Corp. of IA         1.18    7.86    4.35   3.51   0.03    3.48    0.00   0.30    0.08     0.38



                                                G&A/Other Exp.    Non-Op. Items     Yields, Costs, and Spreads

     Comparable Group                        ----------------   --------------     ----------------------------

     ----------------
                                                                                                                  MEMO:     MEMO:
                                               G&A  Goodwill      Net  Extrao.        Yield     Cost  Yld-Cost  Assets/  Effective

     Mid-West Companies                      Expense  Amort.     Gains  Items      On Assets Of Funds Spread    FTE Emp. Tax Rate

     ------------------                      ------- -------   -------  ------     --------- -------- ------ ----------  ---------
     CMRN  Cameron Fin. Corp. of MO            1.61    0.00       0.03   0.00        8.03      5.36     2.67     4,539      35.81
     CAPS  Capital Savings Bancorp of MO       2.13    0.00       0.00   0.00        7.70      4.80     2.90     3,116      38.99
     FBSI  First Bancshares of MO              2.18    0.01       0.02   0.00        7.51      5.06     2.45     2,809      37.19
     HFSA  Hardin Bancorp of Hardin MO         1.98    0.00       0.00   0.00        7.08      5.15     1.93     4,389      35.07
     KYF   Kentucky First Bancorp of KY        1.99    0.00       0.00   0.00        7.24      4.55     2.68     3,817      30.93
     NSLB  NS&L Bancorp of Neosho MO           2.22    0.00       0.10   0.00        6.57      4.22     2.35     3,281      30.75
     PCBC  Perry Co. Fin. Corp. of MO(1)       1.18    0.00       0.00   0.00        6.73      4.87     1.87     7,732      37.16
     SMFC  Sho-Me Fin. Corp. of MO             2.11    0.00       0.01   0.00        7.62      5.09     2.53     3,665      39.89
     SMBC  Southern Missouri Bncrp of MO       2.15    0.00       0.08   0.00        7.60      4.94     2.66     3,240      27.19
     SFFC  StateFed Financial Corp. of IA      2.06    0.00       0.00   0.00        8.29      5.54     2.75     4,636      34.92


                                                                    Net Interest Income                   Other Income
                                                               ----------------------------           -------------------
                                                                                     Loss     NII                           Total
                                                        Net                         Provis.  After    Loan   R.E.   Other   Other
                                                      Income  Income Expense   NII  on IEA   Provis.  Fees   Oper.  Income  Income
                                                      ------  ------ ------- ------ ------- -------   ----  -----   ------  ------
     State of MO
     -----------
     CNSB  CNS Bancorp of MO                          0.37      5.70    3.72    1.99    0.06    1.93    0.00   0.00    0.46    0.46
     CMRN  Cameron Fin. Corp. of MO                   1.61      7.85    3.79    4.06    0.11    3.95    0.06   0.00    0.07    0.13
     CAPS  Capital Savings Bancorp of MO              0.95      7.57    4.22    3.35    0.06    3.29    0.10   0.01    0.30    0.40
     FBSI  First Bancshares of MO                     0.78      7.32    4.13    3.19    0.07    3.12    0.00   0.08    0.21    0.30
     GSBC  Great Southeren Bancorp of MO              1.72      8.32    4.36    3.96    0.19    3.77    0.07   0.10    1.21    1.38
     GFED  Guaranty FS&LA,MHC of MO(31.1)             1.02      7.52    4.55    2.97    0.00    2.97    0.06   0.00    0.07    0.13
     HFSA  Hardin Bancorp of Hardin MO                0.64      6.95    4.32    2.63    0.02    2.61    0.07   0.00    0.28    0.35
     JSBA  Jefferson Svgs Bancorp of MO(1)            0.60      6.93    4.78    2.16    0.03    2.12    0.06   0.07    0.09    0.21
     JOAC  Joachim Bancorp of MO                      0.63      7.13    3.52    3.61    0.04    3.58    0.05  -0.01    0.14    0.17
     LXMO  Lexington B&L Fin. Corp. of MO             0.81      4.85    3.71    1.15    0.05    1.10    0.00   0.00    1.59    1.59
     MBLF  MBLA Financial Corp. of MO(2)              0.70      6.84    4.92    1.92    0.00    1.92    0.00   0.00    0.01    0.01
     MFSB  Mutal Bancompany of MO(2)                  0.21      6.44    4.34    2.10    0.04    2.06    0.00   0.00    0.17    0.17
     NSLB  NS&L Bancorp of Neasha MO                  0.94      6.39    3.24    3.16    0.02    3.14    0.01   0.00    0.33    0.34
     NASB  North America SB of MO                     1.33      8.32    5.00    3.33   -0.11    3.43    0.09   0.01    0.67    0.77
     PCBC  Perry Co. Fin. Corp. of MO(1)              1.00      6.64    3.93    2.71    0.00    2.71    0.00   0.00    0.06    0.06
     PULB  Pulaski SB, MHC of MO (29.0)               0.84      7.26    3.94    3.32    0.03    3.29    0.00   0.00    0.28    0.28
     RFED  Roosevelt Fin. Grp. Inc. of MO             0.67      7.25    5.27    1.97    0.01    1.96    0.08   0.01    0.23    0.32
     SMFC  Sho-Me Fin. Corp. of MO                    0.83      7.40    4.37    3.03    0.05    2.99    0.02   0.00    0.35    0.37
     SMBC  Southeren Missouri Bncrp of MO             0.87      6.95    4.01    2.94    0.04    2.90    0.03   0.04    0.29    0.35



                                                  G&A/Other Exp.    Non-Op. Items     Yields, Costs, and Spreads
                                               ----------------   ---------------    ----------------------------
                                                                                                                    MEMO:     MEMO:
                                                 G&A  Goodwill      Net  Extrao.        Yield     Cost  Yld-Cost  Assets/  Effectiv
                                               Expense  Amort.     Gains  Items      On Assets Of Funds Spread    FTE Emp. Tax Rate
                                               _______ _______   _______ _______     _________ ________ ______ __________  ________
State of MO
- -----------
CNSB  CNS Bancorp of MO                         1.86    0.00       0.00   0.00        6.98      4.89     2.08     3,216      31.95
CMRN  Cameron Fin. Corp. of MO                  1.61    0.00       0.03   0.00        8.03      5.36     2.67     4,539      35.81
CAPS  Capital Savings Bancorp of MO             2.13    0.00       0.00   0.00        7.70      4.80     2.90     3,116      38.99
FBSI  First Bancshares of MO                    2.18    0.01       0.02   0.00        7.51      5.06     2.45     2,809      37.19
GSBC  Great Southeren Bancorp of MO             2.51    0.01       0.17   0.00        8.66      4.91     3.76     1,739      38.31
GFED  Guaranty FS&LA,MHC of MO(31.1)            2.20    0.00       0.70   0.00        7.83      5.39     2.44     3,255      36.07
HFSA  Hardin Bancorp of Hardin MO               1.98    0.00       0.00   0.00        7.08      5.15     1.93     4,389      35.07
JSBA  Jefferson Svgs Bancorp of MO(1)           1.37    0.05       0.02   0.00        7.12      5.24     1.88     4,969      35.70
JOAC  Joachim Bancorp of MO                     2.82    0.00       0.00   0.00        7.32      4.51     2.82     2,452      32.25
LXMO  Lexington B&L Fin. Corp. of MO            1.53    0.00       0.00   0.00        6.04      5.35     0.69     5,074      46.29
MBLF  MBLA Financial Corp. of MO(2)             0.80    0.00       0.01   0.00        6.90      5.80     1.10    16,256      38.03
MFSB  Mutal Bancompany of MO(2)                 2.23    0.00      -0.04   0.00        6.63      4.92     1.71     3,332         NM
NSLB  NS&L Bancorp of Neasha MO                 2.22    0.00       0.10   0.00        6.57      4.22     2.35     3,281      30.75
NASB  North America SB of MO                    2.19    0.03       0.09   0.00        8.60      5.49     3.11     2,815      39.93
PCBC  Perry Co. Fin. Corp. of MO(1)             1.18    0.00       0.00   0.00        6.73      4.87     1.87     7,732      37.16
PULB  Pulaski SB, MHC of MO (29.0)              2.48    0.00       0.07   0.00        7.41      4.56     2.85     2,330      38.39
RFED  Roosevelt Fin. Grp. Inc. of MO            0.93    0.02      -0.34   0.00        7.48      5.66     1.82     7,875      32.18
SMFC  Sho-Me Fin. Corp. of MO                   2.11    0.00       0.01   0.00        7.62      5.09     2.53     3,665      39.89
MBC  Southeren Missouri Bncrp of MO             2.15    0.00       0.08   0.00        7.60      4.94     2.66     3,240      27.19

(1) Financial information is for the quarter ending December 31, 1995.
(2) Excluded from averages due to announced or pending acquisition.


Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, Inc. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or or completeness of such information.


Copyright  (c) 1995 by RP Financial, LC.

RP Financial, LC.
Page 3.10


        Non-interest operating income made a higher contribution to the Bank's earnings than the Peer Group's earnings, offsetting some of the disadvantage in core earnings. For the trailing twelve months ended April 30, 1996, the Bank recorded non-interest operating income of 0.59 percent of average assets versus a level of 0.29 percent recorded by the Peer Group. The Bank's non-interest operating income level was above the industry average of 0.41 percent, which reveals the greater diversity of operations at Fulton Savings, as the Bank derives substantially more non-interest income from loan servicing operations. Other sources of non-interest operating income for the Bank and the Peer Group include deposit fees, service charges and late charges on loans, and other miscellaneous fee revenues. Going forward, the Bank anticipates that non-interest operating income will continue to contribute significant amounts to overall revenues, particularly as the portfolio of loans serviced for others grows.

        During the most recent fiscal year, Fulton Savings has recorded no non-recurring gains or losses. The Peer Group derived most of their earnings from core sources of income and recorded only minimal non-recurring income, on average. Going forward, non-operating gains and losses are expected to continue to be minimal. Loan loss provisions for the Peer Group and Fulton Savings' were similar at 0.04 and 0.05 percent of average assets, respectively.

Loan Composition
- ----------------

        Table 3.4 presents data related to the loan composition of the Bank and the Peer Group. An emphasis on low risk residential lending was apparent in both the Bank's and the Peer Group's loan portfolios, with 1-4 family permanent mortgage loans and MBS accounting for 59.6 percent and 62.1 percent of the Bank's and the Peer Group's total loan and MBS portfolios, respectively. The Bank and several of the Peer Group sell loans in the secondary market with servicing retained, thereby deriving fee income through loans serviced for others, although the Bank's servicing portfolio was larger than the Peer Group's average servicing portfolio. The Bank maintained a comparable level of 1-4 family residential mortgages and a much lower level of MBS than the Peer Group.

        The Bank's loan portfolio exhibited greater diversification into higher risk weight loans than the Peer Group's average loan portfolio. Commercial real estate lending is the Bank's primary method of lending diversification, and such loans comprised 16.0 percent of the total loan and MBS portfolio at April 30, 1996. The Bank also maintains a substantial balance of construction and land loans, which totaled 11.7 percent of total loans and MBS. The Peer Group achieved most of their loan portfolio diversification through a combination of income property lending and construction lending, which averaged 9.39 percent and 6.63 percent of total loans and MBS, respectively. Overall, however, the Bank's loan portfolio diversification was

RP FINANCIAL, LC.
- ------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                   Table 3.4
              Loan Portfolio Composition and Related Information
                        Comparable Institution Analysis
                             As of March 31, 1996

                                                                       Portfolio Composition as a Percent of MBS and Loans
                                                                     -------------------------------------------------------
                                                                                1-4     Constr.   5+Unit    Commerc.
                        Institution                                    MBS     Family   & Land    Comm RE   Business  Consumer
                        -----------                                  -------   ------   ------    -------   --------  --------
                                                                       (%)       (%)       (%)       (%)       (%)        (%)
                        Fulton SB, FSB of Fulton, MO                    0.00     59.61     11.74     16.00      0.38     12.27


                        SAIF-Insured Thrifts                           16.77     60.88      4.85     11.42      1.57      6.14
                        State of MO                                    18.00     64.36      7.12      8.92      0.81      3.25
                        Comparable Group Average                       19.06     62.13      6.63      9.39      0.91      4.22


                        Comparable Group
                        ----------------


                        CMRN  Cameron Fin. Corp. of MO                  0.01     72.80     29.22      5.25      0.10      3.25
                        CAPS  Capital Savings Bancorp of MO            10.29     79.43      1.73      3.01      0.00      6.18
                        FBSI  First Bancshares of MO                    1.02     78.36      7.17      6.67      2.10      6.01
                        HFSA  Hardin Bancorp of Hardin MO              37.34     54.18      2.44      0.32      0.40      6.65
                        KYF   Kentucky First Bancorp of KY             18.36     47.25      1.09     26.18      2.90      4.60
                        NSLB  NS&L Bancorp of Neosho MO                17.17     76.36      3.48      0.52      0.00      5.67
                        PCBC  Perry Co. Fin. Corp. of MO(1)            77.79     19.33      1.77      0.38      0.01      1.11
                        SMFC  Sho-Me Fin. Corp. of MO                   3.19     73.09     10.49     11.87      0.84      3.52
                        SMBC  Southern Missouri Bncrp of MO            25.48     52.56      4.74     10.09      2.69      4.44
                        SFFC  StateFed Financial Corp. of IA            0.00     67.92      4.17     29.64      0.00      0.74


                        State of MO
                        -----------
                        CNSB  CNS Bancorp of MO                           NA        NA        NA        NA        NA        NA
                        CMRN  Cameron Fin. Corp. of MO                  0.01     72.80     29.22      5.25      0.10      3.25
                        CAPS  Capital Savings Bancorp of MO            10.29     79.43      1.73      3.01      0.00      6.18
                        FBSI  First Bancshares of MO                    1.02     78.36      7.17      6.67      2.10      6.01
                        GSBC  Great Southern Bancorp of MO              0.39     45.32     10.97     40.90      2.29      4.49
                        GFED  Guaranty FS&LA,MHC of MO(31.1)           13.25     64.42     14.46     11.61      0.20      1.39
                        HFSA  Hardin Bancorp of Hardin MO              37.34     54.18      2.44      0.32      0.40      6.65
                        JSBA  Jefferson Svgs Bancorp of MO(1)          14.93     70.58     11.56      6.24      0.22      0.51
                        JOAC  Joachim Bancorp of MO                     0.59     89.41      1.55      6.08      0.00      2.37
                        LXMO  Lexington B&L Fin. Corp. of MO              NA        NA        NA        NA        NA        NA
                        MBLF  MBLA Financial Corp. of MO(2)            19.25     73.80      0.00      6.47      0.35      0.25
                        MFSB  Mutual Bancompany of MO(2)               11.32     81.04      0.74      6.06      0.00      0.95
                        NSLB  NS&L Bancorp of Neosho MO                17.17     76.36      3.48      0.52      0.00      5.67
                        NASB  North American SB of MO                  11.17     54.63      7.04     25.11      3.02      1.53
                        PCBC  Perry Co. Fin. Corp. of MO(1)            77.79     19.33      1.77      0.38      0.01      1.11
                        PULB  Pulaski SB, MHC of MO (29.0)              4.25     90.84      0.01      3.93      0.01      1.00
                        RFED  Roosevelt Fin. Grp. Inc. of MO           53.08     44.04      0.18      1.77      0.30      0.68
                        SMFC  Sho-Me Fin. Corp. of MO                   3.19     73.09     10.49     11.87      0.84      3.52
                        SMBC  Southern Missouri Bncrp of MO            25.48     52.56      4.74     10.09      2.69      4.44

                                                                           RWA/     Serviced       Servicing
                        Institution                                       Assets    For Others     Assets
                        -----------                                       ------    ----------     ------
                                                                             (%)         ($000)     ($000)
                        Fulton SB, FSB of Fulton, MO                         60.11       84,364          0


                        SAIF-Insured Thrifts                                 50.38      409,537      2,432
                        State of MO                                          48.87      158,634      1,145
                        Comparable Group Average                             47.29        6,484          0


                        Comparable Group
                        ----------------


                        CMRN  Cameron Fin. Corp. of MO                       61.86            0          0
                        CAPS  Capital Savings Bancorp of MO                  48.59       48,637          0
                        FBSI  First Bancshares of MO                         64.09           22          0
                        HFSA  Hardin Bancorp of Hardin MO                    40.43        3,841          0
                        KYF   Kentucky First Bancorp of KY                   48.84            0          0
                        NSLB  NS&L Bancorp of Neosho MO                      34.33            0          0
                        PCBC  Perry Co. Fin. Corp. of MO(1)                  17.98            0          0
                        SMFC  Sho-Me Fin. Corp. of MO                        54.35       12,336          0
                        SMBC  Southern Missouri Bncrp of MO                  46.91            0          0
                        SFFC  StateFed Financial Corp. of IA                 55.47            0          0


                        State of MO
                        -----------
                        CNSB  CNS Bancorp of MO                              42.58       21,710          0
                        CMRN  Cameron Fin. Corp. of MO                       61.86            0          0
                        CAPS  Capital Savings Bancorp of MO                  48.59       48,637          0
                        FBSI  First Bancshares of MO                         64.09           22          0
                        GSBC  Great Southern Bancorp of MO                   71.07       82,417          0
                        GFED  Guaranty FS&LA,MHC of MO(31.1)                 54.49       10,292          0
                        HFSA  Hardin Bancorp of Hardin MO                    40.43        3,841          0
                        JSBA  Jefferson Svgs Bancorp of MO(1)                51.94       54,600          0
                        JOAC  Joachim Bancorp of MO                          45.32            0          0
                        LXMO  Lexington B&L Fin. Corp. of MO                 49.36       40,462          0
                        MBLF  MBLA Financial Corp. of MO(2)                  35.11            0          0
                        MFSB  Mutual Bancompany of MO(2)                     46.89       11,179          0
                        NSLB  NS&L Bancorp of Neosho MO                      34.33            0          0
                        NASB  North American SB of MO                        64.98      406,516      2,887
                        PCBC  Perry Co. Fin. Corp. of MO(1)                  17.98            0          0
                        PULB  Pulaski SB, MHC of MO (29.0)                   44.54       15,947          0
                        RFED  Roosevelt Fin. Grp. Inc. of MO                 38.02    2,000,000     16,576
                        SMFC  Sho-Me Fin. Corp. of MO                        54.35       12,336          0
                        SMBC  Southern Missouri Bncrp of MO                  46.91            0          0

(1) Financial information is for the quarter ending December 31, 1995.
(2) Excluded from averages due to announced or pending acquisition.


Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, Inc. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1995 by RP Financial, LC.

RP Financial, LC.
Page 3.12

substantially above that of the Peer Group, as the Bank's commercial real estate, construction, consumer and commercial business loans totaled 40.4 percent of total loans and MBS, while the Peer Group's combined level of these loan categories totaled only 21.2 percent. The Bank's greater diversification into higher risk-weight loans was reflected in the higher risk-weighted asset base than was recorded by the Peer Group (60.11 percent risk-weighted assets for Fulton Savings versus 47.29 percent for the Peer Group).

Credit Risk
- -----------

        Fulton Savings' credit risk exposure appears to be higher than the Peer Group's exposure based on the Bank's higher level of risk weight assets, and Fulton Savings' current asset quality ratios are also less favorable to the Peer Group. As shown in Table 3.5, as of April 30, 1996, the Bank recorded NPAs of
0.92 percent of assets, higher than the Peer Group average of 0.36 percent, and maintained a higher ratio of non-performing loans ("NPLs") to loans of 0.80 percent versus 0.36 percent for the Peer Group. Most of the Peer Group's NPAs consist of non-accruing loans, while Fulton Savings' NPAs consist of non-accrual loans, REO and restructured loans. Offsetting these disadvantages, the Bank recorded a higher ratio of reserves to loans. The Bank maintained a lower level of loss reserves as a percent of NPAs (99.36 percent versus 109.25 percent for the Peer Group).

Interest Rate Risk
- ------------------

        Table 3.6 reflects the relative interest rate risk exposure of Fulton Savings and the Peer Group. The Bank's lower capital level was the key factor contributing to its lower IEA/IBL ratio relative to the Peer Group (110.1 percent versus 122.0 percent, respectively). The Bank's lower capital and IEA/IBL ratios increases its funding costs relative to the Peer Group. However, the Bank's capital ratio and IEA/IBL ratio will increase on a post-conversion basis. The Bank maintained a higher ratio of non-interest earning assets, which is less favorable from an interest rate risk perspective as it decreases the proportion of assets repricing upward in a rising rate environment, although the difference was nominal.

        In the absence of available or comparable gap and rate shock analyses for the Peer Group, the change in the quarterly net interest income ratio to average assets for the Bank and the Peer Group has been examined in relation to the change in market interest rates. As shown in Table 3.6, the Bank's net interest margin has recently shown more sensitivity to changing market interest rates than the Peer Group's average net interest margin. On a pro forma basis, the Bank's higher capital position and reinvestment of proceeds in short- to intermediate-term securities can be expected to lower exposure to changes in interest rates.

RP FINANCIAL, LC.
- ---------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                   Table 3.5
                 Credit Risk Measures and Related Information
                        Comparable Institution Analysis
              As of March 31, 1996 or Most Recent Date Available


                                                       NPAs &                                   Rsrves/
                                              REO/     90+Del/    NPLs/    Rsrves/   Rsrves/    NPAs &   Net Loan         NLCs/
Institution                                  Assets    Assets     Loans     Loans     NPLs      90+Del   Chargoffs       Loans
- -----------                                  ------    ------    ------    ------    ------    --------  ---------    ----------
                                               (%)       (%)       (%)       (%)       (%)        (%)      ($000)          (%)

Fulton SB, FSB of Fulton, MO                    0.23      0.92      0.80      1.06    132.54     99.36           27        0.04

SAIF-Insured Thrifts                            0.21      0.96      1.06      0.87    162.95    121.19          240        0.12
State of MO                                     0.16      0.75      0.69      0.69    124.95     67.23           48        0.01
Comparable Group Average                        0.05      0.36      0.36      0.48    153.09    109.25            5        0.02

Comparable Group
- ----------------

CMRN  Cameron Fin. Corp. of MO                  0.00      0.79      0.47      0.81    172.10     86.49            1        0.00
CAPS  Capital Savings Bancorp of MO             0.04      0.20      0.19      0.38    206.14    152.91            0        0.00
FBSI  First Bancshares of MO                    0.00      0.43      0.11      0.44    392.31     83.74           46        0.16
HFSA  Hardin Bancorp of Hardin MO               0.00      0.11      0.21      0.29    140.43    140.43            0        0.00
KYF   Kentucky First Bancorp of KY              0.00      0.15        NA      0.87        NA    299.19            0        0.00
NSLB  NS&L Bancorp of Neosho MO                 0.00      0.18      0.25      0.15     60.56     40.95            0        0.00
PCBC  Perry Co. Fin. Corp. of MO(1)             0.00      0.04      0.33      0.10     31.25     31.25            0        0.00
SMFC  Sho-Me Fin. Corp. of MO                   0.00        NA        NA      0.75        NA        NA            2        0.00
SMBC  Southern Missouri Bncrp of MO             0.42      0.97      0.97      0.66     68.84     39.01            3        0.01
SFFC  StateFed Financial Corp. of IA            0.00        NA        NA      0.38        NA        NA            0        0.00

State of MO
- -----------
CNSB  CNS Bancorp of MO                         0.19      0.70      0.81      0.60     73.84     53.70            0        0.00
CMRN  Cameron Fin. Corp. of MO                  0.00      0.79      0.47      0.81    172.10     86.49            1        0.00
CAPS  Capital Savings Bancorp of MO             0.04      0.20      0.19      0.38    206.14    152.91            0        0.00
FBSI  First Bancshares of MO                    0.00      0.43      0.11      0.44    392.31     83.74           46        0.16
GSBC  Great Southern Bancorp of MO              0.73      2.03      1.53      2.54    166.26    106.34           35        0.03
GFED  Guaranty FS&LA,MHC of MO(31.1)            0.00      0.07      0.10      1.59        NA        NA            0        0.00
HFSA  Hardin Bancorp of Hardin MO               0.00      0.11      0.21      0.29    140.43    140.43            0        0.00
JSBA  Jefferson Svgs Bancorp of MO(1)           0.38      0.97      0.83      0.66     79.52     48.62           10        0.01
JOAC  Joachim Bancorp of MO                     0.00      0.01      0.02      0.31        NA        NA            0        0.00
LXMO  Lexington B&L Fin. Corp. of MO            0.06      1.15      1.32      0.49     36.81     35.02           10        0.00
MBLF  MBLA Financial Corp. of MO(2)             0.03      0.33      0.57      0.51     90.22     83.20            0        0.00
MFSB  Mutual Bancompany of MO(2)                0.00        NA        NA        NA        NA        NA            3        0.00
NSLB  NS&L Bancorp of Neosho MO                 0.00      0.18      0.25      0.15     60.56     40.95            0        0.00
NASB  North American SB of MO                   0.64      3.36      3.22      1.05     32.56     26.33          263       -0.15
PCBC  Perry Co. Fin. Corp. of MO(1)             0.00      0.04      0.33      0.10     31.25     31.25            0        0.00
PULB  Pulaski SB, MHC of MO (29.0)              0.14      0.67      0.39      0.31     79.26     37.37            5        0.01
RFED  Roosevelt Fin. Grp. Inc. of MO            0.17      0.40      0.27      0.57    209.46     59.09          444        0.05
SMFC  Sho-Me Fin. Corp. of MO                   0.00        NA        NA      0.75        NA        NA            2        0.00
SMBC  Southern Missouri Bncrp of MO             0.42      0.97      0.97      0.66     68.84     39.01            3        0.01

(1) Financial information is for the quarter ending December 31, 1995.
(2) Excluded from averages due to announced or pending acquisition.


Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, Inc. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1995 by RP Financial, LC.[CAPTION]

RP FINANCIAL, LC.
__________________________________________
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                         Table 3.6
                  Interest Rate Risk Measures and Net Interest Income Volatility
                                Comparable Institution Analysis
                       As of March 31, 1996 or Most Recent Date Available

                                               Balance Sheet Measures
                                             __________________________
                                                              Non-Earn.
                                             Equity/     IEA/   Assets/
Institution                                  Assets      IBL     Assets
___________                                  ______    ______    ______
                                               (%)       (%)       (%)

Fulton SB, FSB of Fulton, MO                   10.7     110.1       3.0


SAIF-Insured Thrifts                           12.6     113.8       3.3
State of MO                                    15.0     117.0       2.7
Comparable Group Average                       19.0     122.0       2.6


Comparable Group
________________

CMRN  Cameron Fin. Corp. of MO                 26.5     134.7       2.7
CAPS  Capital Savings Bancorp of MO            10.4     111.4       1.8
FBSI  First Bancshares of MO                   16.9     117.7       2.6
HFSA  Hardin Bancorp of Hardin MO              19.2     122.0       2.5
KYF   Kentucky First Bancorp of KY             23.6     128.7       2.6
NSLB  NS&L Bancorp of Neosho MO                23.5     130.0       2.4
PCBC  Perry Co. Fin. Corp. of MO(1)            20.9     125.9       1.4
SMFC  Sho-Me Fin. Corp. of MO                  12.0     111.3       3.0
SMBC  Southern Missouri Bncrp of MO            16.4     118.6       2.3
SFFC  StateFed Financial Corp. of IA           20.1     119.9       5.2


State of MO
CNSB  CNS Bancorp of MO                        10.7     108.4       4.1
CMRN  Cameron Fin. Corp. of MO                 26.5     134.7       2.7
CAPS  Capital Savings Bancorp of MO            10.4     111.4       1.8
FBSI  First Bancshares of MO                   16.9     117.7       2.6
GSBC  Great Southern Bancorp of MO             10.0     108.2       3.6
GFED  Guaranty FS&LA,MHC of MO(31.1)           14.6     113.1       4.4
HFSA  Hardin Bancorp of Hardin MO              19.2     122.0       2.5
JSBA  Jefferson Svgs Bancorp of MO(1)           5.8     105.9       3.2
JOAC  Joachim Bancorp of MO                    29.2     140.7       1.9
LXMO  Lexington B&L Fin. Corp. of MO           14.7     116.9       1.6
MBLF  MBLA Financial Corp. of MO(2)            14.5     116.9       0.8
MFSB  Mutual Bancompany of MO(2)               11.7     110.9       2.8
NSLB  NS&L Bancorp of Neosho MO                23.5     130.0       2.4
NASB  North American SB of MO                   7.1     106.6       3.1
PCBC  Perry Co. Fin. Corp. of MO(1)            20.9     125.9       1.4
PULB  Pulaski SB, MHC of MO (29.0)             12.6     113.8       2.0
RFED  Roosevelt Fin. Grp. Inc. of MO            5.3     104.3       3.0
SMFC  Sho-Me Fin. Corp. of MO                  12.0     111.3       3.0
SMBC  Southern Missouri Bncrp of MO            16.4     118.6       2.3

                                                    Quarterly Change in Net Interest Income
                                           __________________________________________________________
 Institution                               03/31/96  12/31/95  09/30/95  06/30/95  03/31/95  12/31/94
 ___________                               ________  ________  ________  ________  ________  ________
                                           (change in net interest income is annualized in basis points)

 Fulton SB, FSB of Fulton, MO                    21         8       -30        35         0         0


 SAIF-Insured Thrifts                             3         4        -1       -10        -6         1
 State of MO                                      9         7         2        -4        -6         2
 Comparable Group Average                         5        13         5        -2       -12        -1


 Comparable Group
 ________________

 CMRN  Cameron Fin. Corp. of MO                   9         2         2        73       -22         2
 CAPS  Capital Savings Bancorp of MO             -9        -1        -7         3         0       -12
 FBSI  First Bancshares of MO                     8         7       -10        19         2        NA
 HFSA  Hardin Bancorp of Hardin MO               19        68        10       -51        14         5
 KYF   Kentucky First Bancorp of KY               2        50        13         2       -45       -13
 NSLB  NS&L Bancorp of Neosho MO                -29        22        13       -18         9         4
 PCBC  Perry Co. Fin. Corp. of MO(1)             NA        -3         2        -1        13       -18
 SMFC  Sho-Me Fin. Corp. of MO                   13         2        11       -11       -34        -7
 SMBC  Southern Missouri Bncrp of MO             28        -4         5       -13       -31        16
 SFFC  StateFed Financial Corp. of IA             8       -10        11       -19       -31        12


 State of MO
 CNSB  CNS Bancorp of MO                         16        15         8        NA        NA        NA
 CMRN  Cameron Fin. Corp. of MO                   9         2         2        73       -22         2
 CAPS  Capital Savings Bancorp of MO             -9        -1        -7         3         0       -12
 FBSI  First Bancshares of MO                     8         7       -10        19         2        NA
 GSBC  Great Southern Bancorp of MO              -6        -6        -8        16       -14        -1
 GFED  Guaranty FS&LA,MHC of MO(31.1)            -6       -15        13         2        -8       -16
 HFSA  Hardin Bancorp of Hardin MO               19        68        10       -51        14         5
 JSBA  Jefferson Svgs Bancorp of MO(1)           NA        16        29        -6       -23         3
 JOAC  Joachim Bancorp of MO                     60       -12       -12       -22        -5        NA
 LXMO  Lexington B&L Fin. Corp. of MO            -6        NA        NA        NA        NA        NA
 MBLF  MBLA Financial Corp. of MO(2)             14         1       -20       -14       -32       -34
 MFSB  Mutual Bancompany of MO(2)                -2        22         7        -8        -0       -23
 NSLB  NS&L Bancorp of Neosho MO                -29        22        13       -18         9         4
 NASB  North American SB of MO                   21        -2       -21       -31         6        15
 PCBC  Perry Co. Fin. Corp. of MO(1)             NA        -3         2        -1        13       -18
 PULB  Pulaski SB, MHC of MO (29.0)               2        19         3        -3         7        30
 RFED  Roosevelt Fin. Grp. Inc. of MO            11         5       -15       -18        -3         0
 SMFC  Sho-Me Fin. Corp. of MO                   13         2        11       -11       -34        -7
 SMBC  Southern Missouri Bncrp of MO             28        -4         5       -13       -31        16


(1) Financial information is for the quarter ending December 31, 1995.
(2) Excluded from averages due to announced or pending acquisition. NA=Change is greater than 100 basis points during the quarter.

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, Inc. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1995 by RP Financial, LC.

RP Financial, LC.
Page 3.15

Summary
- -------
        Based on the above analysis and the criteria employed by in the Peer Group selection process, the Peer Group appears to form a reasonable basis for determining the pro forma market value of the Bank, subject to the adjustments noted in the following section.

RP Financial, LC.
Page 4.1

                            IV.  VALUATION ANALYSIS


Introduction
- ------------

        This chapter presents the valuation analysis, consistent with the current valuation methodology promulgated by the OTS, and the key valuation factors and assumptions considered in estimating the pro forma market value of the common stock to be issued in conjunction with the conversion of the Bank from the mutual-to-stock form of ownership.

Appraisal Guidelines
- --------------------

        The OTS appraisal guidelines, originally released in October 1983 and amended October 1994, specify the methodology for estimating the pro forma market value of an institution. The methodology provides for: (1) selection of a peer group of comparable seasoned publicly-traded institutions whose pricing is not distorted due to a variety of factors; (2) a fundamental analysis of the subject company to the peer group; and (3) a pro forma valuation analysis of the subject company based on the market pricing of the peer group as of the date of valuation. The amended valuation guidelines also limit the amount of a new issue discount which may be incorporated into the valuation and thereby curtail the potential price appreciation in the after-market.

        RP Financial's valuation analysis complies with the appraisal guidelines as revised October 21, 1994, incorporating a "fundamental analysis" relative to the Peer Group and a "technical analysis" of final conversion pricing and trading levels of recently completed stock conversions (given the emphasis of limiting after-market appreciation). It should be noted that such analyses cannot possibly fully account for all the market forces which impact after-market trading activity and pricing characteristics of a stock on a given day.

        The estimated pro forma market value determined herein is a preliminary value for the Holding Company's to-be-issued stock. Throughout the conversion process, RP Financial will: (1) review changes in the Bank's operations and financial condition; (2) monitor the Bank's operations and financial condition relative to the Peer Group to identify any fundamental changes; (3) monitor the external factors affecting value including, but not limited to, local and national economic conditions, interest rates, and the stock market environment, including the market for thrift stocks; and (4) monitor recently completed conversions and conversion offerings in process, both regionally and nationally. If material changes should occur during the Bank's conversion process, RP Financial will prepare updated valuation reports reflecting such changes and their related impact on value, if any, over the course of the conversion process. RP Financial will also prepare a final valuation update at the closing of the conversion offering to determine if the preliminary range of value continues to be appropriate.

RP Financial, LC.
Page 4.2


        The appraised value determined herein is based on the current market and operating environment for the Bank and for all thrifts. Subsequent changes in the local and national economy, the legislative and regulatory environment, the stock market, interest rates, and other external forces (such as natural disasters or major world events), which may occur from time to time (often with great unpredictability), may materially impact the market value of all thrift stocks, including the Bank, or the Bank's value alone. To the extent a change in factors impacting the Bank's value can be reasonably anticipated and/or quantified, RP Financial has incorporated the estimated impact into our analysis.

Valuation Analysis
- ------------------

        A fundamental analysis discussing similarities and differences relative to the Peer Group was presented in Chapter III. The following sections focus on differences between Fulton Savings and the Peer Group and how those differences affect our pro forma valuation. Emphasis is placed on the specific strengths and weaknesses of the Bank relative to the Peer Group in such key areas as financial condition, profitability, growth and viability of earnings, asset growth, primary market area, dividends, liquidity of the issue, marketing of the issue, management, and the effect of government regulations and/or regulatory reform. We have also considered the market for thrift stocks, including new issues, to assess the impact on value of the Bank coming to market at this time.

1.   Financial Condition
     -------------------

        The financial condition of an institution is an important determinant in the pro forma market value, because investors typically look to such factors as liquidity, capital, asset composition and quality, and funding sources in assessing investment attractiveness. The similarities and differences in the Bank's and the Peer Group's financial condition are noted as follows:

     o  Overall A/L Composition.  Traditional 1-4 family residential mortgage
        -----------------------
          loans funded by retail deposits were the primary components of both the Bank's and the Peer Group's balance sheets. The Bank's and the Peer Group's overall level of IEA was similar. Key differences include the Bank's higher level of loans receivable and greater loan portfolio diversification into higher risk-weight loans. The Peer Group currently maintains a higher IEA/IBL ratio due to a higher average capital ratio, although the Bank's ratio is expected to exceed the Peer Group's average ratio on a pro forma basis. Both the Bank and the Peer Group utilized borrowings to supplement deposit funding. On balance, the Bank's asset composition seemingly represents the potential for higher earnings given the greater proportion of loans receivable and more diversification into higher yielding commercial real estate, construction and consumer loans. However, this advantage is offset in part by the higher credit risk associated with these types of loans.

RP Financial, LC.
Page 4.3

     o  Asset Quality.  The Bank exhibited lower asset quality than the Peer
        -------------
          Group in terms of total NPAs as a percent of assets and net loans receivable, and the Bank maintains a higher credit risk profile with its higher risk-weighted assets ratio. The Bank's reserve coverage ratio as a percent of loans receivable is more favorable than the Peer Group's ratio, although the higher NPAs maintained by Fulton Savings' results in lower reserve coverage ratios as a percent of non-performing loans and total NPAs.

     o  Balance Sheet Liquidity.  The Bank operates with lower balance sheet
        -----------------------
          liquidity than the Peer Group based on the lower ratio of cash and investment securities and MBS than the Peer Group. Both the Bank and the Peer Group maintain similar levels of borrowings, indicating similar future borrowings capacity. The Bank generates its liquidity by selling loans in the secondary market and maintaining a portfolio of investment securities classified as "available-for-sale". The Bank's liquid assets will also increase with the infusion of the stock proceeds. Overall, however, the Bank's balance sheet liquidity was less favorable than the Peer Group's liquidity.

     o  Capital.  While the Bank operates with a lower pre-conversion capital
        -------
          ratio than the Peer Group, this disadvantage will be addressed as a result of the stock offering. The Bank's pro forma equity to assets ratio is expected to exceed the Peer Group's equity-to-assets ratio, providing the Bank with comparable leverage potential and cushion against loss but a lower pro forma ROE.

        On balance, RP Financial applied a slight downward adjustment for financial condition.

2.   Profitability, Growth and Viability of Earnings
     -----------------------------------------------

        Earnings are an important factor in determining pro forma market value, as the level and risk characteristics of an institution's earnings stream and the prospects and ability to generate future earnings are typically heavily factored into the investment decision. The historical income statements of the Bank and the Peer Group were generally reflective of traditional thrift operating strategies, with net interest income and operating expenses being the major determinants of their respective core earnings. The specific factors considered in the valuation include:

     o  Core Earnings.  The Bank and the Peer Group derived core earnings from
        -------------
          net interest income, operating expenses and non-interest operating income, with Fulton Savings recording lower core income in comparison to the Peer Group. The Bank reported a lower expense coverage ratio than the Peer Group due to lower net interest income and higher operating expenses. However, part of this disadvantage was offset by the Bank's higher non-interest operating income, a reflection of the Bank's emphasis on selling loans with servicing retained. Non-operating income and loan loss provisions had similar and overall minor impacts on the Bank's and Peer Group's earnings. The redeployment of conversion proceeds into interest-earning assets should serve to further enhance the Bank's net interest income, although higher operating expenses resulting from the amortization of the stock benefit plans and additional expenses associated with operating as a stock company will offset some of this increase. On a pro forma basis, Fulton Savings' profitability are expected to approximate that of the Peer Group.

RP Financial, LC.
Page 4.4

     o  Interest Rate Risk.   Fulton Savings maintains an earning asset
        ------------------
          portfolio with a high proportion of interest sensitive assets. The pro forma increase in the IEA/IBL ratio can be expected to further reduce the Bank's interest rate risk exposure.

     o  Credit Risk.  Loss provisions had a similar impact on the earnings of
        -----------
          the Bank and the Peer Group. In terms of exposure to credit quality related losses, the Bank maintained higher NPAs and a higher reserve coverage ratio as a percent of loans receivable than the Peer Group. However, the Bank's higher risk loan portfolio exposes it to greater credit risk than the Peer Group.

     o  Earnings Growth Potential.  Several factors were considered in assessing
        -------------------------
          earnings growth potential. While opportunities for lending growth in the Bank's market area appear favorable, Fulton Savings' current loan demand is in excess of available funds and the ability to increase the loan portfolio is limited given the already high concentration of loans receivable. Recent history reveals that obtaining additional retail deposit funds is possible, however at elevated costs which increase funding costs and narrow the net interest margin. On balance, we concluded that the Bank's earnings growth potential was not in excess of the Peer Group average.

     o  Return on Equity.  Immediately following the conversion, the Bank's pro
        ----------------
          forma return on equity will be below the Peer Group average owing to the Bank's lower higher equity position. Over time, however, the Bank anticipates a pick-up in earnings and a concurrent increase in ROE. Nevertheless, it is expected that the market will consider the Bank's stock to be less attractive until the Bank can demonstrate its ability to profitably leverage its equity in a prudent manner.

        Overall, we have made a moderate downward adjustment for profitability, growth and viability of earnings relative to the Peer Group.

3.   Asset Growth
     ------------

        The Bank's ability to grow on a pro forma basis will be restricted by the competitive trends in the Bank's market area and the cost of expansion. The additional capital and holding company structure would facilitate acquisition activity or longer-term wholesale leveraging, but there are currently no plans for such activities. Overall, however, most of the Peer Group members face the same obstacles to growth as the Bank. Thus, no discount was applied for this factor.

4.   Primary Market Area
     -------------------

        The general condition of a financial institution's market area has an impact on value, as future success is in part dependent upon opportunities for profitable activities in the local market area. Summary demographic and deposit market share data for the Bank and the Peer Group companies is provided in Table
4.1. The Bank's market area of Callaway County, Missouri is a rural market that has been experiencing moderate demographic growth over the past decade. In terms of credit risk exposure, the economy in Callaway

                                   Table 4.1
         Peer Group Primary Market Area Demographic/Competition Trends

                                                                 Proj.

                                               Population        Pop.       1990-95      1995-2000
                                           -------------------
Institution                     County     1990      1995        2000       % Change     % Change    Median Age   Amount
- -----------                     ------     ----      ----        ----       --------     --------    ----------   ------
                                           (000)     (000)
Cameron Fin. Corp. of MO        Clinton       17        18          19          6.1%          5.4%         36.2   12,510
Capital Savings Bancorp of MO   Cole          64        68          72          6.7%          6.0%         34.1   15,908
First Bancshares of MO          Wright        17        18          20          8.7%          7.6%         35.8    8,517
Hardin Bancorp of Hardin, MO    Ray           22        22          22          0.2%          0.2%         35.7   12,663
Kentucky First Bancorp of KY    Harrison      16        17          18          4.3%          3.9%         36.1   11,804
NS&L Bancorp of MO              Newton        44        47          50          6.8%          6.0%         35.9   12,291
Perry Co. Fin. Corp. of MO      Perry         17        17          18          4.7%          4.2%         35.2   12,781
Sho-Me Fin. Corp. of MO         Lawrence      30        32          33          4.6%          4.2%         36.3   11,250
Southern Missouri Bncrp. of MO  Butler        39        40          42          4.5%          4.1%         36.9   10,436
StateFed Financial Corp. of IA  Polk         327       350         372          7.0%          6.2%         33.3   16,864
                                             ---       ---         ---          ----          ----         ----   ------
                                Averages:     59        63          67          5.3%          4.8%         35.6   12,502
                                Medians:      26        27          27          5.4%          4.8%         35.9   12,401

Fulton SB of Fulton, MO         Callaway      33        35          37          6.5%          5.8%         33.2  $11,723

                             Per Capital Income      Deposit
                             ------------------
                                         %State       Market

Institution                             Average      Share(1)
- -----------                             -------      -------

Cameron Fin. Corp. of MO                  86.9%             41.6%
Capital Savings Bancorp of MO            110.6%              6.6%
First Bancshares of MO                    59.2%             29.1%
Hardin Bancorp of Hardin, MO              88.0%             23.2%
Kentucky First Bancorp of KY              97.0%             27.8%
NS&L Bancorp of MO                        85.4%             18.3%
Perry Co. Fin. Corp. of MO                88.8%             22.5%
Sho-Me Fin. Corp. of MO                   78.2%             22.1%
Southern Missouri Bncrp. of MO            72.5%             16.6%
StateFed Financial Corp. of IA           128.1%              1.0%
                                         ------             -----
                                          89.5%             20.9%
                                          87.5%             22.3%

Fulton SB of Fulton, MO                   81.5%             24.2%

(1) Total institution deposits in headquarters county as percent of total county deposits.

Source: CACI, Inc; FDIC; OTS.

RP Financial, LC.
Page 4.6

County has been generally stable, with economic trends tied to the trends in the nearby Jefferson City and Columbia, Missouri markets. The per capita income in the Bank's market was below the average of the primary markets of the Peer Group members. The Bank faces a high degree of competition for deposits from the 5 commercial banks and 2 other savings institutions operating in the market area.

        Most of the Peer Group companies operate in rural areas. In terms of competition, all of the Peer Group members face significant competition from commercial banks and thrifts operating in their market areas. On balance, we concluded that no adjustment is warranted for this factor.

5.   Dividends
     ---------

        The Holding Company presently has not established a dividend policy, but intends to adopt a policy of paying regular cash dividends beginning in the first full quarter following consummation of the conversion. The actual dividend level will be based on numerous factors including growth objectives, financial condition, the amount of net proceeds retained by the Holding Company in the conversion, investment opportunities available to the Holding Company and the Bank, profitability, tax considerations, minimum capital requirements, regulatory limitations, stock market characteristics and general economic conditions.

        Historically, thrifts typically have not established dividend policies at the time of their conversion to stock ownership. Newly converted institutions, in general, have preferred to gain market seasoning, establish an earnings track record and more fully invest the conversion proceeds before establishing a dividend policy. However, during the late 1980s and early 1990s, with negative publicity surrounding the thrift industry, there was a tendency for more thrifts to initiate moderate dividend policies concurrent with their conversion as a means of increasing the attractiveness of the stock offering. Today, fewer institutions are compelled to initially establish dividend policies at the time of their conversion offering to increase the attractiveness of the stock issue as (1) industry profitability has improved, (2) the number of problem thrift institutions has declined, and (3) the stock market cycle for thrift stocks is generally more favorable than in the early 1990s. At the same time, with ROE ratios under pressure, due to high equity levels, well-capitalized institutions are subject to increased competitive pressures to offer dividends.

        As publicly-traded thrifts' capital levels and profitability have improved and as weakened institutions have been resolved, the proportion of institutions with cash dividend policies has increased. Nine of the ten institutions in the Peer Group presently pay regular cash dividends, with implied dividend yields ranging from 1.28 percent to 3.98 percent. The average dividend yield on the stocks of the Peer Group institutions was 2.40 percent as of July 12, 1996, representing an average earnings payout ratio of 30.21 percent. As of July 12, 1996, approximately 76 percent of all publicly-traded SAIF-insured thrifts had adopted cash dividend policies (see

RP Financial, LC.
Page 4.7


Exhibit IV-1), exhibiting an average yield of 2.54 percent and an average payout ratio of 35.28 percent. The dividend paying thrifts generally maintain higher than average profitability ratios, facilitating their ability to pay cash dividends, which supports a market pricing premium on average relative to non-dividend paying thrifts.

        The Holding Company would appear to have the capacity to pay dividends based on pro forma capital and earnings, although increases in future dividends may be restricted by limited earnings growth. The Holding Company's stated intention to implement a dividend shortly after completion of the conversion is a favorable comparison to the Peer Group companies and thus no adjustment is warranted for this valuation factor.

6.   Liquidity of the Shares
     -----------------------

        The Peer Group is by definition composed of companies that are traded in the public markets, nine of which trade on the NASDAQ system and one that trades on the Amex. Typically, the number of shares outstanding and market capitalization provides an indication of how much liquidity there will be in a particular stock. The market capitalization of the Peer Group companies ranged from $11.8 million to $38.5 million as of July 12, 1996, with an average market value of $20.2 million. The shares outstanding of the Peer Group members ranged from 0.8 million to 2.8 million, with average shares outstanding of approximately 1.4 million. The Bank's pro forma market value range and shares outstanding will fall in the Peer Group range. Accordingly, we anticipate that the liquidity of the Bank's stock will be comparable to the Peer Group's and thus no adjustment for this factor is warranted.

RP Financial, LC.
Page 4.8


7.   Marketing of the Issue
     ----------------------

        We believe that three separate markets exist for thrift stocks coming to market: (1) the after-market for public companies, in which trading activity is regular and investment decisions are made based upon financial condition, earnings, capital, ROE and dividends; (2) the new issue market in which converting thrifts are evaluated on a pro forma basis without the benefit of prior operations as a publicly-held company and stock trading history; and (3) the acquisition market for thrift franchises in Missouri. All three of these markets were considered in the valuation of the Bank's to-be-issued stock.

        A.   The Public Market
             -----------------

             The value of publicly-traded thrift stocks is easily measurable, and is tracked by most investment houses and related organizations. In general, thrift stock values react to market stimuli such as interest rates, inflation, perceived industry health, projected rates of economic growth, regulatory issues and stock market conditions in general. Exhibit IV-2 displays historical stock market trends for various indices and includes historical stock price index values for thrifts and commercial banks. Exhibit IV-3 displays historical stock price indices for thrifts only.

             In terms of assessing general stock market conditions, the stock market has posted generally favorable results over the past year.

             The upward trend in the stock market was evident during June 1995, as the DJIA approached the 4500 mark in mid-June. Economic data which indicated that the economy was slowing down, such as lower retail sales and a modest increase in the May consumer price index, increased expectations of an interest rate cut by the Fed. Technology stocks continued to lead the market, reflecting the strong earnings growth recorded by the technology sector in general. The first rate cut in nearly three years propelled the stock market to further new highs in mid-July, as the DJIA closed above the 4700 mark in the second week of July.

             A more upbeat assessment of the economy by the Fed and mixed economic data, both of which lessened the likelihood of further rate cuts by the Fed, caused the stock market to retract modestly in late-July and early-August 1995. Profit taking and moderating expectations of earnings growth in the technology sector further contributed to the pull-back in the stock market, while news of Disney's acquisition of Cap Cities/ABC had little impact on the overall stock market. The strengthening dollar also served to push the DJIA lower in late August, as the blue-chip multinational stocks experienced selling pressure in light of lower earnings expectations from their foreign operations.

RP Financial, LC.
Page 4.9

             The sell-off in the stock market was brief, as the DJIA rebounded during the first half of September 1995. Technology stocks initially led the stock market upturn, as investors found technology issues more attractively priced following the downturn in July and August. Favorable inflation data bolstered the DJIA in mid-September, as well as provided for a rally in bond prices. While the DJIA was further boosted by AT&T's breakup announcement, weakness in the dollar and unfavorable inflation data pushed bond and stock prices lower in late September.

             Quarterly earnings controlled the market in beginning of the fourth quarter, with day-to-day fluctuations reflecting positive and negative earnings surprises particularly in the technology sector. Economic data indicating that the economy was on track for a soft landing provided for a rally in the bond market and stability in stock in mid-October 1995, which was followed by a broad sell-off in the stock market in late-October. The sell-off was primarily attributable to increasing signs of consumer credit weakness and the possibility that such weakness could lead to a recession. However, the downturn was brief, as the DJIA rallied to new highs in early- and mid-November. The rally was initially led by transportation issues, and continued strength in the bond market. Investors poured into defensive issues during the first budget impasse, with the DJIA posting several consecutive highs in mid-November. The DJIA surged past the 5000 mark in late-November, reflecting strength in blue chip issues and a mild rebound in the technology sector amid increasing expectations that the Fed would cut short-term interest rates. Defensive issues sustained the rally through early-December, while weakness in the technology sector provided for a slight pull-back in the stock market in mid-December. At the close of 1995, market activity was mixed. Favorable inflation data led to a
0.25 percent cut in interest rates by the Federal Reserve in late December, which served to initially lift stock prices. However, the second budget impasse and weak holiday retail sales quickly erased the positive impact of the cut interest rates by the Fed, as the DJIA dropped sharply one day after the Federal Reserve action. Bond prices rallies on news of the sagging economy, as the 30-year bond yield fell below 6.0 percent in late-December.

             The stock market began 1996 on a down note, reflecting concern over the budget stalemate in Washington. A sell-off in technology stocks further sustained the decline in the stock market, as investors dumped technology stocks on profit concerns. However, favorable inflation data and strong fourth quarter earnings by some blue chip issues served to abbreviate the decline in the stock market, with the DJIA posting several new highs in the second half of January. Stock prices were further boosted by increasing expectations of another rate cut by the Federal Reserve, which occurred at the end of January. The stock market moved sharply higher in early-February, as the cut in short-term interest rates and strong fourth quarter earnings posted by some large technology companies served to renew investor interest in technology stocks. Low inflation and modest economic growth translated into renewed interest for cyclical stocks as well, with the DJIA posting five consecutive all-time highs during the week ended February 9. Congressional testimony by

RP Financial, LC.
Page 4.10


the Federal Reserve Chairman provided for significant swings in the stock market in mid-February, reflecting changing investor sentiment regarding the possibility of future rate cuts during the Chairman's two-day testimony. The volatility continued through the end of February, reflecting turbulence in the bond market and general uncertainty over future interest rate trends. An unexpectedly large drop in the February unemployment rate provided for a sharp one day sell-off in the stock market on March 8, as bond prices plunged on news of the strong job growth and the possibility that an accelerating economy may lead to higher inflation. However, the stock market recovered the following week, as inflation fears were somewhat alleviated by additional economic data which indicated a more modest pace of economic growth than suggested by the unemployment data, including a 0.2 percent drop in February wholesale prices. After trading in a narrow range through the end of March, merger activity and a jump in IBM's stock propelled the DJIA to a new record in early-April. The upturn was brief, as bond and stock prices slumped following the stronger than expected March employment report which served to rekindle inflation fears.

             Earnings reports dominated the stock market in mid-April 1996, with day-to-day fluctuations in the market reflecting changing investor sentiment regarding the strength of first quarter earnings and future earnings expectations. Favorable first quarter earnings among technology issues pushed the NASDAQ Composite Index to new highs in late-April and early-May, while blue chip stocks lagged the overall market. Stronger than expected first quarter GDP growth stirred major sell-offs in stocks and bonds, resulting in the 30-year bond edging above 7.0 percent and a one day drop in the DJIA of almost 77 points. Inflation concerns receded somewhat following a report mid-May report by the Federal Reserve, which indicated that inflation remained in check and near term rate increases were not likely. The positive reading on inflation by the Federal Reserve, along with the Federal Reserve's decision to leave interest rates unchanged at its late-May meeting, served to strengthen bond and stock prices, with the DJIA posting new highs in late-May and the 30-year bond dropping below 7.0 percent. However, signs of an accelerating economy and revised upward estimates of second quarter GDP growth provided for a pullback in the stock market at the end of May and throughout the first half of June. Following a period of stock price volatility, as investors continued to react to signs of higher economic growth and uncertain second quarter earnings reports, a stronger than expected jobs creation growth report for June, a corresponding drop of the unemployment rate from 5.6 to 5.3 percent and expectations of very strong economic expansion for the second quarter resulted in a sharp drop in the stock market in the first ten days of July. On July 12, 1996, the DJIA closed at 5510.6, translating into a 7.7 percent increase from year end 1995, but down
3.3 percent from its June 5, 1996 peak.

             The market for thrift stocks has generally been favorable during the past twelve months. Following the stock market in general, thrift issues continued to move higher through the second quarter of 1995. Lower interest rates, healthy economies in most regions of the U.S. and acquisition speculation all

RP Financial, LC.
Page 4.11


contributed to the upward trend exhibited in thrift prices. The run-up in thrift prices moderated somewhat during July and the first half of August 1995, reflecting profit taking, as thrift prices approached historically high pricing multiples, and indications of lower profitability due to shrinking net interest margins. However, the trend in thrift issues remained generally positive, as acquisitions of thrift issues continued at a healthy pace during the first half of the third quarter.

             The upward trend in thrift prices accelerated in late-August and the first half of September 1995, as acquisition activity among financial institutions became more pronounced. Most notably, acquisitions or mergers involving some of the nation's largest banks were announced during the third quarter, including the proposed merger between Chase Manhattan and Chemical Bank which resulted in the largest banking entity in the U.S. A court ruling favoring thrifts seeking damages against the U.S. government for breach-of-contract involving the accounting treatment of supervisory goodwill further heightened interest in thrift stocks, as the SNL index closed 2.4 percent higher the day of the ruling. Following the significant run-up recorded through mid-September, slightly higher interest rates and profit taking nudged thrift prices lower in late-September.

             Lower interest rates and generally favorable third quarter earnings propelled thrift prices higher during the first half of October 1995, while credit quality concerns sparked a widespread sell-off in financial stocks during late October. In particular, the concerns were related to rising consumer delinquencies, as indicated by a steady rise in the consumer delinquency index maintained by the American Bankers Association. For the first time since 1991, the index increased for three consecutive quarters. However, sustained by acquisition activity and relatively low interest rates, thrift stocks edged higher during the first half of November. A tax law change in the new congressional budget, which would provide for the elimination of back taxes on bad-debt reserves taken before 1988, served to push thrift stocks higher in late-November, as investors speculated that the removal of the potential back taxes would accelerate the pace of mergers and acquisitions in the thrift industry. Uncertainty regarding the Federal Reserve's intentions on cutting short-term interest rates provided for a relatively narrow trading range for thrift stocks during the first half of December. The rate cut by the Fed and reports of sluggish retail sales led to a rally in the bond market in late-December, which, in turn, bolstered prices for thrift and bank issues.

             Thrift stocks followed the stock market in general lower in early-1996, reflecting concern that the absence of a budget agreement would lead to higher interest rates. The downturn in thrift stocks was brief, as thrift prices trended higher in the second half of January. Economic data which indicated that inflation was low supported the recovery in thrift prices, with the favorable inflation data serving to calm the credit markets amid increasing expectations that interest rates would remain low. Thrift prices were further boosted by the Federal Reserve's move to cut short-term interest rates at the end of January and generally favorable fourth

RP Financial, LC.
Page 4.12


quarter earnings. Mixed indications on the future direction of interest rates translated into a relatively narrow trading range for thrift stocks throughout February.

             Interest sensitive issues were among the stocks most severely affected by the sell-off precipitated by the decline in the February 1996 unemployment rate, as prospects for further near-term rate cuts by the Federal Reserve were substantially eliminated by the explosive job growth. Thrift prices rebounded in late-March and early-April as interest rates stabilized. A bullish outlook on the financial institution sector in general served to further bolster prices in early-April, as a number of analysts forecasted healthy first quarter earnings for thrift and bank stocks and that the financial institution sector would outperform the market in general during the balance of 1996. However, thrift prices declined following the March employment report, as interest sensitive stocks were pulled lower by the unfavorable interest rate outlook. The downturn was abbreviated by the generally strong first quarter earnings posted by the bank and thrift issues, which provided for a mild upward trend in thrift stocks in mid-April. Paralleling the stock market in general, thrift prices dropped sharply in early-May following the rise in interest rates caused by the strong first quarter GDP growth. Thrift prices rebounded in mid-May, as interest rates declined slightly on the strength of tame inflation news. At the end of May and throughout June, uncertainty over future interest rate trends provided for a flat thrift stock market. The overall decline in the stock market, and an increase in interest rates to above 7.00 percent in early July again caused a pullback in the overall thrift market. The SNL Index for all publicly-traded thrifts closed at 375.6 on July 12, 1996, an increase of 15.2 percent from one year ago, but a decrease of 4.1 percent from its peak of 391.7 on July 2, 1996.

     B.  The New Issue Market
         --------------------

             In addition to thrift stock market conditions in general, the new issue market for converting thrifts is also an important consideration in determining the Association's pro forma market value. The market for converting thrifts was favorable throughout most of 1995, as the improving market for thrift stocks in general translated into stronger demand for converting thrifts as well. Demand for converting issues remained strong in the first quarter of 1996, with most offerings being oversubscribed and posting healthy increases in near term aftermarket trading. In general, the market for the most recent converting issues (offering completed within the past three months) has begun to show signs of weakness, as indicated by generally weak aftermarket trading activity exhibited in the stocks of recently converted institutions despite healthy Subscription and Community Offering takedowns. In comparison to recent prior quarters, the price appreciation exhibited in the most recent offerings has been limited, and in a few cases converting thrift issues have traded below their IPO prices. As shown in Table 4.2, the median one week change in price for offerings completed during the latest three months equaled positive 6.2 percent.

RP Financial, LC.



- --------------------------------------------------------------------------------
                                   Table 4.2
                    Recent Conversions (Last Three Months)
          Conversion Pricing Characteristics: Sorted Chronologically
- --------------------------------------------------------------------------------

- ------------------------------------------------------------------------------------------------------------------------------------

              Institutional Information                   Pre-Conversion Data                     Offering
                                                  -------------------------------------
                                                  Financial Info.       Asset Quality           Information
- ------------------------------------------------------------------------------------------------------------------------------------

                                           Conversion                   Equity/    NPAs/      Res.     Gross    % of      Exp./
Institution                    State         Date   Ticker   Assets     Assets      Assets    Cov.     Proc.    Mid.     Proc.
- -----------                    -----         ----   ------   ------     ------     -------    ----     -----    ----     -----
                                                             ($Mil)       (%)       (%)(2)    (%)      ($Mil)    (%)      (%)

Ocean Financial Corp.           NJ    *    07/03/96   OCFC     $1,130      8.15%     1.01%      52%   $167.8     132%     2.6%
Home Financial Bancorp(1)       IN         07/02/96   HWEN         34      9.85%     0.24%     148%      5.1      89%     6.1%
First Lancaster Bancshares      KY    *    07/01/96   FLKY         35     13.95%     1.57%      22%      9.6     132%     4.6%
Heartland Bancshares            IL         07/01/96 P. Sheet       61      7.75%     0.93%      53%      8.8     125%     5.8%
Kenwood Bancorp(7)              OH    *    07/01/96 P. Sheet       48      6.88%     0.00%      NM       1.6     102%    22.2%
Eagle BancGroup                 IL    *    07/01/96   EGLB        152      7.40%     0.93%      64%     13.0      90%     5.3%
Provident Financial Holdings    CA    *    06/28/96   PROV        558      7.10%     1.80%      50%     51.3     101%     2.2%
Prestige Bancorp                PA         06/27/96   PRBC         94      7.56%     0.33%      95%      9.6      96%     5.0%
Wayne Bancorp                   NJ         06/27/96   WYNE        196      8.91%     1.79%      46%     22.3      89%     4.4%
Mechanics SB(1)                 CT         06/26/96   MECH        670      3.68%     2.75%      56%     52.9     132%     3.6%
Dime Community Bancorp          NY    *    06/26/96   DIME      1,094      7.46%     0.75%      77%    145.5     132%     2.5%
Commonwealth Bancorp(7)         PA    *    06/17/96   CMSB      2,054      6.71%     0.51%     109%     98.7     110%     1.9%
CNS Bancorp                     MO    *    06/12/96   CNSB         87     10.66%     0.19%     189%     16.5     132%     3.3%
Westwood Financial Corp (7)     NJ         06/07/96   WWFC         85      7.05%     0.00%      NM       3.9      99%     9.9%
Lexington B&L Fin. Corp.        MO    *    06/06/96   LXMO         51     14.66%     1.88%      21%     12.7     115%     4.2%
First Fed. Fin. Bancorp.        OH         06/04/96 P. Sheet       53      9.58%     0.08%     626%      6.7     103%     6.3%
First Fed. Bancshares           AR         05/03/96   FFBH        454      7.77%     0.13%     201%     51.5      94%     2.7%
Citizens First Fin. Corp.       IL         05/01/96    CBK        229      6.79%     0.33%      55%     28.2     123%     3.6%
North Cincinnati SB(1)          OH         05/01/96 P. Sheet       56      4.74%     0.03%     268%      4.0     132%     6.9%
Reliance Bancshares(1)          WI    *    04/19/96   RELI         32     31.16%     0.00%      NM      20.5     132%     2.9%
Catskill Financial Corp.        NY         04/18/96   CATB        231     12.75%     0.70%     112%     56.7     132%     3.3%
Yonkers Financial Corp.         NY    *    04/18/96   YFCB        210      7.72%     1.73%      23%     35.7     132%     2.7%

                                               Averages:         $346      9.47%     0.80%     119%   $37.4      115%     5.1%
                                                Medians:          123      7.73%     0.61%      64%    18.5      119%     3.9%

                              Averages, Excluding 2nd Steps      $286      9.88%     0.90%     120%   $37.8      117%     4.1%
                              Medians,  Excluding 2nd Steps       152      7.77%     0.75%      60%    20.5      125%     3.6%

- -----------------------------------------------------------------------------------------------------------
                                   Insider Purchases                     Pro Forma Data
                                ---------------------------------------------------------------------------
                                                              Pricing Ratios(4)       Fin. Characteristics
                                ---------------------------------------------------------------------------
                                Benefit Plans
                                -------------
                                        Recog.     Mgmt.
Institution                     ESOP     Plans   & Dirs.   P/TB     P/E      P/A      ROA     TE/A     ROE
- -----------                     ----     -----   -------   ----     ---      ---      ---     ----     ---
                                 (%)      (%)    (%)(3)     (%)     (x)      (%)      (%)      (%)     (%)

Ocean Financial Corp.           8.0%     4.0%     1.2%    75.9%    15.4     14.2%     0.9%    18.8%    4.9%
Home Financial Bancorp(1)       8.0%     4.0%     7.1%    67.5%    13.4     13.3%     1.0%    19.6%    5.0%
First Lancaster Banshares       8.0%     4.0%     9.4%    74.2%    18.5     22.2%     1.2%    29.8%    4.0%
Heartland Bancshares            8.0%     4.0%    14.8%    73.3%      NM     12.8%      NM     17.5%     NM
Kenwood Bancorp(7)              8.0%     4.0%     6.4%    67.6%      NM      6.0%     0.1%     8.8%    1.7%
Eagle BancGroup                 8.0%     4.0%     6.3%    59.2%      NM      8.0%     0.1%    13.5%    0.6%
Provident Financial Holdings    8.0%     4.0%     2.9%    61.4%      NM      8.5%     0.2%    13.9%    1.1%
Prestige Bancorp                8.0%     4.0%     6.9%    63.9%    24.7      9.4%     0.4%    14.7%    2.6%
Wayne Bancorp                   8.0%     4.0%     4.4%    61.8%    18.6     10.4%     0.6%    16.8%    3.3%
Mechanics SB(1)                 2.3%     0.0%     1.5%    77.3%      NM      7.3%      NM      9.5%     NM
Dime Community Bancorp          8.0%     4.0%     2.7%    80.3%    15.9     11.9%     0.7%    16.9%    4.0%
Commonwealth Bancorp(7)         8.0%     4.0%     0.1%   109.3%    12.1      8.4%     0.7%     6.7%   10.4%
CNS Bancorp                     8.0%     4.0%     8.0%    71.1%    22.3     16.4%     0.7%    23.1%    3.2%
Westwood Financial Corp.(7)     0.0%     0.0%     2.5%    80.0%    10.1      7.3%     0.7%     9.2%    7.9%
Lexington B&L Fin. Corp.        8.0%     4.0%     4.3%    70.1%    16.2     20.6%     1.3%    29.4%    4.3%
First Fed. Fin. Bancorp         8.0%     4.0%    13.4%    63.6%    17.4     11.5%     0.7%    18.0%    3.7%
First Fed. Bancshares           8.0%     4.0%     2.6%    65.0%    10.4     10.3%     1.0%    15.9%    6.3%
Citizens First Fin. Corp.       8.0%     4.0%     6.5%    71.7%    17.8     11.2%     0.6%    15.6%    4.0%
North Cincinnati SB(1)          6.0%     0.0%    16.1%    65.0%      NM      6.7%      NM     10.3%     NM
Reliance Bancshares(1)          4.0%     4.0%     9.5%    72.3%    27.3     40.7%     1.5%    56.2%    2.7%
Catskill Financial Corp.        8.0%     4.0%     2.6%    73.2%    21.2     20.4%     1.0%    27.8%    3.5%
Yonkers Financial Corp.         8.0%     4.0%     3.7%    76.5%    16.6     14.8%     0.9%    19.4%    4.6%

                                7.1%     3.5%     6.0%    71.8%    17.4     13.3%     0.8%    18.7%    4.1%
                                8.0%     4.0%     5.4%    71.4%    17.0     11.3%     0.7%    16.9%    4.0%

                                7.4%     3.6%     6.5%    69.6%    18.2     14.2%     0.8%    20.4%    3.6%
                                8.0%     4.0%     6.3%    71.1%    17.6     11.9%     0.8%    17.5%    3.8%

- ----------------------------------------------------------------------------------------------
                                                     Post-IPO Pricing Trends
                                 -------------------------------------------------------------
                                                         Closing Price:
                                 -------------------------------------------------------------
                                           First             After             After
                                   IPO    Trading     %      First      %      First      %
                                  Price     Day     Chg.    Week(5)   Chg.   Month(6)   Chg.
                                  -----     ---     ----    -------   ----   --------   ----
                                   ($)      ($)      (%)      ($)      (%)      ($)      (%)
- ----------------------------------------------------------------------------------------------

Ocean Financial Corp.             $20.00   $21.25    6.3%   20.75      3.8%      NA       NA
Home Financial Bancorp(1)          10.00    10.25    2.5%    9.88     -1.2%      NA       NA
First Lancaster Banshares          10.00    13.25   32.5%   13.38     33.8%      NA       NA
Heartland Bancshares               10.00       NT     NA       NT       NA       NT       NA
Kenwood Bancorp(7)                 10.00       NT     NA       NT       NA       NT       NA
Eagle BancGroup                    10.00    11.25   12.5%   11.25     12.5%      NA       NA
Provident Financial Holdings       10.00    10.97    9.7%   10.81      8.1%   10.63      6.3%
Prestige Bancorp                   10.00    10.38    3.8%   10.25      2.5%    9.75     -2.5%
Wayne Bancorp                      10.00    11.13   11.2%   11.38     13.8%   11.25     12.5%
Mechanics SB(1)                    10.00    11.50   15.0%   11.50     15.0%   11.19     11.9%
Dime Community Bancorp             10.00    12.00   20.0%   12.00     20.0%   12.00     20.0%
Commonwealth Bancorp(7)            10.00    10.50    5.0%   10.75      7.5%   10.50      5.0%
CNS Bancorp                        10.00    11.00   10.0%   12.00     20.0%   11.50     15.0%
Westwood Financial Corp.(7)        10.00    10.75    7.5%   10.38      3.8%   10.62      6.2%
Lexington B&L Fin. Corp.           10.00     9.50   -5.0%    9.75     -2.5%   10.12      1.2%
First Fed. Fin. Bancorp.           10.00    10.75    7.5%   10.62      6.2%   11.00     10.0%
First Fed. Bancshares              10.00    13.00   30.0%   13.38     33.8%   13.63     36.3%
Citizens First Fin. Corp.          10.00    10.50    5.0%   10.00      0.0%   10.13      1.3%
North Cincinnati SB(1)             10.00       NT     NA       NT       NA       NT       NA
Reliance Bancshares(1)              8.00     8.38    4.7%    8.25      3.1%    7.94     -0.7%
Catskill Financial Corp.           10.00    10.38    3.8%   10.50      5.0%   10.38      3.8%
Yonkers Financial Corp.            10.00     9.75   -2.5%   10.00      0.0%    9.94     -0.6%

                                  $10.36   $11.39    9.4%  $11.41      9.7%  $10.70      8.4%
                                   10.00    10.75    7.5%   10.75      6.2%   10.62      6.2%

                                  $10.42   $11.48    9.8%  $11.51     10.2%  $10.73      8.8%
                                   10.00    10.97    7.5%   10.81      6.2%   10.63      6.3%


Note: * - Appraisal performed by RP Financial;
        "NT" - Not Traded; "NA" - Not Applicable, Not Available.
(1) Non-OTS regulated thrifts.                                      July 9, 1996
(2) As reported in summary pages of prospectus.
(3) As reported in prospectus.
(4) Does not take into account the adoption of SOP 93-6.
(5) Latest price if offering less than one week old.
(6) Latest price if offering more than one week but less than one month old.
(7) Second-step conversions.
- --------------------------------------------------------------------------------

RP Financial, LC.
Page 4.14


             In examining the current pricing characteristics of institutions completing their conversions during the last three months (see Table 4.3), we note there exists a considerable difference in pricing ratios compared to the universe of all publicly-traded thrifts. Specifically, the current average P/B ratio of the conversions completed in the most recent three month period of
78.47 percent reflects a discount of 25.7 percent from the average P/B ratio of all publicly-traded SAIF-insured thrifts (equal to 105.61 percent), and the average core P/E ratio of 16.43 times reflects a premium of 9.5 percent from the all SAIF-insured public average core P/E ratio of 15.01 times. The pricing ratios of the better capitalized recently converted thrifts suggest that the investment community has determined to discount their stocks on a book basis until leveraging of the proceeds is completed over the longer term. Excluding two of the recent conversions which were actually second-step conversions of mutual holding companies (which already have a lengthy trading history), the average P/TB ratio of recent conversions equalled 76.07 percent.

             In determining our valuation adjustment for marketing of the issue, we considered trends in both the overall thrift market and the new issue market. The overall market for thrift stocks is considered to be stable, as thrift stocks have traded in a relatively narrow range and are currently exhibiting pricing ratios that are at historically high levels. Investor interest in the new issue market has generally been mixed, with some offerings oversubscribed in the Subscription Offerings while other offerings have sold only within the range of value. Fairly limited price appreciation exhibited in post-conversion trading by recent conversions in general may indicate a less robust market for forthcoming issues of converting thrifts, however certain offerings have been affected by specific regional market factors such as acquisition speculation.

             Also considered in the appraisal was the conversion pricing and after-market performance of other recent standard conversions in the Midwest, including those in Missouri. Table 4.4 shows the closing prices after the first day of trading and current pricing ratios for the most recent conversions in the Midwest. While pricing for one of the recent conversions, CNS Bancorp, Inc., appears to have been affected by acquisition speculation in the local marketplace, overall trends indicate that after-market interest in new conversions has fallen off somewhat from levels recorded earlier in the year and last year, which has reduced the pricing ratios for new issues. We have not adjusted the Bank's "marketing of the issue" valuation parameter downward to reflect the weakness in the new issue market. Instead, we have emphasized the pricing of recent conversions, both at conversion and in the after-market, in the determination of the Bank's valuation.

RP FINANCIAL, LC.
- --------------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703)  528-1700

                                                             Table 4.3
                                                    Market Pricing Comparatives
                                                    Prices As of July 12, 1996

                                                   Market        Per Share Data
                                                Capitalization   --------------
                                              ----------------             Book                Pricing Ratios(3)
                                               Price/   Market   12-Mth    Value  ------------------------------------------------
Financial Institution                         Share(1)   Value   EPS(2)    Share    P/E       P/B        P/A      P/TB     P/CORE
- ---------------------                         -------  -------   ------   ------  --------  --------  --------  --------  --------
                                                 ($)    ($Mil)      ($)      ($)     (X)        (%)       (%)       (%)       (x)
SAIF-Insured Thrifts                           16.80   115.39     1.23     16.52   14.10     102.41     12.87     105.61   15.01
Special Selection Grouping(8)                  11.23    52.75     0.45     14.96   16.64      75.54     15.33      78.47   16.43

Comparable Group
- ----------------

Special Comparative Group(8)
- ----------------------------
CNSB  CNS Bancorp of MO                        11.50    19.01     0.45     14.07      NM      81.73     18.86      81.73      NM
CATB  Catskill Fin. Corp. of NY                10.00    56.87     0.47     13.65   21.28      73.26     20.36      73.26   18.52
CBK   Citizens First Fin.Corp. of IL            9.94    28.01     0.56     13.95   17.75      71.25     11.09      71.25   16.30
CMSB  Cmnwealth Bancorp of PA                  10.19   183.25     0.83     12.41   12.28      82.11      8.55     111.37   12.74
DIME  Dime Community Bancorp of NY             11.75   170.94     0.63     14.17   18.65      82.92     14.03      94.38   20.26
EGLB  Eagle BancGroup of IL                    11.00    14.33     0.10     16.89      NM      65.13      8.81      65.13      NM
FFBH  First Fed. Bancshares of AR              13.12    67.62     0.96     15.38   13.67      85.31     13.57      85.31   13.67
FLKY  First Lancaster Bncshrs of KY            13.62    13.06     0.54     13.47      NM     101.11     30.17     101.11      NM
HWEN  Home Financial Bancorp of IN             10.12     5.12     0.75     14.81   13.49      68.33     13.42      68.33   13.49
LXMO  Lexington B&L Fin. Corp. of MO            9.87    12.49     0.62     14.27   15.92      69.17     20.35      69.17   16.18
MECH  Mechanics SB of Hartford CT              11.25    59.51    -2.10     12.94      NM      86.94      8.25      86.94      NM
OCFC  Ocean Fin. Corp. of NJ                   20.12   168.77     1.27     26.36   15.84      76.33     14.32      76.33   15.48
PRBC  Prestige Bancorp of PA                    9.87     9.50     0.41     15.66   24.07      63.03      9.28      63.03   24.07
PROV  Provident Fin. Holdings of CA            10.50    53.91     0.18     16.29      NM      64.46      8.96      64.46   21.00
RELI  Reliance Bancshares Inc of WI             8.37    21.44     0.29     11.06      NM      75.68     42.55      75.68      NM
WYNE  Wayne Bancorp of NJ                      10.75    23.98     0.54     16.17   19.91      66.48     11.19      66.48   16.54
WWFC  Westwood Fin. Corp. of NJ                10.50     6.79     0.99     14.61   10.61      71.87      7.69      83.93   10.61
YFCB  Yonkers Fin. Corp. of NY                  9.75    34.82     0.60     13.07   16.25      74.60     14.47      74.60   14.77

                                               Dividends(4)                              Financial Characteristics(6)
                                      ----------------------------   --------------------------------------------------------------
                                                                                                      Reported          Core
                                       Amount/            Payout      Total    Equity/    NPAs/   -----------------  ------------
Financial Institution                  Share     Yield    Ratio(5)   Assets    Assets    Assets    ROA       ROE     ROA      ROE
- ---------------------                 --------   ------   --------   -------   -------   -------  ------   ------   -----   ------
                                          ($)     (%)         (%)    ($Mil)       (%)       (%)     (%)       (%)     (%)      (%)

SAIF-Insured Thrifts                   0.35     2.04      26.13      1,293      13.30     0.96      0.86     7.97    0.80    7.21
Special Selection Grouping(8)          0.01     0.14       1.77        444      20.12     1.30      0.66     2.87    0.77    3.94

Comparable Group
- ----------------

Special Comparative Group(8)
- ----------------------------
CNSB  CNS Bancorp of MO                0.00      0.00      0.00        101      23.07     0.70      0.74     3.20    0.62    2.70
CATB  Catskill Fin. Corp. of NY        0.00      0.00      0.00        279      27.79       NA      0.96     3.44    1.10    3.96
CBK   Citizens First Fin.Corp. of IL   0.00      0.00      0.00        252      15.57       NA      0.63     4.01    0.68    4.37
CMSB  Cmnwealth Bancorp of PA          0.25      2.45     30.17      2,140      10.41     0.44      0.70     6.69    0.67    6.45
DIME  Dime Community Bancorp of NY     0.00      0.00      0.00      1,218      16.92     2.59      0.75     4.45    0.69    4.09
EGLB  Eagle BancGroup of IL            0.00      0.00      0.00        163      13.53     0.80      0.08     0.59    0.08    0.59
FFBH  First Fed. Bancshares of AR      0.00      0.00      0.00        498      15.90     0.09      0.99     6.24    0.99    6.24
FLKY  First Lancaster Bncshrs of KY    0.00      0.00      0.00         43      29.83     1.23      1.20     4.01    1.20    4.01
HWEN  Home Financial Bancorp of IN     0.00      0.00      0.00         38      19.64     0.39      0.99     5.06    0.99    5.06
LXMO  Lexington B&L Fin. Corp. of MO   0.00      0.00      0.00         61      29.42     1.15      1.28     4.34    1.26    4.27
MECH  Mechanics SB of Hartford CT      0.00      0.00        NM        721       9.49     5.43     -1.54   -16.23    0.00    0.00
OCFC  Ocean Fin. Corp. of NJ           0.00      0.00      0.00      1,179      18.75     0.97      0.90     4.82    0.92    4.93
PRBC  Prestige Bancorp of PA           0.00      0.00      0.00        102      14.72     0.38      0.39     2.62    0.39    2.62
PROV  Provident Fin. Holdings of CA    0.00      0.00      0.00        602      13.90     2.22      0.15     1.10    0.43    3.07
RELI  Reliance Bancshares Inc of WI    0.00      0.00      0.00         50      56.23       NA      1.47     2.62    1.47    2.62
WYNE  Wayne Bancorp of NJ              0.00      0.00      0.00        214      16.83     1.46      0.56     3.34    0.68    4.02
WWFC  Westwood Fin. Corp. of NJ        0.00      0.00      0.00         88      10.71     0.02      0.73     6.78    0.73    6.78
YFCB  Yonkers Fin. Corp. of NY         0.00      0.00      0.00        241      19.39     1.63      0.89     4.59    0.98    5.05

(1)  Average of High/Low or Bid/Ask price per share.
(2) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(3)  P/E = Price to earnings; P/B = Price to book; P/A = Price to assets;
     P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.
(4)  Indicated twelve month dividend, based on last quarterly dividend declared.
(5)  Indicated dividend as a percent of trailing twelve month earnings.
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.
(7) Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.
(8)  Includes Converted Last 3 Mths (no MHC);

Source: Corporate reports, offering circulars, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1995 by RP Financial, Inc.

RP Financial, LC.
Page 4.16


                                   Table 4.4
                       Pricing Characteristics of Recent
                          Midwestern U.S. Conversions

                                                                                       % Change in Price
                                                                                    ------------------------
                                            Conversion     Pro Forma P/B             1st     To     Current
                                               Date        @ Conversion             Week   7/12/96   P/TB
                                               ----        -------------            ------------------------
        Home Financial Bancorp of IN           7/96           67.5%                 (1.2%)   1.3%    68.33%
        Eagle Bancgroup of IL                  7/96           59.2                  12.5    10.0     65.13
        CNS Bancorp of MO                      6/96           71.1                  20.0    15.0     81.73
        Lexington B&L Financial Corp of MO     6/96           70.1                  (2.5)   (1.3)    69.17

        C.   The Acquisition Market
             ----------------------

             Also considered in the valuation was the potential pricing impact of recently completed and pending acquisitions of other thrifts operating in the Bank's market area. As shown in Exhibit IV-4, there have been six completed or announced acquisitions of thrift institutions in Missouri since the beginning of 1995. The Bank's relatively high pro forma capital position may tend to reduce acquisition speculation in the Bank's stock based on expectations that an acquiror would be reluctant to pay an acquisition premium for the Bank's excess capital. However, at the same, the fairly active acquisition market for Missouri institutions and institutions in other nearby states may imply a certain degree of acquisition speculation for the Bank's stock. To the extent that acquisition speculation may impact the Bank's offering, we have largely taken this into account in selecting Missouri and other Midwest companies, which operate in markets that have experienced comparable or greater degree of thrift acquisition activity than the markets served by the Bank.

        Taking these factors and trends into account, primarily recent trends in the new issue market and market conditions overall, RP Financial concluded that no adjustment was warranted for purposes of marketing of the issue.

8.      Management
        ----------

        The Bank's management team appears to have experience and expertise in all of the key areas of the Bank's operations. Exhibit IV-5 provides summary resumes of the Bank's Board of Directors and executive management. A history of core profitability, a strong capital position and no outstanding regulatory issues indicate that the Bank is being effectively managed. The Bank has no apparent senior management vacancies and there appears to be a well-defined organizational structure, separation of functions, and an active Board which oversees and advises on all key strategic and policy decisions.

RP Financial, LC.
Page 4.17


        Similarly, the returns, capital positions, and other operating measures of the Peer Group companies are indicative of well-managed financial institutions, which have Boards and management teams that have been effective in implementing conservative and competitive operating strategies. On balance, we concluded that no valuation adjustment relative to the Peer Group was appropriate for this factor.

9.      Effect of Government Regulation and Regulatory Reform
        -----------------------------------------------------

        There have been two recent developments in the thrift industry which may have an effect on the pricing of thrifts: (1) the recent discussions by legislators regarding the recapitalizing of the SAIF through a special assessment coupled with possible lower future annual deposit premiums; and, (2) the possibility that back taxes on bad debt reserves taken before 1988 may be required to be recaptured. Since the Bank and all of the Peer Group members are SAIF-insured, we believe the effect of these discussions on the Bank's pro forma pricing has been implicitly accounted for in the pricing ratios of the Peer Group. In summary, as a fully converted SAIF-insured savings institution, the Bank will operate in substantially the same regulatory environment as the Peer Group members -- all of whom are adequately capitalized institutions and are operating with no apparent restrictions. Exhibit IV-6 reflects the Bank's pro forma regulatory capital ratios. RP Financial concluded that the Bank's flexibility of operations are neither materially restricted nor enhanced by its current regulatory status versus the Peer Group and no adjustment was made for this factor.

Summary of Adjustments
- ----------------------
        Overall, we believe the Bank's pro forma market value should be discounted relative to the Peer Group as follows:

     Key Valuation Parameters:                                          Valuation Adjustment
     -------------------------                                          --------------------
     Financial Condition                                                Slight Downward
     Profitability, Growth and Viability of Earnings                    Moderate Downward
     Asset Growth                                                       No Adjustment
     Primary Market Area                                                No Adjustment
     Dividends                                                          No Adjustment
     Liquidity of the Shares                                            No Adjustment
     Marketing of the Issue                                             No Adjustment
     Management                                                         No Adjustment
     Effect of Government Regulations and Regulatory Reform             No Adjustment

RP Financial, LC.
Page 4.18

Valuation Approaches
- --------------------

        In applying the accepted valuation methodology promulgated by the OTS and adopted by the FDIC, i.e., the pro forma market value approach, we considered the three key pricing ratios in valuing the Bank's to-be-issued stock -- price/earnings ("P/E"), price/book ("P/B"), and price/assets ("P/A")
- -- all performed on a pro forma basis including the effects of the conversion proceeds. In computing the pro forma impact of the conversion and the related pricing ratios, we have incorporated the valuation parameters disclosed in the Bank's prospectus for offering expenses, the effective tax rate and stock benefit plan assumptions (summarized in Exhibits IV-7 and IV-8). The prospectus reflects a reinvestment based on the arithmetic average of Fulton Savings' yield on interest earning assets and cost of deposits as of April 30, 1996, equal to
6.40 percent. In our determination of the appropriate reinvestment rate to use for valuation purposes, we analyzed the Bank's yield on IEA and cost of deposits against the U. S. Treasury One Year T-Bill rate average of 5.62 percent at April 30, 1996. We also considered a blended reinvestment rate based on the intended use of proceeds by the Bank and the Holding Company as outlined in the business plan, which took into account stock purchased by existing deposits at the institution. On balance, we determined that the arithmetic average of Fulton Savings' yield on interest earning assets and cost of deposits, which is reflected in the prospectus, is a reasonable reinvestment rate to use in the valuation. With regard to the employee stock ownership plan and stock reward plans, we have performed the valuation assuming the ESOP purchases 8.0 percent of the shares at the initial offering prices (10 year amortization) and the MRP acquires 4.0 percent of the shares in the open market at the $10.00 per share issue price (5 year vesting). We also considered the impact of issuance of MRP shares out of authorized but unissued shares. In our estimate of value, we assessed the relationship of the pro forma pricing ratios relative to the Peer Group and the recent conversions.

        RP Financial's valuation placed an emphasis on the following:

        o    P/E Approach.  The P/E approach is generally the best indicator of
             ------------
             long-term value for a stock. Since the Bank and the Peer Group reported pro forma profitability, the P/E approach was heavily considered in this valuation. In applying this approach, we took into account reported earnings and estimated core earnings.

        o    P/B Approach.  P/B ratios have generally served as a useful
             -------------
             benchmark in the valuation of thrift stocks, with the greater determinant of long term value being earnings. We have also modified the P/B approach to exclude the impact of intangible assets (i.e., price/tangible book value or "P/TB"). RP Financial considered the P/TB approach to be a reliable indicator of value given current market conditions, particularly the market for new conversions, which often exhibit a willingness to pay premium P/E multiples in the expectation that such institutions will implement leveraging strategies to promote earnings growth. At the same time, with lower ROE ratios, new conversions are typically discounted on a book value basis relative to the market at least until there is partial realization of leveraging strategies.

RP Financial, LC.
Page 4.19

        o    P/A Approach.  P/A ratios are generally a less reliable indicator
             ------------
             of market value, as investors do not place exclusive weight simply on the size of total assets as a determinant of market value. Furthermore, this approach does not take into account the amount of stock purchases funded by deposit withdrawals, thus understating the pro forma P/A ratio. Investors place significantly greater weight on book value and earnings -- which have received greater weight in our valuation analysis. At the same time, the P/A ratio is an indicator of franchise value and, in the case of a highly capitalized institution, a high P/A ratio limits the investment community's willingness to pay average market multiples for earnings and book value when ROE is low.

        The Bank has adopted Statement of Position ("SOP" 93-6), which will cause earnings per share computations to be based on shares issued and outstanding excluding shares owned by an ESOP where there is not a commitment to release such shares. For the purpose of preparing the pro forma pricing tables and exhibits, we have reflected all shares issued in the offering including shares purchased by the ESOP as outstanding to capture the full dilutive impact of such stock to the Bank's shareholders. However, we have considered the impact of adoption of SOP 93-6 on the Bank in the determination of the Bank's pro forma value.

        Based on the application of the three valuation approaches, taking into consideration the valuation adjustments discussed above, and placing the greatest weight on the P/B and P/E approaches, RP Financial concluded that the pro forma market value of the Bank's conversion stock is $13,000,000 at the midpoint at this time.

        1.   Price-to-Earnings ("P/E").  The application of the P/E valuation
             --------------------------
method requires calculating the Bank's pro forma market value by applying a valuation P/E multiple times the pro forma earnings base. Ideally, the pro forma earnings base is composed principally of the Bank's core or recurring earnings base, that is, earnings adjusted to exclude any one-time non-operating items, plus the estimated after-tax earnings benefit of the reinvestment of net conversion proceeds. The Bank's reported earnings were $0.620 million for the twelve months ended April 30, 1996, and included no non-recurring items. (Note: see Exhibit IV-9 for adjustments applied to the Peer Group's earnings in the calculation of their core earnings).

             Based on the Bank's trailing twelve month core earnings, and incorporating the impact of the pro forma assumptions discussed previously, the Bank's pro forma core P/E multiple at the $13,000,000 midpoint value was 14.01 times, which was at a discount of 21.0 percent to the Peer Group average of
17.73 times core earnings.

             In reaching the valuation conclusion, we also evaluated the Bank's P/E multiple on the basis of projected earnings growth as reflected in the business plan (the "Plan").

RP Financial, LC.
Page 4.20

        2.   Price-to-Tangible Book ("P/TB"). The application of the P/TB
             --------------------------------
valuation method requires calculating the Bank's pro forma market value by applying a valuation P/TB ratio to the Bank's pro forma tangible book value. Based on the $13.0 million midpoint valuation, the Bank's pro forma P/TB ratio was 64.95 percent. In comparison to the average P/TB ratio for the Peer Group of approximately 87.88 percent, the Bank's valuation reflected a 26.1 percent discount relative to the Peer Group. RP Financial considered the discount under this approach to be warranted by the valuation adjustments addressed earlier and the Bank's lower pro forma core ROE (4.64 percent versus 5.45 percent for the Peer Group).

             Given the emphasis in the revised appraisal guidelines on limiting the new issue discount, RP Financial also considered conversion closing and the current pro forma P/B ratios of recent conversions. It is these companies that perhaps provide the best proxy for aftermarket trading for a new issue such as the Bank's conversion stock. It is the pro forma P/B ratio that investors have recently tended to emphasize in evaluating the trading of new issues. The Bank's pro forma P/B ratios over the valuation range shows slight to no discounting from the current trading average of recent conversions.

        3.   Price-to-Assets ("P/A").  The P/A valuation methodology determines
             ------------------------
market value by applying a valuation P/A ratio to the Bank's pro forma asset base, conservatively assuming no deposit withdrawals are made to fund stock purchases. In all likelihood there will be deposit withdrawals, which results in understating the pro forma P/A ratio which is computed herein. At the midpoint of the valuation range, the Bank's value equaled 13.49 percent of pro forma assets, which was discounted by 18.8 percent from the Peer Group's average P/A ratio of 16.62 percent. While generally emphasized less than the P/E and P/B approaches, the P/A ratio is an indicator of franchise value and, thus, was a factor in deriving the other pricing ratios. It should be noted that the level of other pricing ratios are limited by the franchise value ratio measured by the P/A ratio.

RP Financial, LC.
Page 4.21

Valuation Conclusion
- --------------------

        Based on the foregoing, it is our opinion that, as of July 12, 1996, the aggregate pro forma market value of the Bank and the Holding Company, was $13,000,000 at the midpoint, equal to 1,300,000 shares offered at a per share value of $10.00. Pursuant to OTS conversion guidelines, the 15 percent offering range indicates a minimum value of $11,050,000 and a maximum value of $14,950,000. Based on the $10.00 per share offering price, this valuation range equates to an offering of 1,105,000 shares at the minimum to 1,495,000 shares at the maximum. In the event that the Bank's appraised value is subject to an increase, up to 1,719,250 shares may be sold at an issue price of $10.00 per share, for an aggregate market value of $17,192,500, without a resolicitation. The comparative pro forma valuation ratios relative to the Peer Group are shown in Table 4.5, and the key valuation assumptions are detailed in Exhibit IV-7. The pro forma calculations for the range are detailed in Exhibit IV-8.

     RP FINANCIAL, LC.
     ----------------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700
                                   Table 4.5
                             Public Market Pricing
               Fulton SB, FSB of Fulton, MO and the Comparables
                              As of July 12, 1996


                                                 Market
                                             Capitalization  Per Share Data
                                             --------------- --------------           Pricing Ratios(3)
                                                                      Book   ---------------------------------------
                                             Price/   Market  12-Mth  Value/
                                            Share(1)   Value  EPS(2)  Share     P/E     P/B    P/A    P/TB   P/CORE
                                            -------- ------- ------- ------- ------- ------- ------- ------- -------
                                                ($)   ($Mil)    ($)     ($)     (X)     (%)     (%)     (%)     (X)
     Fulton SB, FSB of Fulton, MO
     ----------------------------
      Superrange                              10.00    17.19   0.60   13.79   16.62   72.53   17.18   72.53   16.62
      Range Maximum                           10.00    14.95   0.65   14.54   15.30   68.80   15.24   68.80   15.30
      Range Midpoint                          10.00    13.00   0.71   15.40   14.01   64.95   13.49   64.95   14.01
      Range Minimum                           10.00    11.05   0.79   16.56   12.58   60.39   11.67   60.39   12.58

     SAIF-Insured Thrifts(7)
     -----------------------
      Averages                                16.80   115.39   1.23   16.52  14.10  102.41   12.87  105.61   15.01
      Medians                                   ---     ---     ---    ---   13.99   98.05   11.55  100.50   15.28

     All Non-MHC State  MO(7)
    --------------------------
      Averages                                16.69    82.07   1.18   16.38   15.75 102.42   15.61  105.54   15.87
      Medians                                  ---      ---     ---    ---    16.02  87.92   15.03   87.92   16.18

     Comparable Group Averages
     -------------------------
      Averages                                14.87    20.24   0.89   16.95   17.36   87.86   16.62   87.88   17.73
      Medians                                   ---     ---     ---     ---   18.28   86.23   16.25   86.33   18.90

     State of MO
     -----------
     CNSB  CNS Bancorp of MO                  11.50    19.01   0.45   14.07     NM    81.73   18.86   81.73     NM
     CMRN  Cameron Fin. Corp. of MO           13.50    38.48   0.97   16.06   13.92   84.06   22.31   84.06   14.06
     CAPS  Capital Savings Bancorp of MO      18.12    18.83   1.75   20.34   10.35   89.09    9.29   89.09   10.35
     FBSI  First Bancshares of MO             15.63    20.35   0.80   18.26   19.54   85.60   14.49   85.78   19.78
     GSBC  Great Southern Bancorp of MO       27.00   119.72   2.48   15.04   10.89  179.52   18.17  182.56   11.59
     HFSA  Hardin Bancorp of Hardin MO        11.75    12.43   0.48   15.16   24.48   77.51   14.91   77.51   24.48
     JSBA  Jefferson Svgs Bancorp of MO       24.50   102.46   1.52   19.19   16.12  127.67    8.96  155.85   16.44
     JOAC  Joachim Bancorp of MO              12.44     9.45   0.28   14.15     NM    87.92   25.71   87.92     NM
     LXMO  Lexington B&L Fin. Corp. of MO      9.87    12.49   0.62   14.27   15.92   69.17   20.35   69.17   16.18
     MBLF  MBLA Financial Corp. of MO(7)      22.50    30.87   1.00   20.67   22.50  108.85   15.83  108.85   22.50
     MFSB  Mutual Bancompany of MO(7)         21.00     6.99   0.34   18.73     NM   112.12   13.12  112.12     NM
     NSLB  NS&L Bancorp of Neosho MO          12.56    11.15   0.59   15.62   21.29   80.41   18.89   80.41   22.84
     NASB  North American SB of MO            29.75    67.71   3.74   21.44    7.95  138.76   10.19  144.56    8.33
     PCBC  Perry Co. Fin. Corp. of MO         16.25    13.91   0.88   18.84   18.47   86.25   17.99   86.25   18.47
     RFED  Roosevelt Fin. Grp. Inc. of MO     17.37   731.59   1.35   10.54   12.87  164.80    8.01  174.40    9.49
     SMFC  Sho-Me Fin. Corp. of MO            16.00    29.14   1.08   17.36   14.81   92.17   11.04   92.17   14.95
     SMBC  Southern Missouri Bncrp of MO      14.12    24.34   0.78   15.41   18.10   91.63   15.03   91.63   19.34

     Comparable Group
     ----------------

     CMRN  Cameron Fin. Corp. of MO           13.50    38.48   0.97   16.06   13.92   84.06   22.31   84.06   14.06
     CAPS  Capital Savings Bancorp of MO      18.12    18.83   1.75   20.34   10.35   89.09    9.29   89.09   10.35
     FBSI  First Bancshares of MO             15.63    20.35   0.80   18.26   19.54   85.60   14.49   85.78   19.78


                                               Dividends(4)                 Financial Characteristics(6)
                                         -----------------------  -------------------------------------------------------
                                                                                               Reported          Core
                                         Amount/         Payout   Total   Equity/  NPAs/  --------------- ---------------
                                         Share    Yield  Ratio(5) Assets  Assets  Assets    ROA     ROE     ROA     ROE
                                         ------- ------- -------  ------- ------- ------- ------- ------- ------- -------
                                            ($)     (%)     (%)   ($Mil)    (%)     (%)     (%)     (%)     (%)     (%)
     Fulton SB, FSB of Fulton, MO
     ----------------------------
      Superrange                           0.00    0.00    0.00      100   23.68    0.79    1.03    4.36    1.03    4.36
      Range Maximum                        0.00    0.00    0.00       98   22.15    0.80    1.00    4.50    1.00    4.50
      Range Midpoint                       0.00    0.00    0.00       96   20.76    0.82    0.96    4.64    0.96    4.64
      Range Minimum                        0.00    0.00    0.00       95   19.33    0.83    0.93    4.80    0.93    4.80

     SAIF-Insured Thrifts(7)
     -----------------------
      Averages                             0.35    2.04   26.13    1,293   13.30    0.96    0.86    7.97    0.80    7.21
      Medians                               ---     ---     ---      ---     ---     ---     ---     ---     ---     ---

     All Non-MHC Sta of MO(7)
     -----------------------
      Averages                             0.35    2.11   23.72      864   17.13    0.81    0.97    7.50    0.95    7.60
      Medians                               ---     ---     ---      ---     ---     ---     ---     ---     ---     ---

     Comparable Group Averages
     -------------------------
      Averages                             0.34    2.40   30.21      132   18.96    0.36    0.99    5.53    0.98    5.45
      Medians                               ---     ---     ---      ---     ---     ---     ---     ---     ---     ---

     State of MO
     -----------

     CNSB  CNS Bancorp of MO               0.00    0.00    0.00      101   23.07    0.70    0.74    3.20    0.62    2.70
     CMRN  Cameron Fin. Corp. of MO        0.28    2.07   28.87      172   26.54    0.79    1.61    5.79    1.59    5.73
     CAPS  Capital Savings Bancorp of MO   0.36    1.99   20.57      203   10.43    0.20    0.95    8.92    0.95    8.92
     FBSI  First Bancshares of MO          0.20    1.28   25.00      140   16.92    0.43    0.78    4.33    0.77    4.27
     GSBC  Great Southern Bancorp of MO    0.70    2.59   28.23      659   10.12    2.03    1.72   17.10    1.62   16.07
     HFSA  Hardin Bancorp of Hardin MO     0.40    3.40     NM        83   19.24    0.11    0.64    4.18    0.64    4.18
     JSBA  Jefferson Svgs Bancorp of MO    0.32    1.31   21.05    1,143    7.02    0.97    0.60    8.20    0.59    8.04
     JOAC  Joachim Bancorp of MO           0.50    4.02     NM        37   29.24    0.01    0.65    3.14    0.65    3.14
     LXMO  Lexington B&L Fin. Corp. of MO  0.00    0.00    0.00       61   29.42    1.15    1.28    4.34    1.26    4.27
     MBLF  MBLA Financial Corp. of MO(7)   0.40    1.78   40.00      195   14.54    0.33    0.70    4.81    0.70    4.81
     MFSB  Mutual Bancompany of MO(7)      0.00    0.00    0.00       53   11.70     NA     0.20    1.83    0.23    2.10
     NSLB  NS&L Bancorp of Neosho MO       0.50    3.98     NM        59   23.49    0.18    0.93    4.27    0.87    3.98
     NASB  North American SB of MO         0.63    2.12   16.84      664    7.35    3.36    1.33   18.45    1.27   17.61
     PCBC  Perry Co. Fin. Corp. of MO      0.30    1.85   34.09       77   20.86    0.04    1.00    5.36    1.00    5.36
     RFED  Roosevelt Fin. Grp. Inc. of MO  0.62    3.57   45.93    9,135    4.86    0.40    0.63   13.98    0.85   18.94
     SMFC  Sho-Me Fin. Corp. of MO         0.00    0.00    0.00      264   11.98     NA     0.83    6.18    0.82    6.12
     SMBC  Southern Missouri Bncrp of MO   0.50    3.54   64.10      162   16.40    0.97    0.88    5.01    0.82    4.69

     Comparable Group
     ----------------

     CMRN  Cameron Fin. Corp. of MO        0.28    2.07   28.87      172   26.54    0.79    1.61    5.79    1.59    5.73
     CAPS  Capital Savings Bancorp of MO   0.36    1.99   20.57      203   10.43    0.20    0.95    8.92    0.95    8.92
     FBSI  First Bancshares of MO          0.20    1.28   25.00      140   16.92    0.43    0.78    4.33    0.77    4.27

     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700
                                   Table 4.5
                             Public Market Pricing
               Fulton SB, FSB of Fulton, MO and the Comparables
                              As of July 12, 1996



                                                 Market
                                             Capitalization   Per Share Data             Pricing Ratios(3)
                                             ---------------  -------------- ---------------------------------------
                                                                      Book
                                             Price/   Market  12-Mth  Value/
                                            Share(1)   Value  EPS(2)  Share     P/E     P/B    P/A    P/TB   P/CORE
                                            -------- ------- ------- ------- -------- ------ ------- ------- -------
                                                ($)   ($Mil)    ($)     ($)     (X)     (%)     (%)     (%)     (X)

     HFSA  Hardin Bancorp of Hardin MO        11.75    12.43   0.48   15.16   24.48   77.51   14.91   77.51   24.48
     KYF   Kentucky First Bancorp of KY       15.00    20.84   0.57   14.28     NM   105.04   24.81  105.04     NM
     NSLB  NS&L Bancorp of Neosho MO          12.56    11.15   0.59   15.62   21.29   80.41   18.89   80.41   22.84
     PCBC  Perry Co. Fin. Corp. of MO         16.25    13.91   0.88   18.84   18.47   86.25   17.99   86.25   18.47
     SMFC  Sho-Me Fin. Corp. of MO            16.00    29.14   1.08   17.36   14.81   92.17   11.04   92.17   14.95
     SMBC  Southern Missouri Bncrp of MO      14.12    24.34   0.78   15.41   18.10   91.63   15.03   91.63   19.34
     SFFC  StateFed Financial Corp. of IA     15.75    12.96   1.03   18.13   15.29   86.87   17.47   86.87   15.29


                                               Dividends(4)                 Financial Characteristics(6)
                                         ----------------------- -------------------------------------------------------
                                                                                              Reported          Core
                                         Amount/         Payout  Total   Equity/  NPAs/  --------------- ---------------
                                         Share    Yield Ratio(5) Assets  Assets  Assets    ROA     ROE     ROA     ROE
                                         ------- ------ -------  ------  ------- ------- ------- ------- ------- -------
                                            ($)     (%)     (%)  ($Mil)     (%)     (%)     (%)     (%)     (%)     (%)

     HFSA  Hardin Bancorp of Hardin MO     0.40    3.40     NM       83   19.24    0.11    0.64    4.18    0.64    4.18
     KYF   Kentucky First Bancorp of KY    0.50    3.33     NM       84   23.62    0.15    1.12    5.40    1.12    5.40
     NSLB  NS&L Bancorp of Neosho MO       0.50    3.98     NM       59   23.49    0.18    0.93    4.27    0.87    3.98
     PCBC  Perry Co. Fin. Corp. of MO      0.30    1.85   34.09      77   20.86    0.04    1.00    5.36    1.00    5.36
     SMFC  Sho-Me Fin. Corp. of MO         0.00    0.00    0.00     264   11.98     NA     0.83    6.18    0.82    6.12
     SMBC  Southern Missouri Bncrp of MO   0.50    3.54   64.10     162   16.40    0.97    0.88    5.01    0.82    4.69
     SFFC  StateFed Financial Corp. of IA  0.40    2.54   38.83      74   20.11     NA     1.18    5.80    1.18    5.80


     (1) Average of high/low or bid/ask price per share.
     (2) EPS (common earnings per share) is based on actual trailing twelve month data and is shown on a pro forma basis.
     (3) P/E = Price to Earnings; P/B = Price to Book; P/A = Price to Assets; P/TB = Price to Tangible Book; and P/CORE = Price to Core Earnings.
     (4) Indicated twelve month dividend, based on last quarterly dividend declared.
     (5) Indicated twelve month dividend as a percent of trailing twelve month earnings.
     (6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and total assets balances.
     (7) Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

     Source: Corporate reports, offering circulars, and RP Financial, Inc.
             calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1995 by RP Financial, Inc.

                                   EXHIBITS

RP Financial, LC.

                                LIST OF EXHIBITS

Exhibit

Number             Description
- -------            -----------

  I-1              Map of Office Locations

  I-2              Audited Financial Statements

  I-3              Key Operating Ratios

  I-4              Investment Portfolio Composition

  I-5              Yields and Costs

  I-6              Loan Loss Allowance Activity

  I-7              Net Portfolio Value Analysis

  I-8              Loan Portfolio Composition

  I-9              Fixed Rate and Adjustable Rate Loans

  I-10             Loan Originations, Purchases, and Sales

  I-11             Non-Performing Assets/Classified Assets

  I-12             Deposit Composition

  I-13             Time Deposit Rate/Maturity

  I-14             Borrowings

  II-1             List of Office Characteristics

  II-2             Historical Interest Rates

  II-3             Sources of Personal Income/Employment Sectors



 III-1             General Characteristics of Publicly-Traded
                    Institutions


 III-2             Missouri Thrifts

RP Financial, LC.

 III-3             Thrifts in Continguous States


 IV-1              Stock Prices:  July 12, 1996

 IV-2              Historical Stock Price Indices

 IV-3              Historical Thrift Stock Indices

 IV-4              Market Area Acquisition Activity

 IV-5              Directors and Senior Management Summary Resumes

 IV-6              Pro Forma Regulatory Capital Ratios

 IV-7              Pro Forma Analysis Sheet

 IV-8              Pro Forma Effect of Conversion Proceeds

 IV-9              Peer Group Core Earnings Analysis


  V-1              Firm Qualifications Statement

                                  EXHIBIT I-1
                           Fulton Savings Bank, FSB
                            Map of Office Location

[MAP OF MISSOURI APPEARS HERE]

                                  EXHIBIT I-2
                          Audited Financial Statements

                          [Incorporated by Reference]

                                  EXHIBIT I-3
                           Fulton Savings Bank, FSB
                             Key Operating Ratios

                                                                        At or For the
                                                                     Year Ended April 30,
                                                        ------------------------------------------------
                                                        1996       1995       1994       1993       1992
                                                        ----       ----       ----       ----       ----

KEY FINANCIAL RATIOS:
Performance Ratios:
 Return on assets(1) ...........................        0.75%      0.72%      1.12%      1.07%      1.03%
 Return to equity(2) ...........................        7.00       6.55      11.92      12.13      12.58
 Retained earnings to assets(3) ................       10.70      10.93      10.06       8.82       8.21
 Interest rate spread(4) .......................        2.60       2.96       3.58       3.39       3.18
 Net interest margin(5) ........................        3.02       3.33       3.90       3.75       3.59
 Average interest-earning assets
  to average interest-bearing liabilities ......      108.84     109.15     108.64     107.71     106.64
 Noninterest expense as a
  percent of average total assets ..............        2.23       2.39       2.37       2.21       2.00

Asset Quality Ratios:
 Nonaccrual and 90 days or more
  past due loans as a percent
  of loans receivable, net .....................        0.43       0.23       1.53       0.44       1.72
 Nonperforming assets as a
  percent of total assets ......................        0.60       0.20       1.53       0.72       1.86
 Allowance for losses as a
  percent of gross loans receivable ............        1.05       1.11       1.09       1.26       1.17
 Allowance for losses as a
  percent of nonperforming loans ...............      245.44     498.05      72.18     291.78      68.78
 Net charge-offs to average
  outstanding loans ............................        0.03       0.03       0.17       0.14       0.05
- ---------------

(1)  Net earnings divided by average total assets.
(2)  Net earnings divided by average equity.
(3)  Average retained earnings divided by average total assets.
(4) Difference between weighted average yield on interest-earning assets and weighted average rate on interest-bearing liabilities.
(5)  Net interest income as a percentage of average interest-earning assets.

                                  EXHIBIT I-4
                           Fulton Savings Bank, FSB
                       Investment Portfolio Composition

                                                              At April 30,
                                ---------------------------------------------------------------------------------
                                        1996                      1995                          1994
                                ---------------------- ----------------------------  ----------------------------
                                Carrying   Percent of   Carrying        Percent of    Carrying        Percent of
                                Value      Portfolio    Value           Portfolio     Value           Portfolio
                                -----      ---------    -----           ---------     -----           ---------
                                                          (Dollars in Thousands)
Available for sale:
Investment securities:
 U.S. Government and federal
  agency obligations .........  $3,216     100.00%      $4,201           99.98%       $  --              --%
 Mortgage-backed securities...      --         --            1             .02           --              --
                                 -----     ------        -----          ------        -----            ----
    Total available for sale..   3,216     100.00        4,202          100.00           --              --

Held to maturity:
Investment securities:
 U.S. Government and federal
  agency obligations .........      --         --           --              --        4,260           78.08
 Mortgage-backed securities...      --         --           --              --        1,196           21.92
                                 -----     ------       ------          ------       ------          ------
    Total held to maturity          --         --           --              --        5,456          100.00
                                 -----     ------       ------          ------       ------          ------

   Total......................  $3,126     100.00%      $4,202          100.00%      $5,456          100.00%
                                ======     ======       ======          ======       ======          ======

                                                                    At April 30, 1996
                                           --------------------------------------------------------------------
                                               Amount Due or Repricing within:
                                                                       Over One to
                                            One Year or Less            Five Years                Totals
                                           -------------------     -------------------      -------------------
                                                      Weighted                Weighted                 Weighted
                                           Carrying   Average      Carrying   Average       Carrying    Average
                                            Value      Yield        Value      Yield         Value      Yield
                                           --------   -------      --------   --------      --------    -------
                                                                   (Dollars in Thousands)
           U.S. Government and
            federal agency
            obligations ........           $2,511      5.92%       $705        6.65%         $3,216      6.08%

                                  EXHIBIT I-5
                           Fulton Savings Bank, FSB
                               Yields and Costs

                                                                                 Year Ended April 30,
                                                   -------------------------------------------------------------------------------
                                                             1996                       1995                       1994
                                                   -------------------------  -------------------------  -------------------------
                                                                     Average                    Average                    Average
                                                   Average           Yield/   Average           Yield/   Average           Yield/
                                                   Balance  Interest  Cost    Balance  Interest  Cost    Balance  Interest  Cost
                                                   -------  -------- ------   -------  -------- ------   -------  -------- ------
                                                                               (Dollars in Thousands)
Interest-earnings assets:
 Loans receivable, net (1) .....................   $71,380   $5,689   7.97%   $64,942   $4,913   7.57%   $59,206   $4,888   8.26%
 Mortgage-backed securities
  available for sale ...........................         1       --   9.18        370       44  11.92         --       --     --
 Mortgage-backed securities
  held to maturity .............................        --       --     --         --       --     --      1,530      121   7.87
 U.S. Government and federal agency
  securities avaiable for sale .................     3,895      253   6.48      4,335      240   5.54         --       --     --
 U.S. Government and federal agency
  securities held to maturity ..................        --       --     --         --       --     --      4,503      218   4.85
 FHLB stock ....................................       628       45   7.17        616       50   8.07        622       49   7.92
 Interest-bearing deposits .....................     3,133      185   5.90      2,216      108   4.89      4,381      137   3.12
                                                   -------   ------           -------  -------           -------   ------
  Total Interest-earning assets ................    79,037    6,172   7.81     72,479    5,355   7.39     70,242    5,413   7.71

Noninterest earning assets .....................     3,695                      3,308                      3,248
                                                   -------                    -------                    -------

  Total average assets .........................   $82,732                    $75,787                    $73,490
                                                   =======                    =======                    =======
Interest-bearing liabilities:
 NOW, money market and passbook
  accounts .....................................   $14,728      387   2.62    $17,090      485   2.84    $17,906      485   2.71
 Certificates of deposit .......................    53,273    3,077   5.78     47,237    2,262   4.79     46,752    2,186   4.68
                                                   -------   ------           -------   ------           -------   ------
  Total average deposits .......................    68,001    3,464   5.09     64,237    2,747   4.27     64,658    2,671   4.13
 FHLB advances .................................     4,616      317   6.88      2,077      197   9.51         --       --     --
                                                   -------   ------           -------   ------           -------   ------
  Total interest-bearing
  liabilities ..................................    72,617    3,781   5.21     66,404    2,944   4.43     64,658    2,671   4.13
                                                             ------                     ------                     ------

Noninterest bearing liabilities ................     1,261                      1,097                      1,442
                                                   -------                    -------                    -------

  Total average liabilities ....................    73,878                     67,501                     66,100

Average retained earnings ......................     8,854                      8,286                      7,300
                                                   -------                    -------                    -------

  Total liabilities and retained
  earnings .....................................   $82,732                    $75,787                    $73,490
                                                   =======                    =======                    =======
Net interest income ............................             $2,391                     $2,411                     $2,742
                                                             ======                     ======                     ======
Interest rate spread ...........................                      2.60                       2.96                       3.58
Net interest margin ............................               3.02%                      3.33%                      3.90%
Ratio of average interest-earning
 assets to average interest bearing
 liabilities ...................................    108.84%                    109.15%                    108.64%

- ---------------------------------
(1) Average loans receivable includes nonaccruing loans. Interest income does not include interest on loans 90 days or more past due.

                           Fulton Savings Bank, FSB
                               Yields and Costs


                                At April 30,           Year Ended April 30.
                                                --------------------------------
                                   1996         1996          1995          1994
                               ------------     ----          ----          ----
Weighted average yield on:
  Loans receivable, net..........  7.76%        7.97%         7.57%        8.26%
  Mortgage-backed securities
    available for sale...........    --         9.18         11.92           --
  Mortgage-backed securities
    held to maturity.............    --           --            --         7.87
  U.S. Government and federal
    agency obligations
    available for sale...........  6.08         6.48          5.54           --
  U.S. Government and federal
    agency obligations held
    to maturity..................    --           --            --         4.85
  FHLB stock.....................  6.71         7.17          8.07         7.92
  Interest-bearing deposits......  3.42         5.90          4.89         3.12

  All interest-earning assets....  7.61         7.81          7.39         7.71

Weighted average rate paid on:
  NOW, money market and
    passbook accounts............  2.63         2.62          2.84         2.71
  Certificate accounts...........  5.80         5.78          4.79         4.68
  FHLB advances..................  6.75         6.88          9.51           --

  All interest-bearing
    liabilities..................  5.28         5.21          4.43         4.13

Interest rate spread (spread
  between weighted average
  rate on all interest-
  earning assets and all
  interest-bearing
  liabilities)...................  2.38         2.60          2.96         3.58

Net interest margin (net
  interest income as a
  percentage of average
  interest-earning assets).......   n/a         3.02          3.33         3.90

                                  EXHIBIT I-6
                           Fulton Savings Bank, FSB
                         Loan Loss Allowance Activity


                                                                     Year Ended April 30,
                                                           --------------------------------------
                                                           1996             1995             1994
                                                           ----             ----             ----
                                                                   (Dollars in Thounsands)

Allowance at beginning of period ....................      $762             $665             $719
Provision for loan losses ...........................        44              118               48
Recoveries:
 Mortgage loans:
  One- to four-family ...............................         1               --               --
  Multi-family ......................................        --               --               --
  Commercial ........................................        --               --               --
  Construction ......................................        --               --               --
  Land ..............................................        --                2                4
 Consumer and other loans ...........................         2               26                6
                                                           ----             ----             ----
   Total recoveries .................................         3               28               10

 Charge-offs:
  One- to four-family ...............................         1               --               --
  Multi-family ......................................        --               --               --
  Commercial ........................................        --               --               --
  Construction ......................................        --               --               --
  Land ..............................................        10               22               61
 Consumer and other loans ...........................        16               27               51
                                                           ----             ----             ----
   Total charge-offs ................................        27               49              112
                                                           ----             ----             ----
   Net charge-offs ..................................        24               21              102
                                                           ----             ----             ----
   Balance at end of period .........................      $782             $762             $665
                                                           ====             ====             ====

 Allowance for loan losses as a percentage of
  total loans outstanding at the end of the period ..     0.97%            1.07%            1.05%

 Net charge-offs as a percentage of average
  loans outstanding during the period ...............     0.03             0.03             0.17

 Allowance for loan losses as a percentage of
  nonperforming loans at end of period ..............   245.44           498.05            72.18

                                  EXHIBIT I-7
                           Fulton Savings Bank, FSB
                         Net Portfolio Value Analysis




                                                               Net Portfolio as % of
                                  Net Portfolio Value        Portfolio Value of Assets
                            -------------------------------  -------------------------
        Basis Point("bp")
         Change in Rates    $ Amount  $ Change(1)  % Change  NPV Ratio(2)   Change(3)
        -----------------   --------  -----------  --------  ------------   ----------
                                      (Dollars in Thousands)

               400          $ 8,925   $ (2,611)      (23)%      10.77%      (234) bp
               300            9,795     (1,742)      (15)       11.61       (150) bp
               200           10,572       (964)       (8)       12.33        (78) bp
               100           11,189       (347)       (3)       12.86        (25) bp
                 0           11,537         --        --        13.11         --
              (100)          11,566         30        --        13.04         (7) bp
              (200)          11,385       (152)       (1)       12.77        (34) bp
              (300)          11,211       (325)       (3)       12.50        (61) bp
              (400)          11,241       (296)       (3)       12.43        (68) bp

- ----------------
(1) Represents the increase (decrease) of the estimated NPV at the indicated change in interest rates compared to the NPV assuming no change in interest rates.
(2) Calculated as the estimated NPV divided by the portfolio value of total assets ("PV").
(3) Calculated as the increase (decrease) of the NPV ratio assuming the indicated change in interest rates over the estimated NPV ratio assuming no change in interest rates.

                                  EXHIBIT I-8
                           Fulton Savings Bank, FSB
                          Loan Portfolio Composition




                                                      At April 30,
                                -------------------------------------------------------------
                                      1996                  1995                  1994
                                -----------------     -----------------     -----------------
                                Amount    Percent     Amount    Percent     Amount    Percent
                                ------    -------     ------    -------     ------    -------
                                                    (Dollars in Thousands)
Mortgage loans:
  One- to four-familly........ $46,741     59.61%     $46,244    65.37%     $42,088    66.46%
  Multi-family................   3,845      4.90        3,588     5.07        3,379     5.34
  Commercial..................   8,706     11.10        6,560     9.27        5,877     9.28
  Construction................   7,686      9.80        5,142     7.27        3,938     6.22
  Land........................   1,518      1.94        1,188     1.68        1,129     1.78
                               -------    ------      -------   ------      -------   ------
    Total mortgage loans......  68,496     87.35       62,722    88.66       56,411    89.08

Consumer and other loans......   9,922     12.65        8,020    11.34        6,917    10.92
                               -------    ------      -------   ------      -------   ------
  Total loans.................  78,418    100.00%      70,742   100.00%      63,328   100.00%
                                          ======                ======                ======

Less:
  Undisbursed loan funds......   3,743                  2,175                 2,381
  Allowance for loan losses...     782                    762                   665
                               -------                -------               -------
    Loan receivable, net...... $73,893                $67,805               $60,282
                               =======                =======               =======

                                  EXHIBIT I-9
                           Fulton Savings Bank, FSB
                     Fixed Rate and Adjustable Rate Loans

                                     After    After    After
                                   One Year  3 Years  5 Years
                           Within   Through  Through  Through    Beyond
                          One Year  3 Years  5 Years  10 Years  10 Years  Total
                          --------  -------  -------  --------  --------  -----
                                            (In Thousands)
Mortgage loans:
 One- to four-family ..... $  307   $1,142   $1,194   $4,837    $39,261  $46,741
 Multi-family ............      4       55       49      266      3,471    3,845
 Commercial ..............     --      285      444      613      7,364    8,706
 Construction ............  7,686(1)    --       --       --         --    7,686
 Land ....................    347       56       27       79      1,009    1,518
Consumer and other loans .  3,556    3,478    1,566      974        348    9,922
                           ------   ------   ------   ------    -------  -------
  Total gross loans        $11,900  $5,016   $3,280   $6,769    $51,453  $78,418
                           =======  ======   ======   ======    =======  =======



- ------------
(1) Includes 32 loans totalling $4.5 million that will convert to permanent loans.

        The following table sets forth the dollar amount of all loans due after April 30, 1997, which have fixed interest rates and have floating or adjustable interest rates.

                                   Fixed-          Floating- or
                                    Rates        Adjustable Rates
                                   ------        ----------------
                                        (In Thousands)


Mortgage loans:
 One- to four-family .............  $4,677           $41,757
 Multi-family ....................      --             3,841
 Commercial ......................   1,301             7,405
 Construction ....................      --                --
 Land ............................      57             1,114
Consumer and other loans .........   5,835               531
                                   -------           -------
  Total gross loans                $11,870          $54,648
                                   =======          =======

                                  EXHIBIT I-10
                            Fulton Savings Bank, FSB
                    Loan Originations, Purchases, and Sales

                                                          Year Ended April 30,
                                                       -------------------------
                                                        1996     1995     1994
                                                       -------  -------  -------
                                                          (In Thousands)
                    Loans originated:
                    Mortgage loans:
                     One- to four-family.............  $25,263  $19,150  $28,856
                     Multi-family....................    4,519      545      308
                     Commercial......................    4,415    1,167    2,242
                     Construction....................    8,365    7,683    5,355
                     Land............................      655      108      110
                    Consumer and other loans.........    8,079    7,002    6,249
                                                       -------  -------  -------
                      Total loans originated.........   51,296   35,655   43,120

                    Loans purchased:
                    Mortgage loans:
                     One- to four-family.............       --      669       --
                     Construction....................      484      277       --
                                                       -------  -------  -------
                       Total loans purchased.........      484      946       --

                    Loans sold:
                     Whole loans.....................    3,812    1,617   13,311
                     Participations..................   18,820   10,191    7,032
                                                       -------  -------  -------
                       Total loans sold..............   22,632   11,808   20,343

                     Less:
                       Principal repayments..........   20,463   16,507  18,823
                       Transfer to real estate
                        owned........................      271       93       49
                       Loans held for sale...........    2,306      573       --
                                                       -------  -------  -------
                                                        23,040   17,173   18,872
                                                       -------  -------  -------
                      Net increase in loans
                      receivable, net................   $6,108   $7,620   $3,905
                                                       =======  =======  =======


                                 EXHIBIT I-11
                           Fulton Savings Bank, FSB
                    Non-Performing Assets/Classified Assets

                                                                          At April 30,
                                                              ----------------------------------
                                                              1996          1995            1994
                                                              ----          ----            ----
                                                                    (Dollars in Thousands)

Loans accounted for on
 a nonaccrual basis:
 Mortgage loans:
  One- to four-family .................................       $175          $135             $247
  Commercial ..........................................         69            --              642
 Consumer and other loans .............................         75            18               32
                                                               ---           ---            -----
     Total ............................................        319           153              921

Accruing loans which are
 contractually past due 90 days or more ...............         --            --               --
                                                               ---           ---            -----
Total of nonaccrual and
 90 days past due loans ...............................        319           153              921

Real estate owned, net ................................        197             5              203
                                                               ---           ---            -----
    Total nonperforming assets ........................       $516          $158           $1,124
                                                              ====          ====           ======
Restructured loans ....................................       $271          $273             $260

Nonaccrual and 90 days or more past due loans
 as a percentage of loans receivable, net .............       0.43%         0.23%            1.53%

Nonaccrual and 90 days or more past due loans
 as a percentage of total assets ......................       0.37          0.19             1.25

Nonperforming assets as a percentage of
 total assets .........................................       0.60          0.20             1.53



                                                                   At April 30,
                                                              ----------------------
                                                              1996              1995
                                                              ----              ----
                                                                  (In Thousands)

                Loss .....................................  $   --            $   --
                Doubtful .................................      --                --
                Substandard ..............................     798             1,135
                Special mention ..........................     708               201
                                                            ------             -----
                 Total classified assets .................  $1,506             $1,336
                                                            ======             ======

                                 EXHIBIT I-12
                           Fulton Savings Bank, FSB
                              Deposit Composition




Weighted                                                                                         Percentage
Average                                                          Minimum                         of Total
Interest Rate   Term           Checking and Savings Deposits     Amount          Balance         Deposits
- -------------   -----          ------------------------------    ------          -------         ---------
                                                                              (In Thousands)
 --%            None           Non-interest bearing              $200            $1,710          2.443%
2.62            None           NOW                                400             4,259          6.06
3.43            None           Money Market Deposit             1,500             3,040          4.32
3.03            None           Passbook                          none             5,910          8.41

                            Certificates of Deposit
                            -----------------------
3.70            91 Day         Fixed term, fixed rate            1,000              105          0.15
5.21            6 Mo.          Fixed term, fixed rate            1,000            6,858          9.75
4.95            9 Mo.          Fixed term, fixed rate            1,000               51          0.07
5.62            12 Mo.         Fixed term, fixed rate            1,000           14,654         20.84
6.05            18 Mo.         Fixed term, fixed rate            1,000              724          1.03
6.75            20 Mo.         Fixed term, fixed rate            1,000              100          0.14
6.11            24 Mo.         Fixed term, fixed rate            1,000           13,746         19.55
6.18            30 Mos         Fixed term, fixed rate            1,000            2,211          3.15
5.66            36 Mo.         Fixed term, fixed rate            1,000            6,078          8.64
5.17            42 Mo.         Fixed term, fixed rate            1,000              185          0.26
5.96            48 Mo.         Fixed term, fixed rate            1,000            4,793          6.82
6.04            60 Mo.         Fixed term, fixed rate            1,000            5,871          8.35
7.59            96 Mo.         Fixed term, fixed rate            1,000               21          0.03
                                                                                -------        ------
                               Total                                            $70,316        100.00%
                                                                                =======        ======

        The following table indicates the amount of the Savings Bank's jumbo certificates of deposit by time remaining until maturity as of April 30, 1996. Jumbo certificates of deposit are certificates in amounts of $100,000 or more.


                Maturity Period                   Amount
                ---------------               -------------
                                              (In Thousands

Three months or less                            $  418
Over three through six months                    1,123
Over six through 12 months                       2,221
Over 12 months                                   2,117
                                                ------
        Total jumbo certificates
         of deposit                             $5,879
                                                ======

                                 EXHIBIT I-13
                           Fulton Savings Bank, FSB
                          Time Deposit Rate/Maturity


                                            At April 30,
                                ------------------------------------
                                1996            1995            1994
                                ----            ----            ----
                                           (In Thousands)
2.00-2.99% ..............      $    --         $     8         $    77
3.00-3.99% ..............          105             451          14,348
4.00-4.99% ..............        6,119          12,879          18,785
5.00-5.99% ..............       26,144          16,993           8,148
6.00-6.99% ..............       20,261          17,539           3,005
7.00-7.99% ..............        2,751           2,862           1,424
8.00-8.99% ..............           17              45              55
9.00-9.99% ..............           --              --              --
10.00-10.99% ............           --               1               1
                               -------         -------         -------
Total ...................      $55,397         $50,778         $45,843
                               =======         =======         =======

   The following table sets forth the amount and maturities of time deposits at April 30, 1996.


                                                      Amount Due
                               ------------------------------------------------------------------
                               Less Than       1-2        2-3        3-4       After
                               One Year        Years      Years      Years     4 Years      Total
                               --------        -----      -----      -----     -------      -----
                                                     (In Thousands)
3.00-3.99% ..............     $    105     $     --    $    --    $   --     $   --       $   105
4.00-4.99% ..............        5,962          157         --        --         --         6,119
5.00-5.99% ..............       17,458        6,404      2,130       140         12        26,144
6.00-6.99% ..............        8,674        6,628      2,117     2,506        336        20,261
7.00-7.99% ..............        1,767          133        505       261         85         2,751
8.00-8.99% ..............           --           --          3        --         14            17
                              --------     --------    -------    ------     ------       -------
Total ...................     $ 33,966     $ 13,322    $ 4,755    $2,907     $  447       $55,397
                              ========     ========    =======    ======     ======       =======

                                 EXHIBIT I-14
                           Fulton Savings Bank, FSB
                                  Borrowings




                                                       At of For the
                                                     Year Ended April 30,
                                             -----------------------------------
                                             1996            1995           1994
                                             ----            ----           ----
                                                   (Dollars in Thousands)
Maximum amount of FHLB advances outstanding
  at any month end during the period........ $5,500          $4,500          --
Approximate average FHLB advances
  outstanding...............................  4,555           3,093          --
Approximate weighted average rate paid on
  FHLB advances during the period...........   6.62%           7.23%         --
Balance of FHLB advances outstanding
  at end of period.......................... $5,000          $4,500          --
Weighted average rate paid on
  FHLB advances at end of period............   6.75%           6.84%         --

                                 EXHIBIT II-1
                           Fulton Savings Bank, FSB
                            List of Branch Offices


Properties

     The Savings Bank operates two full service facilities, both of which it owns. At April 30, 1996, the net book value of the property (including land and building) and the Savings Bank's fixtures, furniture and equipment was $1.3 million.

                                 EXHIBIT II-2
                           Historical Interest Rates

                          Historical Interest Rates(1)

                              Prime        90 Day      One Year     30 Year
        Year/Qtr. Ended        Rate        T-Bill       T-Bill       T-Bond
        ---------------       -----        ------       ------       ------

        1991:  Quarter 1        8.75%        5.92%        6.24%        8.26%
               Quarter 2        8.50%        5.72%        6.35%        8.43%
               Quarter 3        8.00%        5.22%        5.38%        7.80%
               Quarter 4        6.50%        3.95%        4.10%        7.47%

        1992:  Quarter 1        6.50%        4.15%        4.53%        7.97%
               Quarter 2        6.50%        3.65%        4.06%        7.79%
               Quarter 3        6.00%        2.75%        3.06%        7.38%
               Quarter 4        6.00%        3.15%        3.59%        7.40%

        1993:  Quarter 1        6.00%        2.95%        3.18%        6.93%
               Quarter 2        6.00%        3.09%        3.45%        6.67%
               Quarter 3        6.00%        2.97%        3.36%        6.03%
               Quarter 4        6.00%        3.06%        3.59%        6.34%

        1994:  Quarter 1        6.25%        3.56%        4.44%        7.09%
               Quarter 2        7.25%        4.22%        5.49%        7.61%
               Quarter 3        7.75%        4.79%        5.94%        7.82%
               Quarter 4        8.50%        5.71%        7.21%        7.88%

        1995:  Quarter 1        9.00%        5.86%        6.47%        7.43%
               Quarter 2        9.00%        5.57%        5.63%        6.63%
               Quarter 3        8.75%        5.42%        5.68%        6.51%
               Quarter 4        8.50%        5.09%        5.14%        5.96%

        1996:  Quarter 1        8.25%        5.14%        5.38%        6.67%
        As of July 12, 1996     8.25%        5.13%        5.86%        7.06%

(1)   End of period data.

Source:  SNL Securities.

                                 EXHIBIT II-3
                 Sources of Personal Income/Employment Sectors

                                                                   July 11, 1996
          PERSONAL INCOME BY MAJOR SOURCE AND EARNINGS BY INDUSTRY 1/
                      For Counties and Metropolitan Areas
                            (thousands of dollars)
(29-000) MISSOURI

- ------------------------------------------------------------------------------------------------------------------------------------
        ITEM                                           1989          1990         1991         1992         1993         1994
- ------------------------------------------------------------------------------------------------------------------------------------
              Income by place of residence
       Total personal income ($000)                  84,347,614   89,245,490   93,347,234   98.554,001   102,092,560   108,639,057
        Nonfarm personal income                      83,574,887   88,609,858   92,794,651   97,627,530   101,493,343   107,779,064
        Farm income 2/                                  772,727      635,632      552,583      926,471       599,217       859.993

       Population (thousands) 3/                        5,095.8      5,126.3      5,157.7      5,192.8       5,235.2       5,277.7
       Per capita personal income (dollars)              16,552       17,409       18,099       18,979        19,501        20,585

       Derivation of total personal income
        Earnings by place of work                    61,700,150   64,814,625   66,740,347   71,220,222   74,109,361    79,334,967
        Less: Personal cont. for social insur. 4/     4,050,987    4,168,829    4,352,675    4,598,082    4,352,675     5,245,334
        Plus: Adjustment for residence 5/            -2,459,587   -2,580,294   -2,593,683   -2,701,542   -2,785,157    -2,871,560
        Equals: Net earn. by place of residence      55,189,576   58,065,502   59,793,989   63,920,598   66,489,847    71,218,073
        Plus: Dividends, interest, and rent 6/       16,744,130   17,812,528   17,885,642   17,915,777   17,599,728    18,641,606
        Plus: Transfer payments                      12,413,908   13,367,460   15,667,603   16,717,626   18,002,985    18,779,378

              Earnings by place of work

       Components of Earnings:
        Wages and salaries                           50,199,921   52,664,675   53,931,984   56,880,266   59,111,717    62,808,155
        Other labor income                            5,046,170    5,436,324    5,960,407    6,810,203    7,306,447     7,865,431
        Proprietors' income 7/                        6,454,059    6,713,626    6,847,956    7,529,753    7,691,197     8,661,381
         Farm proprietors'                              616,943      457,930      379,073      734,121      392,518       666,214
         Nonfarm proprietors' income                  5,837,116    6,255,696    6,468,883    6,795,632    7,298,679     7,995,167

       Earnings by Industry:
        Farm earnings                                   772,727      635,632      552,632      926,471      599,217       859,993
        Nonfarm earnings                             60,927,423   64,178,993   66,187,764   70,293,751   73,510,144    78,474,974
         Private earnings                            52,320,506   54,922,772   56,382,676   60,130,431   62,957,089    67,422,161


         Ag. serv .for .fish .and other 8/              252,617      293,631      346,804      371,242      398,340       442,945
         Mining                                         215,428      228,304      230,823      238,100      258,159       240,190
         Construction                                 3,512,115    3,564,276    3,388,798    3,609,734    3,901,730     4,734,464
         Manufacturing                               13,732,076   13,953,508   13,973,228   14,722,806   14,974,341    15,772,046
          Nondurable goods                            5,661,254    5,822,461    6,034,252    6,319,648    6,570,064     6,856,380
          Durable goods                               8,070,822    8,131,047    7,938,976    8,403,158    8,404,277     8,915,666
         Transportation and public utilities          5,635,237    6,130,253    6,346,741    6,431,224    6,615,224     6,828,529
         Wholesale trade                              4,594,620    4,790,688    4,963,144    5,354,888    5,366,602     5,701,931
         Retail trade                                 6,170,291    6,294,599    6,495,646    6,945,027    7,387,124     7,937,077
         Finance, insurance, and rea1 estate          4,022,257    4,305,709    4,443,696    4,874,095    5,170,035     5,428,604
         Services                                    14,185,865   15,361,804   16,193,796   17,583,315   18,885,358    20,336,375
        Government and government enterprises         8,606,917    9,256,221    9,805,088   10,163,320   10,553,055    11,052,813
         Federal, civilian                            2,195,806    2,362,425    2,497,104    2,507,190    2,585,060     2,671,733
         Military                                       512,133      536,323      561,827      598,053      570,658       542,871
         State and local                              5,898,978    6,357,473    6,746,157    7,058,077    7,397,337     7,838,209

See footnotes at end of table.              REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA05                    June 1996      BUREAU OF ECONOMIC ANALYSIS

                                                                   July 11, 1996
          PERSONAL INCOME BY MAJOR SOURCE AND EARNINGS BY INDUSTRY 1/
                      For Counties and Metropolitan Areas
                            (thousands of dollars)
     (29-027)  CALLAWAY   MISSOURI

- ----------------------------------------------------------------------------------------------------------
   Item                                           1989      1990      1991      1992      1993      1994
- ----------------------------------------------------------------------------------------------------------
        Income by place of residence
   Total personal income ($000)                  455,122   480,489   496,342   522,355   533,405   571,461
    Nonfarm personal income                      448,939   476,454   491,035   513,971   527,205   565,801
    Farm income 2/                                 6,183     4,035     5,307     8,384     6,200     5,660

   Population (thousands) 3/                        32.6      32.9      33.3      33.6      34.3      34.6
   Per capita personal income (dollars)           13,944    14,608    14,900    15,529    15,542    16,530

   Derivation of total personal income
    Earnings by place of work                    289,533   300,646   304,451   322,754   323,617   332,078
    Less: Personal cont. for social insur. 4/     18,184    18,504    18,943    20,247    20,558    21,595
    Plus: Adjustment for residence 5/             38,842    44,942    45,799    51,435    60,449    72,664
    Equals: Net earn. by place of residence      310,191   327,084   331,307   353,942   363,508   383,147
    Plus: Dividends, interest, and rent 6/        73,694    76,204    74,233    74,263    72,847    77,310
    Plus: Transfer payments                       71,237    77,201    90,802    94,150    97,050   111,004

        Earnings by place of work

   Components of Earnings:
    Wages and salaries                           231,086   240,356   240,724   251,967   250,537   254,555
    Other labor income                            25,219    27,117    28,884    32,662    34,147    35,452
    Proprietors' income 7/                        33,228    33,173    34,843    38,125    38,933    42,071
     Farm proprietors' income                      5,086     2,784     4,085     7,030     4,747     4,297
     Nonfarm proprietors' income                  28,142    30,389    30,758    31,095    34,186    37,774

   Earnings by Industry:
    Farm earnings                                  6,183     4,035     5,307     8,384     6,200     5,660
    Nonfarm earnings                             283,350   296,611   299,144   314,370   317,417   326,418
     Private earnings                            212,246   221,488   223,114   234,397   236,263   244,833

      Ag. serv., for ., fish., and other 8/        1,223     1,496     2,309     2,523     2,783     3,024
      Mining                                       1,616     1,735     1,925     1,954     2,154     2,256
      Construction                                11,931    13,253    13,133    22,367    24,515    20,943
      Manufacturing                               58,179    62,292    58,860    54,951    55,721    64,738
       Nondurable goods                           11,043    11,752    11,091    13,656    14,507    15,442
       Durable goods                              47,136    50,540    47,769    41,295    41,214    49,296
      Transportation and public utilities         66,291    66,559    60,523    65,594    64,337    60,608
      Wholesale trade                              5,876     6,439     7,459     7,792     5,923     7,023
      Retail trade                                26,001    24,381    25,328    26,982    28,199    30,904
      Finance. insurance, and real estate          4,909     6,544     5,406     6,426     7,218     7,598
      Services                                    36,223    38,789    48,171    45,808    45,413    47,739
      Government and government enterprises       71,104    75,123    76,030    79,973    81,154    81,585
       Federal, civilian                           5,348     5,638     5,654     6,038     6,176     6,343
       Military                                    2,875     2,708     3,519     3,309     2,924     3,037
       State and local                            62,881    66,777    66,857    70,626    72,054    72,205

See footnotes at end of table.              REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA05                       June 1996  BUREAU OF ECONOMIC ANALYSIS

Footnotes for Table CAO5

1/  1969-74 based on 1967 SIC.  1975-87 based on 1972 SIC.  1988-94 based on
    1987 SIC.

2/ Farm income consists of proprietors' net farm income. the wages of hired farm labor, the pay-in-kind of hired farm labor and the salaries of officers of corporate farms.

3/ Census Bureau midyear population estimates. Estimates for 1990-94 reflect county population estimates available as of October 1995.

4/ Personal contributions for social insurance are included in earnings by type and industry but excluded from personal income.

5/ U.S. adjustment for residence consists of adjustments for border workers: income of U.S. residents commuting outside U.S. borders to work less income of foreign residents commuting inside U.S. borders to work plus certain Caribbean seasonal workers.

6/  Includes the capital consumption adjustment for rental income of persons.

7/  Includes the inventory valuation and capital consumption adjustments.

8/ "Other" consists of wages and salaries of U.S. residents employed by international organizations and foreign embassies and consulates in the U.S.

13/ Estimates for 1979 forward reflect Alaska Census Areas as defined in the 1980 Decennial Census: those for prior years reflect Alaska Census Divisions as defined in the 1970 Decennial Census. Estimates from 1988 forward separate Aleutian Islands Census Area into the Aleutians East Borough and Aleutians West Census Area. Denali and Lake + Peninsula Boroughs begin in 1991. Estimates from 1993 forward separate Skagway-Yakutat-Angoon Census Area into Skagway-Hoonah-Angoon Census Area and Yakutat Borough.

14/ Cibola. NM was separated from Valencia in June 1981, but in these estimates. Valencia includes Cibola through the end of 1981.

15/ La Paz county.  AZ was separated from Yuma county on January 1, 1983.

E   The estimate shown here constitutes the major portion of the true estimate.

(D) Not shown to avoid disclosure of confidential information.

(L) Less than $50,000.  Estimates are included in totals.

(N) Data not available for this year.











                                            REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA05              June 1[illegible]   BUREAU OF ECONOMIC ANALYSIS

                                                                    July 11,1996

            FULL-TIME AND PART-TIME EMPLOYEES BY MAJOR INDUSTRY 1/
                      For Counties and Metropolitan Areas
                               (number of jobs)

(29-000)  MISSOURI

- -----------------------------------------------------------------------------------------------------------------------------------
ITEM                                                      1989         1990         1991        1992        1993        1994
- -----------------------------------------------------------------------------------------------------------------------------------
Employment by Place of Work
 Total full- & part-time employment                    2,930,940    2,978,516    2,951,490   2,984,780   3,044,762   3,127,435

By Type:
  Wage and salary employment                           2,459,914    2,481,271    2,441,175   2,473,895   2,527,854   2,604,020
  Proprietors' employment                                471,026      497,245      510,315     510,885     516,908     523,415
   Farm proprietors                                      113,967      112,555      110,839     111,410     109,600     107,552
   Nonfarm proprietors' employment 2/                    357,059      384,690      399,476     399,475     407,308     415,863

By Industry:

   Farm employment                                       130,122      126,838      122,434     125,356     121,698     121,440
   Nonfarm employment                                  2,800,818    2,851,678    2,829,056   2,859,424   2,923,064   3,005,995
    Private employment                                 2,402,587    2,445,138    2,421,766   2,448,697   2,509,149   2,587,978
     Ag.serv..for..fish.. and other 3/                    21,618       23,639       25,036      25,307      27,930      29,810
     Mining                                                8,258        8,505        7,628       7,619       7,477       7,483
     Construction                                        145,791      146,292      141,278     148,432     154,913     171,057
     Manufacturing                                       451,615      449,207      429,498     423,672     423,778     428,030
     Transportation and public utilities                 174,625      180,601      179,703     175,778     180,223     184,444
     Wholesale trade                                     153,479      151,533      151,102     152,469     148,553     151,969
     Retail trade                                        493,606      493,890      490,669     499,642     512,157     531,002
     Finance, insurance, and real estate                 208,907      211,890      208,538     204,801     210,460     214,326
     Services                                            744,688      779,581      788,314     810,977     843,658     869,857
    Government and government enterprises                398,231      406,540      407,290     410,727     413,915     418,017
     Federal,  civilian                                   72,245       72,946       71,541      70,114      68,386      67,537
     Military                                             45,142       44,493       42,940      42,939      39,862      36,785
     State and local                                     280,844      289,101      292,809     297,674     305,667     313,695

See footnotes at end of table.             REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA25                     June 1996   BUREAU OF ECONOMIC ANALYSIS

                                                                   July 11, 1996
            FULL-TIME AND PART-TIME EMPLOYEES BY MAJOR INDUSTRY 1/
                      For Counties and Metropolitan Areas
                               (number of jobs)
(29-027)    CALLAWAY        MISSOURI

- -----------------------------------------------------------------------------------------------------------------------------------
Item                                                1989          1990        1991         1992         1993         1994
- -----------------------------------------------------------------------------------------------------------------------------------
Employment by Place of Work
 Total full- & part-time employment                 16,216        16,399      16,528       16,247       15,962       16,223

By Type:
  Wage and salary employment                        12,878        12,882      12,897       12,655       12,344       12,574
  Proprietors' employment                            3,338         3,517       3,631        3,592        3,618        3,649
   Farm proprietors' employment                      1,397         1,382       1,361        1,368        1,346        1,320
   Nonfarm proprietors' employment 2/                1,941         2,135       2,270        2,224        2,272        2,329

By Industry:

   Farm employment                                   1,516         1,487       1,446        1,470        1,435        1,422
   Nonfarm employment                               14,700        14,912      15,082       14,777       14,527       14,801
    Private employment                              10,829        10,983      11,262       10,820       10,562       10,910
    Ag.serv.,for.,fish., and other 3/                  126           131         190          195          224          234
    Mining                                              63            69          72           61           63           63
    Construction                                       641           725         745          987          994          921
    Manufacturing                                    2,350         2,335       2,132        2,003        2,007        2,189
    Transportation and public utilities              1,761         1,783       1,717        1,522        1,302        1,267
    Wholesale trade                                    341           307         326          326          301          342
    Retail trade                                     2,180         2,096       2,117        2,247        2,183        2,359
    Finance, insurance, and real estate                492           485         478          475          498          508
    Services                                         2,902         3,052       3,485        3,004        2,990        3,027
   Government and government enterprises             3,871         3,929       3,820        3,957        3,965        3,891
     Federal,  civilian                                200           199         191          191          182          176
     Military                                          228           223         233          215          201          191
     State and local                                 3,443         3,507       3,396        3,551        3,582        3,524

See footnotes at end of table               REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA25                June 1996         BUREAU OF ECONOMIC ANALYSIS

Footnotes for Table CA25

1/   1969-74 based on 1967 SIC.  1975-87 based on 1972 SIC. 1988-94 based on
     1987 SIC.

2/   Excludes limited partners.

3/ "Other" consists of the number of jobs held by U.S. residents employed by international organizations and foreign embassies and consulates in the United States.

4/ Cibola. NM was separated from Valencia in June 1981, but in these estimates Valencia includes Cibola through the end of 1981.

5/   La Paz county, AZ was separated from Yuma county on January 1, 1983.

6/ Estimates for 1979 forward reflect Alaska Census Areas as defined in the 1980 Decennial Census: those for prior years reflect Alaska Census Divisions as defined in the 1970 Decennial Census. Estimates from 1988 forward separate Aleutian Islands Census Area into Aleutians East Bor. and Aleutians West Census Area. Denali and Lake + Peninsula Boroughs begin in 1991. Estimates form 1993 forward separate Skagway-Yakutat-Angoon Census Area into Skagway-Hoonah-Angoon Census Area and Yakutat Borough.

E    Estimate shown constitutes the major portion of the true estimate.

(D)  Not shown to avoid disclosure of confidential information.

(L)  Less than 10 jobs. Estimates are included in totals.

(N)  Data not available for this year.

                                                                                                         July 11, 1996
                                                     REGIONAL ECONOMIC PROFILE
                                                For Counties and Metropolitan Areas
(29-000) MISSOURI
- -----------------------------------------------------------------------------------------------------------------------------------
    Item                                    1989            1990            1991            1992            1993            1994
- -----------------------------------------------------------------------------------------------------------------------------------
        Place of Residence Profile

 Total personal income ($000)           84,347,614      89,245,490      93,347,234      98,554,001      102,092,560     108,639,057
    Nonfarm personal income             83,574,887      88,609,858      92,794,651      97,627,530      101,493,343     107,779,064
    Farm income                            772,727         635,632         552,583         926,471          599,217         859,993

Derivation of Total Personal Income
 Net earnings  1/                       55,189,576      58,065,502      59,793,989      63,920,598       66,489,847      71,218,073
 Transfer payments                      12,413,908      13,367,460      15,667,603      16,717,626       18,002,985      18,779,378
    Income maintenance 2/                  830,971         944,198       1,110,208       1,334,990        1,422,636       1,481,597
    Unemployment insurance                 251,646         322,266         439,690         576,835          514,852         331,416
    Retirement and other                11,331,291      12,100,996      14,118,705      14,805,801       16,065,497      16,966,365
 Dividends, interest, and rent          16,744,130      17,812,528      17,885,642      17,915,777       17,599,728      18,641,606

 Population (thousands) 3/                 5,095.8         5,126.3         5,157.7         5,192.8          5,235.2         5,277.7

Per Capita Incomes ($) 4/
 Per capita personal income                 16,552          17,409          18,099          18,979           19,501          20,585
 Per capita net earnings                    10,830          11,327          11,593          12,309           12,700          13,494
 Per capita transfer payments                2,436           2,608           3,038           3,219            3,439           3,558
  Per capita income maintenance                163             184             215             257              272             281
  Per capita unemployment insurance             49              63              85             111               98              63
  Per capita retirement & other              2,224           2,361           2,737           2,851            3,069           3,215
Per capital dividends, interest & rent       3,286           3,475           3,468           3,450            3,362           3,532

  Place of Work Profile

 Total earnings (place of work, $000)   61,700,150      64,814,625      66,740,347      71,220,222       74,109,361      79,334,967
   Wages and salaries                   50,199,921      52,664,675      53,931,984      56,880,266       59,111,717      62,808,155
   Other labor income                    5,046,170       5,436,324       5,960,407       6,810,203        7,306,447       7,865,431
   Proprietors' income                   6,454,059       6,713,626       6,847,956       7,529,753        7,691,197       8,661,381
     Nonfarm proprietor's income         5,837,116       6,255,696       6,468,883       6,795,632        7,298,679       7,995,167
     Farm proprietors' income              616,943         457,930         379,073         734,121          392,518         666,214

 Total employment (full & part-time)     2,930,940       2,978,516       2,951,490       2,984,780        3,044,762       3,127,435
  Wage and salary jobs                   2,459,914       2,481,271       2,441,175       2,473,895        2,527,854       2,604,020
  Number of proprietors                    471,026         497,245         510,315         510,885          516,908         523,415
    Number of nonfarm proprietors  5/      357,059         384,690         399,476         399,475          407,308         415,863
    Number of farm proprietors             113,967         112,555         110,839         111,410          109,600         107,552

Average earnings per job  ($)               21,051          21,761          22,612          23,861           24,340          25,367
 Wage & salary earnings per job ($)         20,407          21,225          22,093          22,992           23,384          24,120
 Average earnings per nonfarm
  proprietor ($)                            16,348          16,262          16,193          17,011           17,919          19,225

See footnotes at end of table                                                           REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA30                                        June 1996                             BUREAU OF ECONOMIC ANALYSIS

                                                                                                July 11, 1996

                                                     REGIONAL ECONOMIC PROFILE
                                                For Counties and Metropolitan Area

   (29-027)   CALLAWAY                               MISSOURI
- -----------------------------------------------------------------------------------------------------------------------------------
     Item                                        1989           1990           1991           1992           1993           1994
- -----------------------------------------------------------------------------------------------------------------------------------
        Place of Residence Profile
   Total personal income ($000)                  455,122        480,489        496,342        522,355        533,405        571,461
     Nonfarm prsonal income                      488,939        476,454        491,035        513,971        527,205        565,801
     Farm income                                   6,183          4,035          5,307          8,384          6,200          5,660


 Derivation of Total Personal Income
   Net earnings  1/                              310,191        327,084        331,307        353,942        363,508        383,147
   Transfer payments                              71,237         77,201         90,802         94,150         97,050        111,004
        Income maintenace 2/                       3,906          4,346          5,007          6,095          6,546          6,722
        Unemployment Insurance                     1,311          1,552          2,173          3,074          2,771          1,520
        Retire and other                          66,020         71,303         83,622         84,981         87,733        102,762
   Dividends interest and rent                    73,694         76,204         74,233         74,263         72,847         77,310

   Population (thousands) 3/                        32.6           32.9           33.3           33.6           34.3           34.6

 Per Capita Incomes  ($)  4/
   Per capita personal income                     13,944         14,608         14,900         15,529          15,542        16,530
   per capita net earnings                         9,503          9,944          9,946         10,522          10,592        11,083
   per capita transfer payments                    2,183          2,347          2,726          2,799           2,828         3,211
    Per capita income maintenance                    120            132            150            181             191           194
    per capita unemployment insurance                 40             47             65             91              81            44
    per capita retirement & other                  2,023          2,168          2,510          2,526           2,556         2,972
   per capita dividends, interest, & rent          2,258          2,317          2,228          2,208           2,123         2,236

        Place of work profile

   Total earnings (place of work, $000)          289,533        300,646        304,451        322,754         323,617       332,078
        Wages and salaries                       231,086        240,356        240,724        251,967         250,537       254,555
        Other labor income                        25,219         27,117         28,884         32,662          34,147        35,452
        Proprietors' income                       33,228         33,173         34,843         38,125          38,933        42,071
          Nonfarm proprietors' income             28,142         30,389         30,758         31,095          34,186        37,774
          Farm proprietors' income                 5,086          2,784          4,085          7,030           4,747         4,297

   Total employment (full & part-time)            16,216         16,399         16,528         16,247          15,962        16,223
    Wage & salary jobs                            12,878         12,882         12,897         12,655          12,344        12,574
    Number of proprietors                          3,338          3,517          3,631          3,592           3,618         3,649
          Number of nonfarm proprietors 5/         1,941          2,135          2,270          2,224           2,272         2,329
          Number of farm proprietors               1,397          1,382          1,361          1,368           1,346         1,320

   Average earnings per job  ($)                  17,855         18,333          18,420         19,865          20,274        20,470
    Wage & salary earnings per job  ($)           17,944         18,658          18,665         19,910          20,296        20,245
    Average earnings per nonfarm proprietor ($)   14,499         14,234          13,550         13,982          15,047        16,219

See footnotes at end of table.
Table CA30                  June 1996      REGIONAL ECONOMIC INFORMATION SYSTEM
                                           BUREAU OF ECONOMIC ANALYSIS

Footnotes for Table CA30

1/ Total earnings less personal contributions for social insurance adjusted to place of residence.

2/ Includes supplemental security income payments, payments to families with dependent children (AFDC), general assistance payments, food stamp payments, and other assistance payments, including emergency assistance.

3/ Census Bureau midyear population estimates. Estimates for 1990-94 reflect county population estimates available as of October 1995.

4/ Type of income divided by population yields a per capita for that type of income.

5/      Excludes limited partners.

6/ Cibola, NM was separated from Valencia in June 1981, but in these estimates Valencia includes Cibola through the end of 1981.

7/      La Paz county, AZ was separated from Yuma county on January 1, 1983.

8/ Estimates for 1979 forward reflect Alaska Census Areas as defined in the 1980 Decennial Census: those for prior years reflect Alaska Census Divisions as defined in the 1970 Decennial Census. Estimates from 1988 forward separate Aleutian Islands Census Area Into Aleutians East Bor. and Aleutians West Census Area. Denali and Lake + Peninsula Boroughs begin in 1991. Estimates from 1993 forward separate Skagway-Yakutat-Angoon Census Area into Skagway-Hoonah-Angoon Census Area and Yakutat Borough.

(L) Less than $50,000 or less than 10 jobs, as appropriate. Estimates are included in totals.

(N)     Data not available for this year.

                                           REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA30                 June 1996       BUREAU OF ECONOMIC ANALYSIS

                                 EXHIBIT III-1
            General Characteristics of Publicly-Traded Institutions

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700                  Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                               July 15, 1996(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
- ------- ----------------------------------- ------ ----------------- --------  ------  ------- -----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)



 California Companies
- ---------------------
 AHM    Ahmanson and Co. H.F. of CA         NYSE   Nationwide         M.B.    49,782      335   12-31   10/72  25.00  2,813
 GWF    Great Western Fin. Corp. of CA      NYSE   CA,FL              Div.    43,763      418   12-31     /    21.88  3,002
 GDW    Golden West Fin. Corp. of CA        NYSE   Nationwide         M.B.    35,014      232   12-31   05/59  52.87  3,099
 GLN    Glendale Fed. Bk, FSB of CA         NYSE   CA                 Div.    14,368      148   06-30   10/83  17.25    760
 CAL    CalFed Inc. of Los Angeles CA       NYSE   CA,NV              Div.    14,280      126   12-31   03/83  17.37    857
 CSA    Coast Savings Financial of CA       NYSE   California         R.E.     8,240       89   12-31   12/85  30.75    571
 DSL    Downey Financial Corp. of CA        NYSE   Southern CA        Thrift   4,653       52   12-31   01/71  21.00    356
 FED    FirstFed Fin. Corp. of CA           NYSE   Los Angeles CA     R.E.     4,166       25   12-31   12/83  17.37    185
 WES    Westcorp Inc. of Orange CA          NYSE   California         Div.     3,077       25   12-31   05/86  18.12    468
 BVFS   Bay View Capital Corp. of CA        OTC    San Francisco CA   M.B.     2,910       27   12-31   05/86  32.50    224
 AFFFZ  America First Fin. Fund of CA       OTC    San Francisco CA   Div.     2,333       36   12-31     /    26.25    158
 CENF   CENFED Financial Corp. of CA        OTC    Los Angeles CA     Thrift   2,114       18   12-31   10/91  21.62    109
 PFFB   PFF Bancorp of Pomona CA            OTC    Southern CA        Thrift   2,008       23   03-31   03/96  10.75    213
 FRC    First Republic Bancorp of CA (3)    NYSE   CA,NV              M.B.     1,973       10   12-31     /    13.62    100
 CFHC   California Fin. Hld. Co. of CA      OTC    Central CA         Thrift   1,278       22   12-31   04/83  22.37    105
 REDF   RedFed Bancorp of Redlands CA       OTC    Southern CA        Thrift     858       14   12-31   04/94   8.50     35
 HTHR   Hawthorne Fin. Corp. of CA          OTC    Southern CA        Thrift     773        9   12-31     /     8.25     21
 HEMT   HF Bancorp of Hemet CA              OTC    Southern CA        Thrift     754       12   06-30   06/95   9.25     61
 QCBC   Quaker City Bancorp of CA           OTC    Los Angeles CA     R.E.       693        8   06-30   12/93  12.87     51
 PROV   Provident Fin. Holdings of CA       OTC                       M.B.       602 P      0   06-30   06/96  10.50     54
 HBNK   Highland Federal Bank of CA         OTC    Los Angeles CA     R.E.       442       11   12-31     /    15.00     34
 SGVB   SGV Bancorp of W. Covina CA         OTC    Los Angeles CA     Thrift     333        6   06-30   06/95   8.25     23
 MBBC   Monterey Bay Bancorp of CA          OTC    West Central CA    Thrift     319        6   12-31   02/95  11.75     40
 NHSL   NHS Financial, Inc. of CA           OTC    Central CA         R.E.       293        3   12-31     /    10.87     27
 PCCI   Pacific Crest Capital of CA (3)     OTC    Southern CA        R.E.       287        4   12-31     /     8.50     25
 PSSB   Palm Springs SB of CA               OTC    Southern CA        Thrift     192        4   12-31     /    13.87     16
 BYFC   Broadway Fin. Corp. of CA           OTC    Los Angeles CA     Thrift     115        4   12-31   01/96  10.00      9
 FSSB   First FS&LA of San Bern. CA         OTC    San Bernard. CA    Thrift     103        4   06-30   12/92  10.00      3

 Florida Companies
 -----------------

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700                  Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                               July 15, 1996(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)

 Florida Companies (continued)
 -----------------------------
 BANC   BankAtlantic Bancorp of FL          OTC    Southeastern FL    M.B.     1,643       40   12-31   11/83  13.25    156
 FFPB   First Palm Beach Bancorp of FL      OTC    Southeast FL       Thrift   1,465       23   09-30   09/93  20.25    105
 HOFL   Home Financial Corp. of FL          OTC    Southern FL        R.E.     1,227        8   09-30   10/94  13.44    333
 HARB   Harbor FSB, MHC of FL (45.7)        OTC    Eastern FL         Thrift     933       22   09-30   01/94  24.00    118
 FFFL   Fidelity FSB, MHC of FL(47.2)       OTC    Southeast FL       Thrift     792       20   12-31   01/94  12.50     84
 BKUNA  BankUnited SA of FL                 OTC    Miami FL           Thrift     738        6   09-30   12/85   7.25     41
 CMSV   Commty. Svgs, MHC of FL(47.6)       OTC    Southeast FL       Thrift     632       17   09-30   10/94  16.00     78
 SCSL   Suncoast S&LA of Hollywood FL       OTC    Southeastern FL    M.B.       466        4   06-30   11/85   6.25     12
 FFLC   FFLC Bancorp of Leesburg FL         OTC    Central FL         Thrift     331        7   12-31   01/94  18.00     47
 FFFG   F.F.O. Financial Group of FL        OTC    Central FL         R.E.       306       10   12-31   10/88   2.62     22
 FFPC   Florida First Bancorp of FL         OTC    Northwestern FL    Thrift     304        9   12-31   11/86  11.00     37
 FFML   First Family Bank, FSB of FL        OTC    Central FL         Thrift     153 D      5   06-30   10/92  21.00     11

 Mid-Atlantic Companies
 ----------------------

 DME    Dime Savings Bank, FSB of NY (3)    NYSE   NY,NJ,FL           M.B.    19,414       87   12-31   08/86  12.50  1,236
 GPT    GreenPoint Fin. Corp. of NY (3)     NYSE   New York City NY   Thrift  14,469       84   06-30   01/94  27.50  1,443
 SVRN   Sovereign Bancorp of PA             OTC    PA,NJ,DE           M.B.     8,411      121   12-31   08/86  10.00    478
 ASFC   Astoria Financial Corp. of NY       OTC    New York City NY   Thrift   6,708       46   12-31   11/93  26.19    574
 COFD   Collective Bancorp Inc. of NJ       OTC    Southern NJ        Thrift   5,059       79   06-30   02/84  23.25    474
 LISB   Long Island Bancorp of NY           OTC    Long Island NY     M.B.     4,834       36   09-30   04/94  29.25    727
 RCSB   RCSB Financial, Inc. of NY (3)      OTC    NY                 M.B.     4,111       34   11-30   04/86  25.75    320
 ALBK   ALBANK Fin. Corp. of Albany NY      OTC    NY,MA              Thrift   3,333       57   06-30   04/92  25.62    349
 ROSE   TR Financial Corp. of NY            OTC    New York, NY       Thrift   3,002       15   12-31   06/93  26.50    237
 NYB    New York Bancorp, Inc. of NY        AMEX   Southeastern NY    Thrift   2,754       27   09-30   01/88  25.87    303
 GRTR   Greater New York SB of NY (3)       OTC    New York NY        Div.     2,576       14   12-31   06/87  10.62    141
 CMSB   Cmnwealth Bancorp of PA             OTC    Philadelphia PA    M.B.     2,140 P     35   06-30   06/96  10.19    183
 BKCO   Bankers Corp. of NJ (3)             OTC    Central NJ         Thrift   1,916       14   12-31   03/90  17.25    221
 NWSB   Northwest SB, MHC of PA(29.9)       OTC    Pennsylvania       Thrift   1,767       46   06-30   11/94  11.50    269
 MLFB   MLF Bancorp of Villanova PA         OTC    Philadelphia PA    M.B.     1,766       17   03-31   08/94  24.50    153
 RELY   Reliance Bancorp of NY              OTC    NYC NY             Thrift   1,744       17   06-30   03/94  16.00    148
 NSBK   Northside SB of Bronx NY (3)        OTC    New York NY        Thrift   1,580       17   09-30   04/86  35.25    170

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700                  Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                               July 15, 1996(1)


                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
- ------- ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)

 Mid-Atlantic Companies (continued)
- -----------------------------------
 JSBF   JSB Financial, Inc. of NY           OTC    New York City      R.E.     1,548       13   12-31   06/90  32.75    338
 HAVN   Haven Bancorp of Woodhaven NY       OTC    New York City NY   Thrift   1,485        9   12-31   09/93  28.00    120
 QCSB   Queens County SB of NY (3)          OTC    New York City NY   R.E.     1,260        9   12-31   11/93  47.00    287
 WSFS   WSFS Financial Corp. of DE (3)      OTC    DE                 Div.     1,259       13   12-31   11/86   6.88     98
 HARS   Harris SB, MHC of PA (23.1)         OTC    Southeast PA       Thrift   1,249       25   12-31   01/94  16.00    179
 DIME   Dime Community Bancorp of NY        OTC                       Thrift   1,218 P      0   06-30   06/96  11.75    171
 OCFC   Ocean Fin. Corp. of NJ              OTC                       Thrift   1,179 P      0   12-31   07/96  20.12    169
 MFSL   Maryland Fed. Bancorp of MD         OTC     MD                Thrift   1,143       25   02-28   06/87  29.31     92
 YFED   York Financial Corp. of PA          OTC    PA,MD              Thrift   1,049       22   06-30   02/84  16.75    101
 PFSB   PennFed Fin. Services of NJ         OTC    Northern NJ        Thrift   1,023       17   06-30   07/94  14.94     76
 FSLA   First SB, SLA MHC of NJ (37.6)      OTC    Eastern NJ         Thrift     959       22   12-31   06/92  15.75    103
 PVSA   Parkvale Financial Corp of PA       OTC    Southwestern PA    Thrift     914       28   06-30   07/87  24.50     79
 PKPS   Poughkeepsie SB of NY               OTC    Poughkeepsie NY    R.E.       839        7   12-31   11/85   5.06     63
 WFSB   1st Washington Bancorp of VA        OTC    DC Metro Area      Thrift     795       17   06-30   05/87   7.94     78
 PSBK   Progressive Bank, Inc. of NY (3)    OTC    Eastern NY         Thrift     786       15   12-31   08/84  28.00     74
 IBSF   IBS Financial Corp. of NJ           OTC    Southwest NJ       Thrift     757        8   09-30   10/94  12.94    148
 FFIC   Flushing Fin. Corp. of NY (3)       OTC    New York, NY       Thrift     739        7   12-31   11/95  16.87    134
 PWBC   PennFirst Bancorp of PA             OTC    Western PA         Thrift     680        9   12-31   06/90  13.75     55
 FSNJ   First SB of NJ, MHC (45.0)          OTC    Northern NJ        Thrift     657 D      4   05-31   01/95  14.62     44
 SFIN   Statewide Fin. Corp. of NJ          OTC    Northern NJ        Thrift     634       14   03-31   10/95  11.25     59
 FSFI   First State Fin. Serv. of NJ        OTC    Northeastern NJ    Thrift     629       12   09-30   12/87  12.87     52
 FCIT   First Cit. Fin. Corp of MD          OTC    DC Metro Area      Thrift     624       14   12-31   12/86  16.25     47
 PSAB   Prime Bancorp, Inc. of PA           OTC    Southeastern PA    Thrift     609       17   12-31   11/88  18.50     69
 GAF    GA Financial Corp. of PA            AMEX   Pittsburgh PA      Thrift     569       10   12-31   03/96  10.75     96
 BFSI   BFS Bankorp, Inc. of NY             OTC    New York NY        R.E.       566        5   09-30   05/88  38.25     63
 FBBC   First Bell Bancorp of PA            OTC    Pittsburgh PA      Thrift     543        7   12-31   06/95  13.37    109
 THRD   TF Financial Corp. of PA            OTC    Philadelphia PA    Thrift     519       11   06-30   07/94  14.25     64
 TSBS   Trenton SB, FSB MHC of NJ (35.0     OTC    Central NJ         Thrift     519       10   12-31   08/95  12.62    112
 FMCO   FMS Financial Corp. of NJ           OTC    Southern NJ        Thrift     506       14   12-31   12/88  16.25     40
 FSPG   First Home SB, SLA of NJ            OTC    NJ,DE              Thrift     466       10   12-31   04/87  17.75     36
 CJFC   Central Jersey Fin. Corp of NJ      OTC    Central NJ         Thrift     466 D      6   03-31   09/84  30.00     80
 LVSB   Lakeview SB of Paterson NJ          OTC    Northern NJ        Thrift     455        8   07-31   12/93  20.25     46
 MSBB   MSB Bancorp of Middletown NY (3)    OTC    Southeastern NY    Thrift     454 D      9   09-30   08/92  16.50     47

 RP FINANCIAL, LC.
 __________________________________________
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700                  Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                               July 15, 1996(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ______ ___________________________________ ______ _________________ ________  ______  _______  ____  _____  ______  ______
                                                                               ($Mil)                          ($)   ($Mil)

 Mid-Atlantic Companies (continued)
 __________________________________
 PULS   Pulse Bancorp of S. River NJ        OTC    Central NJ         Thrift     452        4   09-30   09/86  17.75     69
 IROQ   Iroquois Bancorp of Auburn NY (3)   OTC    Central NY         Thrift     451        9   12-31   01/86  16.00     38
 ANBK   American Nat'l Bancorp of MD        OTC    Baltimore MD       R.E.       449        9   07-31   11/95  10.50     42
 AHCI   Ambanc Holding Co. of NY (3)        OTC    East-Central NY    Thrift     392        9   12-31   12/95   9.50     52
 PBCI   Pamrapo Bancorp, Inc. of NJ         OTC    Northern NJ        Thrift     368        8   12-31   10/89  20.00     66
 CARV   Carver FSB of New York, NY          OTC    New York, NY       Thrift     368        8   03-31   10/94   8.00     19
 SHEN   First Shenango Bancorp of PA        OTC    Western PA         Thrift     356        4   12-31   04/93  20.06     46
 PFNC   Progress Financial Corp. of PA      OTC    Southeastern PA    M.B.       348        9   12-31   07/83   6.25     23
 RARB   Raritan Bancorp. of Raritan NJ (3)  OTC    Central NJ         Thrift     347        5   12-31   03/87  20.50     29
 FOBC   Fed One Bancorp of Wheeling WV      OTC    Northern WV,OH     Thrift     340        9   12-31   01/95  14.12     35
 CNSK   Covenant Bank for Svgs. of NJ (3)   OTC    Southern NJ        Thrift     339       10   12-31     /    12.00     24
 FFWM   First Fin. Corp of Western MD       OTC    Western MD         Thrift     326        9   06-30   01/92  21.12     46
 PBIX   Patriot Bank Corp. of PA            OTC    Southeast PA       Thrift     313        7   12-31   12/95  13.00     45
 FSBI   Fidelity Bancorp, Inc. of PA        OTC    Southwestern PA    Thrift     301        8   09-30   06/88  16.00     22
 LFBI   Little Falls Bancorp of NJ          OTC    New Jersey         Thrift     286        6   12-31   01/96  10.25     31
 CATB   Catskill Fin. Corp. of NY (3)       OTC    Albany NY          Thrift     279 P      3   09-30   04/96  10.00     57
 FKFS   First Keystone Fin. Corp of PA      OTC    Philadelphia PA    Thrift     278        5   09-30   01/95  17.25     22
 CVAL   Chester Valley Bancorp of PA        OTC    Southeastern PA    Thrift     275        6   06-30   03/87  18.25     29
 HARL   Harleysville SA of PA               OTC    Southeastern PA    Thrift     274        4   09-30   08/87  17.50     23
 LFED   Leeds FSB, MHC of MD (35.3)         OTC    Baltimore MD       Thrift     267        1   06-30   03/94  13.75     47
 IFSB   Independence FSB of DC              OTC    Washington DC      Ret.       264 D      4   12-31   06/85   7.75     10
 EQSB   Equitable FSB of Wheaton MD         OTC    Central MD         Thrift     260        4   09-30   09/93  24.00     14
 FBER   First Bergen Bancorp of NJ          OTC    Northern NJ        Thrift     259        2   09-30   04/96   9.12     29
 WSB    Washington SB, FSB of MD            AMEX   Southeastern MD    Thrift     255        3   07-31     /     5.63     24
 FIBC   Financial Bancorp of NY             OTC    New York, NY       Thrift     252        5   09-30   08/94  12.37     23
 YFCB   Yonkers Fin. Corp. of NY            OTC    Yonkers NY         Thrift     241 P      4   09-30   04/96   9.75     35
 WVFC   WVS Financial Corp. of PA (3)       OTC    Pittsburgh PA      Thrift     240        5   06-30   11/93  20.50     36
 GDVS   Greater DV SB,MHC of PA(19.9) (3)   OTC    Southeast PA       Thrift     236        7   12-31   03/95  10.00     33
 ESBK   Elmira SB of Elmira NY (3)          OTC    NY,PA              Ret.       223        6   12-31   03/85  18.00     13
 HFMD   Home Federal Corporation of MD      OTC    Western MD         Thrift     217        7   12-31   02/84  10.25     26
 CTBK   Center Banks, Inc. of NY (3)        OTC    Central NY         Thrift     215        7   12-31   05/86  13.50     13
 WYNE   Wayne Bancorp of NJ                 OTC                       Thrift     214 P      0   12-31   06/96  10.75     24
 HRBF   Harbor Federal Bancorp of MD        OTC    Baltimore MD       Thrift     197        6   03-31   08/94  12.50     22

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700                  Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                               July 15, 1996(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
- ------- ----------------------------------- ------ ----------------- --------  ------ -------- -----  ----- ------- --------
                                                                               ($Mil)                          ($)   ($Mil)

 Mid-Atlantic Companies (continued)
 ----------------------------------
 PEEK   Peekskill Fin. Corp. of NY          OTC    Southeast NY       Thrift     194        3   06-30   12/95  11.87     49
 LARL   Laurel Capital Group of PA          OTC    Southwestern PA    Thrift     193        6   06-30   02/87  14.75     22
 PHFC   Pittsburgh Home Fin. of PA          OTC    Pittsburgh PA      Thrift     180 P      6   09-30   04/96   9.75     21
 SBFL   SB Fing. Lakes MHC of NY(33.0)      OTC    Western NY         Thrift     177        3   04-30   11/94  16.00     29
 SFED   SFS Bancorp of Schenectady NY       OTC    Eastern NY         Thrift     166        3   12-31   06/95  12.25     17
 TPNZ   Tappan Zee Fin. Corp. of NY         OTC    Southeast NY       Thrift     115        1   03-31   10/95  11.62     19
 WHGB   WHG Bancshares of MD                OTC    Baltimore MD       Thrift     112        5   09-30   04/96  11.25     18
 PRBC   Prestige Bancorp of PA              OTC                       Thrift     102 P      0   12-31   06/96   9.87     10
 WWFC   Westwood Fin. Corp. of NJ           OTC    Northern NJ        Thrift      88 P      2   03-31   06/96  10.50      7
 THBC   Troy Hill Bancorp of PA             OTC    Pittsburgh PA      Thrift      80        2   06-30   06/94  13.00     14
 ALBC   Albion Banc Corp. of Albion NY      OTC    Western NY         Thrift      57        2   09-30   07/93  16.75      4
 BRFC   Bridgeville SB, FSB of PA           OTC    Western PA         Thrift      56        1   12-31   10/94  15.00     17

 Mid-West Companies
 ------------------
 SFB    Standard Fed. Bancorp of MI         NYSE   MI,IN,OH           M.B.    13,505      164   12-31   01/87  38.50  1,205
 COFI   Charter One Financial of OH         OTC    Northeastern OH    Div.    13,174       94   12-31   01/88  33.62  1,517
 RFED   Roosevelt Fin. Grp. Inc. of MO      OTC    MO,IL,KS           Div.     9,135       78   12-31   01/87  17.37    732
 TCB    TCF Financial Corp. of MN           NYSE   MN,IL,MI,WI,OH     Div.     7,039      180   12-31   06/86  33.37  1,196
 CFB    Commercial Federal Corp. of NE      NYSE   NE,CO,KS,OK        M.B.     6,617       91   06-30   12/84  36.12    544
 FFHC   First Financial Corp. of WI         OTC    WI,IL              Div.     5,419      129   12-31   12/80  22.75    680
 SPBC   St. Paul Bancorp, Inc. of IL        OTC    Chicago IL         Div.     4,143       52   12-31   05/87  22.62    420
 SECP   Security Capital Corp. of WI        OTC    Wisconsin          Div.     3,345       42   06-30   01/94  59.75    570
 CTZN   CitFed Bancorp of Dayton OH         OTC    Dayton OH          M.B.     2,598       33   03-31   01/92  36.25    206
 GTFN   Great Financial Corp. of KY         OTC    Kentucky           M.B.     2,477       40   12-31   03/94  25.50    374
 STND   Standard Fin. of Chicago IL         OTC    Chicago IL         Thrift   2,187       13   12-31   08/94  16.12    270
 MAFB   MAF Bancorp of IL                   OTC    Chicago IL         Thrift   1,980       13   06-30   01/90  23.50    123
 ABCW   Anchor Bancorp Wisconsin of WI      OTC    Wisconsin          M.B.     1,755       32   03-31   07/92  34.62    171
 FISB   First Indiana Corp. of IN           OTC    Central IN         M.B.     1,477       28   12-31   08/83  22.25    184
 FTFC   First Fed. Capital Corp. of WI      OTC    Southern WI        M.B.     1,382       40   12-31   11/89  19.75    124
 STFR   St. Francis Cap. Corp. of WI        OTC    Milwaukee WI       Thrift   1,296       13   09-30   06/93  25.50    149
 DNFC   D&N Financial Corp. of MI           OTC    MI,WI              Ret.     1,232       33   12-31   02/85  12.62     86

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700                  Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                               July 19, 1996(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- -------- ------- -------- ----- ------ -------  --------
                                                                               ($Mil)                          ($)   ($Mil)

 Mid-West Companies (continued)
 ------------------------------
 JSBA   Jefferson Svgs Bancorp of MO        OTC    St. Louis MO,TX    Thrift   1,143 D     21   12-31   04/93  24.50    102
 FFSW   First Fed Fin. Serv. of OH          OTC    Northeastern OH    Thrift     993       18   12-31   04/87  29.50     97
 AADV   Advantage Bancorp of WI             OTC    WI,IL              Thrift     980       15   09-30   03/92  33.25    115
 CFSB   CFSB Bancorp of Lansing MI          OTC    Central MI         Thrift     772       18   12-31   06/90  20.25     91
 OFCP   Ottawa Financial Corp. of MI        OTC    Western MI         Thrift     745       12   12-31   08/94  16.25     89
 MSBK   Mutual SB, FSB of Bay City MI       OTC    Michigan           M.B.       719       24   12-31   07/92   6.00     26
 IFSL   Indiana Federal Corp. of IN         OTC    Northwestern IN    Thrift     718       15   12-31   02/87  19.50     92
 HNFC   Hinsdale Financial Corp. of IL      OTC    Chicago IL         M.B.       682       10   09-30   07/92  23.62     64
 FFEC   First Fed. Bancshares of WI         OTC    Northwest WI       Thrift     672       18   12-31   10/94  14.75    101
 LBCI   Liberty Bancorp of Chicago IL       OTC    Chicago IL         Thrift     670        4   12-31   12/91  24.50     61
 NASB   North American SB of MO             OTC    KS,MO              M.B.       664        8   09-30   09/85  29.75     68
 GSBC   Great Southern Bancorp of MO        OTC    Southwest MO       Div.       659       25   06-30   12/89  27.00    120
 FFDP   FirstFed Bancshares of IL           OTC    Chicago IL         Thrift     624        3   12-31   07/92  16.37     55
 HOMF   Home Fed Bancorp of Seymour IN      OTC    Southern IN        Thrift     606       15   06-30   01/88  26.75     59
 AVND   Avondale Fin. Corp. of IL           OTC    Chicago IL         Ret.       580        6   03-31   04/95  12.62     51
 HFFC   HF Financial Corp. of SD            OTC    South Dakota       Thrift     574       18   06-30   04/92  15.25     47
 FFYF   FFY Financial Corp. of OH           OTC    Youngstown OH      Thrift     573        9   06-30   06/93  23.75    123
 FNGB   First Northern Cap. Corp of WI      OTC    Northeast WI       Thrift     572       20   12-31   12/83  15.25     69
 HMNF   HMN Financial, Inc. of MN           OTC    Southeast MN       Thrift     542        7   12-31   06/94  15.50     80
 FDEF   First Defiance Fin.Corp. of OH      OTC    Northwest OH       Thrift     528        9   06-30   10/95  10.12    111
 SSBK   Strongsville SB of OH               OTC    Cleveland OH       Thrift     505       12   12-31     /    21.00     53
 CBCI   Calumet Bancorp of Chicago IL       OTC    Chicago IL         Thrift     502        5   06-30   02/92  28.00     75
 FFBH   First Fed. Bancshares of AR         OTC    Northern AR        Thrift     498 P      8   12-31   05/96  13.12     68
 SFSL   Security First Corp. of OH          OTC    Northeastern OH    R.E.       470       10   03-31   01/88  13.50     48
 FFSX   First FS&LA. MHC of IA (45.0)       OTC    Western IA         Thrift     437       12   06-30   06/92  24.75     42
 FBCI   Fidelity Bancorp of Chicago IL      OTC    Chicago IL         Thrift     433        5   09-30   12/93  15.75     49
 PERM   Permanent Bancorp of IN             OTC    Southwest IN       Thrift     396       11   03-31   04/94  15.75     34
 ASBI   Ameriana Bancorp of IN              OTC    Eastern IN,OH      Thrift     383        8   12-31   02/87  13.31     44
 PMFI   Perpetual Midwest Fin. of IA        OTC    EastCentral IA     Thrift     374        4   12-31   03/94  17.00     34
 PFSL   Pocahnts Fed, MHC of AR (46.4)      OTC    Northeast AR       Thrift     369        5   09-30   04/94  14.50     23
 KNK    Kankakee Bancorp of IL              AMEX   Illinois           Thrift     363       10   03-31   12/92  18.87     27
 SFSB   SuburbFed Fin. Corp. of IL          OTC    IL,IN              Thrift     362       12   12-31   02/92  16.75     21
 FFKY   First Fed. Fin. Corp. of KY         OTC    Central KY         Thrift     351        7   06-30   07/87  20.00     84

 RP FINANCIAL, LC.
 ------------------------------------------
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700                  Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                               July 19, 1996(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)

 Mid-West Companies (continued)
 ------------------------------
 SWBI   Southwest Bancshares of IL          OTC    Chicago IL         Thrift     350        5   12-31   06/92  27.00     48
 CAFI   Camco Fin. Corp. of OH              OTC    Eastern OH         M.B.       344        7   12-31     /    19.25     40
 HMCI   Homecorp, Inc. of Rockford IL       OTC    Northern IL        Thrift     342        9   12-31   06/90  17.12     19
 HVFD   Haverfield Corp. of OH              OTC    Cleveland OH       Thrift     340       11   12-31   03/85  18.00     34
 HALL   Hallmark Capital Corp. of WI        OTC    Milwaukee WI       Thrift     339        3   06-30   01/94  14.75     21
 INBI   Industrial Bancorp of OH            OTC    Northern OH        Thrift     327       10   12-31   08/95  10.75     60
 FFHH   FSF Financial Corp. of MN           OTC    Southern MN        Thrift     327       11   09-30   10/94  11.62     45
 WOFC   Western Ohio Fin. Corp. of OH       OTC    Western OH         Thrift     320        5   12-31   07/94  20.00     46
 PVFC   PVF Capital Corp. of OH             OTC    Cleveland OH       R.E.       318        7   06-30   12/92  18.00     28
 HBFW   Home Bancorp of Fort Wayne IN       OTC    Northeast IN       Thrift     313        8   09-30   03/95  15.31     47
 CASH   First Midwest Fin. Corp. of IA      OTC    IA,SD              R.E.       310        8   09-30   09/93  21.75     39
 WCBI   WestCo Bancorp of IL                OTC    Chicago IL         Thrift     309        1   12-31   06/92  21.00     56
 CBSB   Charter Financial Inc. of IL        OTC    Southern IL        Thrift     301        6   09-30   12/95  11.00     55
 WBCI   WFS Bancorp of Wichita KS           OTC    Wichita KS         Thrift     292 D      4   09-30   06/94  22.87     36
 MCBS   Mid Continent Bancshares of KS      OTC    Central KS         M.B.       291        7   09-30   06/94  18.00     37
 FMBD   First Mutual Bancorp of IL          OTC    Central IL         Thrift     285        7   12-31   07/95  12.00     52
 PFDC   Peoples Bancorp of Auburn IN        OTC    Northeastern IN    Thrift     281        6   09-30   07/87  19.50     46
 FFED   Fidelity Fed. Bancorp of IN         OTC    Southwestern IN    Thrift     280        4   06-30   08/87  11.25     28
 GFCO   Glenway Financial Corp. of OH       OTC    Cincinnati OH      Thrift     279 D      6   06-30   11/90  20.50     22
 FNSC   Financial Security Corp. of IL      OTC    Chicago IL         Thrift     274        2   12-31   12/92  25.37     39
 FBCV   1st Bancorp of Vincennes IN         OTC    Southwestern IN    M.B.       273        3   06-30   04/87  27.00     18
 SMFC   Sho-Me Fin. Corp. of MO             OTC    Southwest MO       Thrift     264        6   12-31   06/94  16.00     29
 WFCO   Winton Financial Corp. of OH        OTC    Cincinnati OH      R.E.       262        4   09-30   08/88  13.75     27
 FCBF   FCB Fin. Corp. of Neenah WI         OTC    Eastern WI         Thrift     256        6   03-31   09/93  17.25     43
 OSBF   OSB Fin. Corp. of Oshkosh WI        OTC    Eastern WI         Thrift     254        7   12-31   06/92  23.00     26
 CBK    Citizens First Fin.Corp. of IL      AMEX   Central IL         Thrift     252 P      6   12-31   05/96   9.94     28
 FFOH   Fidelity Financial of OH            OTC    Cincinnati OH      Thrift     249        4   12-31   03/96   9.81     40
 WAYN   Wayne S&L Co., MHC of OH(46.7)      OTC    Central OH         Thrift     249        6   03-31   06/93  20.00     30
 DFIN   Damen Fin. Corp. of Chicago IL      OTC    Chicago IL         Thrift     235        4   11-30   10/95  11.50     46
 CRCL   Circle Financial Corp.of OH         OTC    Cincinnati OH      Thrift     229        8   06-30   08/91  35.00     25
 CBIN   Community Bank Shares of IN         OTC    Southeast IN       Thrift     224        6   12-31   04/95  12.00     24
 FFHS   First Franklin Corp. of OH          OTC    Cincinnati OH      Thrift     216        7   12-31   01/88  15.50     18
 WCHI   Workingmens Cap. Hldgs of IN        OTC    South Central IN   Thrift     214        2   12-31   06/90  20.62     37

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700                  Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                               July 15, 1996(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------- ------ -------- ------ ----- -------  -------
                                                                               ($Mil)                          ($)   ($Mil)

 Mid-West Companies (continued)
- -------------------------------
 EFBI   Enterprise Fed. Bancorp of OH       OTC    Cincinnati, OH     Thrift     208 D      5   09-30   10/94  14.00     29
 OHSL   OHSL Financial Corp. of OH          OTC    Cincinnati, OH     Thrift     205        4   12-31   02/93  19.50     24
 CBCO   CB Bancorp of Michigan City IN      OTC    Northwest IN       Thrift     205        3   03-31   12/92  17.00     20
 CAPS   Capital Savings Bancorp of MO       OTC    Central MO         Thrift     203        7   06-30   12/93  18.12     19
 MFBC   MFB Corp. of Mishawaka IN           OTC    Northern IN        Thrift     201        4   09-30   03/94  14.00     28
 SBCN   Suburban Bancorp. of OH             OTC    Cincinnati OH      Thrift     197        8   06-30   09/93  15.00     22
 WEFC   Wells Fin. Corp. of Wells MN        OTC    Southcentral MN    Thrift     196        7   12-31   04/95  11.37     25
 MBLF   MBLA Financial Corp. of MO          OTC    Northeast MO       Thrift     195        2   06-30   06/93  22.50     31
 LARK   Landmark Bancshares of KS           OTC    Central KS         Thrift     193        5   09-30   03/94  15.25     30
 FFFD   North Central Bancshares of IA      OTC    Central IA         Thrift     191        4   12-31   03/96  10.62     43
 GFED   Guaranty FS&LA, MHC of MO(31.1)     OTC    Southwest MO       Thrift     186        4   06-30   04/95  11.25     35
 PULB   Pulaski SB, MHC of MO (29.0)        OTC    St. Louis MO       Thrift     179        5   09-30   05/94  13.25     28
 MARN   Marion Capital Holdings of IN       OTC    Central IN         Thrift     179        2   06-30   03/93  21.00     42
 MWFD   Midwest Fed. Fin. Corp of WI        OTC    Central WI         Thrift     178        9   12-31   07/92  15.75     26
 FFBZ   First Federal Bancorp of OH         OTC    Eastern OH         Thrift     173        6   09-30   06/92  24.50     19
 CMRN   Cameron Fin. Corp. of MO            OTC    Northwest MO       Thrift     172        3   09-30   04/95  13.50     38
 MFFC   Milton Fed. Fin. Corp. of OH        OTC    Southwest OH       Thrift     172        2   09-30   10/94  12.50     29
 EGLB   Eagle BancGroup of IL               OTC                       Thrift     163 P      0   12-31   07/96  11.00     14
 LSBI   LSB Bancorp of Lafayette IN         OTC    Central IN         Thrift     163        3   12-31   02/95  15.00     14
 SMBC   Southern Missouri Bncrp of MO       OTC    Southeast MO       Thrift     162        8   06-30   04/94  14.12     24
 THIR   Third Financial Corp. of OH         OTC    Piqua OH           Thrift     156        4   09-30   03/93  32.00     36
 SJSB   SJS Bancorp of St. Joseph MI        OTC    Southwest MI       Thrift     151        4   06-30   02/95  20.70     20
 FFWC   FFW Corporation of Wabash IN        OTC    Central IN         Thrift     149        3   06-30   03/93  19.25     14
 QCFB   QCF Bancorp of Virginia MN          OTC    Northeast MN       Thrift     146        2   06-30   04/95  15.25     27
 JXSB   Jcksnville SB, MHC of IL(43.3%)     OTC    Central IL         Thrift     142        4   12-31   04/95  13.00     16
 NEIB   Northeast Indiana Bncrp of IN       OTC    Northeast IN       Thrift     141        3   12-31   06/95  12.12     25
 FBSI   First Bancshares of MO              OTC    Southcentral MO    Thrift     140        5   06-30   12/93  15.63     20
 FFWD   Wood Bancorp of OH                  OTC    Northern OH        Thrift     140        6   06-30   08/93  19.75     20
 BWFC   Bank West Fin. Corp. of MI          OTC    Southeast MI       Thrift     139        2   06-30   03/95  11.50     26
 FKKY   Frankfort First Bancorp of KY       OTC    Frankfort KY       Thrift     139        3   06-30   07/95  12.25     42
 MWBI   Midwest Bancshares, Inc. of IA      OTC    Southeast IA       Thrift     137        5   12-31   11/92  25.75      9
 MFCX   Marshalltown Fin. Corp. of IA       OTC    Central IA         Thrift     126        2   09-30   03/94  15.50     22
 GTPS   Great American Bancorp of IL        OTC    East Central IL    Thrift     121        3   09-30   06/95  13.25     25

 RP FINANCIAL, LC.
 ------------------------------------------
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700                  Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                               July 15, 1996(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)

 Mid-West Companies (continued)
 ------------------------------
 MIFC   Mid Iowa Financial Corp. of IA      OTC    Central IA         Thrift     119        6   09-30   10/92   6.37     11
 NBSI   North Bancshares of Chicago IL      OTC    Chicago IL         Thrift     114        2   06-30   12/93  15.25     18
 PTRS   The Potters S&L Co. of OH           OTC    Northeast OH       Thrift     114        5   12-31   12/93  16.12      9
 ASBP   ASB Financial Corp. of OH           OTC    Southern OH        Thrift     112        1   06-30   04/95  15.00     26
 HFFB   Harrodsburg 1st Fin Bcrp of KY      OTC    Central KY         Thrift     109        2   09-30   10/95  16.75     37
 FFSL   First Independence Corp. of KS      OTC    Southeast KS       Thrift     102        1   09-30   10/93  17.75     10
 CNSB   CNS Bancorp of MO                   OTC    Central MO         Thrift     101 P      5   12-31   06/96  11.50     19
 BDJI   First Fed. Bancorp. of MN           OTC    Northern MN        Thrift     101        5   09-30   04/95  12.25     10
 WCFB   Webster City FSB,MHC of IA (45.2    OTC    Central IA         Thrift      97        1   12-31   08/94  12.75     27
 INCB   Indiana Comm. Bank, SB of IN        OTC    Central IN         Ret.        94        3   06-30   12/94  13.87     13
 FSBS   First Ashland Fin. Corp. of KY      OTC    Northeast KY       Thrift      90 D      3   09-30   04/95  18.25     27
 FFBI   First Financial Bancorp of IL       OTC    Northern IL        M.B.        89        2   12-31   10/93  15.50      7
 FTSB   Fort Thomas Fin. Corp. of KY        OTC    Northern KY        Thrift      88        2   09-30   06/95  16.37     26
 NWEQ   Northwest Equity Corp. of WI        OTC    Northwest WI       Thrift      86        3   03-31   10/94  10.50     10
 CIBI   Community Inv. Corp. of OH          OTC    NorthCentral OH    Thrift      85 D      3   06-30   02/95  15.00     11
 KYF    Kentucky First Bancorp of KY        AMEX   Central KY         Thrift      84        2   06-30   08/95  15.00     21
 HFSA   Hardin Bancorp of Hardin MO         OTC    Western MO         Thrift      83        3   03-31   09/95  11.75     12
 THR    Three Rivers Fin. Corp. of MI       AMEX   Southwest MI       Thrift      81 S      4   06-30   08/95  13.12     11
 GFSB   GFS Bancorp of Grinnell IA          OTC    Central IA         Thrift      81        1   06-30   01/94  20.25     10
 AMFC   AMB Financial Corp. of IN           OTC    Northwest IN       Thrift      81        4   12-31   04/96  10.25     12
 PCBC   Perry Co. Fin. Corp. of MO          OTC    EastCentral MO     Thrift      77 D      1   09-30   02/95  16.25     14
 LOGN   Logansport Fin. Corp. of IN         OTC    Northern IN        Thrift      76        1   12-31   06/95  13.50     18
 SOBI   Sobieski Bancorp of S. Bend IN      OTC    Northern IN        Thrift      76        3   06-30   03/95  12.12     10
 SFFC   StateFed Financial Corp. of IA      OTC    Des Moines IA      Thrift      74        2   06-30   01/94  15.75     13
 FFDF   FFD Financial Corp. of OH           OTC    Northeast OH       Thrift      73 P      1   06-30   04/96  10.25     15
 ATSB   AmTrust Capital Corp. of IN         OTC    Northcentral IN    Thrift      73        3   06-30   03/95   8.56      5
 GWBC   Gateway Bancorp of KY               OTC    Eastern KY         Thrift      73        2   06-30   01/95  13.75     16
 HZFS   Horizon Fin'l. Services of IA       OTC    Central IA         Thrift      72        3   06-30   06/94  14.75      7
 HHFC   Harvest Home Fin. Corp. of OH       OTC    Southwest OH       Thrift      70 D      3   09-30   10/94  12.50     11
 MIVI   Miss. View Hold. Co. of MN          OTC    Central MN         Thrift      70        1   09-30   03/95  10.75     10
 CLAS   Classic Bancshares of KY            OTC    Eastern KY         Thrift      68 D      1   03-31   12/95  10.69     14
 LXMO   Lexington B&L Fin. Corp. of MO      OTC    West Central MO    Thrift      61 P      1   09-30   06/96   9.87     12
 NSLB   NS&L Bancorp of Neosho MO           OTC    Southwest MO       Thrift      59        2   09-30   06/95  12.56     11

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700                  Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                               July 15, 1996(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)

 Mid-West Companies (continued)
 ------------------------------
 CKFB   CKF Bancorp of Danville KY          OTC    Central KY         Thrift      59        1   12-31   01/95  19.50     18
 MSBF   MSB Financial Corp. of MI           OTC    Southcentral MI    Thrift      56        2   06-30   02/95  17.25     12
 MFSB   Mutual Bancompany of MO             OTC    Central MO         Thrift      53        1   06-30   02/95  21.00      7
 RELI   Reliance Bancshares Inc of WI (3)   OTC    Milwaukee WI       Thrift      50 P      1   June    04/96   8.37     21
 SHFC   Seven Hills Fin. Corp. of OH        OTC    Cincinnati OH      Thrift      46        3   06-30   12/93  18.12     10
 FLKY   First Lancaster Bncshrs of KY       OTC                       Thrift      43 P      0   06-30   07/96  13.62     13
 HBBI   Home Building Bancorp of IN         OTC    Southwest IN       Thrift      42        2   09-30   02/95  20.25      7
 CSBF   CSB Financial Group Inc of IL       OTC    Centralia IL       Thrift      41        1   09-30   10/95   9.25     10
 HWEN   Home Financial Bancorp of IN        OTC                       Thrift      38 P      0   06-30   07/96  10.12      5
 LONF   London Financial Corp. of OH        OTC    Central OH         Thrift      38        1   09-30   04/96  10.25      5
 JOAC   Joachim Bancorp of MO               OTC    Eastern MO         Thrift      37        1   03-31   12/95  12.44      9

 New England Companies
 ---------------------
 PBCT   Peoples Bank, MHC of CT(32.3) (3)   OTC    Southwestern CT    Div.     6,916       79   12-31   07/88  21.12    827
 WBST   Webster Financial Corp. of CT       OTC    Central CT         Thrift   3,813       39   12-31   12/86  29.00    235
 CFCX   Center Fin. Corp of CT (3)          OTC    Western CT         M.B.     3,670       36   12-31   08/86  24.25    351
 PHBK   Peoples Heritage Fin Grp of ME (3)  OTC    ME,NH              Div.     3,302       76   12-31   12/86  19.50    332
 EGFC   Eagle Financial Corp. of CT         OTC    Western CT         Thrift   1,429       23   09-30   02/87  24.75    111
 DSBC   DS Bancor Inc. of Derby CT (3)      OTC    Southwestern CT    Thrift   1,248       22   12-31   12/85  34.50    105
 ANDB   Andover Bancorp, Inc. of MA (3)     OTC    Northeastern MA    M.B.     1,142       10   12-31   05/86  24.75    105
 SISB   SIS Bank of Springfield MA (3)      OTC    Central MA         Div.     1,135       20   12-31   02/95  17.62    101
 WLDN   Walden Bancorp of MA (3)            OTC    Eastern MA         M.B.     1,019       16   04-30   12/85  20.00    106
 MDBK   Medford Savings Bank of MA (3)      OTC    Eastern MA         Thrift     981       16   12-31   03/86  21.50     97
 CFX    Cheshire Fin. Corp. of NH (3)       AMEX   S.W. NH,MA         M.B.       958       23   12-31   02/87  13.00     98
 AFCB   Affiliated Comm BC, Inc of MA       OTC    MA                 Thrift     938       13   12-31     /    16.75     85
 FFES   First FS&LA of E. Hartford CT       OTC    Central CT         Thrift     933       12   12-31   06/87  17.50     45
 FMLY   Family Bancorp of Haverhill MA (3)  OTC    MA, NH             Div.       887       21   12-31   11/86  23.87     98
 MASB   MassBank Corp. of Reading MA (3)    OTC    Eastern MA         Thrift     859       14   12-31   05/86  32.75     90
 EBCP   Eastern Bancorp of NH               OTC    VT, NH             M.B.       825       23   09-30   11/83  16.00     58
 FESX   First Essex Bancorp of MA (3)       OTC    MA, NH             Div.       801       10   12-31   08/87  10.25     62
 MECH   Mechanics SB of Hartford CT (3)     ***                       Thrift     721 P      0   12-31   06/96  11.25     60

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700                  Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                               July 15, 1996(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
- ------- ----------------------------------- ------ ----------------- --------  ______  _______  ____  _____  ______  ______
                                                                               ($Mil)                          ($)   ($Mil)

 New England Companies (continued)
- ----------------------------------
 NSSB   Norwich Financial Corp. of CT (3)   OTC    Southeastern CT    Thrift     712       15   12-31   11/86  14.50     81
 BFD    BostonFed Bancorp of MA             AMEX   Boston MA          M.B.       678        8   12-31   10/95  11.87     78
 DIBK   Dime Financial Corp. of CT (3)      OTC    Central CT         Thrift     671       10   12-31   07/86  15.00     75
 GROV   GroveBank for Savings of MA (3)     OTC    Eastern MA         Thrift     586        7   12-31   08/86  29.50     45
 NSSY   Norwalk Savings Society of CT (3)   OTC    Southwest CT       Thrift     542        8   12-31   06/94  21.75     52
 FMCT   Farmers & Mechanics Bank of CT (3)  OTC    Central CT         Thrift     537       12   12-31   11/93  30.25     50
 PBKB   People's SB of Brockton MA (3)      OTC    Southeastern MA    Thrift     533        9   12-31   10/86   9.50     32
 BKC    American Bank of Waterbury CT (3)   AMEX   Western CT         Thrift     517       15   12-31   12/81  25.37     58
 CBNH   Community Bankshares Inc of NH (3)  OTC    Southcentral NH    M.B.       517        5   06-30   05/86  18.50     45
 SOSA   Somerset Savings Bank of MA (3)     OTC    Eastern MA         R.E.       510        5   12-31   07/86   1.50     25
 ABBK   Abington Savings Bank of MA (3)     OTC    Southeastern MA    M.B.       478        7   12-31   06/86  15.94     30
 MWBX   Metro West of MA (3)                OTC    Eastern MA         Thrift     478        9   12-31   10/86   3.75     52
 SWCB   Sandwich Co-Op. Bank of MA (3)      OTC    Southeastern MA    Thrift     424       11   04-30   07/86  20.25     38
 PBNB   Peoples Sav. Fin. Corp. of CT (3)   OTC    Central CT         Thrift     406        8   12-31   08/86  21.75     42
 BKCT   Bancorp Connecticut of CT (3)       OTC    Central CT         Thrift     403        3   12-31   07/86  22.75     62
 PETE   Primary Bank of NH (3)              OTC    Southern NH        Ret.       393        8   12-31   10/93  12.12     24
 MIDC   Midconn Bank of Kensington CT (3)   OTC    Central CT         Thrift     365       10   09-30   09/86  18.37     35
 HSBK   Hibernia SB of Quincy MA (3)        OTC    Eastern MA         R.E.       355        5   12-31   09/86  14.12     22
 WRNB   Warren Bancorp of Peabody MA (3)    OTC    Eastern MA         R.E.       355        6   12-31   07/86  12.50     46
 LSBX   Lawrence Savings Bank of MA (3)     OTC    Northeastern MA    Thrift     324        6   12-31   05/86   5.34     23
 CEBK   Central Co-Op. Bank of MA (3)       OTC    Eastern MA         Thrift     318 D     11   04-30   10/86  17.75     34
 NMSB   Newmil Bancorp. of CT (3)           OTC    Eastern CT         Thrift     292       12   06-30   02/86   6.81     28
 POBS   Portsmouth Bank Shrs Inc of NH (3)  OTC    Southeastern NH    Thrift     267        3   12-31   02/88  13.00     75
 NHTB   NH Thrift Bancshares of NH          OTC    Central NH         Thrift     252       10   12-31   05/86   9.87     17
 NEBC   Northeast Bancorp of ME (3)         OTC    Eastern ME         Thrift     218        8   06-30   08/87  13.50     16
 TBK    Tolland Bank of CT (3)              AMEX   Northern CT        Thrift     217        7   12-31   12/86   9.75     11
 HIFS   Hingham Inst. for Sav. of MA (3)    OTC    Eastern MA         Thrift     179        4   12-31   12/88  14.00     18
 BSBC   Branford SB of CT (3)               OTC    New Haven CT       R.E.       174        5   12-31   11/86   3.00     20
 HPBC   Home Port Bancorp, Inc. of MA (3)   OTC    Southeastern MA    Thrift     167        2   12-31   08/88  13.50     25
 IPSW   Ipswich SB of Ipswich MA (3)        OTC    Northwest MA       Thrift     134        4   12-31   05/93  11.87     14
 KSBK   KSB Bancorp of Kingfield ME (3)     OTC    Western ME         M.B.       127       10   12-31   06/93  22.50      8
 MFLR   Mayflower Co-Op. Bank of MA (3)     OTC    Southeastern MA    Thrift     113        4   04-30   12/87  14.00     12
 FCB    Falmouth Co-Op Bank of MA (3)       AMEX   Southeast MA       Thrift      88        2   09-30   03/96  10.50     15

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700                  Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                               July 15, 1996(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)

 New England Companies (continued)
 ---------------------------------
 NTMG   Nutmeg FS&LA of CT                  OTC    CT                 M.B.        85        3   12-31     /     7.25      5
 MCBN   Mid-Coast Bancorp of ME             OTC    Eastern ME         Thrift      54        2   03-31   11/89  19.12      4
 GLBK   Glendale Co-op. Bank of MA (3)      OTC    Boston MA          Thrift      36 D      1   04-30   01/94  16.50      4

 North-West Companies
 --------------------
 WAMU   Washington Mutual Inc. of WA (3)    OTC    WA, OR, ID, UT, MT Div.    22,344      246   12-31   03/83  29.62  2,133
 WFSL   Washington FS&LA of Seattle WA      OTC    Western US         Thrift   4,929       87   09-30   11/82  21.12    892
 STSA   Sterling Financial Corp. of WA      OTC    WA, OR             M.B.     1,498       41   06-30     /    13.75     75
 IWBK   Interwest SB of Oak Harbor WA       OTC    Western WA         Div.     1,369       28   12-31     /    24.75    159
 MSEA   Metropolitan Bancorp of WA          OTC    Western WA         R.E.       778       10   03-31   01/90  16.94     63
 KFBI   Klamath First Bancorp of OR         OTC    Southern OR        Thrift     605        7   09-30   10/95  14.12    159
 FWWB   First Savings Bancorp of WA (3)     OTC    Central WA         Thrift     595 D     15   03-31   11/95  14.50    146
 HRZB   Horizon Financial Corp. of WA (3)   OTC    Northwest WA       Thrift     489       12   03-31   08/86  12.50     82
 FMSB   First Mutual SB of Bellevue WA (3)  OTC    Western WA         M.B.       371        6   12-31   12/85  12.25     30
 CASB   Cascade SB of Everett WA            OTC    Seattle WA         Thrift     326        6   06-30   08/92  16.50     34
 RVSB   Rvrview SB, FSB MHC of WA (40.3)    OTC    Southwest WA       M.B.       210        9   03-31   10/93  14.37     31

 South-East Companies
 --------------------
 LFCT   Leader Fin. Corp of Memphis TN      OTC    Tennessee          M.B.     3,178       22   12-31   09/93  43.50    432
 FFCH   First Fin. Holdings Inc. of SC      OTC    CHARLESTON SC      Div.     1,449       32   09-30   11/83  19.00    121
 AMFB   American Federal Bank of SC         OTC    Northwest SC       Thrift   1,339       41   12/31   01/89  15.87    173
 MGNL   Magna Bancorp of MS                 OTC    MS, AL             M.B.     1,291       61   06-30   03/91  35.00    244
 LIFB   Life Bancorp of Norfolk VA          OTC    Southeast VA       Thrift   1,205       17   12-31   10/94  14.25    148
 FLFC   First Liberty Fin. Corp. of GA      OTC    Georgia            M.B.       982       29    9-30   12/83  21.00     84
 HFNC   HFNC Financial Corp. of NC          OTC    Charlotte NC       Thrift     716        9   06-30   12/95  16.00    275
 VFFC   Virginia First Savings of VA        OTC    Petersburg VA      M.B.       714       23   06-30   01/78  11.37     64
 CNIT   Cenit Bancorp of Norfolk VA         OTC    Southeastern VA    Thrift     667       15   12-31   08/92  32.50     52
 VABF   Va. Beach Fed. Fin. Corp of VA      OTC    Southeast VA       M.B.       625       11   12-31   11/80   7.00     35
 ISBF   ISB Financial Corp. of LA           OTC    SouthCentral LA    Thrift     624       14   12-31   04/95  13.81    102

 RP FINANCIAL, LC.
 ------------------------------------------
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700                  Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                               July 15, 1996(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)

 South-East Companies (continued)
 --------------------------------
 PALM   Palfed, Inc. of Aiken SC            OTC    Southwest SC       Thrift     624       16   12-31   12/85  12.12     63
 EBSI   Eagle Bancshares of Tucker GA       OTC    Atlanta GA         Thrift     558 D     10   03-31   04/86  14.75     46
 FFFC   FFVA Financial Corp. of VA          OTC    Southern VA        Thrift     518       11   12-31   10/94  17.00     92
 CFCP   Coastal Fin. Corp. of SC            OTC    SC                 Thrift     441        8   09-30   09/90  22.00     60
 FSFC   First So.east Fin. Corp. of SC      OTC    Northwest SC       Thrift     359       11   06-30   10/93   9.62     39
 TSH    Teche Holding Company of LA         AMEX   Southern LA        Thrift     346        8   09-30   04/95  12.87     53
 FFRV   Fid. Fin. Bkshrs. Corp. of VA       OTC    Southern VA        Thrift     322        7   12-31   05/86  12.75     29
 ESX    Essex Bancorp of VA                 AMEX   VA, NC             M.B.       316       14   12-31     /     2.62      3
 COOP   Cooperative Bk.for Svgs. of NC      OTC    Eastern NC         Thrift     314       16   03-31   08/91  16.50     25
 JEBC   Jefferson Bancorp of Gretna LA      OTC    Southeast LA       Thrift     265        6   12-31   08/94  22.00     48
 SOPN   First SB, SSB, Moore Co. of NC      OTC    Central NC         Thrift     256        5   06-30   01/94  18.00     67
 UFRM   United FS&LA of Rocky Mount NC      OTC    Eastern NC         M.B.       252        9   12-31   07/80   8.25     25
 MERI   Meritrust FSB of Thibodaux LA       OTC    Southeast LA       Thrift     227        8   12-31     /    31.25     24
 FLAG   Flag Financial Corp of GA           OTC    Western GA         M.B.       226        3   12-31   12/86  11.50     23
 CFTP   Community Fed. Bancorp of MS        OTC    Northeast MS       Thrift     201        1   09-30   03/96  13.00     60
 GSFC   Green Street Fin. Corp. of NC       OTC    Southern NC        Thrift     188 P      3   09-30   04/96  13.00     56
 PLE    Pinnacle Bank of AL                 AMEX   Central AL         Thrift     186        5   06-30   12/86  16.62     15
 FTF    Texarkana Fst. Fin. Corp of AR      AMEX   Southwest AR       Thrift     163        5   09-30   07/95  16.00     32
 NFSL   Newnan SB, FSB of Newnan GA         OTC    Western GA         M.B.       161 D      8   03-31   03/86  19.75     29
 CFFC   Community Fin. Corp. of VA          OTC    Central VA         Thrift     160        3   03-31   03/88  19.50     25
 FGHC   First Georgia Hold. Corp of GA      OTC    Southeastern GA    Thrift     142        6   09-30   02/87   6.50     13
 PDB    Piedmont Bancorp of NC              AMEX   Central NC         Thrift     125        2   06-30   12/95  12.62     33
 FFBS   FFBS Bancorp of Columbus MS         OTC    Columbus MS        Thrift     124        3   06-30   06/93  22.50     35
 VAFD   Valley FSB of Sheffield AL          OTC    Northern AL        Thrift     119        4   09-30   10/87  31.00     11
 BFSB   Bedford Bancshares of VA            OTC    Southern VA        Thrift     118        3   09-30   08/94  16.50     20
 SSM    Stone Street Bancorp of NC          AMEX   Central NC         Thrift     116        2   12-31   04/96  16.62     30
 SRN    Southern Banc Company of AL         AMEX   Northeast AL       Thrift     111 D      4   06-30   10/95  12.62     18
 GSLC   Guaranty Svgs & Loan FA of VA       OTC    Charltsvl VA       M.B.       103        3   06-30     /     7.75      7
 TWIN   Twin City Bancorp of TN             OTC    Northeast TN       Thrift     102        3   12-31   01/95  16.25     15
 KSAV   KS Bancorp of Kenly NC              OTC    Central NC         Thrift      90        3   12-31   12/93  20.00     13
 SZB    SouthFirst Bancshares of AL         AMEX   Central AL         Thrift      89        2   09-30   02/95  12.50     11
 CZF    Citisave Fin. Corp. of LA           AMEX   Baton Rouge LA     Thrift      80        5   12-31   07/95  14.50     14
 CCFH   CCF Holding Company of GA           OTC    Atlanta GA         Thrift      79        3   09-30   07/95  11.87     13

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700

                                 Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                               July 15, 1996(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
 ------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                               ($Mil)                          ($)   ($Mil)

 South-East Companies (continued)
 --------------------------------
 SSB    Scotland Bancorp of NC              AMEX                      Thrift      70        1   09-30   04/96  12.12     22
 SCCB   S. Carolina Comm. Bnshrs of SC      OTC    Central SC         Thrift      44        1   06-30   07/94  16.00     12

 South-West Companies
 --------------------
 CBSA   Coastal Bancorp of Houston TX       OTC    Houston TX         M.B.     2,807       40   12-31     /    18.50     92
 FBHC   Fort Bend Holding Corp. of TX       OTC    Eastcentral TX     M.B.       244        4   03-31   06/93  17.25     14
 JXVL   Jacksonville Bancorp of TX          OTC    East Central TX    Thrift     213        6   09-30   04/96  10.12     27
 LBFI   L&B Financial of S. Springs TX      OTC    Northeast TX       Thrift     143        5   06-30   09/94  16.37     26
 LOAN   Horizon Bancorp, Inc of TX (3)      OTC    Austin TX          R.E.       127 D      7   04-30     /     9.75     14
 FSBC   First SB, FSB of Clovis NM          OTC    Eastern NM         Thrift     115        3   12-31   08/86   5.50      4
 ETFS   East Texas Fin. Serv. of TX         OTC    Northeast TX       Thrift     115        2   09-30   01/95  14.50     17
 GUPB   GFSB Bancorp of Gallup NM           OTC    Northwest NM       Thrift      70        1   06-30   06/95  13.56     13

 Western Companies (Excl CA)
 ---------------------------
 FFBA   First Colorado Bancorp of Co        OTC    Denver CO          Thrift   1,493       25   12-31   01/96  13.62    277
 WSTR   WesterFed Fin. Corp. of MT          OTC    MT                 Thrift     588       18   06-30   01/94  14.50     64
 GBCI   Glacier Bancorp of MT               OTC    Western MT         Div.       398       13   06-30   03/84  21.25     71
 SFBM   Security Bancorp of MT              OTC    Southcentral MT    Thrift     360       16   06-30   11/86  20.87     31
 UBMT   United SB, FA of MT                 OTC    Central MT         Thrift     105        4   12-31   09/86  18.00     22
 TRIC   Tri-County Bancorp of WY            OTC    Southeastern WY    Thrift      73        2   12-31   09/93  18.00     11
 MORG   Morgan Financial Corp. of CO        OTC    Northeast CO       Thrift      72        1   06-30   01/93  12.25     10
 CRZY   Crazy Woman Creek Bncorp of WY      OTC    Northeast WY       Thrift      47        1   09-30   03/96  10.12     11

 Other Areas
 -----------



 NOTES: (1) Or most recent date available (M=March, S=September, D=December,
            J=June, E=Estimated, and P=Pro Forma)
        (2) Operating strategies are: Thrift=Traditional Thrift, M.B.=Mortgage Banker, R.E.=Real Estate Developer, Div.=Diversified, and Ret.=Retail Banking.
        (3) FDIC savings bank.

 Source: Corporate offering circulars, SNL Securities Quarterly Thrift Report, and financial reports of publicly Traded Thrifts.

                                 EXHIBIT III-2
                               Missouri Thrifts

     RP FINANCIAL, LC.
     ------------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

                                 Exhibit III-2
                  Balance Sheet Composition and Growth Rates
                        Comparable Institution Analysis
                             As of March 31, 1996

                                                                Balance Sheet as a Percent of Assets
                                    ________________________________________________________________________________________
                                     Cash and                          Borrowed  Subd.    Net    Goodwill Tng Net    MEMO:
                                    Investments  Loans   MBS  Deposits   Funds   Debt    Worth   & Intang  Worth  Pref.Stock
                                    ----------- ------ ------ -------- -------- ------- -------- -------- ------- ----------
SAIF-Insured Thrifts                      19.4   64.4   12.9     73.8     11.8     0.1     12.8      0.2    12.6       0.1
State of MO                               17.5   66.5   13.4     74.5      9.2     0.0     15.2      0.1    15.0       0.0
Comparable Group Average                  21.3   63.8   12.5     75.4      5.4     0.0     18.2      0.0    18.2       0.0
  Mid-West Companies                      21.3   63.8   12.5     75.4      5.4     0.0     18.2      0.0    18.2       0.0


Comparable Group
- ----------------

Mid-West Companies
- ------------------
CNSB  CNS Bancorp of MO(3)                19.4   60.9   15.6     88.4      0.0     0.0     10.7      0.0    10.7       0.0
CMRN  Cameron Fin. Corp. of MO            14.3   83.0    0.0     70.3      1.9     0.0     26.5      0.0    26.5       0.0
- ----------------------------------------------------------------------------------------------------------------------------
CAPS  Capital Savings Bancorp of MO        6.8   77.5   13.9     74.4     13.8     0.0     10.4      0.0    10.4       0.0
- ----------------------------------------------------------------------------------------------------------------------------
FBSI  First Bancshares of MO              14.6   82.0    0.8     73.1      9.6     0.0     16.9      0.0    16.9       0.0
- ----------------------------------------------------------------------------------------------------------------------------
HFSA  Hardin Bancorp of Hardin MO         14.4   54.0   29.0     79.9      0.0     0.0     19.2      0.0    19.2       0.0
- ----------------------------------------------------------------------------------------------------------------------------
JOAC  Joachim Bancorp of MO               35.4   62.4    0.3     69.7      0.0     0.0     29.2      0.0    29.2       0.0
LXMO  Lexington B&L Fin. Corp. of MO(3)   13.6   80.2    4.6     84.2      0.0     0.0     14.7      0.0    14.7       0.0
NSLB  NS&L Bancorp of Neosho MO           39.7   48.0    9.9     75.0      0.0     0.0     23.5      0.0    23.5       0.0
- ----------------------------------------------------------------------------------------------------------------------------
PCBC  Perry Co. Fin. Corp. of MO(1)       46.8   11.6   40.2     78.3      0.0     0.0     20.9      0.0    20.9       0.0
- ----------------------------------------------------------------------------------------------------------------------------
SMFC  Sho-Me Fin. Corp. of MO              7.1   85.7    4.3     60.6     26.5     0.0     12.0      0.0    12.0       0.0
- ----------------------------------------------------------------------------------------------------------------------------
SMBC  Southern Missouri Bncrp of MO       22.0   56.5   19.2     75.2      7.1     0.0     16.4      0.0    16.4       0.0
- ----------------------------------------------------------------------------------------------------------------------------

                                            Balance Sheet Annual Growth Rates                          Regulatory Capital
                                    ____________________________________________________________    _________________________
                                           Cash and   Loans           Borrows.   Net    Tng Net
                                   Assets Investments & MBS  Deposits &Subdebt  Worth    Worth     Tangible   Core   Reg.Cap.
                                   ------ ----------- ------ -------- -------- -------- -------    -------- -------- --------
SAIF-Insured Thrifts                 11.74    10.64     9.55      6.71    -0.87    6.69    6.20        10.46  10.52    22.82
State of MO                          11.05     6.33    12.01      7.16   -39.31    8.38    6.94        12.47  12.49    28.96
Comparable Group Average             11.60     8.63    12.76      2.79   -45.10    1.19    1.20        14.42  14.42    34.95
  Mid-West Companies                 11.60     8.63    12.76      2.79   -45.10    1.19    1.20        14.42  14.42    34.95


Comparable Group
- ----------------

Mid-West Companies
- ------------------
CNSB  CNS Bancorp of MO(3)           -0.43    -5.35     1.92     -0.91       NM    4.50    4.50        11.26  11.26    27.08
CMRN  Cameron Fin. Corp. of MO        1.73   -40.02    14.41      1.12       NM   -2.88   -2.88        20.10  20.10    31.83
- ----------------------------------------------------------------------------------------------------------------------------
CAPS  Capital Savings Bancorp of MO  10.55     6.44    10.69      4.77    64.71    4.82    4.82         9.11   9.11    19.27
- ----------------------------------------------------------------------------------------------------------------------------
FBSI  First Bancshares of MO         14.51    -6.24    18.81      4.64       NM   -2.00   -1.93        13.31  13.31    20.50
- ----------------------------------------------------------------------------------------------------------------------------
HFSA  Hardin Bancorp of Hardin MO     9.73    -5.87    12.21     -1.25  -100.00      NM      NM        13.81  13.81    32.30
- ----------------------------------------------------------------------------------------------------------------------------
JOAC  Joachim Bancorp of MO          22.55    92.84     3.62      0.66       NM      NM      NM        21.50  21.50    44.10
LXMO  Lexington B&L Fin. Corp. of M   3.56    39.84    -0.41      2.18       NM    9.38    9.38        14.38  14.38    29.20
NSLB  NS&L Bancorp of Neosho MO      19.17    32.44    12.82      4.17       NM      NM      NM        17.50  17.50    49.80
- ----------------------------------------------------------------------------------------------------------------------------
PCBC  Perry Co. Fin. Corp. of MO(1)   8.24     6.47    10.80     -3.49  -100.00      NM      NM        15.83  15.83    85.87
- ----------------------------------------------------------------------------------------------------------------------------
SMFC  Sho-Me Fin. Corp. of MO        28.03    -4.59    30.87     16.11       NM   -4.90   -4.90         9.48   9.48    18.24
- ----------------------------------------------------------------------------------------------------------------------------
SMBC  Southern Missouri Bncrp of MO   9.93   -21.07    24.60      2.74       NM   -0.59   -0.59        12.33  12.33    26.24
- ----------------------------------------------------------------------------------------------------------------------------

(1) Financial information is for the quarter ending December 31, 1995.
(3) Growth rates have been annualized from available financial information.

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, Inc. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1995 by RP Financial, LC.

RP FINANCIAL, L.C.
- -----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                 Exhibit III-2
       Income as a Percent of Average Assets and Yields, Costs, Spreads
                        Comparable Institution Analysis
                  For the Twelve Months Ended March 31, 1996


                                                        Net Interest Income                   Other Income
                                                    ----------------------------           -------------------
                                                                          Loss     NII                            Total
                                             Net                         Provis.  After    Loan   R.E.   Other    Other
                                           Income  Income Expense   NII  on IEA   Provis.  Fees   Oper.  Income  Income
                                           ------  ------ ------- ------ ------- -------   ----  -----   ------  ------
SAIF-Insured Thrifts                         0.85    7.31    4.18   3.13   0.10    3.03    0.12  -0.01    0.30     0.41
State of MO                                  0.92    7.08    4.17   2.91   0.04    2.87    0.04   0.02    0.39     0.45
Comparable Group Average                     0.86    6.80    3.90   2.89   0.05    2.85    0.03   0.01    0.37     0.41
  Mid-West Companies                         0.86    6.80    3.90   2.89   0.05    2.85    0.03   0.01    0.37     0.41

Comparable Group
- ----------------

Mid-West Companies
- ------------------
CNSB  CNS Bancorp of MO                      0.37    5.70    3.72   1.99   0.06    1.93    0.00   0.00    0.46     0.46
CMRN  Cameron Fin. Corp. of MO               1.61    7.85    3.79   4.06   0.11    3.95    0.06   0.00    0.07     0.13
- -----------------------------------------------------------------------------------------------------------------------
CAPS  Capital Savings Bancorp of MO          0.95    7.57    4.22   3.35   0.06    3.29    0.10   0.01    0.30     0.40
- -----------------------------------------------------------------------------------------------------------------------
FBSI  First Bancshares of MO                 0.78    7.32    4.13   3.19   0.07    3.12    0.00   0.08    0.21     0.30
- -----------------------------------------------------------------------------------------------------------------------
HFSA  Hardin Bancorp of Hardin MO            0.64    6.95    4.32   2.63   0.02    2.61    0.07   0.00    0.28     0.35
- -----------------------------------------------------------------------------------------------------------------------
JOAC  Joachim Bancorp of MO                  0.63    7.13    3.52   3.61   0.04    3.58    0.05  -0.01    0.14     0.17
LXMO  Lexington B&L Fin. Corp. of MO         0.81    4.85    3.71   1.15   0.05    1.10    0.00   0.00    1.59     1.59
NSLB  NS&L Bancorp of Neosho MO              0.94    6.39    3.24   3.16   0.02    3.14    0.01   0.00    0.33     0.34
- -----------------------------------------------------------------------------------------------------------------------
PCBC  Perry Co. Fin. Corp. of MO(1)          1.00    6.64    3.93   2.71   0.00    2.71    0.00   0.00    0.06     0.06
- -----------------------------------------------------------------------------------------------------------------------
SMFC  Sho-Me Fin. Corp. of MO                0.83    7.40    4.37   3.03   0.05    2.99    0.02   0.00    0.35     0.37
- -----------------------------------------------------------------------------------------------------------------------
SMBC  Southern Missouri Bncrp of MO          0.87    6.95    4.01   2.94   0.04    2.90    0.03   0.04    0.29     0.35
- -----------------------------------------------------------------------------------------------------------------------

                                              G&A/Other Exp.    Non-Op. Items     Yields, Costs, and Spreads
                                            ----------------- ---------------     -------------------------
                                                                                                                  MEMO:     MEMO:
                                               G&A   Goodwill     Net  Extrao.        Yield     Cost  Yld-Cost  Assets/  Effective
                                             Expense  Amort.     Gains  Items      On Assets Of Funds Spread    FTE Emp. Tax Rate
                                             ------- -------  -------- -------     --------- -------- ------ ----------  --------
SAIF-Insured Thrifts                           2.20    0.02       0.09   0.00        7.53      4.82     2.72     4,042      36.29
State of MO                                    1.97    0.01       0.06   0.00        7.43      5.03     2.40     3,911      36.07
Comparable Group Average                       1.98    0.00       0.02   0.00        7.20      4.93     2.27     3,956      35.69
  Mid-West Companies                           1.98    0.00       0.02   0.00        7.20      4.93     2.27     3,956      35.69


Comparable Group
- ----------------

Mid-West Companies
- ------------------
CNSB  CNS Bancorp of MO                        1.86    0.00       0.00   0.00        6.98      4.89     2.08     3,216      31.95
CMRN  Cameron Fin. Corp. of MO                 1.61    0.00       0.03   0.00        8.03      5.36     2.67     4,539      35.81
- ----------------------------------------------------------------------------------------------------------------------------------
CAPS  Capital Savings Bancorp of MO            2.13    0.00       0.00   0.00        7.70      4.80     2.90     3,116      38.99
- ----------------------------------------------------------------------------------------------------------------------------------
FBSI  First Bancshares of MO                   2.18    0.01       0.02   0.00        7.51      5.06     2.45     2,809      37.19
- ----------------------------------------------------------------------------------------------------------------------------------
HFSA  Hardin Bancorp of Hardin MO              1.98    0.00       0.00   0.00        7.08      5.15     1.93     4,389      35.07
- ----------------------------------------------------------------------------------------------------------------------------------
JOAC  Joachim Bancorp of MO                    2.82    0.00       0.00   0.00        7.32      4.51     2.82     2,452      32.25
LXMO  Lexington B&L Fin. Corp. of MO           1.53    0.00       0.00   0.00        6.04      5.35     0.69     5,074      46.29
NSLB  NS&L Bancorp of Neosho MO                2.22    0.00       0.10   0.00        6.57      4.22     2.35     3,281      30.75
- ----------------------------------------------------------------------------------------------------------------------------------
PCBC  Perry Co. Fin. Corp. of MO(1)            1.18    0.00       0.00   0.00        6.73      4.87     1.87     7,732      37.16
- ----------------------------------------------------------------------------------------------------------------------------------
SMFC  Sho-Me Fin. Corp. of MO                  2.11    0.00       0.01   0.00        7.62      5.09     2.53     3,665      39.89
- ----------------------------------------------------------------------------------------------------------------------------------
SMBC  Southern Missouri Bncrp of MO            2.15    0.00       0.08   0.00        7.60      4.94     2.66     3,240      27.19
- ----------------------------------------------------------------------------------------------------------------------------------

(1) Financial information is for the quarter ending December 31, 1995.

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, Inc. calculations.
        The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1995 by RP Financial, LC.

     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

                                Exhibit III-2
                         Market Pricing Comparatives
                         Prices As of July 12, 1996


                                                              Per Share Data
                                                 Market      ---------------
                                             Capitalization                             Pricing Ratios(3)
                                             ---------------          Book   ---------------------------------------
                                             Price/   Market  12-Mth  Value/
     Financial Institution                  Share(1)   Value  EPS(2)  Share     P/E     P/B    P/A     P/TB  P/CORE
     --------------------                   --------  ------  ------  ------  -----  ------  ------  ------  -------
                                                ($)   ($Mil)    ($)     ($)     (X)     (%)     (%)     (%)     (x)

     SAIF-Insured Thrifts                     16.80   115.39   1.23   16.52   14.10  102.41   12.87  105.61   15.01
     State of MO                              16.17    73.40   1.12   15.60   16.15  105.19   15.80  107.94   16.11
     Comparable Group Average                 13.79    19.05   0.79   16.32   17.43   84.14   17.17   84.16   17.83
       Mid-West Companies                     13.79    19.05   0.79   16.32   17.43   84.14   17.17   84.16   17.83


     Comparable Group
     ----------------

     Mid-West Companies
     ------------------
     CNSB  CNS Bancorp of MO                  11.50    19.01   0.45   14.07      NM   81.73   18.86   81.73      NM
     CMRN  Cameron Fin. Corp. of MO           13.50    38.48   0.97   16.06   13.92   84.06   22.31   84.06   14.06
     CAPS  Capital Savings Bancorp of MO      18.12    18.83   1.75   20.34   10.35   89.09    9.29   89.09   10.35
     FBSI  First Bancshares of MO             15.63    20.35   0.80   18.26   19.54   85.60   14.49   85.78   19.78
     HFSA  Hardin Bancorp of Hardin MO        11.75    12.43   0.48   15.16   24.48   77.51   14.91   77.51   24.48
     JOAC  Joachim Bancorp of MO              12.44     9.45   0.28   14.15      NM   87.92   25.71   87.92      NM
     LXMO  Lexington B&L Fin. Corp. of MO      9.87    12.49   0.62   14.27   15.92   69.17   20.35   69.17   16.18
     NSLB  NS&L Bancorp of Neosho MO          12.56    11.15   0.59   15.62   21.29   80.41   18.89   80.41   22.84
     PCBC  Perry Co. Fin. Corp. of MO         16.25    13.91   0.88   18.84   18.47   86.25   17.99   86.25   18.47
     SMFC  Sho-Me Fin. Corp. of MO            16.00    29.14   1.08   17.36   14.81   92.17   11.04   92.17   14.95
     SMBC  Southern Missouri Bncrp of MO      14.12    24.34   0.78   15.41   18.10   91.63   15.03   91.63   19.34

                                                Dividends(4)                Financial Characteristics(6)
                                          ----------------------- -------------------------------------------------------
                                          Amount/         Payout   Total  Equity/  NPAs/     Reported         Core
                                                                                            ---------------- ---------------
     Financial Institution                Share    Yield Ratio(5) Assets  Assets  Assets    ROA     ROE     ROA     ROE
     --------------------                 -------  ----- -------- ------  ------  ------ ------- ------- ------- -------
                                             ($)     (%)     (%)   ($Mil)     (%)    (%)     (%)     (%)     (%)     (%)

     SAIF-Insured Thrifts                    0.35   2.04   26.13   1,293   13.30    0.96    0.86    7.97    0.80    7.21
     State of MO                             0.40   2.56   23.72     784   16.72    0.75    0.97    7.45    0.92    7.32
     Comparable Group Average                0.28   2.01   21.58     124   20.69    0.46    0.93    4.98    0.91    4.85
       Mid-West Companies                    0.28   2.01   21.58     124   20.69    0.46    0.93    4.98    0.91    4.85


     Comparable Group
     ----------------

     Mid-West Companies
     ------------------
     CNSB  CNS Bancorp of MO                 0.00   0.00    0.00     101   23.07    0.70    0.74    3.20    0.62    2.70
     CMRN  Cameron Fin. Corp. of MO          0.28   2.07   28.87     172   26.54    0.79    1.61    5.79    1.59    5.73
     CAPS  Capital Savings Bancorp of MO     0.36   1.99   20.57     203   10.43    0.20    0.95    8.92    0.95    8.92
     FBSI  First Bancshares of MO            0.20   1.28   25.00     140   16.92    0.43    0.78    4.33    0.77    4.27
     HFSA  Hardin Bancorp of Hardin MO       0.40   3.40      NM      83   19.24    0.11    0.64    4.18    0.64    4.18
     JOAC  Joachim Bancorp of MO             0.50   4.02      NM      37   29.24    0.01    0.65    3.14    0.65    3.14
     LXMO  Lexington B&L Fin. Corp. of MO    0.00   0.00    0.00      61   29.42    1.15    1.28    4.34    1.26    4.27
     NSLB  NS&L Bancorp of Neosho MO         0.50   3.98      NM      59   23.49    0.18    0.93    4.27    0.87    3.98
     PCBC  Perry Co. Fin. Corp. of MO        0.30   1.85   34.09      77   20.86    0.04    1.00    5.36    1.00    5.36
     SMFC  Sho-Me Fin. Corp. of MO           0.00   0.00    0.00     264   11.98      NA    0.83    6.18    0.82    6.12
     SMBC  Southern Missouri Bncrp of MO     0.50   3.54   64.10     162   16.40    0.97    0.88    5.01    0.82    4.69


     (1) Average of High/Low or Bid/Ask price per share.
     (2) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
     (3) P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.
     (4) Indicated twelve month dividend, based on last quarterly dividend declared.
     (5) Indicated dividend as a percent of trailing twelve month earnings.
     (6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.
     (7) Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.


     Source: Corporate reports, offering circulars, and RP Financial, Inc.
             calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1995 by RP Financial, Inc.

                                 EXHIBIT III-3
                         Thrifts in Contiguous States

RP FINANCIAL, LC.
- ------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                                           Exhibit III-3
                                            Balance Sheet Composition and Growth Rates
                                                  Comparable Institution Analysis
                                                       As of March 31, 1996


                                                                     Balance Sheet as a Percent of Assets
                                    ----------------------------------------------------------------------------------------
                                     Cash and                          Borrowed  Subd.    Net    Goodwill Tng Net    MEMO:
                                    Investments  Loans   MBS  Deposits   Funds   Debt    Worth   & Intang  Worth  Pref.Stock
                                    ----------- ------ ------ -------- -------- ------- -------- -------- ------- ----------
SAIF-Insured Thrifts                      19.4   64.4   12.9     73.8     11.8     0.1     12.8      0.2    12.6       0.1
State of MO                               17.5   66.5   13.4     74.5      9.2     0.0     15.2      0.1    15.0       0.0
Comparable Group Average                  24.6   61.0   11.2     62.7     15.7     0.0     20.4      0.0    20.4       0.0
  Mid-West Companies                      24.6   61.0   11.2     62.7     15.7     0.0     20.4      0.0    20.4       0.0


Comparable Group
- ----------------

Mid-West Companies
- ------------------
KYF   Kentucky First Bancorp of KY        22.0   49.7   25.6     60.9     14.8     0.0     23.6      0.0    23.6       0.0
- ----------------------------------------------------------------------------------------------------------------------------
NBSI  North Bancshares of Chicago IL      39.2   50.9    7.8     65.6     14.6     0.0     17.3      0.0    17.3       0.0
SFFC  StateFed Financial Corp. of IA      12.6   82.2    0.0     61.6     17.5     0.0     20.1      0.0    20.1       0.0
- ----------------------------------------------------------------------------------------------------------------------------
                                                   Balance Sheet Annual Growth Rates
                                     ------------------------------------------------------------
                                             Cash and   Loans           Borrows.   Net    Tng Net
                                     Assets Investments & MBS  Deposits &Subdebt  Worth    Worth
                                     ------ ----------- ------ -------- -------- -------- -------
SAIF-Insured Thrifts                   11.74    10.64     9.55      6.71    -0.87    6.69    6.20
State of MO                            11.05     6.33    12.01      7.16   -39.31    8.38    6.94
Comparable Group Average               14.93     9.12    16.22      0.50    29.54   -1.11   -1.11
  Mid-West Companies                   14.93     9.12    16.22      0.50    29.54   -1.11   -1.11


Comparable Group
- ----------------

Mid-West Companies
- ------------------
KYF   Kentucky First Bancorp of KY     33.27    27.35    36.54     -4.72       NM      NM      NM
- -------------------------------------------------------------------------------------------------
NBSI  North Bancshares of Chicago IL    4.52     6.36     2.60      2.96    29.08   -6.02   -6.02
SFFC  StateFed Financial Corp. of IA    7.00    -6.37     9.51      3.26    30.00    3.80    3.80
- -------------------------------------------------------------------------------------------------
                                          Regulatory Capital
                                      --------------------------

                                      Tangible   Core   Reg.Cap.
                                      -------- ------- ---------
SAIF-Insured Thrifts                      10.46  10.52    22.82
State of MO                               12.47  12.49    28.96
Comparable Group Average                  16.63  16.63    37.07
  Mid-West Companies                      16.63  16.63    37.07


Comparable Group
- ----------------

Mid-West Companies
- ------------------
KYF   Kentucky First Bancorp of KY        20.59  20.59    42.77
- ---------------------------------------------------------------
NBSI  North Bancshares of Chicago IL      15.38  15.38    44.11
SFFC  StateFed Financial Corp. of IA      13.92  13.92    24.32
- ---------------------------------------------------------------


Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, Inc.
        calculations.  The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (@) 1995 by RP Financial, LC.


RP FINANCIAL, LC.
- ---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                                           Exhibit III-3
                                Income as a Percent of Average Assets and Yields, Costs, Spreads
                                                  Comparable Institution Analysis
                                            For the Twelve Months Ended March 31, 1996


                                                      Net Interest Income                   Other Income
                                                  ----------------------------          --------------------
                                                                          Loss     NII                            Total
                                             Net                         Provis.  After    Loan   R.E.   Other    Other
                                           Income  Income Expense   NII  on IEA   Provis.  Fees   Oper.  Income  Income
                                           ------  ------ -------   ---  -- ---   -------  ----   -----  ------  ------
SAIF-Insured Thrifts                         0.85    7.31    4.18   3.13   0.10    3.03    0.12  -0.01    0.30     0.41
State of MO                                  0.92    7.08    4.17   2.91   0.04    2.87    0.04   0.02    0.39     0.45
Comparable Group Average                     0.95    7.28    3.93   3.36   0.03    3.33    0.00   0.10    0.14     0.24
  Mid-West Companies                         0.95    7.28    3.93   3.36   0.03    3.33    0.00   0.10    0.14     0.24


                             G&A/Other Exp.    Non-Op. Items     Yields, Costs, and Spreads
                            ---------------    -------------     --------------------------
                                                                                               MEMO:     MEMO:
                              G&A  Goodwill      Net  Extrao.    Yield       Cost   Yld-Cost  Assets/  Effective
                            Expense  Amort.     Gains  Items    On Assets  Of Funds  Spread   FTE Emp. Tax Rate
                            -------  ------     -----  -----    ---------   -------  ------   -------  --------
SAIF-Insured Thrifts         2.20    0.02       0.09   0.00        7.53      4.82     2.72     4,042      36.29
State of MO                  1.97    0.01       0.06   0.00        7.43      5.03     2.40     3,911      36.07
Comparable Group Average     2.17    0.00       0.02   0.00        7.54      5.01     2.54     4,009      32.81
  Mid-West Companies         2.17    0.00       0.02   0.00        7.54      5.01     2.54     4,009      32.81


                                                      Net Interest Income                   Other Income
                                                  ---------------------------       ------------------------------
                                                                          Loss     NII                            Total
Comparable Group                             Net                         Provis.  After    Loan   R.E.   Other    Other
- ----------------                           Income  Income Expense   NII  on IEA   Provis.  Fees   Oper.  Income  Income
                                           ------  ------ -------   ---  -- ---   -------  ----   ----   ------  ------
Mid-West Companies
KYF   Kentucky First Bancorp of KY           1.11    7.01    3.59   3.42   0.02    3.40    0.00   0.00    0.19     0.19
- -----------------------------------------------------------------------------------------------------------------------
NBSI  North Bancshares of Chicago IL         0.57    6.98    3.85   3.13   0.03    3.10    0.00   0.00    0.14     0.14
SFFC  StateFed Financial Corp. of IA         1.18    7.86    4.35   3.51   0.03    3.48    0.00   0.30    0.08     0.38
- -----------------------------------------------------------------------------------------------------------------------

                                        G&A/Other Exp.    Non-Op. Items     Yields, Costs, and Spreads
                                      ----------------    -------------     --------------------------
                                                                                                          MEMO:     MEMO:
                                        G&A  Goodwill      Net  Extrao.       Yield     Cost  Yld-Cost   Assets/  Effective
                                      Expense  Amort.     Gains  Items      On Assets Of Funds Spread    FTE Emp. Tax Rate
                                      -------  ------     -----  -----      -- ------ -------- -------   -------- --------
Mid-West Companies
- ------------------
KYF   Kentucky First Bancorp of KY      1.99    0.00       0.00   0.00        7.24      4.55     2.68     3,817      30.93
- --------------------------------------------------------------------------------------------------------------------------
NBSI  North Bancshares of Chicago IL    2.47    0.00       0.07   0.00        7.11      4.93     2.18     3,573      32.58
SFFC  StateFed Financial Corp. of IA    2.06    0.00       0.00   0.00        8.29      5.54     2.75     4,636      34.92
- --------------------------------------------------------------------------------------------------------------------------

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, Inc. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1995 by RP Financial, LC.

RP FINANCIAL, LC.
- ------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                       Exhibit III-3
                                 Market Pricing Comparatives
                                  Prices As of July 12, 1996

                                                              Per Share Data
                                                 Market      ---------------
                                             Capitalization            Book              Pricing Ratios(3)
                                             ---------------                 ---------------------------------------
                                             Price/   Market  12-Mth  Value/
 Financial Institution                      Share(1)   Value  EPS(2)  Share     P/E     P/B    P/A     P/TB  P/CORE
 ---------------------                       ------- ------- ------- ------- ------- ------- ------- ------- -------
                                                ($)   ($Mil)    ($)     ($)     (X)     (%)     (%)     (%)     (x)
 SAIF-Insured Thrifts                         16.80   115.39   1.23   16.52   14.10  102.41   12.87  105.61   15.01
 State of MO                                  16.17    73.40   1.12   15.60   16.15  105.19   15.80  107.94   16.11
 Comparable Group Average                     15.33    17.22   0.71   16.44   15.29   94.01   19.30   94.01   15.29
   Mid-West Companies                         15.33    17.22   0.71   16.44   15.29   94.01   19.30   94.01   15.29


 Comparable Group
 ----------------

 Mid-West Companies
 ------------------
 KYF   Kentucky First Bancorp of KY           15.00    20.84   0.57   14.28      NM  105.04   24.81  105.04      NM
- --------------------------------------------------------------------------------------------------------------------
 NBSI  North Bancshares of Chicago IL         15.25    17.87   0.54   16.92      NM   90.13   15.63   90.13      NM
 SFFC  StateFed Financial Corp. of IA         15.75    12.96   1.03   18.13   15.29   86.87   17.47   86.87   15.29
- -------------------------------------------------------------------------------------------------------------------

                                                   Dividends(4)                Financial Characteristics(6)
                                             ---------------------    ------------------------------------------------
                                             Amount/         Payout   Total  Equity/  NPAs/     Reported         Core
                                                                                               ---------------- ------
 Financial Institution                    Share    Yield Ratio(5) Assets  Assets  Assets    ROA     ROE     ROA   ROE
 ---------------------                    -------- ------ ------- ------  ------- ------- ------- ------- ------- ----
                                          ($)     (%)     (%)   ($Mil)     (%)    (%)     (%)     (%)     (%)     (%)
 SAIF-Insured Thrifts                     0.35   2.04   26.13   1,293   13.30    0.96    0.86    7.97    0.80    7.21
 State of MO                              0.40   2.56   23.72     784   16.72    0.75    0.97    7.45    0.92    7.32
 Comparable Group Average                 0.43   2.83   56.45      91   20.36    0.15    0.96    4.74    0.94    4.65
   Mid-West Companies                     0.43   2.83   56.45      91   20.36    0.15    0.96    4.74    0.94    4.65


 Comparable Group
 ----------------

 Mid-West Companies
 ------------------
 KYF   Kentucky First Bancorp of KY       0.50   3.33      NM      84   23.62    0.15    1.12    5.40    1.12    5.40
- ---------------------------------------------------------------------------------------------------------------------
 NBSI  North Bancshares of Chicago IL     0.40   2.62   74.07     114   17.34      NA    0.57    3.03    0.52    2.75
 SFFC  StateFed Financial Corp. of IA     0.40   2.54   38.83      74   20.11      NA    1.18    5.80    1.18    5.80
- ---------------------------------------------------------------------------------------------------------------------


     (1) Average of High/Low or Bid/Ask price per share.
     (2) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
     (3) P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.
     (4) Indicated twelve month dividend, based on last quarterly dividend declared.
     (5) Indicated dividend as a percent of trailing twelve month earnings.
     (6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.
     (7) Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.


     Source: Corporate reports, offering circulars, and RP Financial, Inc.
             calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1995 by RP Financial, Inc.

                                 EXHIBIT IV-1
                                 Stock Prices:
                              As of July 12, 1996

     RP FINANCIAL, LC.
     -------------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

                                 Exhibit IV-1
                     Weekly Thrift Market Line - Part One
                          Prices As Of July 12, 1996

                                                 Market Capitalization                      Price Change Data
                                                 ----------------------       -----------------------------------------------
                                                                                 52 Week (1)              % Change From
                                                          Shares  Market      ---------------         -----------------------
                                                  Price/  Outst- Capital-                       Last   Last   Dec 31,  Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week   Week   1994(2)  1995(2)
     ---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                                   ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
     Market Averages. SAIF-Insured Thrifts(no MHC)
     ---------------------------------------------
     SAIF-Insured Thrifts(330)                     16.88   5,887   120.9        18.67   14.37   17.09   -1.16  128.02    -0.09
     NYSE Traded Companies(12)                     27.47  46,329 1,254.7        30.79   21.98   28.25   -2.67  174.36    -0.84
     AMEX Traded Companies(17)                     13.85   3,282    49.1        15.08   12.30   13.88   -0.23  212.55     1.74
     NASDAQ Listed OTC Companies(301)              16.59   4,262    75.3        18.35   14.16   16.79   -1.15  120.25    -0.14
     California Companies(26)                      18.31  22,842   552.2        20.58   14.92   18.80   -2.37   47.11     0.20
     Florida Companies(9)                          12.66   5,172    56.4        14.72   11.12   12.89   -1.92   66.94     0.15
     Mid-Atlantic Companies(68)                    16.31   5,999   104.0        18.00   14.11   16.49   -1.05  114.67    -0.03
     Mid-West Companies(152)                       17.50   3,770    81.5        19.23   14.88   17.70   -1.16  150.94    -0.41
     New England Companies(9)                      16.90   3,675    70.9        18.63   14.52   16.98   -0.64  155.88    -1.65
     North-West Companies(6)                       18.05  13,480   263.7        19.09   13.66   17.90    0.26   68.11     7.78
     South-East Companies(45)                      16.08   3,515    56.2        18.17   13.85   16.31   -1.10  169.29     0.33
     South-West Companies(7)                       13.24   1,879    27.8        14.96   12.00   13.29   -0.46  -18.52    -7.61
     Western Companies (Excl CA)(8)                16.08   4,158    62.1        16.88   13.48   16.10   -0.01  223.35     5.13
     Thrift Strategy(254)                          15.90   3,498    58.7        17.59   13.79   16.07   -1.06  101.38    -0.34
     Mortgage Banker Strategy(41)                  19.97  11,520   303.1        22.02   16.33   20.33   -1.27  196.87     1.52
     Real Estate Strategy(16)                      18.20   6,601   123.6        20.01   13.89   18.65   -2.57   89.39     0.49
     Diversified Strategy(15)                      24.91  29,928   665.2        27.50   20.14   25.00   -0.47  184.60     0.53
     Retail Banking Strategy(4)                    11.72   3,261    39.9        13.88   10.44   12.24   -4.10  165.86    -6.52
     Companies Issuing Dividends(250)              18.12   6,222   136.8        20.02   15.35   18.30   -0.90  148.32     0.07
     Companies Without Dividends(80)               13.02   4,842    71.2        14.46   11.30   13.31   -1.97   46.05    -0.75
     Equity/Assets less than 6%(29)                16.50  19,811   396.3        18.41   13.03   16.80   -1.47   72.21     1.82
     Equity/Assets 6-12%(149)                      19.06   5,496   132.4        21.12   15.88   19.29   -1.12  148.50     0.28
     Equity/Assets greater than 12%(152)           14.87   3,577    56.7        16.37   13.19   15.04   -1.13   93.89    -0.96
     Converted Last 3 Mths (no MHC)(15)            11.51   4,473    54.1        12.16   11.19   11.82   -2.55    0.00    -9.10
     Actively Traded Companies(53)                 22.84  17,540   432.0        25.28   18.99   23.16   -1.07  154.43     1.09
     Market Value Below $20 Million(85)            13.77     961    12.3        15.31   12.16   13.84   -0.47   89.90    -3.70
     Holding Company Structure(283)                17.27   5,933   126.7        19.09   14.82   17.50   -1.31  119.86    -0.50
     Assets Over $1 Billion(64)                    23.61  18,939   451.4        25.98   19.21   23.96   -1.33  150.90     2.04
     Assets $500 Million-$1 Billion(57)            17.01   5,093    76.5        18.78   14.52   17.29   -1.73  164.43     0.41
     Assets $250-$500 Million(78)                  15.53   2,620    37.2        17.37   13.60   15.72   -1.19   97.17     0.04
     Assets less than $250 Million(131)            14.13   1,407    18.9        15.60   12.25   14.24   -0.79   81.08    -1.69
     Goodwill Companies(136)                       19.08   9,797   219.0        21.19   15.86   19.36   -1.26  148.92     1.43
     Non-Goodwill Companies(194)                   15.32   3,111    51.2        16.88   13.32   15.48   -1.09   89.41    -1.30
     Acquirors of FSLIC Cases(14)                  24.06  34,556   938.8        26.76   19.62   24.66   -2.27  185.63    -4.30

                                                             Current Per Share Financials
                                                       ----------------------------------------
                                                                                Tangible
                                                       Trailing  12 Mo.  Book     Book
                                                        12 Mo.    Core   Value/  Value/  Assets/
     Financial Institution                              EPS(3)   EPS(3)  Share  Share(4) Share
     ---------------------                             -------  ------- ------- ------- -------
                                                         ($)     ($)     ($)     ($)     ($)
     Market Averages. SAIF-Insured Thrifts(no MHC)
     ---------------------------------------------
     SAIF-Insured Thrifts(330)                           1.26    1.13   16.72   16.28   162.60
     NYSE Traded Companies(12)                           2.35    1.96   21.36   20.01   355.85
     AMEX Traded Companies(17)                           0.79    0.75   15.13   14.97   104.02
     NASDAQ Listed OTC Companies(301)                    1.23    1.11   16.61   16.20   157.54
     California Companies(26)                            0.99    0.85   18.25   17.78   273.96
     Florida Companies(9)                                1.23    0.78   12.45   12.16   175.79
     Mid-Atlantic Companies(68)                          1.34    1.28   16.53   15.86   164.80
     Mid-West Companies(152)                             1.30    1.15   17.46   17.16   148.59
     New England Companies(9)                            1.49    1.25   17.78   16.29   241.42
     North-West Companies(6)                             1.28    1.15   13.04   12.36   163.81
     South-East Companies(45)                            1.12    1.06   14.66   14.37   123.06
     South-West Companies(7)                             1.12    1.05   16.25   15.66   213.57
     Western Companies (Excl CA)(8)                      1.07    1.00   16.40   16.00   113.11
     Thrift Strategy(254)                                1.08    1.02   16.59   16.24   143.01
     Mortgage Banker Strategy(41)                        1.90    1.37   17.07   16.11   240.62
     Real Estate Strategy(16)                            1.66    1.62   16.83   16.61   202.34
     Diversified Strategy(15)                            2.00    1.97   18.69   18.19   236.98
     Retail Banking Strategy(4)                          1.13    0.86   13.56   13.05   158.37
     Companies Issuing Dividends(250)                    1.40    1.25   17.31   16.81   165.36
     Companies Without Dividends(80)                     0.82    0.75   14.90   14.64   153.97
     Equity/Assets less than 6%(29)                      1.39    1.09   14.28   13.42   291.39
     Equity/Assets 6-12%(149)                            1.67    1.47   17.32   16.59   209.16
     Equity/Assets greater than 12%(152)                 0.83    0.81   16.62   16.54    93.20
     Converted Last 3 Mths (no MHC)(15)                  0.63    0.66   15.44   14.97    93.88
     Actively Traded Companies(53)                       2.00    1.88   18.81   18.03   252.96
     Market Value Below $20 Million(85)                  1.02    0.80   16.12   16.03   133.03
     Holding Company Structure(283)                      1.25    1.13   17.22   16.78   161.07
     Assets Over $1 Billion(64)                          1.94    1.78   19.88   18.57   267.30
     Assets $500 Million-$1 Billion(57)                  1.31    1.22   16.23   15.80   171.37
     Assets $250-$500 Million(78)                        1.24    0.98   15.80   15.47   156.06
     Assets less than $250 Million(131)                  0.89    0.84   15.84   15.80   108.36
     Goodwill Companies(136)                             1.53    1.36   17.33   16.28   213.49
     Non-Goodwill Companies(194)                         1.06    0.96   16.29   16.29   126.46
     Acquirors of FSLIC Cases(14)                        2.19    1.93   18.92   17.73   297.28

   (1) Average of high/low or bid/ask price per share.
   (2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
   (3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
   (4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
   (5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
   (6) Annualized, based on last regular quarterly cash dividend announcement.
   (7) Indicated dividend as a percent of trailing twelve month earnings.
   (8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
   (9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

    * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

   Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

   Copyright (c) 1995 by RP Financial, LC.

     RP FINANCIAL, LC.
     ---------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

                           Exhibit IV-1 (continued)
                     Weekly Thrift Market Line - Part One
                          Prices As Of July 12, 1996

                                                 Market Capitalization                      Price Change Data
                                                 ----------------------       -----------------------------------------------
                                                          Shares  Market          52 Week (1)              % Change From
                                                                              ---------------         -----------------------
                                                  Price/  Outst- Capital-                       Last   Last   Dec 31,  Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week   Week   1994(2)  1995(2)
     ---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                                   ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
     Market Averages. BIF-Insured Thrifts(no MHC)
     --------------------------------------------

     BIF-Insured Thrifts(71)                       16.68   6,594   108.4        18.25   13.30   16.88   -1.21  102.47     5.82
     NYSE Traded Companies(3)                      17.87  52,884   926.1        19.87   15.00   18.79   -5.53  113.46     4.73
     AMEX Traded Companies(4)                      14.66   3,116    45.7        16.69   13.03   14.66   -0.61   26.34    -7.03
     NASDAQ Listed OTC Companies(63)               16.86   4,386    70.0        18.39   13.27   17.04   -1.03  107.63     6.60
     California Companies(2)                       11.06   5,155    62.6        12.19    8.25   11.63   -3.08  202.67    10.53
     Mid-Atlantic Companies(19)                    19.16  13,081   233.1        21.20   15.77   19.37   -1.02   75.05     1.14
     Mid-West Companies(1)                          8.37   2,562    21.4         8.50    7.50    8.13    2.95    0.00     0.00
     New England Companies(44)                     16.42   3,687    55.1        17.78   12.81   16.58   -1.11  115.22     8.40
     North-West Companies(4)                       13.08   6,364    86.1        15.13   11.07   13.83   -5.45   25.57    -0.95
     South-West Companies(1)                        9.75   1,387    13.5        11.50    7.75    9.38    3.94    0.00     8.33
     Thrift Strategy(44)                           17.02   4,758    88.3        18.41   13.62   17.17   -0.66  102.52     8.71
     Mortgage Banker Strategy(11)                  18.10  15,663   227.5        19.94   14.34   18.51   -2.81  138.48     3.42
     Real Estate Strategy(7)                       15.81   3,715    69.0        17.38   11.54   16.02   -1.29  132.58     7.82
     Diversified Strategy(7)                       12.97  11,250   146.7        15.36   10.90   13.44   -3.93   26.79   -10.31
     Retail Banking Strategy(2)                    15.06   1,330    18.2        17.13   13.13   14.75    1.56   25.26    -3.98
     Companies Issuing Dividends(48)               19.07   5,193   107.2        20.73   15.02   19.30   -0.98  111.02     7.69
     Companies Without Dividends(23)               11.78   9,462   110.9        13.18    9.77   11.94   -1.67   68.27     1.09
     Equity/Assets less than 6%(8)                 10.85  23,161   271.6        12.69    8.83   11.30   -3.72   59.16    -7.07
     Equity/Assets 6-12%(52)                       17.42   4,900    93.2        19.02   13.79   17.57   -0.87  110.82     7.82
     Equity/Assets greater than 12%(11)            16.62   4,782    83.4        17.88   13.61   16.94   -1.33   -6.92     3.49
     Converted Last 3 Mths (no MHC)(3)              9.87   4,513    45.9        10.33    9.56    9.85    0.41    0.00     0.00
     Actively Traded Companies(29)                 17.57   8,626   131.9        18.90   14.02   17.96   -2.49  125.98     6.22
     Market Value Below $20 Million(12)            13.07   1,447    13.2        13.98    9.99   12.83    0.99   75.13     8.71
     Holding Company Structure(44)                 16.96   5,067    83.5        18.58   13.67   17.26   -1.76  106.72     6.53
     Assets Over $1 Billion(16)                    22.34  18,399   340.2        24.26   17.22   22.83   -2.65   99.12     5.66
     Assets $500 Million-$1 Billion(18)            18.82   4,626    76.6        20.42   15.63   19.28   -2.49  130.31     2.19
     Assets $250-$500 Million(22)                  13.66   3,576    39.4        15.43   11.07   13.78   -0.88   99.51     6.39
     Assets less than $250 Million(15)             13.28   1,567    16.0        14.23   10.29   13.07    0.99   74.33     9.07
     Goodwill Companies(35)                        18.53   9,034   160.8        20.35   14.84   18.72   -1.05  112.29     5.72
     Non-Goodwill Companies(36)                    14.94   4,301    59.3        16.28   11.85   15.16   -1.35   87.74     5.93

                                                             Current Per Share Financials
                                                       ----------------------------------------
                                                                                Tangible
                                                       Trailing  12 Mo.  Book     Book
                                                        12 Mo.    Core   Value/  Value/  Assets/
     Financial Institution                              EPS(3)   EPS(3)  Share  Share(4) Share
     ---------------------                             -------- ------- ------- ------- -------
                                                         ($)     ($)     ($)     ($)     ($)
     Market Averages. BIF-Insured Thrifts(no MHC)
     --------------------------------------------

     BIF-Insured Thrifts(71)                             1.38    1.34   15.40   14.76   175.37
     NYSE Traded Companies(3)                            1.02    1.13   18.11   13.88   246.88
     AMEX Traded Companies(4)                            1.14    0.71   14.48   13.77   150.24
     NASDAQ Listed OTC Companies(63)                     1.48    1.42   15.37   14.91   174.03
     California Companies(2)                             0.64    0.55   11.42   11.41   182.68
     Mid-Atlantic Companies(19)                          1.55    1.53   17.72   16.89   196.66
     Mid-West Companies(1)                               0.29    0.29   11.06   11.06    19.67
     New England Companies(44)                           1.39    1.34   15.00   14.34   177.00
     North-West Companies(4)                             1.03    1.02   12.45   12.45    95.01
     South-West Companies(1)                             1.24    0.97    7.91    7.64    91.48
     Thrift Strategy(44)                                 1.34    1.32   15.98   15.24   168.20
     Mortgage Banker Strategy(11)                        1.60    1.59   16.51   15.77   232.21
     Real Estate Strategy(7)                             1.46    1.34   12.71   12.67   124.13
     Diversified Strategy(7)                             1.70    1.50   11.47   11.01   161.57
     Retail Banking Strategy(2)                          0.19    0.20   16.33   15.86   258.61
     Companies Issuing Dividends(48)                     1.72    1.64   16.90   16.04   195.82
     Companies Without Dividends(23)                     0.68    0.70   12.34   12.14   133.51
     Equity/Assets less than 6%(8)                       0.92    0.79    9.66    9.56   180.00
     Equity/Assets 6-12%(52)                             1.53    1.49   15.63   14.78   192.21
     Equity/Assets greater than 12%(11)                  0.93    0.94   17.77   17.77    91.78
     Converted Last 3 Mths (no MHC)(3)                  -0.45    0.28   12.55   12.55    68.39
     Actively Traded Companies(29)                       1.55    1.54   16.02   15.28   194.05
     Market Value Below $20 Million(12)                  1.11    1.00   13.94   13.44   163.52
     Holding Company Structure(44)                       1.51    1.46   15.56   15.08   165.04
     Assets Over $1 Billion(16)                          2.03    1.97   19.01   17.59   236.00
     Assets $500 Million-$1 Billion(18)                  1.41    1.39   16.94   16.52   189.81
     Assets $250-$500 Million(22)                        1.09    1.06   12.80   12.36   143.09
     Assets less than $250 Million(15)                   1.12    1.05   13.97   13.56   147.40
     Goodwill Companies(35)                              1.57    1.44   16.73   15.40   215.08
     Non-Goodwill Companies(36)                          1.20    1.24   14.16   14.16   138.07

     (1) Average of high/low or bid/ask price per share.
     (2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
     (3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
     (4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
     (5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
     (6) Annualized, based on last regular quarterly cash dividend announcement.
     (7) Indicated dividend as a percent of trailing twelve month earnings.
     (8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
     (9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

    * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

   Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

   Copyright (c) 1995 by RP Financial, LC.

     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

                           Exhibit IV-1 (continued)
                     Weekly Thrift Market Line - Part One
                          Prices As Of July 12, 1996

                                                 Market Capitalization                      Price Change Data
                                                 ----------------------       -----------------------------------------------
                                                          Shares  Market          52 Week (1)              % Change From
                                                                              ---------------         -----------------------
                                                  Price/  Outst- Capital-                       Last   Last   Dec 31,  Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week   Week   1994(2)  1995(2)
     ---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                                   ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
     Market Averages. MHC Institutions
     ---------------------------------

     SAIF-Insured Thrifts(18)                      15.37   5,017    23.3        18.09   12.86   15.62   -1.66  102.50    -7.87
     BIF-Insured Thrifts(2)                        15.56  21,219   128.0        18.06   13.53   15.81   -1.16  168.36    -2.75
     NASDAQ Listed OTC Companies(20)               15.39   6,637    33.7        18.09   12.92   15.64   -1.61  124.45    -7.36
     Florida Companies(3)                          17.50   5,505    43.8        21.50   16.08   18.42   -5.42    0.00   -13.90
     Mid-Atlantic Companies(8)                     13.78   7,692    25.4        16.56   11.85   13.89   -0.73   57.50    -8.69
     Mid-West Companies(7)                         15.64   1,911    11.3        17.80   12.31   15.78   -1.10  147.50    -6.57
     New England Companies(1)                      21.12  39,166   249.5        23.12   17.44   21.62   -2.31  168.36    11.16
     North-West Companies(1)                       14.37   2,155    11.3        17.00   11.82   14.37    0.00    0.00    -1.17
     Thrift Strategy(18)                           15.12   5,079    23.0        17.87   12.73   15.38   -1.66  102.50    -8.73
     Mortgage Banker Strategy(1)                   14.37   2,155    11.3        17.00   11.82   14.37    0.00    0.00    -1.17
     Diversified Strategy(1)                       21.12  39,166   249.5        23.12   17.44   21.62   -2.31  168.36    11.16
     Companies Issuing Dividends(20)               15.39   6,637    33.7        18.09   12.92   15.64   -1.61  124.45    -7.36
     Equity/Assets less than 6%(1)                 14.50   1,610    10.8        17.25   11.00   14.75   -1.69    0.00    -8.63
     Equity/Assets 6-12%(12)                       16.97   8,081    44.3        19.73   14.07   17.26   -1.77  124.45    -6.72
     Equity/Assets greater than 12%(7)             12.80   4,880    18.8        15.39   11.23   12.99   -1.32    0.00    -8.28
     Actively Traded Companies(1)                  15.75   6,512    31.5        17.50   13.25   15.75    0.00   57.50    -4.55
     Market Value Below $20 Million(1)             13.00   1,250     7.3        14.25   10.50   13.00    0.00    0.00    -6.27
     Holding Company Structure(1)                  15.75   6,512    31.5        17.50   13.25   15.75    0.00   57.50    -4.55
     Assets Over $1 Billion(3)                     16.21  24,584   109.7        19.04   14.21   16.71   -3.17  168.36    -4.65
     Assets $500 Million-$1 Billion(6)             15.92   5,826    37.0        19.42   14.23   16.31   -2.29   57.50   -10.73
     Assets $250-$500 Million(3)                   17.67   2,255    15.6        20.87   13.87   17.58    0.39  147.50    -6.54
     Assets less than $250 Million(8)              13.83   2,159     9.6        15.69   11.10   14.01   -1.26    0.00    -6.16
     Goodwill Companies(9)                         15.73  11,223    53.0        18.50   13.34   16.05   -2.25  124.45    -6.60
     Non-Goodwill Companies(11)                    15.10   2,885    18.0        17.75   12.58   15.30   -1.08    0.00    -7.98
     MHC Institutions(20)                          15.39   6,637    33.7        18.09   12.92   15.64   -1.61  124.45    -7.36

                                                             Current Per Share Financials
                                                       ----------------------------------------
                                                                                Tangible
                                                       Trailing  12 Mo.  Book     Book
                                                        12 Mo.    Core   Value/  Value/  Assets/
     Financial Institution                              EPS(3)   EPS(3)  Share  Share(4) Share
     ---------------------                             -------- ------- ------- ------- -------
                                                         ($)     ($)     ($)     ($)     ($)
     Market Averages. MHC Institutions
     ---------------------------------

     SAIF-Insured Thrifts(18)                        0.85    0.83   13.16   12.91   126.55
     BIF-Insured Thrifts(2)                          1.13    0.94   11.49   11.49   124.34
     NASDAQ Listed OTC Companies(20)                 0.88    0.84   13.00   12.77   126.33
     Florida Companies(3)                            1.29    1.26   14.73   14.68   145.72
     Mid-Atlantic Companies(8)                       0.56    0.62   12.15   11.77   107.34
     Mid-West Companies(7)                           0.87    0.79   13.39   13.37   136.71
     New England Companies(1)                        1.90    1.53   14.12   14.12   176.59
     North-West Companies(1)                         1.21    1.09   10.71    9.48    97.22
     Thrift Strategy(18)                             0.80    0.79   13.06   12.88   125.16
     Mortgage Banker Strategy(1)                     1.21    1.09   10.71    9.48    97.22
     Diversified Strategy(1)                         1.90    1.53   14.12   14.12   176.59
     Companies Issuing Dividends(20)                 0.88    0.84   13.00   12.77   126.33
     Equity/Assets less than 6%(1)                   1.23    1.26   13.64   13.64   229.43
     Equity/Assets 6-12%(12)                         0.96    0.96   14.20   13.92   148.90
     Equity/Assets greater than 12%(7)               0.68    0.58   10.84   10.68    72.92
     Actively Traded Companies(1)                    1.24    1.19   13.98   12.14   147.32
     Market Value Below $20 Million(1)               0.48    0.39   13.41   13.41   113.76
     Holding Company Structure(1)                    1.24    1.19   13.98   12.14   147.32
     Assets Over $1 Billion(3)                       1.12    0.99   11.88   11.56   121.22
     Assets $500 Million-$1 Billion(6)               1.04    1.06   14.49   14.12   143.41
     Assets $250-$500 Million(3)                     1.21    1.18   15.94   15.90   187.55
     Assets less than $250 Million(8)                0.54    0.51   11.19   11.04    92.49
     Goodwill Companies(9)                           1.08    0.95   13.16   12.65   128.21
     Non-Goodwill Companies(11)                      0.71    0.76   12.87   12.87   124.80
     MHC Institutions(20)                            0.88    0.84   13.00   12.77   126.33


   (1) Average of high/low or bid/ask price per share.
   (2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
   (3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
   (4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
   (5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
   (6) Annualized, based on last regular quarterly cash dividend announcement.
   (7) Indicated dividend as a percent of trailing twelve month earnings.
   (8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
   (9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

    * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

   Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

   Copyright (c) 1995 by RP Financial, LC.

     RP FINANCIAL, LC.
     ---------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

                           Exhibit IV-1 (continued)
                     Weekly Thrift Market Line - Part One
                          Prices As Of July 12, 1996

                                                 Market Capitalization                      Price Change Data
                                                 ----------------------       -----------------------------------------------
                                                          Shares  Market          52 Week (1)              % Change From
                                                                              ---------------         -----------------------
                                                  Price/  Outst- Capital-                       Last   Last   Dec 31,  Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week   Week   1994(2)  1995(2)
     ---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                                   ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
     NYSE Traded Companies
     ---------------------
     AHM   Ahmanson and Co. H.F. of CA             25.00 112,512 2,812.8        27.75   21.00   26.12   -4.29   33.33    -5.66
     CAL   CalFed Inc. of Los Angeles CA           17.37  49,313   856.6        19.00   13.50   18.00   -3.50  -13.97    10.29
     CSA   Coast Savings Financial of CA           30.75  18,583   571.4        35.12   19.37   32.37   -5.00  166.00   -11.18
     CFB   Commercial Federal Corp. of NE          36.12  15,067   544.2        39.00   30.37   37.87   -4.62  878.86    -4.32
     DME   Dime Savings Bank, FSB of NY*           12.50  98,847 1,235.6        13.75   10.12   13.12   -4.73   24.25     7.57
     DSL   Downey Financial Corp. of CA            21.00  16,973   356.4        24.05   17.02   21.75   -3.45   22.52    -3.45
     FRC   First Republic Bancorp of CA*           13.62   7,349   100.1        15.37   11.00   15.00   -9.20  202.67     3.81
     FED   FirstFed Fin. Corp. of CA               17.37  10,624   184.5        18.50   12.37   17.25    0.70    7.55    23.02
     GLN   Glendale Fed. Bk, FSB of CA             17.25  44,085   760.5        19.62   12.50   18.00   -4.17    6.15    -2.10
     GDW   Golden West Fin. Corp. of CA            52.87  58,623 3,099.4        56.69   44.37   54.50   -2.99  101.87    -4.31
     GWF   Great Western Fin. Corp. of CA          21.88 137,205 3,002.0        27.12   20.25   23.00   -4.87   25.96   -13.76
     GPT   GreenPoint Fin. Corp. of NY*            27.50  52,457 1,442.6        30.50   23.87   28.25   -2.65    N.A.     2.80
     SFB   Standard Fed. Bancorp of MI             38.50  31,289 1,204.6        43.12   33.62   38.25    0.65  313.53    -2.21
     TCB   TCF Financial Corp. of MN               33.37  35,835 1,195.8        37.62   24.75   34.00   -1.85  403.32     0.75
     WES   Westcorp Inc. of Orange CA              18.12  25,836   468.1        21.91   14.64   17.87    1.40  147.20     2.84


     AMEX Traded Companies
     ---------------------
     BKC   American Bank of Waterbury CT*          25.37   2,286    58.0        27.62   21.62   24.75    2.51   35.31    -6.90
     BFD   BostonFed Bancorp of MA                 11.87   6,590    78.2        12.62   10.00   12.00   -1.08    N.A.     1.02
     CFX   Cheshire Fin. Corp. of NH*              13.00   7,566    98.4        17.50   12.75   13.50   -3.70    9.24   -16.83
     CZF   Citisave Fin. Corp. of LA               14.50     965    14.0        16.50   12.75   14.00    3.57    N.A.    -1.69
     CBK   Citizens First Fin.Corp. of IL           9.94   2,818    28.0        10.50    9.75   10.12   -1.78    N.A.     N.A.
     ESX   Essex Bancorp of VA(8)                   2.62   1,051     2.8         5.50    1.75    2.75   -4.73  -84.36    39.36
     FCB   Falmouth Co-Op Bank of MA*              10.50   1,455    15.3        11.37   10.25   10.37    1.25    N.A.     N.A.
     GAF   GA Financial Corp. of PA                10.75   8,900    95.7        11.50   10.50   10.87   -1.10    N.A.     N.A.
     KNK   Kankakee Bancorp of IL                  18.87   1,439    27.2        21.00   18.25   18.87    0.00   88.70     0.00
     KYF   Kentucky First Bancorp of KY            15.00   1,389    20.8        15.25   11.37   14.12    6.23    N.A.    21.26
     NYB   New York Bancorp, Inc. of NY            25.87  11,725   303.3        26.12   19.00   25.87    0.00  264.88    14.98
     PDB   Piedmont Bancorp of NC                  12.62   2,645    33.4        13.62   12.00   13.25   -4.75    N.A.     0.96
     PLE   Pinnacle Bank of AL                     16.62     890    14.8        19.25   15.50   16.62    0.00  146.22    -7.67
     SSB   Scotland Bancorp of NC                  12.12   1,840    22.3        12.62   11.62   12.37   -2.02    N.A.     N.A.
     SZB   SouthFirst Bancshares of AL             12.50     855    10.7        16.00   11.37   12.62   -0.95    N.A.   -19.35
     SRN   Southern Banc Company of AL             12.62   1,455    18.4        13.37   11.37   12.62    0.00    N.A.    -1.94
     SSM   Stone Street Bancorp of NC              16.62   1,825    30.3        18.50   16.62   17.00   -2.24    N.A.     N.A.
     TSH   Teche Holding Company of LA             12.87   4,094    52.7        14.50   11.75   12.87    0.00    N.A.    -6.40
     FTF   Texarkana Fst. Fin. Corp of AR          16.00   1,984    31.7        16.50   12.50   16.00    0.00    N.A.    13.31
     THR   Three Rivers Fin. Corp. of MI           13.12     860    11.3        13.62   11.37   13.37   -1.87    N.A.     7.10
     TBK   Tolland Bank of CT*                      9.75   1,157    11.3        10.25    7.50   10.00   -2.50   34.48     2.63
     WSB   Washington SB, FSB of MD                 5.63   4,220    23.8         6.25    3.62    5.50    2.36  350.40    12.60


     NASDAQ Listed OTC Companies
     ---------------------------
     FBCV  1st Bancorp of Vincennes IN             27.00     666    18.0        32.86   26.00   26.37    2.39    N.A.    -7.44
     WFSB  1st Washington Bancorp of VA(8)          7.94   9,883    78.5         8.03    5.00    8.00   -0.75   98.50    13.43
     ALBK  ALBANK Fin. Corp. of Albany NY          25.62  13,605   348.6        30.62   22.81   26.37   -2.84   10.19     2.48
     AMFC  AMB Financial Corp. of IN               10.25   1,124    11.5        11.00    9.75   10.75   -4.65    N.A.     N.A.
     ASBP  ASB Financial Corp. of OH               15.00   1,714    25.7        16.50   11.62   15.00    0.00    N.A.    -5.48
     ABBK  Abington Savings Bank of MA(8)*         15.94   1,884    30.0        18.50   13.75   15.75    1.21  140.79    -7.59
     AADV  Advantage Bancorp of WI                 33.25   3,449   114.7        34.50   24.00   34.25   -2.92  261.41    10.10
     AFCB  Affiliated Comm BC, Inc of MA           16.75   5,072    85.0        18.00   16.06   17.37   -3.57    N.A.    -3.57
     ALBC  Albion Banc Corp. of Albion NY          16.75     261     4.4        18.75   14.75   17.00   -1.47   28.85     1.52
     ATSB  AmTrust Capital Corp. of IN              8.56     567     4.9        11.25    8.50    8.50    0.71    N.A.   -16.49

                                                             Current Per Share Financials
                                                       ----------------------------------------
                                                                                Tangible
                                                       Trailing  12 Mo.  Book     Book
                                                        12 Mo.    Core   Value/  Value/  Assets/
     Financial Institution                              EPS(3)   EPS(3)  Share  Share(4) Share
     ---------------------                             -------- ------- ------- ------- -------
                                                         ($)     ($)     ($)     ($)     ($)
     NYSE Traded Companies
     ---------------------
     AHM   Ahmanson and Co. H.F. of CA                   3.65    0.44   20.40   19.12   442.46
     CAL   CalFed Inc. of Los Angeles CA                 1.69    1.59   12.64   12.64   289.58
     CSA   Coast Savings Financial of CA                 2.09    1.81   22.89   22.51   443.41
     CFB   Commercial Federal Corp. of NE                3.47    3.45   26.57   23.87   439.20
     DME   Dime Savings Bank, FSB of NY*                 0.68    0.93    9.98    9.87   196.40
     DSL   Downey Financial Corp. of CA                  1.68    1.47   22.83   22.43   274.12
     FRC   First Republic Bancorp of CA*                 0.35    0.34   15.17   15.15   268.42
     FED   FirstFed Fin. Corp. of CA                     0.71    0.79   18.38   18.07   392.11
     GLN   Glendale Fed. Bk, FSB of CA                   0.42    0.99   17.49   16.12   325.92
     GDW   Golden West Fin. Corp. of CA                  4.42    4.37   39.79   37.43   597.27
     GWF   Great Western Fin. Corp. of CA                1.92    1.75   18.42   16.13   318.96
     GPT   GreenPoint Fin. Corp. of NY*                  2.03    2.12   29.18   16.62   275.83
     SFB   Standard Fed. Bancorp of MI                   3.92    3.54   30.02   25.61   431.63
     TCB   TCF Financial Corp. of MN                     2.78    2.63   15.10   14.44   196.44
     WES   Westcorp Inc. of Orange CA                    1.42    0.71   11.78   11.74   119.08


     AMEX Traded Companies
     ---------------------
     BKC   American Bank of Waterbury CT*                2.02    0.82   19.37   18.37   226.11
     BFD   BostonFed Bancorp of MA                       0.20    0.17   13.90   13.90   102.85
     CFX   Cheshire Fin. Corp. of NH*                    1.15    0.95   11.98   10.69   126.66
     CZF   Citisave Fin. Corp. of LA                     1.02    0.70   15.02   15.01    82.61
     CBK   Citizens First Fin.Corp. of IL                0.56    0.61   13.95   13.95    89.59
     ESX   Essex Bancorp of VA(8)                        0.97   -2.35    7.72   -0.25   300.25
     FCB   Falmouth Co-Op Bank of MA*                    0.25    0.26   14.84   14.84    60.43
     GAF   GA Financial Corp. of PA                      0.33    0.44   14.34   14.34    63.90
     KNK   Kankakee Bancorp of IL                        1.15    1.13   24.73   22.94   252.38
     KYF   Kentucky First Bancorp of KY                  0.57    0.57   14.28   14.28    60.46
     NYB   New York Bancorp, Inc. of NY                  2.72    2.58   13.58   13.58   234.92
     PDB   Piedmont Bancorp of NC                        0.58    0.59   14.05   14.05    47.20
     PLE   Pinnacle Bank of AL                           1.71    1.53   17.10   16.50   208.76
     SSB   Scotland Bancorp of NC                        0.38    0.38   14.38   14.38    38.27
     SZB   SouthFirst Bancshares of AL                   0.55    0.76   15.48   15.48   103.98
     SRN   Southern Banc Company of AL                   0.36    0.36   15.51   15.34    76.12
     SSM   Stone Street Bancorp of NC                    0.43    0.43   21.43   21.43    63.62
     TSH   Teche Holding Company of LA                   0.92    0.90   14.51   14.51    84.54
     FTF   Texarkana Fst. Fin. Corp of AR                1.48    1.11   16.98   16.98    82.35
     THR   Three Rivers Fin. Corp. of MI                 0.51    0.49   14.90   14.81    94.69
     TBK   Tolland Bank of CT*                           1.12    0.82   11.74   11.19   187.76
     WSB   Washington SB, FSB of MD                      0.59    0.44    4.97    4.97    60.42


     NASDAQ Listed OTC Companies
     ---------------------------
     FBCV  1st Bancorp of Vincennes IN                   9.81   -0.71   32.33   32.33   410.09
     WFSB  1st Washington Bancorp of VA(8)               0.51    0.21    4.79    4.79    80.47
     ALBK  ALBANK Fin. Corp. of Albany NY                2.21    2.21   23.58   20.81   244.99
     AMFC  AMB Financial Corp. of IN                     0.31    0.31   14.37   14.37    71.65
     ASBP  ASB Financial Corp. of OH                     0.64    0.64   15.04   15.04    65.18
     ABBK  Abington Savings Bank of MA(8)*               0.85    0.56   16.52   14.45   253.96
     AADV  Advantage Bancorp of WI                       2.51    2.26   27.77   24.06   284.11
     AFCB  Affiliated Comm BC, Inc of MA                 1.21    1.45   18.97   18.82   185.00
     ALBC  Albion Banc Corp. of Albion NY                0.66    0.56   23.26   23.26   217.21
     ATSB  AmTrust Capital Corp. of IN                   0.37    0.08   13.32   13.18   128.87

     RP FINANCIAL, LC.
     ---------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

                           Exhibit IV-1 (continued)
                     Weekly Thrift Market Line - Part One
                          Prices As Of July 12, 1996

                                                 Market Capitalization                      Price Change Data
                                                 ----------------------       -----------------------------------------------
                                                          Shares  Market          52 Week (1)              % Change From
                                                                              ---------------         -----------------------
                                                  Price/  Outst- Capital-                       Last   Last   Dec 31,  Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week   Week   1994(2)  1995(2)
     ---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                                   ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     AHCI  Ambanc Holding Co. of NY*                9.50   5,422    51.5        10.31    9.38    9.50    0.00    N.A.    -6.03
     ASBI  Ameriana Bancorp of IN                  13.31   3,325    44.3        14.44   12.19   13.50   -1.41   44.20    -6.60
     AFFFZ America First Fin. Fund of CA           26.25   6,011   157.8        29.75   24.50   26.75   -1.87   40.00   -11.76
     AMFB  American Federal Bank of SC             15.87  10,921   173.3        16.75   14.25   16.12   -1.55  234.11     4.07
     ANBK  American Nat'l Bancorp of MD            10.50   3,980    41.8        10.62    8.44   10.62   -1.13    N.A.     7.69
     ABCW  Anchor Bancorp Wisconsin of WI          34.62   4,934   170.8        36.25   25.90   34.75   -0.37   17.88    -3.48
     ANDB  Andover Bancorp, Inc. of MA*            24.75   4,243   105.0        27.00   19.00   25.50   -2.94  130.23    17.19
     ASFC  Astoria Financial Corp. of NY           26.19  21,917   574.0        28.13   18.25   26.87   -2.53   -0.23    14.82
     AVND  Avondale Fin. Corp. of IL               12.62   4,015    50.7        15.25   12.62   13.00   -2.92    N.A.   -12.97
     BFSI  BFS Bankorp, Inc. of NY                 38.25   1,635    62.5        39.75   25.25   38.50   -0.65  322.19     8.51
     BKCT  Bancorp Connecticut of CT*              22.75   2,706    61.6        23.50   13.75   23.25   -2.15  160.00    53.82
     BWFC  Bank West Fin. Corp. of MI              11.50   2,296    26.4        11.50    8.75   11.00    4.55    N.A.    13.64
     BANC  BankAtlantic Bancorp of FL              13.25  11,743   155.6        16.00   12.00   13.50   -1.85  154.81   -11.67
     BKUNA BankUnited SA of FL                      7.25   5,693    41.3         8.75    6.12    7.50   -3.33   33.52    18.46
     BKCO  Bankers Corp. of NJ*                    17.25  12,794   220.7        18.78   16.25   17.25    0.00  176.00     6.15
     BVFS  Bay View Capital Corp. of CA            32.50   6,900   224.3        35.25   24.00   33.25   -2.26   64.56    14.04
     BFSB  Bedford Bancshares of VA                16.50   1,195    19.7        18.75   15.63   16.50    0.00   57.14    -5.01
     BSBC  Branford SB of CT*                       3.00   6,559    19.7         3.50    2.12    3.37  -10.98   41.51     4.53
     BRFC  Bridgeville SB, FSB of PA(8)            15.00   1,124    16.9        15.25   12.25   15.12   -0.79    5.26     3.45
     BYFC  Broadway Fin. Corp. of CA               10.00     893     8.9        11.00   10.00   10.00    0.00    N.A.     N.A.
     CBCO  CB Bancorp of Michigan City IN          17.00   1,188    20.2        19.25   13.00   17.50   -2.86   54.55    -5.56
     CCFH  CCF Holding Company of GA               11.87   1,131    13.4        12.75   10.75   12.00   -1.08    N.A.    -6.90
     CENF  CENFED Financial Corp. of CA            21.62   5,031   108.8        23.41   17.95   21.75   -0.60   37.88    -0.92
     CFSB  CFSB Bancorp of Lansing MI              20.25   4,476    90.6        24.00   17.95   20.75   -2.41  125.00    -5.81
     CKFB  CKF Bancorp of Danville KY              19.50     932    18.2        20.25   13.00   19.50    0.00    N.A.     1.30
     CNSB  CNS Bancorp of MO                       11.50   1,653    19.0        12.00   11.00   11.50    0.00    N.A.     N.A.
     CSBF  CSB Financial Group Inc of IL            9.25   1,035     9.6         9.62    8.81    9.25    0.00    N.A.    -2.63
     CFHC  California Fin. Hld. Co. of CA          22.37   4,689   104.9        22.75   16.25   22.25    0.54  113.05     9.12
     CBCI  Calumet Bancorp of Chicago IL           28.00   2,668    74.7        28.50   26.75   28.06   -0.21   38.27     0.90
     CAFI  Camco Fin. Corp. of OH                  19.25   2,070    39.8        19.29   13.81   18.69    3.00    N.A.    12.31
     CMRN  Cameron Fin. Corp. of MO                13.50   2,850    38.5        15.50   11.87   13.50    0.00    N.A.    -6.05
     CAPS  Capital Savings Bancorp of MO           18.12   1,039    18.8        19.50   16.50   18.00    0.67   36.75    -2.05
     CARV  Carver FSB of New York, NY               8.00   2,314    18.5        10.75    6.81    7.75    3.23   28.00   -11.11
     CASB  Cascade SB of Everett WA                16.50   2,040    33.7        17.25   12.40   16.50    0.00   28.91    24.06
     CATB  Catskill Fin. Corp. of NY*              10.00   5,687    56.9        10.75   10.00   10.12   -1.19    N.A.     N.A.
     CNIT  Cenit Bancorp of Norfolk VA             32.50   1,606    52.2        40.25   32.50   34.00   -4.41  104.66   -11.56
     CTBK  Center Banks, Inc. of NY*               13.50     932    12.6        15.25   13.50   13.50    0.00   22.73    -3.98
     CFCX  Center Fin. Corp of CT(8)*              24.25  14,487   351.3        24.31   15.00   24.25    0.00  259.26    38.57
     CEBK  Central Co-Op. Bank of MA*              17.75   1,933    34.3        17.75   10.75   17.00    4.41  238.10    18.33
     CJFC  Central Jersey Fin. Corp of NJ(8)       30.00   2,668    80.0        31.31   21.00   30.50   -1.64  221.89    20.00
     CBSB  Charter Financial Inc. of IL            11.00   4,974    54.7        12.25    9.54   11.37   -3.25    N.A.     1.76
     COFI  Charter One Financial of OH(8)          33.62  45,115 1,516.8        38.00   25.50   35.00   -3.94   92.11     9.80
     CVAL  Chester Valley Bancorp of PA            18.25   1,580    28.8        20.48   18.12   18.25    0.00   61.08    -5.19
     CRCL  Circle Financial Corp.of OH(8)          35.00     708    24.8        35.50   25.00   35.00    0.00  218.18    29.63
     CTZN  CitFed Bancorp of Dayton OH             36.25   5,686   206.1        39.50   31.00   38.00   -4.61  302.78     5.07
     CLAS  Classic Bancshares of KY                10.69   1,322    14.1        11.75   10.37   10.56    1.23    N.A.    -9.02
     CMSB  Cmnwealth Bancorp of PA                 10.19  17,953   183.2        12.39    8.65   10.50   -2.95    N.A.    -9.10
     CBSA  Coastal Bancorp of Houston TX           18.50   4,958    91.7        18.75   15.63   18.50    0.00    N.A.     5.71
     CFCP  Coastal Fin. Corp. of SC                22.00   2,742    60.3        22.50   14.80   22.00    0.00  120.00    39.24
     COFD  Collective Bancorp Inc. of NJ           23.25  20,374   473.7        28.25   21.75   24.00   -3.13  205.12    -8.36
     CMSV  Commty. Svgs, MHC of FL(47.6)           16.00   4,869    38.1        18.25   14.25   16.25   -1.54    N.A.    -5.88
     CBIN  Community Bank Shares of IN             12.00   1,984    23.8        14.75   12.00   12.62   -4.91    N.A.   -15.79
     CBNH  Community Bankshares Inc of NH*         18.50   2,416    44.7        19.75   15.75   18.50    0.00  393.33    -1.96
     CFTP  Community Fed. Bancorp of MS            13.00   4,629    60.2        13.75   12.50   13.50   -3.70    N.A.     N.A.
     CFFC  Community Fin. Corp. of VA              19.50   1,270    24.8        21.00   15.00   20.75   -6.02  178.57     8.33

                                                             Current Per Share Financials
                                                       ----------------------------------------
                                                                                Tangible
                                                       Trailing  12 Mo.  Book     Book
                                                        12 Mo.    Core   Value/  Value/  Assets/
     Financial Institution                              EPS(3)   EPS(3)  Share  Share(4) Share
     ---------------------                             -------- ------- ------- ------- -------
                                                         ($)     ($)     ($)     ($)     ($)
    NASDAQ Listed OTC Companies (continued)
     --------------------------------------
     AHCI  Ambanc Holding Co. of NY*                      -0.02   -0.03   13.87   13.87    72.36
     ASBI  Ameriana Bancorp of IN                          1.00    0.97   13.41   13.39   115.21
     AFFFZ America First Fin. Fund of CA                   3.20    3.18   26.41   25.79   388.14
     AMFB  American Federal Bank of SC                     1.55    1.69   10.07    9.29   122.62
     ANBK  American Nat'l Bancorp of MD                    0.37    0.36   12.31   12.31   112.82
     ABCW  Anchor Bancorp Wisconsin of WI                  2.94    2.86   24.00   23.37   355.61
     ANDB  Andover Bancorp, Inc. of MA*                    2.25    2.36   20.44   20.44   269.10
     ASFC  Astoria Financial Corp. of NY                   2.21    2.19   26.16   21.28   306.07
     AVND  Avondale Fin. Corp. of IL                       0.93    0.65   15.35   15.35   144.39
     BFSI  BFS Bankorp, Inc. of NY                         6.20    5.99   28.20   28.20   346.45
     BKCT  Bancorp Connecticut of CT*                      1.65    1.65   16.09   16.09   148.88
     BWFC  Bank West Fin. Corp. of MI                      0.41    0.24   11.99   11.99    60.63
     BANC  BankAtlantic Bancorp of FL                      1.44    1.12   11.65   10.70   139.90
     BKUNA BankUnited SA of FL                             1.12    0.86    7.93    7.49   129.72
     BKCO  Bankers Corp. of NJ*                            1.62    1.71   14.69   14.38   149.72
     BVFS  Bay View Capital Corp. of CA                   -0.46    1.15   29.46   28.72   421.78
     BFSB  Bedford Bancshares of VA                        1.20    1.20   15.85   15.85    98.41
     BSBC  Branford SB of CT*                              0.20    0.20    2.31    2.31    26.59
     BRFC  Bridgeville SB, FSB of PA(8)                    0.59    0.59   14.13   14.13    49.57
     BYFC  Broadway Fin. Corp. of CA                       0.49    0.55   14.73   14.73   129.03
     CBCO  CB Bancorp of Michigan City IN                  2.07    2.07   15.79   15.79   172.41
     CCFH  CCF Holding Company of GA                       0.59    0.56   14.79   14.79    69.65
     CENF  CENFED Financial Corp. of CA                    1.97    1.36   21.02   20.98   420.11
     CFSB  CFSB Bancorp of Lansing MI                      1.58    1.55   14.30   14.30   172.40
     CKFB  CKF Bancorp of Danville KY                      0.75    0.75   17.21   17.21    63.05
     CNSB  CNS Bancorp of MO                               0.45    0.38   14.07   14.07    60.98
     CSBF  CSB Financial Group Inc of IL                   0.32    0.32   12.30   12.30    39.82
     CFHC  California Fin. Hld. Co. of CA                  0.77    0.67   18.40   18.23   272.46
     CBCI  Calumet Bancorp of Chicago IL                   2.28    2.27   31.99   31.99   188.31
     CAFI  Camco Fin. Corp. of OH                          2.02    1.54   13.83   13.83   166.04
     CMRN  Cameron Fin. Corp. of MO                        0.97    0.96   16.06   16.06    60.52
     CAPS  Capital Savings Bancorp of MO                   1.75    1.75   20.34   20.34   194.95
     CARV  Carver FSB of New York, NY                      0.33    0.33   15.02   14.30   158.88
     CASB  Cascade SB of Everett WA                        0.86    0.45    9.94    9.94   159.93
     CATB  Catskill Fin. Corp. of NY*                      0.47    0.54   13.65   13.65    49.12
     CNIT  Cenit Bancorp of Norfolk VA                     1.57    1.84   29.00   27.92   415.61
     CTBK  Center Banks, Inc. of NY*                       1.27    1.31   16.32   16.32   230.66
     CFCX  Center Fin. Corp of CT(8)*                      1.60    1.09   15.46   14.44   253.30
     CEBK  Central Co-Op. Bank of MA*                      0.99    0.93   16.38   14.30   164.61
     CJFC  Central Jersey Fin. Corp of NJ(8)               1.89    1.80   20.58   19.13   174.74
     CBSB  Charter Financial Inc. of IL                    0.65    0.65   12.95   12.61    60.48
     COFI  Charter One Financial of OH(8)                  0.37    2.39   20.16   19.84   292.01
     CVAL  Chester Valley Bancorp of PA                    1.54    1.48   15.90   15.90   173.78
     CRCL  Circle Financial Corp.of OH(8)                  1.47    1.26   34.51   29.94   324.02
     CTZN  CitFed Bancorp of Dayton OH                     2.84    2.32   30.62   26.54   456.89
     CLAS  Classic Bancshares of KY                        0.21    0.19   14.76   14.76    51.28
     CMSB  Cmnwealth Bancorp of PA                         0.83    0.80   12.41    9.15   119.19
     CBSA  Coastal Bancorp of Houston TX                   1.93    1.92   18.76   15.22   566.10
     CFCP  Coastal Fin. Corp. of SC                        1.51    1.36    9.79    9.79   160.91
     COFD  Collective Bancorp Inc. of NJ                   2.62    2.56   17.50   16.25   248.29
     CMSV  Commty. Svgs, MHC of FL(47.6)                   0.99    0.96   15.35   15.35   129.90
     CBIN  Community Bank Shares of IN                     0.96    0.94   12.84   12.84   113.06
     CBNH  Community Bankshares Inc of NH*                 1.41    1.17   15.46   15.46   213.92
     CFTP  Community Fed. Bancorp of MS                    0.43    0.42   14.34   14.34    43.32
     CFFC  Community Fin. Corp. of VA                      1.58    1.58   17.24   17.24   125.82

     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

                           Exhibit IV-1 (continued)
                     Weekly Thrift Market Line - Part One
                          Prices As Of July 12, 1996

                                                                                            Price Change Data
                                                 Market Capitalization        -----------------------------------------------
                                                 ----------------------           52 Week (1)              % Change From
                                                          Shares  Market      ---------------         -----------------------
                                                  Price/  Outst- Capital-                       Last   Last   Dec 31,  Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week   Week   1994(2)  1995(2)
     ---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                                   ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     CIBI  Community Inv. Corp. of OH              15.00     701    10.5        17.50   13.00   15.00    0.00    N.A.    -1.64
     COOP  Cooperative Bk.for Svgs. of NC          16.50   1,492    24.6        22.50   16.50   17.00   -2.94   65.00   -19.51
     CNSK  Covenant Bank for Svgs. of NJ*          12.00   1,959    23.5        13.22    8.84   12.00    0.00    N.A.    -9.23
     CRZY  Crazy Woman Creek Bncorp of WY          10.12   1,058    10.7        11.00   10.00   10.25   -1.27    N.A.     N.A.
     DNFC  D&N Financial Corp. of MI               12.62   6,829    86.2        14.25   10.25   14.00   -9.86   44.23     4.13
     DSBC  DS Bancor Inc. of Derby CT*             34.50   3,029   104.5        36.50   23.33   34.75   -0.72  109.73    35.29
     DFIN  Damen Fin. Corp. of Chicago IL          11.50   3,967    45.6        11.94   11.00   11.62   -1.03    N.A.     1.14
     DIME  Dime Community Bancorp of NY            11.75  14,548   170.9        12.12   11.69   12.00   -2.08    N.A.     N.A.
     DIBK  Dime Financial Corp. of CT*             15.00   5,024    75.4        15.63   10.37   15.12   -0.79   42.86    11.11
     EGLB  Eagle BancGroup of IL                   11.00   1,303    14.3        11.75   11.00   11.75   -6.38    N.A.     N.A.
     EBSI  Eagle Bancshares of Tucker GA           14.75   3,117    46.0        19.00   14.00   15.50   -4.84  103.45   -22.37
     EGFC  Eagle Financial Corp. of CT             24.75   4,491   111.2        27.75   21.25   24.50    1.02  182.86    -5.71
     ETFS  East Texas Fin. Serv. of TX             14.50   1,194    17.3        16.75   13.75   14.62   -0.82    N.A.   -10.77
     EBCP  Eastern Bancorp of NH                   16.00   3,597    57.6        18.33   14.33   16.50   -3.03   27.49   -10.26
     ESBK  Elmira SB of Elmira NY*                 18.00     706    12.7        18.75   14.50   17.12    5.14   25.26    -4.00
     EFBI  Enterprise Fed. Bancorp of OH           14.00   2,085    29.2        18.00   13.75   14.00    0.00    N.A.    -5.08
     EQSB  Equitable FSB of Wheaton MD             24.00     600    14.4        26.25   21.00   24.50   -2.04    N.A.    -4.00
     FFFG  F.F.O. Financial Group of FL             2.62   8,430    22.1         3.00    2.25    2.75   -4.73  -68.47     2.34
     FCBF  FCB Fin. Corp. of Neenah WI             17.25   2,513    43.3        18.50   15.50   17.50   -1.43    N.A.    -6.76
     FFBS  FFBS Bancorp of Columbus MS             22.50   1,573    35.4        24.25   16.00   23.00   -2.17    N.A.    32.35
     FFDF  FFD Financial Corp. of OH               10.25   1,455    14.9        10.75   10.00   10.62   -3.48    N.A.     N.A.
     FFLC  FFLC Bancorp of Leesburg FL             18.00   2,619    47.1        20.25   17.25   18.50   -2.70    N.A.    -4.00
     FFFC  FFVA Financial Corp. of VA              17.00   5,426    92.2        18.25   13.37   17.25   -1.45    N.A.    23.64
     FFWC  FFW Corporation of Wabash IN            19.25     739    14.2        20.00   16.50   20.00   -3.75    N.A.    -2.53
     FFYF  FFY Financial Corp. of OH               23.75   5,193   123.3        23.75   19.50   23.50    1.06    N.A.    13.10
     FMCO  FMS Financial Corp. of NJ               16.25   2,467    40.1        17.50   14.50   16.37   -0.73   80.56    -4.41
     FFHH  FSF Financial Corp. of MN               11.62   3,861    44.9        13.50   11.50   11.75   -1.11    N.A.   -10.62
     FMLY  Family Bancorp of Haverhill MA(8)*      23.87   4,087    97.6        25.25   14.67   24.62   -3.05  358.16    33.58
     FMCT  Farmers & Mechanics Bank of CT(8)*      30.25   1,661    50.2        30.37   15.75   30.31   -0.20    N.A.    37.50
     FOBC  Fed One Bancorp of Wheeling WV          14.12   2,489    35.1        16.25   13.00   14.50   -2.62   41.20    -6.61
     FFRV  Fid. Fin. Bkshrs. Corp. of VA           12.75   2,279    29.1        14.75   12.00   13.50   -5.56   45.71    -8.07
     FBCI  Fidelity Bancorp of Chicago IL          15.75   3,085    48.6        17.00   13.50   16.00   -1.56    N.A.     2.47
     FSBI  Fidelity Bancorp, Inc. of PA            16.00   1,367    21.9        17.50   13.41   16.00    0.00  106.99     6.67
     FFFL  Fidelity FSB, MHC of FL(47.2)           12.50   6,720    39.6        17.00   12.50   14.00  -10.71    N.A.   -23.08
     FFED  Fidelity Fed. Bancorp of IN             11.25   2,493    28.0        14.77   10.46   11.75   -4.26   59.57   -23.83
     FFOH  Fidelity Financial of OH                 9.81   4,073    40.0        10.89    5.61   10.00   -1.90    N.A.    -9.92
     FIBC  Financial Bancorp of NY                 12.37   1,873    23.2        14.87   12.25   12.50   -1.04    N.A.   -10.04
     FNSC  Financial Security Corp. of IL(8)       25.37   1,523    38.6        26.50   17.00   25.62   -0.98  153.70    14.02
     FSBS  First Ashland Fin. Corp. of KY(8)       18.25   1,463    26.7        18.37   13.00   18.25    0.00    N.A.    25.86
     FBSI  First Bancshares of MO                  15.63   1,302    20.4        17.00   15.00   15.25    2.49   22.59    -2.31
     FBBC  First Bell Bancorp of PA                13.37   8,166   109.2        14.25   11.87   13.50   -0.96    N.A.     0.00
     FBER  First Bergen Bancorp of NJ               9.12   3,174    28.9        10.00    9.00    9.19   -0.76    N.A.     N.A.
     FCIT  First Cit. Fin. Corp of MD              16.25   2,914    47.4        19.09   14.09   17.75   -8.45   87.00    -5.91
     FFBA  First Colorado Bancorp of Co            13.62  20,302   276.5        13.62    7.92   12.94    5.26  312.73    23.93
     FDEF  First Defiance Fin.Corp. of OH          10.12  10,978   111.1        11.00    7.99   10.37   -2.41    N.A.     0.00
     FESX  First Essex Bancorp of MA*              10.25   6,035    61.9        12.00    8.62   11.00   -6.82   70.83    -9.85
     FFES  First FS&LA of E. Hartford CT           17.50   2,594    45.4        21.50   16.75   17.50    0.00  169.23   -12.50
     FSSB  First FS&LA of San Bern. CA             10.00     328     3.3        14.50   10.00   10.00    0.00    0.00   -20.00
     FFSX  First FS&LA. MHC of IA (45.0)           24.75   1,706    18.7        28.62   18.00   24.50    1.02  147.50    -7.48
     FFML  First Family Bank, FSB of FL            21.00     545    11.4        23.00   14.50   21.00    0.00  223.08     0.00
     FFSW  First Fed Fin. Serv. of OH              29.50   3,275    96.6        29.50   18.18   29.00    1.72   73.53    36.64
     BDJI  First Fed. Bancorp. of MN               12.25     819    10.0        14.75   11.87   13.06   -6.20    N.A.   -10.91
     FFBH  First Fed. Bancshares of AR             13.12   5,154    67.6        14.00   13.00   14.00   -6.29    N.A.     N.A.
     FFEC  First Fed. Bancshares of WI             14.75   6,855   101.1        16.19   12.25   15.50   -4.84    N.A.    -3.28
     FTFC  First Fed. Capital Corp. of WI          19.75   6,298   124.4        22.87   15.75   20.00   -1.25   75.56     9.72

                                                             Current Per Share Financials
                                                       ----------------------------------------
                                                                                Tangible
                                                       Trailing  12 Mo.  Book     Book
                                                        12 Mo.    Core   Value/  Value/  Assets/
     Financial Institution                              EPS(3)   EPS(3)  Share  Share(4) Share
     ---------------------                             -------- ------- ------- ------- -------
                                                         ($)     ($)     ($)     ($)     ($)
     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     CIBI  Community Inv. Corp. of OH                     1.20    1.14   17.45   17.45   121.56
     COOP  Cooperative Bk.for Svgs. of NC                 0.60    0.51   19.64   17.27   210.32
     CNSK  Covenant Bank for Svgs. of NJ*                 0.97    0.97    8.74    8.74   172.93
     CRZY  Crazy Woman Creek Bncorp of WY                 0.34    0.29   14.67   14.67    44.86
     DNFC  D&N Financial Corp. of MI                      1.80    1.59   10.16   10.00   180.40
     DSBC  DS Bancor Inc. of Derby CT*                    2.69    2.41   26.99   26.06   411.93
     DFIN  Damen Fin. Corp. of Chicago IL                 0.44    0.43   14.34   14.34    59.32
     DIME  Dime Community Bancorp of NY                   0.63    0.58   14.17   12.45    83.75
     DIBK  Dime Financial Corp. of CT*                    1.93    2.17   10.63   10.10   133.64
     EGLB  Eagle BancGroup of IL                          0.10    0.10   16.89   16.89   124.84
     EBSI  Eagle Bancshares of Tucker GA                  1.53    1.48   11.91   11.91   179.12
     EGFC  Eagle Financial Corp. of CT                    3.66    1.79   22.70   16.42   318.09
     ETFS  East Texas Fin. Serv. of TX                    0.87    0.81   18.90   18.90    96.28
     EBCP  Eastern Bancorp of NH                          1.40    1.16   17.65   16.62   229.33
     ESBK  Elmira SB of Elmira NY*                        0.46    0.46   19.89   19.00   315.91
     EFBI  Enterprise Fed. Bancorp of OH                  0.99    0.68   15.52   15.49    99.61
     EQSB  Equitable FSB of Wheaton MD                    3.42    3.39   22.75   22.75   433.56
     FFFG  F.F.O. Financial Group of FL                   0.15    0.15    2.18    2.18    36.26
     FCBF  FCB Fin. Corp. of Neenah WI                    1.02    1.00   18.78   18.78   101.73
     FFBS  FFBS Bancorp of Columbus MS                    1.00    1.00   15.37   15.37    78.55
     FFDF  FFD Financial Corp. of OH                      0.52    0.52   14.08   14.08    50.24
     FFLC  FFLC Bancorp of Leesburg FL                    1.15    1.16   21.42   21.42   126.20
     FFFC  FFVA Financial Corp. of VA                     1.19    1.16   15.57   15.26    95.42
     FFWC  FFW Corporation of Wabash IN                   1.74    1.94   21.76   21.76   201.48
     FFYF  FFY Financial Corp. of OH                      1.34    1.38   20.25   20.25   110.37
     FMCO  FMS Financial Corp. of NJ                      1.69    1.69   13.49   13.12   204.99
     FFHH  FSF Financial Corp. of MN                      0.48    0.48   13.51   13.51    84.61
     FMLY  Family Bancorp of Haverhill MA(8)*             2.01    1.80   16.84   15.41   217.12
     FMCT  Farmers & Mechanics Bank of CT(8)*             0.20   -0.07   17.95   17.95   323.27
     FOBC  Fed One Bancorp of Wheeling WV                 1.31    1.31   16.53   15.65   136.43
     FFRV  Fid. Fin. Bkshrs. Corp. of VA                  1.35    1.33   12.01   12.00   141.10
     FBCI  Fidelity Bancorp of Chicago IL                 0.98    0.92   16.91   16.85   140.37
     FSBI  Fidelity Bancorp, Inc. of PA                   1.25    1.23   16.06   15.93   220.51
     FFFL  Fidelity FSB, MHC of FL(47.2)                  0.73    0.68   12.06   11.92   117.84
     FFED  Fidelity Fed. Bancorp of IN                    1.38    1.30    5.70    5.70   112.37
     FFOH  Fidelity Financial of OH                       0.46    0.46   12.47   12.47    61.22
     FIBC  Financial Bancorp of NY                        0.80    0.79   14.33   14.25   134.48
     FNSC  Financial Security Corp. of IL(8)              1.42    1.37   25.85   25.85   179.89
     FSBS  First Ashland Fin. Corp. of KY(8)              0.51    0.51   16.24   16.24    61.67
     FBSI  First Bancshares of MO                         0.80    0.79   18.26   18.22   107.89
     FBBC  First Bell Bancorp of PA                       0.94    0.93   13.99   13.99    66.45
     FBER  First Bergen Bancorp of NJ                     0.20    0.30   13.46   13.46    81.46
     FCIT  First Cit. Fin. Corp of MD                     1.45    1.18   13.45   13.45   214.18
     FFBA  First Colorado Bancorp of Co                   0.69    0.69   11.90   11.76    73.52
     FDEF  First Defiance Fin.Corp. of OH                 0.53    0.52   12.22   12.22    48.12
     FESX  First Essex Bancorp of MA*                     1.28    1.08   10.18   10.18   132.80
     FFES  First FS&LA of E. Hartford CT                  1.98    1.96   22.29   22.22   359.84
     FSSB  First FS&LA of San Bern. CA                   -0.52   -1.09   17.77   16.97   314.90
     FFSX  First FS&LA. MHC of IA (45.0)                  1.62    1.49   21.53   21.42   255.87
     FFML  First Family Bank, FSB of FL                   2.34    1.38   15.77   15.77   281.19
     FFSW  First Fed Fin. Serv. of OH                     2.41    1.94   16.15   14.69   303.35
     BDJI  First Fed. Bancorp. of MN                      0.85    0.85   17.65   17.65   122.75
     FFBH  First Fed. Bancshares of AR                    0.96    0.96   15.38   15.38    96.71
     FFEC  First Fed. Bancshares of WI                    0.82    0.80   14.04   13.47    98.07
     FTFC  First Fed. Capital Corp. of WI                 1.88    1.38   15.03   14.15   219.45

     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

                           Exhibit IV-1 (continued)
                     Weekly Thrift Market Line - Part One
                          Prices As Of July 12, 1996

                                                 Market Capitalization                      Price Change Data
                                                 ----------------------       -----------------------------------------------
                                                          Shares  Market          52 Week (1)              % Change From
                                                                              ---------------         -----------------------
                                                  Price/  Outst- Capital-                       Last   Last   Dec 31,  Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week   Week   1994(2)  1995(2)
     ---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                                   ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     FFKY  First Fed. Fin. Corp. of KY             20.00   4,215    84.3        22.00   14.12   21.00   -4.76   26.98    30.12
     FFBZ  First Federal Bancorp of OH             24.50     785    19.2        24.50   15.50   24.50    0.00  145.00    20.99
     FFWM  First Fin. Corp of Western MD           21.12   2,188    46.2        23.75   17.75   20.25    4.30  111.20     6.94
     FFCH  First Fin. Holdings Inc. of SC          19.00   6,366   121.0        22.25   17.50   17.50    8.57   55.10    -1.30
     FFBI  First Financial Bancorp of IL           15.50     472     7.3        16.25   15.00   15.50    0.00    N.A.    -3.13
     FFHC  First Financial Corp. of WI             22.75  29,905   680.3        24.00   17.00   22.94   -0.83   44.44    -1.09
     FFHS  First Franklin Corp. of OH              15.50   1,187    18.4        17.50   13.50   15.00    3.33   18.14    -2.33
     FGHC  First Georgia Hold. Corp of GA           6.50   2,024    13.2         7.83    4.17    6.12    6.21   69.71   -15.25
     FSPG  First Home SB, SLA of NJ                17.75   2,030    36.0        19.00   15.00   17.75    0.00  195.83    -6.58
     FFSL  First Independence Corp. of KS          17.75     583    10.3        19.25   15.75   17.75    0.00    N.A.    -5.33
     FISB  First Indiana Corp. of IN               22.25   8,278   184.2        25.19   16.67   23.62   -5.80   64.81     3.68
     FKFS  First Keystone Fin. Corp of PA          17.25   1,292    22.3        20.87   14.25   17.00    1.47    N.A.   -17.35
     FLKY  First Lancaster Bncshrs of KY           13.62     959    13.1        13.62   13.12   13.37    1.87    N.A.     N.A.
     FLFC  First Liberty Fin. Corp. of GA          21.00   3,982    83.6        22.75   16.75   21.75   -3.45  175.59    -1.18
     CASH  First Midwest Fin. Corp. of IA          21.75   1,790    38.9        24.25   18.25   22.50   -3.33    N.A.    -7.45
     FMBD  First Mutual Bancorp of IL              12.00   4,352    52.2        14.75   11.37   12.00    0.00    N.A.   -11.89
     FMSB  First Mutual SB of Bellevue WA*         12.25   2,447    30.0        16.00    9.09   13.00   -5.77   58.06    -9.53
     FNGB  First Northern Cap. Corp of WI          15.25   4,557    69.5        16.50   13.25   15.25    0.00    4.74    -7.58
     FFPB  First Palm Beach Bancorp of FL          20.25   5,181   104.9        24.87   20.00   20.87   -2.97    N.A.    -4.12
     FSNJ  First SB of NJ, MHC (45.0)              14.62   3,017    19.9        19.50   12.50   14.12    3.54    N.A.   -15.25
     FSBC  First SB, FSB of Clovis NM               5.50     696     3.8         7.00    5.25    5.50    0.00  -18.52   -18.52
     FSLA  First SB, SLA MHC of NJ (37.6)          15.75   6,512    31.5        17.50   13.25   15.75    0.00   57.50    -4.55
     SOPN  First SB, SSB, Moore Co. of NC          18.00   3,744    67.4        20.25   17.25   18.25   -1.37    N.A.     1.07
     FWWB  First Savings Bancorp of WA*            14.50  10,065   145.9        15.63   12.37   15.25   -4.92    N.A.    10.52
     SHEN  First Shenango Bancorp of PA            20.06   2,308    46.3        22.25   18.75   20.50   -2.15    N.A.    -2.15
     FSFC  First So.east Fin. Corp. of SC(8)        9.62   4,101    39.5        20.25    9.25    9.75   -1.33    N.A.   -49.37
     FSFI  First State Fin. Serv. of NJ(8)         12.87   4,025    51.8        14.12   10.00   13.00   -1.00  217.00    -5.51
     FFDP  FirstFed Bancshares of IL               16.37   3,387    55.4        17.62   12.67   17.25   -5.10  145.80    15.53
     FLAG  Flag Financial Corp of GA               11.50   2,008    23.1        15.00   11.50   12.25   -6.12   17.35   -16.36
     FFPC  Florida First Bancorp of FL(8)          11.00   3,374    37.1        11.25    6.00   11.06   -0.54  485.11    49.25
     FFIC  Flushing Fin. Corp. of NY*              16.87   7,958   134.3        18.25   14.12   17.37   -2.88    N.A.     9.76
     FBHC  Fort Bend Holding Corp. of TX           17.25     817    14.1        20.25   17.00   17.25    0.00    N.A.    -4.17
     FTSB  Fort Thomas Fin. Corp. of KY            16.37   1,574    25.8        17.75   11.25   17.25   -5.10    N.A.    35.07
     FKKY  Frankfort First Bancorp of KY           12.25   3,450    42.3        15.87   11.00   12.12    1.07    N.A.    -7.55
     GFSB  GFS Bancorp of Grinnell IA              20.25     515    10.4        20.75   15.75   20.25    0.00    N.A.     1.25
     GUPB  GFSB Bancorp of Gallup NM               13.56     949    12.9        15.00   12.87   13.50    0.44    N.A.    -4.84
     GWBC  Gateway Bancorp of KY                   13.75   1,176    16.2        16.25   13.50   14.12   -2.62    N.A.    -3.51
     GBCI  Glacier Bancorp of MT                   21.25   3,360    71.4        22.27   16.14   21.62   -1.71  339.96    15.43
     GLBK  Glendale Co-op. Bank of MA*             16.50     247     4.1        19.00   13.00   16.50    0.00    N.A.   -12.00
     GFCO  Glenway Financial Corp. of OH           20.50   1,091    22.4        24.50   18.50   20.75   -1.20    N.A.   -16.33
     GTPS  Great American Bancorp of IL            13.25   1,850    24.5        15.12   11.87   14.25   -7.02    N.A.    -9.00
     GTFN  Great Financial Corp. of KY             25.50  14,653   373.7        27.37   20.00   25.87   -1.43    N.A.     8.51
     GSBC  Great Southern Bancorp of MO            27.00   4,434   119.7        27.50   19.75   26.94    0.22  824.66     9.09
     GDVS  Greater DV SB,MHC of PA(19.9)*          10.00   3,272     6.5        13.00    9.62   10.00    0.00    N.A.   -16.67
     GRTR  Greater New York SB of NY*              10.62  13,289   141.1        13.31    9.87   10.81   -1.76   14.07   -11.50
     GSFC  Green Street Fin. Corp. of NC           13.00   4,298    55.9        13.12   12.12   13.12   -0.91    N.A.     N.A.
     GROV  GroveBank for Savings of MA*            29.50   1,538    45.4        31.25   23.00   30.50   -3.28  232.58    19.19
     GFED  Guaranty FS&LA,MHC of MO(31.1)          11.25   3,125     8.8        12.50    8.00   11.50   -2.17    N.A.    -5.22
     GSLC  Guaranty Svgs & Loan FA of VA            7.75     919     7.1         8.50    6.37    7.50    3.33    N.A.     0.00
     HEMT  HF Bancorp of Hemet CA                   9.25   6,612    61.2        10.25    8.19    9.62   -3.85    N.A.    -6.28
     HFFC  HF Financial Corp. of SD(8)             15.25   3,055    46.6        16.75   13.44   15.00    1.67  205.00     0.00
     HFNC  HFNC Financial Corp. of NC              16.00  17,192   275.1        16.62   13.12   16.12   -0.74    N.A.    21.95
     HMNF  HMN Financial, Inc. of MN               15.50   5,180    80.3        16.50   13.75   16.12   -3.85    N.A.    -3.13
     HALL  Hallmark Capital Corp. of WI            14.75   1,443    21.3        16.25   13.75   15.25   -3.28    N.A.    -4.84
     HARB  Harbor FSB, MHC of FL (45.7)            24.00   4,925    53.8        29.25   21.50   25.00   -4.00    N.A.   -12.73

                                                             Current Per Share Financials
                                                       ----------------------------------------
                                                                                Tangible
                                                       Trailing  12 Mo.  Book     Book
                                                        12 Mo.    Core   Value/  Value/  Assets/
     Financial Institution                              EPS(3)   EPS(3)  Share  Share(4) Share
     ---------------------                             -------- ------- ------- ------- -------
                                                         ($)     ($)     ($)     ($)     ($)

     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     FFKY  First Fed. Fin. Corp. of KY                    1.32    1.15   11.69   10.91    83.28
     FFBZ  First Federal Bancorp of OH                    2.39    2.35   17.23   17.21   220.63
     FFWM  First Fin. Corp of Western MD                  0.64    0.59   18.70   18.70   149.22
     FFCH  First Fin. Holdings Inc. of SC                 1.62    1.65   15.04   15.04   227.64
     FFBI  First Financial Bancorp of IL                  1.12    1.17   16.66   16.66   187.74
     FFHC  First Financial Corp. of WI                    2.33    2.27   13.29   12.62   181.21
     FFHS  First Franklin Corp. of OH                     1.10    1.08   17.31   17.31   182.08
     FGHC  First Georgia Hold. Corp of GA                 0.59    0.59    5.73    5.07    70.22
     FSPG  First Home SB, SLA of NJ                       2.19    2.13   14.97   14.57   229.74
     FFSL  First Independence Corp. of KS                 1.95    1.95   22.03   22.03   174.32
     FISB  First Indiana Corp. of IN                      2.11    1.79   15.98   15.75   178.41
     FKFS  First Keystone Fin. Corp of PA                 1.01    1.09   17.84   17.84   215.33
     FLKY  First Lancaster Bncshrs of KY                  0.54    0.54   13.47   13.47    45.15
     FLFC  First Liberty Fin. Corp. of GA                 2.15    1.70   16.84   14.14   246.53
     CASH  First Midwest Fin. Corp. of IA                 1.95    1.55   21.72   20.25   173.02
     FMBD  First Mutual Bancorp of IL                     0.61    0.59   16.56   16.56    65.56
     FMSB  First Mutual SB of Bellevue WA*                1.45    1.43   10.07   10.07   151.61
     FNGB  First Northern Cap. Corp of WI                 1.03    0.88   15.98   15.98   125.56
     FFPB  First Palm Beach Bancorp of FL                 1.69    1.68   21.60   21.03   282.84
     FSNJ  First SB of NJ, MHC (45.0)                     0.08    0.66   17.70   17.70   217.79
     FSBC  First SB, FSB of Clovis NM                     0.53    0.41    7.86    7.86   165.94
     FSLA  First SB, SLA MHC of NJ (37.6)                 1.24    1.19   13.98   12.14   147.32
     SOPN  First SB, SSB, Moore Co. of NC                 1.00    1.02   17.94   17.94    68.45
     FWWB  First Savings Bancorp of WA*                   0.53    0.52   15.25   15.25    59.11
     SHEN  First Shenango Bancorp of PA                   1.44    1.36   20.40   20.40   154.12
     FSFC  First So.east Fin. Corp. of SC(8)              0.78    0.77   17.19   17.19    87.66
     FSFI  First State Fin. Serv. of NJ(8)                0.96    0.75   10.69   10.13   156.19
     FFDP  FirstFed Bancshares of IL                      1.10    0.69   16.62   15.87   184.23
     FLAG  Flag Financial Corp of GA                      1.05    0.93   10.76   10.76   112.53
     FFPC  Florida First Bancorp of FL(8)                 0.75    0.69    6.24    6.24    90.11
     FFIC  Flushing Fin. Corp. of NY*                     0.48    0.46   17.39   17.39    92.91
     FBHC  Fort Bend Holding Corp. of TX                  2.06    1.81   21.51   21.51   298.86
     FTSB  Fort Thomas Fin. Corp. of KY                   0.70    0.70   13.58   13.58    55.88
     FKKY  Frankfort First Bancorp of KY                  0.53    0.42   13.87   13.87    40.18
     GFSB  GFS Bancorp of Grinnell IA                     1.57    1.54   18.91   18.91   157.11
     GUPB  GFSB Bancorp of Gallup NM                      0.76    0.76   17.09   17.09    74.21
     GWBC  Gateway Bancorp of KY                          0.66    0.66   15.52   15.52    62.08
     GBCI  Glacier Bancorp of MT                          1.76    1.76   11.41   11.39   118.52
     GLBK  Glendale Co-op. Bank of MA*                    1.13    0.95   23.71   23.71   145.36
     GFCO  Glenway Financial Corp. of OH                  1.37    1.31   24.02   23.39   255.37
     GTPS  Great American Bancorp of IL                   0.42    0.41   17.95   17.95    65.16
     GTFN  Great Financial Corp. of KY                    1.55    1.26   19.19   18.88   169.06
     GSBC  Great Southern Bancorp of MO                   2.48    2.33   15.04   14.79   148.62
     GDVS  Greater DV SB,MHC of PA(19.9)*                 0.35    0.35    8.86    8.86    72.09
     GRTR  Greater New York SB of NY*                     0.89    0.87   11.01   11.01   193.82
     GSFC  Green Street Fin. Corp. of NC                  0.62    0.62   13.78   13.78    43.71
     GROV  GroveBank for Savings of MA*                   2.96    2.79   23.79   23.74   381.30
     GFED  Guaranty FS&LA,MHC of MO(31.1)                 0.58    0.31    8.69    8.69    59.37
     GSLC  Guaranty Svgs & Loan FA of VA                  0.70    0.43    6.93    6.93   112.04
     HEMT  HF Bancorp of Hemet CA                         0.20    0.20   13.05   13.04   114.09
     HFFC  HF Financial Corp. of SD(8)                    1.41    1.10   16.86   16.81   187.90
     HFNC  HFNC Financial Corp. of NC                     0.32    0.38   14.21   14.21    41.66
     HMNF  HMN Financial, Inc. of MN                      1.13    1.01   17.54   17.54   104.64
     HALL  Hallmark Capital Corp. of WI                   1.14    1.02   18.38   18.38   235.12
     HARB  Harbor FSB, MHC of FL (45.7)                   2.15    2.14   16.78   16.78   189.41

     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

                           Exhibit IV-1 (continued)
                     Weekly Thrift Market Line - Part One
                          Prices As Of July 12, 1996

                                                 Market Capitalization                      Price Change Data
                                                 ----------------------       -----------------------------------------------
                                                          Shares  Market          52 Week (1)              % Change From
                                                                              ---------------         -----------------------
                                                  Price/  Outst- Capital-                       Last   Last   Dec 31,  Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week   Week   1994(2)  1995(2)
     ---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                                   ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     HRBF  Harbor Federal Bancorp of MD            12.50   1,754    21.9        15.50   12.50   12.50    0.00   25.00   -13.79
     HFSA  Hardin Bancorp of Hardin MO             11.75   1,058    12.4        13.00   11.00   11.62    1.12    N.A.    -7.84
     HARL  Harleysville SA of PA                   17.50   1,287    22.5        19.75   15.00   17.50    0.00   -1.41    16.67
     HARS  Harris SB, MHC of PA (23.1)             16.00  11,211    40.0        20.50   15.50   16.50   -3.03    N.A.   -20.00
     HFFB  Harrodsburg 1st Fin Bcrp of KY          16.75   2,182    36.5        16.75   12.37   16.50    1.52    N.A.    11.67
     HHFC  Harvest Home Fin. Corp. of OH           12.50     895    11.2        13.25   10.25   12.50    0.00    N.A.     2.04
     HAVN  Haven Bancorp of Woodhaven NY           28.00   4,287   120.0        28.75   18.25   27.75    0.90    N.A.    18.54
     HVFD  Haverfield Corp. of OH                  18.00   1,904    34.3        19.00   12.27   18.00    0.00   16.13    33.33
     HTHR  Hawthorne Fin. Corp. of CA               8.25   2,599    21.4         9.00    2.25    8.50   -2.94  -70.00    65.00
     HSBK  Hibernia SB of Quincy MA*               14.12   1,556    22.0        18.00   14.12   14.25   -0.91   85.30   -13.11
     HBNK  Highland Federal Bank of CA             15.00   2,296    34.4        17.00   11.00   16.00   -6.25    N.A.    -3.23
     HIFS  Hingham Inst. for Sav. of MA*           14.00   1,297    18.2        14.75   10.75   14.00    0.00  207.02    -5.08
     HNFC  Hinsdale Financial Corp. of IL          23.62   2,690    63.5        26.75   18.60   24.00   -1.58  136.20     9.86
     HBFW  Home Bancorp of Fort Wayne IN           15.31   3,094    47.4        16.00   12.87   15.19    0.79    N.A.     0.39
     HBBI  Home Building Bancorp of IN             20.25     322     6.5        21.25   13.00   21.25   -4.71    N.A.    22.73
     HOMF  Home Fed Bancorp of Seymour IN          26.75   2,224    59.5        27.25   23.25   26.25    1.90   78.33     0.94
     HFMD  Home Federal Corporation of MD(8)       10.25   2,519    25.8        11.37    6.12   10.25    0.00    5.13    32.26
     HWEN  Home Financial Bancorp of IN            10.12     506     5.1        10.25    9.87   10.00    1.20    N.A.     N.A.
     HOFL  Home Financial Corp. of FL(8)           13.44  24,771   332.9        16.25   12.62   13.00    3.38  168.80   -13.29
     HPBC  Home Port Bancorp, Inc. of MA*          13.50   1,842    24.9        15.00   11.00   13.50    0.00   68.75    14.89
     HMCI  Homecorp, Inc. of Rockford IL           17.12   1,126    19.3        18.50   14.00   17.00    0.71   71.20     3.01
     LOAN  Horizon Bancorp, Inc of TX*              9.75   1,387    13.5        11.50    7.75    9.38    3.94    N.A.     8.33
     HZFS  Horizon Fin'l. Services of IA           14.75     448     6.6        16.37   12.12   15.00   -1.67    N.A.    -3.28
     HRZB  Horizon Financial Corp. of WA*          12.50   6,580    82.3        13.75   11.75   13.25   -5.66   -6.92    -3.85
     IBSF  IBS Financial Corp. of NJ               12.94  11,410   147.6        15.46   12.50   12.87    0.54    N.A.    -5.13
     ISBF  ISB Financial Corp. of LA               13.81   7,381   101.9        17.00   13.62   14.50   -4.76    N.A.    -7.93
     IFSB  Independence FSB of DC                   7.75   1,279     9.9         9.25    6.75    8.00   -3.13  287.50    -8.18
     INCB  Indiana Comm. Bank, SB of IN            13.87     922    12.8        16.75   12.12   13.94   -0.50    N.A.    -9.05
     IFSL  Indiana Federal Corp. of IN             19.50   4,737    92.4        21.50   16.25   19.75   -1.27  158.62    -8.24
     INBI  Industrial Bancorp of OH                10.75   5,554    59.7        16.00   10.75   11.12   -3.33    N.A.   -21.82
     IWBK  Interwest SB of Oak Harbor WA           24.75   6,434   159.2        25.12   13.87   24.00    3.13  147.50    21.50
     IPSW  Ipswich SB of Ipswich MA*               11.87   1,174    13.9        12.62    4.75   11.50    3.22    N.A.    43.88
     IROQ  Iroquois Bancorp of Auburn NY*          16.00   2,349    37.6        16.00   11.50   15.25    4.92  128.57    23.08
     JSBF  JSB Financial, Inc. of NY               32.75  10,333   338.4        34.87   29.25   33.12   -1.12  184.78     3.57
     JXVL  Jacksonville Bancorp of TX              10.12   2,662    26.9        11.99    7.49   10.37   -2.41    N.A.   -13.06
     JXSB  Jcksnville SB,MHC of IL(43.3%)          13.00   1,250     7.3        14.25   10.50   13.00    0.00    N.A.    -6.27
     JEBC  Jefferson Bancorp of Gretna LA(8)       22.00   2,196    48.3        22.50   19.00   22.12   -0.54    N.A.    14.29
     JSBA  Jefferson Svgs Bancorp of MO            24.50   4,182   102.5        30.75   18.25   25.00   -2.00    N.A.   -11.71
     JOAC  Joachim Bancorp of MO                   12.44     760     9.5        13.50   11.50   12.75   -2.43    N.A.    -7.85
     KSAV  KS Bancorp of Kenly NC                  20.00     663    13.3        22.00   16.50   18.25    9.59    N.A.    14.29
     KSBK  KSB Bancorp of Kingfield ME*            22.50     374     8.4        22.50   15.50   22.00    2.27    N.A.    16.88
     KFBI  Klamath First Bancorp of OR             14.12  11,254   158.9        14.62   12.50   14.12    0.00    N.A.     2.69
     LBFI  L&B Financial of S. Springs TX(8)       16.37   1,584    25.9        17.00   11.75   17.00   -3.71    N.A.    14.88
     LSBI  LSB Bancorp of Lafayette IN             15.00     965    14.5        17.37   13.50   15.50   -3.23    N.A.   -13.04
     LVSB  Lakeview SB of Paterson NJ              20.25   2,266    45.9        20.75   15.68   20.25    0.00    N.A.    18.77
     LARK  Landmark Bancshares of KS               15.25   1,951    29.8        15.87   12.75   15.25    0.00    N.A.    10.91
     LARL  Laurel Capital Group of PA              14.75   1,508    22.2        16.50   14.33   14.75    0.00   15.23    -4.84
     LSBX  Lawrence Savings Bank of MA*             5.34   4,245    22.7         6.62    3.87    5.37   -0.56   55.23    15.58
     LFCT  Leader Fin. Corp of Memphis TN(8)       43.50   9,924   431.7        46.37   31.25   44.25   -1.69    N.A.    16.40
     LFED  Leeds FSB, MHC of MD (35.3)             13.75   3,448    17.2        16.75   12.62   13.50    1.85    N.A.    -3.51
     LXMO  Lexington B&L Fin. Corp. of MO           9.87   1,265    12.5        10.12    9.50   10.12   -2.47    N.A.     N.A.
     LBCI  Liberty Bancorp of Chicago IL           24.50   2,487    60.9        26.87   22.25   24.75   -1.01  145.00    -2.97
     LIFB  Life Bancorp of Norfolk VA              14.25  10,403   148.2        16.62   14.00   14.19    0.42    N.A.    -5.00
     LFBI  Little Falls Bancorp of NJ              10.25   3,042    31.2        11.50    9.50   10.37   -1.16    N.A.     N.A.
     LOGN  Logansport Fin. Corp. of IN             13.50   1,322    17.8        13.75   11.25   13.00    3.85    N.A.     3.85

                                                             Current Per Share Financials
                                                       ----------------------------------------
                                                                                Tangible
                                                       Trailing  12 Mo.  Book     Book
                                                        12 Mo.   Core    Value/  Value/  Assets/
     Financial Institution                              EPS(3)   EPS(3)  Share  Share(4) Share
     ---------------------                             -------- ------- ------- ------- -------
                                                         ($)     ($)     ($)     ($)     ($)
     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     HRBF  Harbor Federal Bancorp of MD                   0.57    0.57   15.90   15.90   112.18
     HFSA  Hardin Bancorp of Hardin MO                    0.48    0.48   15.16   15.16    78.81
     HARL  Harleysville SA of PA                          1.71    1.74   15.02   15.02   212.90
     HARS  Harris SB, MHC of PA (23.1)                    0.73    0.72   13.45   12.60   111.45
     HFFB  Harrodsburg 1st Fin Bcrp of KY                 0.49    0.49   14.28   14.28    49.82
     HHFC  Harvest Home Fin. Corp. of OH                  0.69    0.69   14.65   14.65    78.56
     HAVN  Haven Bancorp of Woodhaven NY                  2.23    2.20   21.82   21.69   346.41
     HVFD  Haverfield Corp. of OH                         1.19    1.12   14.81   14.76   178.38
     HTHR  Hawthorne Fin. Corp. of CA                    -0.59   -0.76   11.26   11.19   297.46
     HSBK  Hibernia SB of Quincy MA*                      1.42    1.13   14.85   14.85   228.19
     HBNK  Highland Federal Bank of CA                    0.43    0.42   15.08   15.08   192.47
     HIFS  Hingham Inst. for Sav. of MA*                  1.45    1.45   13.88   13.88   138.31
     HNFC  Hinsdale Financial Corp. of IL                 1.58    1.52   20.20   19.58   253.54
     HBFW  Home Bancorp of Fort Wayne IN                  0.86    0.86   16.60   16.60   101.09
     HBBI  Home Building Bancorp of IN                    0.59    0.59   18.61   18.61   131.70
     HOMF  Home Fed Bancorp of Seymour IN                 3.18    2.76   22.59   21.72   272.60
     HFMD  Home Federal Corporation of MD(8)              1.00    0.98    7.41    7.31    86.02
     HWEN  Home Financial Bancorp of IN                   0.75    0.75   14.81   14.81    75.39
     HOFL  Home Financial Corp. of FL(8)                  0.83    0.79   12.64   12.64    49.55
     HPBC  Home Port Bancorp, Inc. of MA*                 1.57    1.58   10.20   10.20    90.59
     HMCI  Homecorp, Inc. of Rockford IL                  1.12    0.76   18.41   18.41   303.50
     LOAN  Horizon Bancorp, Inc of TX*                    1.24    0.97    7.91    7.64    91.48
     HZFS  Horizon Fin'l. Services of IA                  0.72    0.67   18.66   18.66   161.22
     HRZB  Horizon Financial Corp. of WA*                 1.10    1.10   12.03   12.03    74.31
     IBSF  IBS Financial Corp. of NJ                      0.71    0.72   13.53   13.53    66.34
     ISBF  ISB Financial Corp. of LA                      0.98    0.98   16.37   16.36    84.50
     IFSB  Independence FSB of DC                         1.10    0.52   13.36   11.48   206.21
     INCB  Indiana Comm. Bank, SB of IN                   0.67    0.67   15.35   15.35   102.47
     IFSL  Indiana Federal Corp. of IN                    1.56    1.46   14.88   13.83   151.51
     INBI  Industrial Bancorp of OH                       0.82    0.82   11.26   11.26    58.88
     IWBK  Interwest SB of Oak Harbor WA                  2.07    1.91   14.63   14.21   212.71
     IPSW  Ipswich SB of Ipswich MA*                      1.43    1.25    7.22    7.22   114.20
     IROQ  Iroquois Bancorp of Auburn NY*                 1.60    1.59   11.67   11.67   192.02
     JSBF  JSB Financial, Inc. of NY                      2.19    2.32   32.70   32.70   149.84
     JXVL  Jacksonville Bancorp of TX                     0.59    0.59   13.37   13.37    80.04
     JXSB  Jcksnville SB,MHC of IL(43.3%)                 0.48    0.39   13.41   13.41   113.76
     JEBC  Jefferson Bancorp of Gretna LA(8)              1.21    1.21   16.13   16.13   120.69
     JSBA  Jefferson Svgs Bancorp of MO                   1.52    1.49   19.19   15.72   273.30
     JOAC  Joachim Bancorp of MO                          0.28    0.28   14.15   14.15    48.39
     KSAV  KS Bancorp of Kenly NC                         1.51    1.53   20.56   20.53   135.55
     KSBK  KSB Bancorp of Kingfield ME*                   2.67    2.56   23.33   21.47   340.57
     KFBI  Klamath First Bancorp of OR                    0.66    0.66   14.90   14.90    53.73
     LBFI  L&B Financial of S. Springs TX(8)              0.93    0.92   15.50   15.50    90.42
     LSBI  LSB Bancorp of Lafayette IN                    1.28    1.21   17.96   17.96   168.41
     LVSB  Lakeview SB of Paterson NJ                     2.20    1.32   19.99   15.35   200.86
     LARK  Landmark Bancshares of KS                      0.94    0.82   17.05   17.05    99.13
     LARL  Laurel Capital Group of PA                     1.71    1.65   13.67   13.67   127.99
     LSBX  Lawrence Savings Bank of MA*                   0.78    0.79    5.76    5.76    76.21
     LFCT  Leader Fin. Corp of Memphis TN(8)              4.04    3.95   25.71   25.71   320.21
     LFED  Leeds FSB, MHC of MD (35.3)                    0.78    0.78   12.65   12.65    77.34
     LXMO  Lexington B&L Fin. Corp. of MO                 0.62    0.61   14.27   14.27    48.50
     LBCI  Liberty Bancorp of Chicago IL                  1.45    1.45   25.66   25.59   269.38
     LIFB  Life Bancorp of Norfolk VA                     0.89    0.93   14.74   14.20   115.79
     LFBI  Little Falls Bancorp of NJ                     0.18    0.13   14.29   13.14    93.87
     LOGN  Logansport Fin. Corp. of IN                    0.76    0.75   15.49   15.49    57.86

     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

                           Exhibit IV-1 (continued)
                     Weekly Thrift Market Line - Part One
                          Prices As Of July 12, 1996

                                                 Market Capitalization                      Price Change Data
                                                 ----------------------       -----------------------------------------------
                                                          Shares  Market          52 Week (1)              % Change From
                                                                              ---------------         -----------------------
                                                  Price/  Outst- Capital-                       Last   Last   Dec 31,  Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week   Week   1994(2)  1995(2)
     ---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                                   ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     LONF  London Financial Corp. of OH            10.25     529     5.4        11.25    9.75   10.37   -1.16    N.A.     N.A.
     LISB  Long Island Bancorp of NY               29.25  24,859   727.1        32.87   18.75   29.87   -2.08    N.A.    10.92
     MAFB  MAF Bancorp of IL                       23.50   5,244   123.2        26.81   21.36   23.50    0.00  176.47    -6.00
     MBLF  MBLA Financial Corp. of MO(8)           22.50   1,372    30.9        26.00   15.00   23.25   -3.23    N.A.    16.16
     MFBC  MFB Corp. of Mishawaka IN               14.00   1,974    27.6        16.25   13.00   14.00    0.00    N.A.    -5.08
     MLFB  MLF Bancorp of Villanova PA             24.50   6,247   153.1        25.00   19.50   24.25    1.03    N.A.    10.11
     MSBB  MSB Bancorp of Middletown NY*           16.50   2,833    46.7        27.25   15.00   17.25   -4.35   65.00   -10.81
     MSBF  MSB Financial Corp. of MI               17.25     676    11.7        19.50   14.75   17.25    0.00    N.A.    -9.21
     MGNL  Magna Bancorp of MS                     35.00   6,959   243.6        37.25   24.75   37.25   -6.04  600.00    21.74
     MARN  Marion Capital Holdings of IN           21.00   2,003    42.1        21.00   18.50   20.25    3.70    N.A.     5.00
     MFCX  Marshalltown Fin. Corp. of IA(8)        15.50   1,411    21.9        16.75   12.75   15.50    0.00    N.A.    -1.59
     MFSL  Maryland Fed. Bancorp of MD             29.31   3,150    92.3        33.25   28.25   29.12    0.65  179.14    -2.30
     MASB  MassBank Corp. of Reading MA*           32.75   2,734    89.5        34.50   26.50   33.50   -2.24  165.61     3.15
     MFLR  Mayflower Co-Op. Bank of MA*            14.00     873    12.2        14.75    9.50   13.25    5.66  180.00    27.27
     MDBK  Medford Savings Bank of MA*             21.50   4,530    97.4        24.25   19.50   22.75   -5.49  207.14     0.00
     MERI  Meritrust FSB of Thibodaux LA           31.25     774    24.2        34.00   20.62   31.25    0.00    N.A.     0.81
     MWBX  Metro West of MA*                        3.75  13,882    52.1         4.87    3.50    3.87   -3.10   -8.98    -8.98
     MSEA  Metropolitan Bancorp of WA(8)           16.94   3,710    62.8        16.94   10.12   13.62   24.38  133.01    30.31
     MCBS  Mid Continent Bancshares of KS          18.00   2,061    37.1        19.25   15.50   18.37   -2.01    N.A.    -2.70
     MIFC  Mid Iowa Financial Corp. of IA           6.37   1,730    11.0         7.87    5.06    6.37    0.00   27.40   -17.81
     MCBN  Mid-Coast Bancorp of ME                 19.12     229     4.4        20.25   14.52   19.12    0.00  234.85    11.68
     MIDC  Midconn Bank of Kensington CT*          18.37   1,904    35.0        19.00   13.00   19.00   -3.32   74.95    31.21
     MWBI  Midwest Bancshares, Inc. of IA          25.75     357     9.2        27.12   23.50   25.75    0.00  157.50     0.00
     MWFD  Midwest Fed. Fin. Corp of WI            15.75   1,633    25.7        16.00    8.25   15.75    0.00  215.00    46.51
     MFFC  Milton Fed. Fin. Corp. of OH            12.50   2,301    28.8        17.12   12.00   12.50    0.00    N.A.   -23.08
     MIVI  Miss. View Hold. Co. of MN              10.75     958    10.3        12.25    9.50   10.75    0.00    N.A.    -5.45
     MBBC  Monterey Bay Bancorp of CA              11.75   3,414    40.1        13.06    9.87   11.87   -1.01    N.A.     1.12
     MORG  Morgan Financial Corp. of CO            12.25     833    10.2        12.50    9.00   12.25    0.00    N.A.    -2.00
     MFSB  Mutual Bancompany of MO(8)              21.00     333     7.0        21.75   13.00   21.00    0.00    N.A.    16.67
     MSBK  Mutual SB, FSB of Bay City MI            6.00   4,271    25.6         7.37    5.25    5.75    4.35  -31.43     0.00
     NHTB  NH Thrift Bancshares of NH               9.87   1,690    16.7        11.00    9.25    9.87    0.00  113.64    -2.47
     NHSL  NHS Financial, Inc. of CA(8)            10.87   2,523    27.4        11.00    7.75   11.00   -1.18   38.83     8.70
     NSLB  NS&L Bancorp of Neosho MO               12.56     888    11.2        13.75   11.75   12.62   -0.48    N.A.    -5.21
     NMSB  Newmil Bancorp. of CT*                   6.81   4,179    28.5         7.50    5.75    6.88   -1.02    6.91    -2.71
     NFSL  Newnan SB, FSB of Newnan GA             19.75   1,447    28.6        19.75   13.00   18.87    4.66   58.00    14.49
     NASB  North American SB of MO                 29.75   2,276    67.7        32.37   24.00   29.62    0.44  600.00    -7.03
     NBSI  North Bancshares of Chicago IL          15.25   1,172    17.9        16.25   13.00   15.25    0.00    N.A.    12.96
     FFFD  North Central Bancshares of IA          10.62   4,011    42.6        12.68    9.22   10.87   -2.30    N.A.     0.66
     NEBC  Northeast Bancorp of ME*                13.50   1,203    16.2        13.50   10.75   13.00    3.85   14.89    17.39
     NEIB  Northeast Indiana Bncrp of IN           12.12   2,062    25.0        13.50   11.25   11.81    2.62    N.A.     1.00
     NSBK  Northside SB of Bronx NY*               35.25   4,815   169.7        36.25   24.00   35.25    0.00  121.00    15.57
     NWEQ  Northwest Equity Corp. of WI            10.50     981    10.3        11.37    9.00   10.25    2.44    N.A.    -3.40
     NWSB  Northwest SB, MHC of PA(29.9)           11.50  23,376    39.7        13.50    9.69   12.00   -4.17    N.A.    -5.12
     NSSY  Norwalk Savings Society of CT*          21.75   2,371    51.6        22.25   16.25   21.62    0.60    N.A.    14.47
     NSSB  Norwich Financial Corp. of CT*          14.50   5,604    81.3        15.63   11.25   15.44   -6.09  107.14    12.67
     NTMG  Nutmeg FS&LA of CT                       7.25     708     5.1         7.75    5.17    7.25    0.00    N.A.     8.70
     OHSL  OHSL Financial Corp. of OH              19.50   1,224    23.9        22.00   17.25   19.50    0.00    N.A.    -9.30
     OSBF  OSB Fin. Corp. of Oshkosh WI            23.00   1,141    26.2        24.87   22.75   23.62   -2.62  100.00    -3.16
     OCFC  Ocean Fin. Corp. of NJ                  20.12   8,388   168.8        21.25   19.87   20.87   -3.59    N.A.     N.A.
     OFCP  Ottawa Financial Corp. of MI            16.25   5,455    88.6        16.75   13.50   16.31   -0.37    N.A.     3.97
     PFFB  PFF Bancorp of Pomona CA                10.75  19,837   213.2        11.75   10.62   10.81   -0.56    N.A.     N.A.
     PVFC  PVF Capital Corp. of OH                 18.00   1,549    27.9        20.75   12.04   18.50   -2.70  169.87    -1.37
     PCCI  Pacific Crest Capital of CA*             8.50   2,960    25.2         9.00    5.50    8.25    3.03    N.A.    17.24
     PALM  Palfed, Inc. of Aiken SC                12.12   5,222    63.3        13.50   11.00   12.12    0.00  -21.15     2.11
     PSSB  Palm Springs SB of CA(8)                13.87   1,131    15.7        14.00    8.00   13.87    0.00  206.86    58.51

                                                             Current Per Share Financials
                                                       ----------------------------------------
                                                                                Tangible
                                                       Trailing  12 Mo.  Book     Book
                                                        12 Mo.   Core    Value/  Value/  Assets/
     Financial Institution                              EPS(3)   EPS(3)  Share  Share(4) Share
     ---------------------                             -------- ------- ------- ------- -------
                                                         ($)     ($)     ($)     ($)     ($)
     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     LONF  London Financial Corp. of OH                   0.37    0.37   14.81   14.81    70.99
     LISB  Long Island Bancorp of NY                      1.84    1.72   20.79   20.79   194.47
     MAFB  MAF Bancorp of IL                              3.11    3.20   20.91   20.91   377.61
     MBLF  MBLA Financial Corp. of MO(8)                  1.00    1.00   20.67   20.67   142.18
     MFBC  MFB Corp. of Mishawaka IN                      0.66    0.65   19.66   19.66   101.77
     MLFB  MLF Bancorp of Villanova PA                    1.86    1.65   22.46   21.90   282.67
     MSBB  MSB Bancorp of Middletown NY*                  0.83    0.89   15.53   15.26   160.30
     MSBF  MSB Financial Corp. of MI                      1.53    1.40   18.86   18.86    83.31
     MGNL  Magna Bancorp of MS                            3.08    2.91   18.12   17.02   185.48
     MARN  Marion Capital Holdings of IN                  1.23    1.23   21.48   21.48    89.53
     MFCX  Marshalltown Fin. Corp. of IA(8)               0.29    0.29   13.71   13.71    89.46
     MFSL  Maryland Fed. Bancorp of MD                    2.71    2.37   29.84   29.34   362.96
     MASB  MassBank Corp. of Reading MA*                  3.24    3.17   31.91   31.91   314.16
     MFLR  Mayflower Co-Op. Bank of MA*                   1.04    0.98   12.42   12.15   129.65
     MDBK  Medford Savings Bank of MA*                    2.15    2.11   19.24   17.45   216.55
     MERI  Meritrust FSB of Thibodaux LA                  2.89    2.89   21.83   21.83   293.44
     MWBX  Metro West of MA*                              0.41    0.41    2.57    2.57    34.41
     MSEA  Metropolitan Bancorp of WA(8)                  1.39    1.50   13.71   12.41   209.75
     MCBS  Mid Continent Bancshares of KS                 1.75    1.48   17.68   17.65   141.15
     MIFC  Mid Iowa Financial Corp. of IA                 0.53    0.51    6.23    6.22    69.01
     MCBN  Mid-Coast Bancorp of ME                        1.33    1.22   21.51   21.51   237.39
     MIDC  Midconn Bank of Kensington CT*                 0.64    0.62   18.13   15.11   191.83
     MWBI  Midwest Bancshares, Inc. of IA                 3.71    3.62   26.58   26.58   383.22
     MWFD  Midwest Fed. Fin. Corp of WI                   1.22    0.98   10.20    9.74   109.15
     MFFC  Milton Fed. Fin. Corp. of OH                   0.79    0.73   14.91   14.91    74.62
     MIVI  Miss. View Hold. Co. of MN                     0.95    0.90   13.78   13.78    73.05
     MBBC  Monterey Bay Bancorp of CA                     0.18    0.22   13.99   13.82    93.40
     MORG  Morgan Financial Corp. of CO                   0.80    0.77   12.61   12.61    86.02
     MFSB  Mutual Bancompany of MO(8)                     0.34    0.39   18.73   18.73   160.09
     MSBK  Mutual SB, FSB of Bay City MI                  0.02   -0.16    9.19    9.19   168.46
     NHTB  NH Thrift Bancshares of NH                     0.83    0.87   11.49   11.49   149.40
     NHSL  NHS Financial, Inc. of CA(8)                   0.19    0.18    9.78    9.76   115.98
     NSLB  NS&L Bancorp of Neosho MO                      0.59    0.55   15.62   15.62    66.50
     NMSB  Newmil Bancorp. of CT*                         1.47    1.46    7.77    7.77    69.77
     NFSL  Newnan SB, FSB of Newnan GA                    2.10    1.83   12.86   12.77   111.03
     NASB  North American SB of MO                        3.74    3.57   21.44   20.58   291.85
     NBSI  North Bancshares of Chicago IL                 0.54    0.49   16.92   16.92    97.56
     FFFD  North Central Bancshares of IA                 0.65    0.61   13.72   13.72    47.52
     NEBC  Northeast Bancorp of ME*                       1.08    0.83   13.72   11.53   181.37
     NEIB  Northeast Indiana Bncrp of IN                  0.70    0.70   13.92   13.92    68.43
     NSBK  Northside SB of Bronx NY*                      3.73    3.22   25.40   25.16   328.23
     NWEQ  Northwest Equity Corp. of WI                   0.86    0.82   12.09   12.09    88.03
     NWSB  Northwest SB, MHC of PA(29.9)                  0.73    0.73    8.07    7.97    75.61
     NSSY  Norwalk Savings Society of CT*                 1.59    1.36   18.24   18.24   228.47
     NSSB  Norwich Financial Corp. of CT*                 0.98    0.98   13.43   12.12   126.99
     NTMG  Nutmeg FS&LA of CT                             0.76    0.46    7.20    7.20   120.33
     OHSL  OHSL Financial Corp. of OH                     1.53    1.49   20.85   20.85   167.86
     OSBF  OSB Fin. Corp. of Oshkosh WI                   0.38    0.66   28.00   28.00   222.36
     OCFC  Ocean Fin. Corp. of NJ                         1.27    1.30   26.36   26.36   140.55
     OFCP  Ottawa Financial Corp. of MI                   0.72    0.72   14.92   11.96   136.66
     PFFB  PFF Bancorp of Pomona CA                       0.10    0.10   14.57   14.40   101.23
     PVFC  PVF Capital Corp. of OH                        2.26    1.99   13.77   13.77   205.36
     PCCI  Pacific Crest Capital of CA*                   0.93    0.75    7.66    7.66    96.93
     PALM  Palfed, Inc. of Aiken SC                       0.82    0.69   10.09    9.60   119.41
     PSSB  Palm Springs SB of CA(8)                       1.07    0.57   10.34   10.34   169.84

     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

                           Exhibit IV-1 (continued)
                     Weekly Thrift Market Line - Part One
                          Prices As Of July 12, 1996

                                                 Market Capitalization                      Price Change Data
                                                 ----------------------       -----------------------------------------------
                                                          Shares  Market          52 Week (1)              % Change From
                                                                              ---------------         -----------------------
                                                  Price/  Outst- Capital-                       Last   Last   Dec 31,  Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week   Week   1994(2)  1995(2)
     ---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                                   ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     PBCI  Pamrapo Bancorp, Inc. of NJ             20.00   3,317    66.3        26.12   18.25   19.25    3.90  255.24    -6.98
     PVSA  Parkvale Financial Corp of PA           24.50   3,233    79.2        28.50   21.60   25.25   -2.97  195.89   -10.91
     PBIX  Patriot Bank Corp. of PA                13.00   3,498    45.5        13.12   12.31   12.75    1.96    N.A.     1.01
     PEEK  Peekskill Fin. Corp. of NY              11.87   4,100    48.7        12.12   11.12   11.87    0.00    N.A.    -2.06
     PFSB  PennFed Fin. Services of NJ             14.94   5,077    75.9        16.00   13.37   15.25   -2.03    N.A.     1.29
     PWBC  PennFirst Bancorp of PA                 13.75   3,996    54.9        13.75   11.87   13.75    0.00   72.31     1.85
     PBKB  People's SB of Brockton MA*              9.50   3,340    31.7        10.50    6.88    9.50    0.00   59.93    -9.52
     PFDC  Peoples Bancorp of Auburn IN            19.50   2,356    45.9        22.50   18.75   20.00   -2.50   11.43    -5.43
     PBCT  Peoples Bank, MHC of CT(32.3)*          21.12  39,166   249.5        23.12   17.44   21.62   -2.31  168.36    11.16
     PHBK  Peoples Heritage Fin Grp of ME*         19.50  17,028   332.0        22.75   16.50   20.25   -3.70   27.37   -14.29
     PBNB  Peoples Sav. Fin. Corp. of CT*          21.75   1,915    41.7        22.37   19.00   22.00   -1.14  120.36    12.99
     PERM  Permanent Bancorp of IN                 15.75   2,135    33.6        18.50   14.00   16.00   -1.56    N.A.    -3.08
     PMFI  Perpetual Midwest Fin. of IA            17.00   2,017    34.3        17.75   14.50   17.00    0.00    N.A.     3.03
     PCBC  Perry Co. Fin. Corp. of MO              16.25     856    13.9        21.50   15.25   17.75   -8.45    N.A.   -16.67
     PHFC  Pittsburgh Home Fin. of PA               9.75   2,182    21.3        11.12    9.75   10.37   -5.98    N.A.     N.A.
     PFSL  Pocahnts Fed, MHC of AR (46.4)          14.50   1,610    10.8        17.25   11.00   14.75   -1.69    N.A.    -8.63
     POBS  Portsmouth Bank Shrs Inc of NH(8)*      13.00   5,737    74.6        15.20   11.40   13.62   -4.55   24.88   -13.74
     PKPS  Poughkeepsie SB of NY                    5.06  12,535    63.4         5.75    4.62    5.12   -1.17  -34.71    -3.62
     PRBC  Prestige Bancorp of PA                   9.87     963     9.5        10.50    9.75   10.25   -3.71    N.A.     N.A.
     PETE  Primary Bank of NH*                     12.12   1,953    23.7        15.50   11.75   12.37   -2.02    N.A.    -3.96
     PSAB  Prime Bancorp, Inc. of PA               18.50   3,725    68.9        20.68   17.05   18.12    2.10  166.57    -8.64
     PFNC  Progress Financial Corp. of PA           6.25   3,730    23.3         7.25    5.12    6.25    0.00  -43.23    11.01
     PSBK  Progressive Bank, Inc. of NY*           28.00   2,631    73.7        29.75   24.25   29.06   -3.65  109.42    -5.08
     PROV  Provident Fin. Holdings of CA           10.50   5,134    53.9        11.00   10.37   10.81   -2.87    N.A.     N.A.
     PULB  Pulaski SB, MHC of MO (29.0)            13.25   2,094     8.0        16.50   11.75   14.00   -5.36    N.A.   -11.67
     PULS  Pulse Bancorp of S. River NJ            17.75   3,886    69.0        18.00   14.50   18.00   -1.39   43.49     4.41
     QCFB  QCF Bancorp of Virginia MN              15.25   1,783    27.2        15.25   12.25   15.25    0.00    N.A.     3.39
     QCBC  Quaker City Bancorp of CA               12.87   3,928    50.6        14.75   12.37   13.62   -5.51   71.60    -7.21
     QCSB  Queens County SB of NY*                 47.00   6,110   287.2        49.00   31.75   48.37   -2.83    N.A.    18.81
     RCSB  RCSB Financial, Inc. of NY*             25.75  12,409   319.5        26.87   20.12   25.75    0.00  109.18     8.42
     RARB  Raritan Bancorp. of Raritan NJ*         20.50   1,427    29.3        22.50   20.25   20.25    1.23  110.26    -4.65
     REDF  RedFed Bancorp of Redlands CA            8.50   4,060    34.5        10.62    7.75    8.56   -0.70    N.A.   -16.01
     RELY  Reliance Bancorp of NY                  16.00   9,226   147.6        16.50   13.12   16.12   -0.74    N.A.     9.44
     RELI  Reliance Bancshares Inc of WI*           8.37   2,562    21.4         8.50    7.50    8.13    2.95    N.A.     N.A.
     RFED  Roosevelt Fin. Grp. Inc. of MO          17.37  42,118   731.6        19.75   15.25   17.69   -1.81  345.38   -10.33
     RVSB  Rvrview SB,FSB MHC of WA(40.3)          14.37   2,155    11.3        17.00   11.82   14.37    0.00    N.A.    -1.17
     SCCB  S. Carolina Comm. Bnshrs of SC          16.00     747    12.0        20.50   16.00   16.12   -0.74    N.A.   -11.70
     SBFL  SB Fing. Lakes MHC of NY(33.0)          16.00   1,785     9.4        16.75   10.25   16.50   -3.03    N.A.    -1.54
     SFED  SFS Bancorp of Schenectady NY           12.25   1,395    17.1        13.50   11.12   12.50   -2.00    N.A.    -5.77
     SGVB  SGV Bancorp of W. Covina CA              8.25   2,728    22.5        10.12    8.00    8.50   -2.94    N.A.   -15.38
     SISB  SIS Bank of Sprinfield MA*              17.62   5,718   100.8        18.75   13.25   17.75   -0.73    N.A.     7.64
     SJSB  SJS Bancorp of St. Joseph MI            20.70     983    20.3        20.75   15.12   20.25    2.22    N.A.     4.81
     SWCB  Sandwich Co-Op. Bank of MA*             20.25   1,873    37.9        21.50   16.50   20.25    0.00  134.92    10.96
     SFBM  Security Bancorp of MT                  20.87   1,462    30.5        21.25   19.87   20.37    2.45  169.29    -0.62
     SECP  Security Capital Corp. of WI            59.75   9,536   569.8        62.50   49.75   59.00    1.27    N.A.    -0.83
     SFSL  Security First Corp. of OH              13.50   3,532    47.7        15.75   11.50   13.50    0.00  -14.29    -5.26
     SHFC  Seven Hills Fin. Corp. of OH(8)         18.12     536     9.7        18.12   14.37   18.12    0.00   20.80    24.97
     SMFC  Sho-Me Fin. Corp. of MO                 16.00   1,821    29.1        16.75   14.50   16.25   -1.54    N.A.     6.67
     SOBI  Sobieski Bancorp of S. Bend IN          12.12     837    10.1        13.25   10.75   12.50   -3.04    N.A.    -6.77
     SOSA  Somerset Savings Bank of MA(8)*          1.50  16,652    25.0         1.88    1.12    1.50    0.00  -70.70     9.49
     SMBC  Southern Missouri Bncrp of MO           14.12   1,724    24.3        17.50   13.50   14.75   -4.27    N.A.    -5.87
     SWBI  Southwest Bancshares of IL              27.00   1,794    48.4        28.25   26.00   27.12   -0.44  170.00     1.89
     SVRN  Sovereign Bancorp of PA                 10.00  47,838   478.4        11.25    9.05    9.87    1.32  123.71     3.73
     STFR  St. Francis Cap. Corp. of WI            25.50   5,857   149.4        28.00   20.00   25.00    2.00    N.A.     9.68
     SPBC  St. Paul Bancorp, Inc. of IL            22.62  18,550   419.6        26.62   22.62   22.75   -0.57   34.08   -11.29

                                                             Current Per Share Financials
                                                       ----------------------------------------
                                                                                Tangible
                                                       Trailing  12 Mo.  Book     Book
                                                        12 Mo.    Core   Value/  Value/  Assets/
     Financial Institution                              EPS(3)   EPS(3)  Share  Share(4) Share
     ---------------------                             -------- ------- ------- ------- -------
                                                         ($)     ($)     ($)     ($)     ($)
     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     PBCI  Pamrapo Bancorp, Inc. of NJ                    1.59    1.59   17.21   17.05   111.06
     PVSA  Parkvale Financial Corp of PA                  2.90    2.71   20.99   20.89   282.71
     PBIX  Patriot Bank Corp. of PA                       0.42    0.43   15.47   15.47    89.48
     PEEK  Peekskill Fin. Corp. of NY                     0.44    0.46   14.49   14.49    47.24
     PFSB  PennFed Fin. Services of NJ                    1.32    1.43   18.08   14.32   201.45
     PWBC  PennFirst Bancorp of PA                        1.00    0.99   13.37   12.18   170.28
     PBKB  People's SB of Brockton MA*                    0.74    0.53    7.87    7.45   159.62
     PFDC  Peoples Bancorp of Auburn IN                   1.70    1.69   18.19   18.19   119.18
     PBCT  Peoples Bank, MHC of CT(32.3)*                 1.90    1.53   14.12   14.12   176.59
     PHBK  Peoples Heritage Fin Grp of ME*                2.14    2.11   16.24   13.97   193.90
     PBNB  Peoples Sav. Fin. Corp. of CT*                 1.80    1.88   22.94   21.22   212.15
     PERM  Permanent Bancorp of IN                        0.59    0.58   19.44   19.18   185.43
     PMFI  Perpetual Midwest Fin. of IA                   0.73    0.73   17.87   17.87   185.44
     PCBC  Perry Co. Fin. Corp. of MO                     0.88    0.88   18.84   18.84    90.32
     PHFC  Pittsburgh Home Fin. of PA                     0.54    0.54   13.58   13.58    82.64
     PFSL  Pocahnts Fed, MHC of AR (46.4)                 1.23    1.26   13.64   13.64   229.43
     POBS  Portsmouth Bank Shrs Inc of NH(8)*             1.06    0.89   11.68   11.68    46.61
     PKPS  Poughkeepsie SB of NY                          1.23    1.62    5.69    5.69    66.95
     PRBC  Prestige Bancorp of PA                         0.41    0.41   15.66   15.66   106.41
     PETE  Primary Bank of NH*                           -0.08   -0.07   12.76   12.71   201.31
     PSAB  Prime Bancorp, Inc. of PA                      1.61    1.43   15.43   14.43   163.48
     PFNC  Progress Financial Corp. of PA                 0.81    0.63    5.15    5.11    93.30
     PSBK  Progressive Bank, Inc. of NY*                  2.73    2.81   26.45   26.45   298.58
     PROV  Provident Fin. Holdings of CA                  0.18    0.50   16.29   16.29   117.23
     PULB  Pulaski SB, MHC of MO (29.0)                   0.73    0.69   10.82   10.82    85.68
     PULS  Pulse Bancorp of S. River NJ                   1.36    1.37   13.84   13.84   116.43
     QCFB  QCF Bancorp of Virginia MN                     1.28    1.28   17.81   17.81    81.66
     QCBC  Quaker City Bancorp of CA                      0.84    0.81   17.43   17.33   176.42
     QCSB  Queens County SB of NY*                        3.39    3.50   35.00   35.00   206.14
     RCSB  RCSB Financial, Inc. of NY*                    2.84    2.82   24.17   23.36   331.30
     RARB  Raritan Bancorp. of Raritan NJ*                1.94    1.91   17.60   17.16   243.06
     REDF  RedFed Bancorp of Redlands CA                 -1.06   -1.02   11.90   11.90   211.32
     RELY  Reliance Bancorp of NY                         1.14    1.09   16.75   11.30   189.07
     RELI  Reliance Bancshares Inc of WI*                 0.29    0.29   11.06   11.06    19.67
     RFED  Roosevelt Fin. Grp. Inc. of MO                 1.35    1.83   10.54    9.96   216.88
     RVSB  Rvrview SB,FSB MHC of WA(40.3)                 1.21    1.09   10.71    9.48    97.22
     SCCB  S. Carolina Comm. Bnshrs of SC                 0.80    0.80   16.80   16.80    59.02
     SBFL  SB Fing. Lakes MHC of NY(33.0)                -0.52   -0.19   11.40   11.40    98.92
     SFED  SFS Bancorp of Schenectady NY                  0.74    0.74   16.68   16.68   118.69
     SGVB  SGV Bancorp of W. Covina CA                    0.12    0.12   11.94   11.94   122.09
     SISB  SIS Bank of Sprinfield MA*                     2.29    2.33   14.73   14.73   198.53
     SJSB  SJS Bancorp of St. Joseph MI                   0.88    0.86   17.89   17.89   153.36
     SWCB  Sandwich Co-Op. Bank of MA*                    1.92    1.80   19.46   18.18   226.31
     SFBM  Security Bancorp of MT                         1.71    1.27   21.98   18.92   246.25
     SECP  Security Capital Corp. of WI                   2.99    3.09   59.20   59.20   350.74
     SFSL  Security First Corp. of OH                     1.50    1.57   11.58   11.26   132.97
     SHFC  Seven Hills Fin. Corp. of OH(8)                0.31    0.29   18.01   18.01    84.91
     SMFC  Sho-Me Fin. Corp. of MO                        1.08    1.07   17.36   17.36   144.91
     SOBI  Sobieski Bancorp of S. Bend IN                 0.39    0.39   16.87   16.87    91.23
     SOSA  Somerset Savings Bank of MA(8)*                0.10    0.10    1.67    1.67    30.60
     SMBC  Southern Missouri Bncrp of MO                  0.78    0.73   15.41   15.41    93.96
     SWBI  Southwest Bancshares of IL                     2.37    2.36   23.38   23.38   194.84
     SVRN  Sovereign Bancorp of PA                        1.13    1.02    7.15    4.63   175.82
     STFR  St. Francis Cap. Corp. of WI                   2.70    1.84   23.08   22.04   221.20
     SPBC  St. Paul Bancorp, Inc. of IL                   1.95    1.90   20.64   20.57   223.33

     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700

                           Exhibit IV-1 (continued)
                     Weekly Thrift Market Line - Part One
                          Prices As Of July 12, 1996

                                                 Market Capitalization                      Price Change Data
                                                 ----------------------       -----------------------------------------------
                                                          Shares  Market          52 Week (1)              % Change From
                                                                              ---------------         -----------------------
                                                  Price/  Outst- Capital-                       Last   Last   Dec 31,  Dec 31,
     Financial Institution                       Share(1) anding ization(9)     High     Low    Week   Week   1994(2)  1995(2)
     ---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                                   ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     STND  Standard Fin. of Chicago IL             16.12  16,765   270.3        16.50   13.19   16.37   -1.53    N.A.    10.26
     SFFC  StateFed Financial Corp. of IA          15.75     823    13.0        19.75   15.50   16.12   -2.30    N.A.   -13.08
     SFIN  Statewide Fin. Corp. of NJ              11.25   5,270    59.3        13.75   11.25   12.25   -8.16    N.A.   -13.86
     STSA  Sterling Financial Corp. of WA          13.75   5,426    74.6        15.00   10.23   14.75   -6.78   51.27     0.00
     SSBK  Strongsville SB of OH                   21.00   2,531    53.2        21.75   17.50   20.50    2.44    N.A.     7.69
     SFSB  SuburbFed Fin. Corp. of IL              16.75   1,261    21.1        18.17   16.00   17.25   -2.90  151.12     1.52
     SBCN  Suburban Bancorp. of OH                 15.00   1,481    22.2        18.50   14.25   15.50   -3.23    N.A.   -18.92
     SCSL  Suncoast S&LA of Hollywood FL            6.25   1,990    12.4         7.19    5.75    6.12    2.12   -8.22     0.00
     THRD  TF Financial Corp. of PA                14.25   4,523    64.5        16.00   13.87   14.37   -0.84    N.A.    -7.29
     ROSE  TR Financial Corp. of NY                26.50   8,948   237.1        27.75   17.37   27.50   -3.64    N.A.     3.92
     TPNZ  Tappan Zee Fin. Corp. of NY             11.62   1,620    18.8        13.00   11.25   11.62    0.00    N.A.    -7.92
     PTRS  The Potters S&L Co. of OH               16.12     533     8.6        18.50   16.00   16.12    0.00    N.A.    -5.51
     THIR  Third Financial Corp. of OH(8)          32.00   1,136    36.4        32.00   18.50   31.62    1.20    N.A.    21.90
     TSBS  Trenton SB, FSB MHC of NJ(35.0)         12.62   8,912    39.3        15.00   11.37   12.75   -1.02    N.A.    -2.92
     TRIC  Tri-County Bancorp of WY                18.00     631    11.4        18.50   13.87   18.00    0.00    N.A.     9.09
     THBC  Troy Hill Bancorp of PA                 13.00   1,068    13.9        14.00   11.87   13.25   -1.89    N.A.     0.00
     TWIN  Twin City Bancorp of TN                 16.25     898    14.6        18.25   13.50   17.50   -7.14    N.A.    -4.41
     UFRM  United FS&LA of Rocky Mount NC           8.25   3,065    25.3         8.50    6.00    8.25    0.00  153.85    10.00
     UBMT  United SB, FA of MT                     18.00   1,223    22.0        18.75   17.00   18.75   -4.00   71.43     2.86
     VABF  Va. Beach Fed. Fin. Corp of VA           7.00   4,962    34.7         9.94    6.81    7.00    0.00   49.25    -9.68
     VAFD  Valley FSB of Sheffield AL(8)           31.00     367    11.4        35.25   24.87   32.00   -3.13  195.24   -11.43
     VFFC  Virginia First Savings of VA            11.37   5,615    63.8        14.25    9.25   12.00   -5.25  ***.**     0.00
     WBCI  WFS Bancorp of Wichita KS(8)            22.87   1,561    35.7        23.06   18.75   23.06   -0.82    N.A.     3.39
     WHGB  WHG Bancshares of MD                    11.25   1,620    18.2        11.75   10.87   11.06    1.72    N.A.     N.A.
     WSFS  WSFS Financial Corp. of DE*              6.88  14,179    97.6        10.00    6.25    7.37   -6.65   -5.10   -23.56
     WVFC  WVS Financial Corp. of PA*              20.50   1,736    35.6        22.25   16.00   20.50    0.00    N.A.     7.22
     WLDN  Walden Bancorp of MA*                   20.00   5,312   106.2        20.75   15.75   20.25   -1.23  180.90     5.26
     WRNB  Warren Bancorp of Peabody MA*           12.50   3,718    46.5        13.25    8.00   12.50    0.00  270.92    11.11
     WFSL  Washington FS&LA of Seattle WA          21.12  42,246   892.2        23.46   19.32   20.12    4.97   44.76    -9.36
     WAMU  Washington Mutual Inc. of WA(8)*        29.62  72,007 2,132.8        32.00   22.75   30.50   -2.89   59.59     2.60
     WYNE  Wayne Bancorp of NJ                     10.75   2,231    24.0        11.75   10.75   11.25   -4.44    N.A.     N.A.
     WAYN  Wayne S&L Co., MHC of OH(46.7)          20.00   1,492    13.2        22.00   17.14   20.00    0.00    N.A.    -8.72
     WCFB  Webster CityFSB,MHC of IA(45.2)         12.75   2,100    12.1        13.50    9.75   12.69    0.47    N.A.     2.00
     WBST  Webster Financial Corp. of CT           29.00   8,104   235.0        30.50   23.37   28.75    0.87  207.20    -1.69
     WEFC  Wells Fin. Corp. of Wells MN            11.37   2,188    24.9        11.75    9.06   11.62   -2.15    N.A.     3.36
     WCBI  WestCo Bancorp of IL                    21.00   2,678    56.2        22.00   15.17   21.00    0.00  110.00    17.78
     WSTR  WesterFed Fin. Corp. of MT              14.50   4,396    63.7        17.12   14.00   14.62   -0.82    N.A.   -12.76
     WOFC  Western Ohio Fin. Corp. of OH           20.00   2,309    46.2        24.37   20.00   23.00  -13.04    N.A.   -13.98
     WWFC  Westwood Fin. Corp. of NJ               10.50     647     6.8        11.00   10.25   10.62   -1.13    N.A.     N.A.
     WFCO  Winton Financial Corp. of OH(8)         13.75   1,986    27.3        15.00   10.87   13.50    1.85    N.A.    26.49
     FFWD  Wood Bancorp of OH                      19.75   1,034    20.4        19.75   14.25   19.50    1.28    N.A.     9.72
     WCHI  Workingmens Cap. Hldgs of IN(8)         20.62   1,798    37.1        20.62   15.50   20.62    0.00  312.40    17.83
     YFCB  Yonkers Fin. Corp. of NY                 9.75   3,571    34.8        10.12    9.31   10.12   -3.66    N.A.     N.A.
     YFED  York Financial Corp. of PA              16.75   6,050   101.3        18.86   14.89   16.75    0.00   77.25    -0.71

                                                             Current Per Share Financials
                                                       ----------------------------------------
                                                                                Tangible
                                                       Trailing  12 Mo.  Book     Book
                                                        12 Mo.    Core   Value/  Value/  Assets/
     Financial Institution                              EPS(3)   EPS(3)  Share  Share(4) Share
     ---------------------                             -------- ------- ------- ------- -------
                                                         ($)     ($)     ($)     ($)     ($)
     NASDAQ Listed OTC Companies (continued)
     ---------------------------------------
     STND  Standard Fin. of Chicago IL                    1.03    0.93   16.05   16.04   130.43
     SFFC  StateFed Financial Corp. of IA                 1.03    1.03   18.13   18.13    90.14
     SFIN  Statewide Fin. Corp. of NJ                     0.53    0.65   13.36   13.32   120.39
     STSA  Sterling Financial Corp. of WA                 0.92    0.90   11.55    9.26   276.01
     SSBK  Strongsville SB of OH                          1.88    1.59   16.50   16.15   199.38
     SFSB  SuburbFed Fin. Corp. of IL                     1.41    1.21   20.52   20.40   287.29
     SBCN  Suburban Bancorp. of OH                        0.53    0.77   17.31   17.31   133.11
     SCSL  Suncoast S&LA of Hollywood FL                  0.74   -0.92    6.59    6.56   234.42
     THRD  TF Financial Corp. of PA                       0.94    0.91   16.43   16.43   114.79
     ROSE  TR Financial Corp. of NY                       2.71    2.14   20.91   20.91   335.49
     TPNZ  Tappan Zee Fin. Corp. of NY                    0.52    0.48   13.80   13.80    70.86
     PTRS  The Potters S&L Co. of OH                      1.15    1.13   20.79   20.79   213.62
     THIR  Third Financial Corp. of OH(8)                 1.89    1.69   24.87   24.87   137.05
     TSBS  Trenton SB, FSB MHC of NJ(35.0)                1.05    0.70   11.08   10.83    58.20
     TRIC  Tri-County Bancorp of WY                       0.98    0.95   20.75   20.75   116.38
     THBC  Troy Hill Bancorp of PA                        1.02    0.93   16.73   16.73    75.36
     TWIN  Twin City Bancorp of TN                        1.21    1.05   15.70   15.70   114.06
     UFRM  United FS&LA of Rocky Mount NC                 0.73    0.64    6.81    6.81    82.27
     UBMT  United SB, FA of MT                            1.32    1.31   20.12   20.12    85.51
     VABF  Va. Beach Fed. Fin. Corp of VA                 0.32    0.01    8.28    8.28   125.95
     VAFD  Valley FSB of Sheffield AL(8)                  1.09    1.06   26.14   26.14   323.23
     VFFC  Virginia First Savings of VA                   1.48    1.22    9.82    9.46   127.15
     WBCI  WFS Bancorp of Wichita KS(8)                   0.86    0.94   21.35   21.34   187.16
     WHGB  WHG Bancshares of MD                           0.36    0.36   14.20   14.20    68.95
     WSFS  WSFS Financial Corp. of DE*                    1.91    1.13    5.21    5.14    88.82
     WVFC  WVS Financial Corp. of PA*                     1.63    1.82   20.93   20.93   138.41
     WLDN  Walden Bancorp of MA*                          1.58    1.75   17.98   15.38   191.88
     WRNB  Warren Bancorp of Peabody MA*                  1.56    1.49    8.54    8.54    95.45
     WFSL  Washington FS&LA of Seattle WA                 1.90    1.82   14.16   13.47   116.67
     WAMU  Washington Mutual Inc. of WA(8)*               2.62    2.61   19.33   17.19   310.31
     WYNE  Wayne Bancorp of NJ                            0.54    0.65   16.17   16.17    96.07
     WAYN  Wayne S&L Co., MHC of OH(46.7)                 0.95    0.89   15.32   15.32   166.56
     WCFB  Webster CityFSB,MHC of IA(45.2)                0.51    0.51   10.32   10.32    46.31
     WBST  Webster Financial Corp. of CT                  2.00    2.14   24.27   18.45   470.53
     WEFC  Wells Fin. Corp. of Wells MN                   0.72    0.70   13.40   13.40    89.66
     WCBI  WestCo Bancorp of IL                           1.50    1.49   18.07   18.07   115.48
     WSTR  WesterFed Fin. Corp. of MT                     0.99    0.93   17.77   17.77   133.82
     WOFC  Western Ohio Fin. Corp. of OH                  1.10    0.83   25.19   23.72   138.40
     WWFC  Westwood Fin. Corp. of NJ                      0.99    0.99   14.61   12.51   136.46
     WFCO  Winton Financial Corp. of OH(8)                1.04    0.85   10.42   10.14   132.09
     FFWD  Wood Bancorp of OH                             1.56    1.51   19.72   19.72   135.12
     WCHI  Workingmens Cap. Hldgs of IN(8)                1.07    1.05   14.55   14.55   118.84
     YFCB  Yonkers Fin. Corp. of NY                       0.60    0.66   13.07   13.07    67.39
     YFED  York Financial Corp. of PA                     1.65    1.44   15.22   15.22   173.33

RP FINANCIAL, LC.
- -------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700                      Exhibit IV-1
                        Weekly Thrift Market Line - Part Two
                             Prices As Of July 12, 1996

                                                                         Key Financial Ratios
                                                     ----------------------------------------------------------
                                                              Tang.     Reported Earnings       Core Earnings
                                                     Equity/ Equity/  ----------------------    ---------------
Financial Institution                                Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)
- ---------------------                                ------- ------- ------- ------- -------    ------- -------
                                                        (%)     (%)     (%)     (%)     (%)        (%)     (%)
Market Averages. SAIF-Insured Thrifts(no MHCs)
- ----------------------------------------------
SAIF-Insured Thrifts(330)                             13.38    13.18    0.87    8.04    7.01       0.81    7.24
NYSE Traded Companies(12)                              6.30     5.95    0.70   11.73    8.23       0.58    9.65
AMEX Traded Companies(17)                             18.41    18.32    0.83    6.71    5.45       0.80    6.35
NASDAQ Listed OTC Companies(301)                      13.40    13.19    0.88    7.96    7.05       0.82    7.19
California Companies(26)                               7.88     7.74    0.33    5.02    3.80       0.28    4.08
Florida Companies(9)                                   7.64     7.46    0.75   12.70    9.97       0.53    6.73
Mid-Atlantic Companies(68)                            11.94    11.56    0.84    8.68    7.89       0.82    8.34
Mid-West Companies(152)                               14.87    14.74    0.94    7.76    6.94       0.87    7.02
New England Companies(9)                               8.08     7.66    0.63    8.69    8.50       0.53    7.21
North-West Companies(6)                               11.43    11.11    1.01   10.28    6.79       0.93    9.05
South-East Companies(45)                              15.60    15.43    1.02    8.76    6.92       0.97    8.15
South-West Companies(7)                               12.44    12.33    0.72    7.26    8.24       0.68    6.75
Western Companies (Excl CA)(8)                        17.09    16.91    1.04    7.61    6.38       0.99    7.17

Thrift Strategy(254)                                  14.93    14.75    0.87    6.99    6.40       0.83    6.56
Mortgage Banker Strategy(41)                           7.75     7.40    0.82   11.50    9.26       0.63    8.18
Real Estate Strategy(16)                               9.24     9.13    0.91   10.74    9.11       0.93   10.98
Diversified Strategy(15)                               7.96     7.77    0.97   12.93    8.24       0.92   12.64
Retail Banking Strategy(4)                             9.43     9.18    0.73    9.92   10.16       0.58    7.67
Companies Issuing Dividends(250)                      13.59    13.37    0.95    8.66    7.46       0.89    7.88
Companies Without Dividends(80)                       12.71    12.56    0.60    6.09    5.62       0.57    5.27
Equity/Assets (less than)6%(29)                        4.97     4.72    0.52   10.67    7.51       0.41    8.07
Equity/Assets 6-12%(149)                               8.62     8.29    0.84   10.24    8.59       0.76    9.10
Equity/Assets (greater than)12%(152)                  19.55    19.48    0.96    5.43    5.41       0.94    5.31
Converted Last 3 Mths (no MHC)(15)                    17.91    17.49    0.73    4.12    5.45       0.75    4.28
Actively Traded Companies(53)                          8.62     8.35    0.92   11.36    8.54       0.88   10.63
Market Value Below $20 Million(85)                    15.65    15.58    0.81    6.57    6.80       0.73    5.24
Holding Company Structure(283)                        13.99    13.79    0.86    7.61    6.73       0.82    6.99
Assets Over $1 Billion(64)                             8.40     7.88    0.83   10.80    8.27       0.76    9.86
Assets $500 Million-$1 Billion(57)                    11.53    11.31    0.84    8.57    7.01       0.81    8.00
Assets $250-$500 Million(78)                          11.41    11.22    0.83    8.43    7.59       0.74    6.87
Assets less than $250 Million(131)                    17.93    17.90    0.91    6.15    6.03       0.87    5.77
Goodwill Companies(136)                                9.39     8.90    0.82    9.57    7.78       0.74    8.38
Non-Goodwill Companies(194)                           16.22    16.22    0.90    6.96    6.47       0.86    6.44
Acquirors of FSLIC Cases(14)                           7.06     6.69    0.88   12.91   10.06       0.85   12.17

                                                  Asset Quality Ratios                  Pricing Ratios
                                                -----------------------     -----------------------------------------
                                                                                                    Price/  Price/
                                                  NPAs   Resvs/  Resvs/     Price/  Price/  Price/   Tang.   Core
Financial Institution                           Assets   NPAs    Loans    Earning   Book   Assets   Book  Earnings
- ---------------------                           ------- ------- -------    ------- ------- ------- ------- -------
                                                  (%)     (%)     (%)        (X)     (%)     (%)     (%)     (x)
Market Averages. SAIF-Insured Thrifts(no MHCs)
- ----------------------------------------------
SAIF-Insured Thrifts(330)                          0.97  123.41    0.87      13.96  101.47   12.79  104.69   14.86
NYSE Traded Companies(12)                          1.58   62.19    1.33      12.47  130.84    8.42  138.79   14.02
AMEX Traded Companies(17)                          0.61  132.94    0.70      15.07   93.81   16.24   94.50   16.40
NASDAQ Listed OTC Companies(301)                   0.96  125.94    0.86      13.99  100.62   12.78  103.79   14.82
California Companies(26)                           2.33   50.09    1.31      13.32   96.81    7.27   99.31   15.45
Florida Companies(9)                               1.08   87.23    1.01      11.17  104.45    7.69  107.08   13.42
Mid-Atlantic Companies(68)                         1.20   91.85    1.07      13.06   98.18   11.04  103.46   13.82
Mid-West Companies(152)                            0.60  159.91    0.70      14.56  100.78   14.08  102.87   15.47
New England Companies(9)                           1.35   49.90    1.10      11.40   94.10    7.45  103.65   13.05
North-West Companies(6)                            0.93   78.60    0.66      15.72  139.63   14.26  148.04   15.31
South-East Companies(45)                           1.03  121.14    0.87      14.34  111.18   16.09  113.74   14.73
South-West Companies(7)                            0.94   41.42    0.86      13.33   80.09    9.72   83.91   14.25
Western Companies (Excl CA)(8)                     0.26  211.26    0.67      15.14  102.45   16.14  104.58   16.06

Thrift Strategy(254)                               0.86  132.31    0.80      14.78   96.48   13.77   98.88   15.42
Mortgage Banker Strategy(41)                       1.32   75.84    0.94      10.95  115.05    8.90  123.27   13.09
Real Estate Strategy(16)                           1.86   84.24    1.52      12.53  106.65    9.58  107.89   12.76
Diversified Strategy(15)                           1.02  152.83    1.27      11.96  145.49   11.49  150.18   12.36
Retail Banking Strategy(4)                         1.37   76.19    0.92      12.08   88.70    8.26   91.57   15.74
Companies Issuing Dividends(250)                   0.82  134.26    0.84      13.88  105.81   13.50  109.47   14.76
Companies Without Dividends(80)                    1.45   89.33    0.98      14.33   87.90   10.60   89.75   15.25
Equity/Assets (less than)6%(29)                    1.74   83.49    1.06      10.73  116.66    5.84  125.47   12.57
Equity/Assets 6-12%(149)                           1.14  117.63    1.01      12.35  111.14    9.45  116.06   13.28
Equity/Assets (greater than)12%(152)               0.64  138.15    0.70      16.61   89.27   17.34   89.80   17.12
Converted Last 3 Mths (no MHC)(15)                 1.01  128.50    0.72      16.22   74.92   13.65   78.44   16.26
Actively Traded Companies(53)                      1.49   89.61    1.01      11.48  122.56   10.39  129.33   12.14
Market Value Below $20 Million(85)                 0.88  112.61    0.70      14.59   85.53   13.16   86.14   15.69
Holding Company Structure(283)                     0.93  125.00    0.84      14.37  100.58   13.25  103.84   15.12
Assets Over $1 Billion(64)                         1.17  101.52    1.03      12.24  121.82    9.90  131.93   13.26
Assets $500 Million-$1 Billion(57)                 1.30  134.14    1.01      13.47  103.34   11.59  106.72   14.52
Assets $250-$500 Million(78)                       0.94  129.94    0.90      13.41  102.38   11.22  104.26   14.65
Assets less than $250 Million(131)                 0.73  126.25    0.71      15.66   89.57   15.75   89.95   16.16
Goodwill Companies(136)                            1.14  104.97    0.95      12.64  110.86   10.12  118.63   13.84
Non-Goodwill Companies(194)                        0.85  137.60    0.82      15.03   94.79   14.70   94.79   15.66
Acquirors of FSLIC Cases(14)                       1.52   51.96    0.92      10.54  125.94    8.82  133.32   12.20

                                                                Dividend Data(6)
                                                            -------------------------
                                                              Ind.   Divi-
                                                             Div./   dend     Payout
Financial Institution                                        Share   Yield    Ratio(7)
- ---------------------                                       ------- -------   --------
                                                              ($)     (%)       (%)
Market Averages. SAIF-Insured Thrifts(no MHCs)
- ---------------------------------------------
SAIF-Insured Thrifts(330)                                      0.34    1.92   26.40
NYSE Traded Companies(12)                                      0.42    1.54   16.50
AMEX Traded Companies(17)                                      0.37    2.52   29.54
NASDAQ Listed OTC Companies(301)                               0.33    1.90   26.75
California Companies(26)                                       0.26    1.12   15.32
Florida Companies(9)                                           0.16    0.90   11.11
Mid-Atlantic Companies(68)                                     0.30    1.70   21.99
Mid-West Companies(152)                                        0.34    1.95   27.57
New England Companies(9)                                       0.48    2.73   32.40
North-West Companies(6)                                        0.34    1.66   22.59
South-East Companies(45)                                       0.40    2.47   34.65
South-West Companies(7)                                        0.30    2.18   21.99
Western Companies (Excl CA)(8)                                 0.47    2.80   45.13

Thrift Strategy(254)                                           0.34    2.01   29.07
Mortgage Banker Strategy(41)                                   0.33    1.56   16.77
Real Estate Strategy(16)                                       0.18    0.91    9.57
Diversified Strategy(15)                                       0.60    2.50   28.38
Retail Banking Strategy(4)                                     0.14    1.34   18.06
Companies Issuing Dividends(250)                               0.45    2.54   35.28
Companies Without Dividends(80)                                0.00    0.00    0.00
Equity/Assets (less than)6%(29)                                0.24    1.20   13.53
Equity/Assets 6-12%(149)                                       0.37    1.89   23.11
Equity/Assets (greater than)12%(152)                           0.32    2.09   32.56
Converted Last 3 Mths (no MHC)(15)                             0.02    0.16    2.01
Actively Traded Companies(53)                                  0.51    2.23   26.11
Market Value Below $20 Million(85)                             0.26    1.74   25.68
Holding Company Structure(283)                                 0.35    1.97   27.49
Assets Over $1 Billion(64)                                     0.47    1.99   23.51
Assets $500 Million-$1 Billion(57)                             0.29    1.61   22.76
Assets $250-$500 Million(78)                                   0.33    2.00   25.75
Assets less than $250 Million(131)                             0.30    1.98   30.25
Goodwill Companies(136)                                        0.39    1.93   24.40
Non-Goodwill Companies(194)                                    0.30    1.91   27.91
Acquirors of FSLIC Cases(14)                                   0.43    2.06   21.26

(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized.
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.


 * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1995 by RP Financial, LC.

RP FINANCIAL, LC.
- -----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                                Exhibit IV-1 (continued)
                          Weekly Thrift Market Line - Part Two
                               Prices As Of July 12, 1996

                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
- ---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
Market Averages. BIF-Insured Thrifts(no MHCs)
- ---------------------------------------------

BIF-Insured Thrifts(71)                      10.48    10.18    0.90   10.43    8.35       0.87    9.91       1.79   91.38    1.51
NYSE Traded Companies(3)                      7.10     5.57    0.46    5.41    5.13       0.52    6.34       2.79   30.49    1.33
AMEX Traded Companies(4)                     12.21    11.77    0.75    8.27    7.67       0.53    5.60       3.55   30.39    1.35
NASDAQ Listed OTC Companies(63)              10.55    10.32    0.97   11.33    9.05       0.93   10.59       1.61   97.43    1.52
California Companies(2)                       6.78     6.77    0.61   11.41    6.76       0.51    9.40       4.57   31.17    1.83
Mid-Atlantic Companies(19)                   10.53    10.22    0.85   10.10    8.25       0.82    9.36       1.98   77.30    1.45
Mid-West Companies(1)                        56.23    56.23    1.47    2.62    3.46       1.47    2.62       0.00    0.00    0.49
New England Companies(44)                     9.04     8.69    0.88   10.50    8.51       0.87   10.21       1.68   86.92    1.62
North-West Companies(4)                      16.21    16.21    1.19   11.16    8.10       1.18   11.03       0.21  321.71    0.92
South-West Companies(1)                       8.65     8.35    1.54   17.77   12.72       1.20   13.90       0.42  127.82    0.78
Thrift Strategy(44)                          11.91    11.57    0.88    9.34    7.70       0.88    9.26       1.71   85.39    1.47
Mortgage Banker Strategy(11)                  7.24     6.88    0.76   10.13    8.47       0.75   10.11       1.16  129.18    1.22
Real Estate Strategy(7)                       9.61     9.56    1.24   14.45   10.01       1.12   12.71       2.07   95.15    1.73
Diversified Strategy(7)                       7.00     6.75    1.21   19.14   14.52       1.00   15.23       3.12   85.00    2.23
Retail Banking Strategy(2)                    6.32     6.16    0.05    0.82    0.95       0.05    0.86       1.31   68.51    1.24
Companies Issuing Dividends(48)               9.29     8.90    1.02   11.58    9.37       0.98   11.01       1.20  107.70    1.41
Companies Without Dividends(23)              12.91    12.78    0.64    8.08    6.26       0.65    7.66       3.39   47.83    1.71
Equity/Assets (less than)6%(8)                5.38     5.31    0.74   14.03   10.00       0.58   10.93       3.69   44.18    1.81
Equity/Assets 6-12%(52)                       8.36     7.97    0.90   11.04    8.89       0.88   10.71       1.64   91.49    1.54
Equity/Assets (greater than)12%(11)          23.69    23.69    0.97    5.38    4.76       0.99    5.44       1.31  137.58    1.19
Converted Last 3 Mths (no MHC)(3)            31.17    31.17    0.30   -3.39   -3.50       0.86    2.19       5.43   32.22    1.44
Actively Traded Companies(29)                 8.59     8.20    0.90   10.57    8.87       0.89   10.46       1.32   94.12    1.54
Market Value Below $20 Million(12)            9.85     9.61    0.80    9.69    8.48       0.72    8.64       1.59   90.72    1.34
Holding Company Structure(44)                11.73    11.48    1.05   11.51    9.31       1.01   10.78       1.52  101.32    1.58
Assets Over $1 Billion(16)                    8.14     7.57    0.99   12.82    9.89       0.94   11.72       2.17   72.82    1.61
Assets $500 Million-$1 Billion(18)           10.17     9.90    0.76    9.07    6.61       0.78    9.11       1.48  107.56    1.61
Assets $250-$500 Million(22)                 10.17     9.94    0.89   10.50    8.59       0.88   10.14       2.02   80.14    1.51
Assets less than $250 Million(15)            13.39    13.20    0.94    9.48    8.32       0.88    8.71       1.40  110.08    1.31
Goodwill Companies(35)                        7.98     7.36    0.83   10.68    8.63       0.75    9.45       1.53   81.79    1.43
Non-Goodwill Companies(36)                   12.82    12.82    0.96   10.20    8.08       0.98   10.34       2.05  100.62    1.59

                                                              Pricing Ratios                      Dividend Data(6)
                                                 -----------------------------------------      ---------------------
                                                                          Price/  Price/        Ind.   Divi-
                                                  Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                            Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
- ---------------------                            ------- ------- ------- ------- -------      ------- ------- -------
                                                    (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
Market Averages. BIF-Insured Thrifts(no MHCs)
- --------------------------------------------
BIF-Insured Thrifts(71)                            11.19  109.74   10.82  114.14   11.67         0.36    1.89   21.62
NYSE Traded Companies(3)                           15.96  103.09    7.14  127.34   13.21         0.27    0.97   13.14
AMEX Traded Companies(4)                           10.86   98.32   11.01  104.40   12.79         0.34    1.34   16.83
NASDAQ Listed OTC Companies(63)                    11.02  111.32   11.05  114.61   11.56         0.37    2.02   22.48
California Companies(2)                             9.14  100.37    6.92  100.43   11.33         0.00    0.00    0.00
Mid-Atlantic Companies(19)                         12.38  108.31   10.73  113.11   11.88         0.41    1.73   21.05
Mid-West Companies(1)                               0.00   75.68   42.55   75.68    0.00         0.00    0.00    0.00
New England Companies(44)                          10.87  111.71    9.80  116.60   11.73         0.37    2.12   23.34
North-West Companies(4)                             9.91  106.88   16.48  106.88    9.97         0.27    2.07   29.30
South-West Companies(1)                             7.86  123.26   10.66  127.62   10.05         0.16    1.64   12.90
Thrift Strategy(44)                                11.65  107.83   11.81  112.73   12.12         0.39    2.05   24.57
Mortgage Banker Strategy(11)                       11.55  111.13    8.05  116.18   11.42         0.30    1.47   16.43
Real Estate Strategy(7)                            10.64  123.31   12.13  124.03   11.78         0.37    1.66   16.68
Diversified Strategy(7)                             8.07  113.78    7.98  118.04    8.92         0.23    1.63   13.86
Retail Banking Strategy(2)                          0.00   92.74    5.86   95.05    0.00         0.32    1.78    0.00
Companies Issuing Dividends(48)                    10.80  114.73   10.52  120.42   11.21         0.53    2.82   31.11
Companies Without Dividends(23)                    12.32   99.52   11.45  101.26   12.95         0.00    0.00    0.00
Equity/Assets (less than)6%(8)                     11.83  116.93    6.26  118.61   12.41         0.05    0.49    6.31
Equity/Assets 6-12%(52)                            10.72  113.25    9.44  118.90   11.27         0.42    2.27   25.00
Equity/Assets (greater than)12%(11)                14.74   88.60   20.19   88.60   14.39         0.23    0.94   15.32
Converted Last 3 Mths (no MHC)(3)                  21.28   78.63   23.72   78.63   18.52         0.00    0.00    0.00
Actively Traded Companies(29)                      11.36  111.33    9.51  116.68   11.54         0.45    2.43   25.48
Market Value Below $20 Million(12)                 10.91  101.88    9.40  105.40   12.31         0.21    1.45   13.29
Holding Company Structure(44)                      10.92  109.40   12.06  112.95   11.22         0.39    2.04   23.49
Assets Over $1 Billion(16)                         11.06  116.76    9.60  125.69   10.87         0.46    1.71   19.27
Assets $500 Million-$1 Billion(18)                 11.20  111.48   10.96  115.33   12.33         0.45    2.23   27.91
Assets $250-$500 Million(22)                       11.53  109.40   10.45  112.22   11.68         0.32    2.01   23.89
Assets less than $250 Million(15)                  10.86  101.90   12.34  104.72   11.91         0.23    1.58   14.93
Goodwill Companies(35)                             11.62  111.57    8.88  120.64   12.31         0.46    2.28   27.06
Non-Goodwill Companies(36)                         10.77  108.03   12.66  108.03   11.06         0.27    1.53   16.70

(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.


 * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1995 by RP Financial, LC.

RP FINANCIAL, LC.
- -----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                               Exhibit IV-1 (continued)
                         Weekly Thrift Market Line - Part Two
                              Prices As Of July 12, 1996

                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.     Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
- ---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
Market Averages. MHC Institutions
- ---------------------------------
SAIF-Insured Thrifts(18)                     11.89    11.67    0.78    6.84    5.42       0.73    6.57       0.69   83.87    0.82
BIF-Insured Thrifts(2)                       10.14    10.14    0.80    9.31    6.25       0.69    7.88       2.36   44.03    1.42
NASDAQ Listed OTC Companies(20)              11.72    11.52    0.78    7.09    5.51       0.73    6.70       0.85   79.44    0.88
Florida Companies(3)                         10.30    10.26    0.89    8.83    7.00       0.86    8.60       0.72  107.38    0.97
Mid-Atlantic Companies(8)                    12.45    12.12    0.68    5.25    4.20       0.68    5.55       1.11   50.81    0.89
Mid-West Companies(7)                        12.13    12.12    0.74    6.66    5.45       0.64    5.90       0.59   94.58    0.76
New England Companies(1)                      8.00     8.00    1.11   14.66    9.00       0.89   11.81       1.66   65.45    1.65
North-West Companies(1)                      11.02     9.75    1.30   11.97    8.42       1.17   10.78       0.26  119.16    0.51
Thrift Strategy(18)                          11.97    11.81    0.74    6.39    5.15       0.70    6.19       0.84   77.83    0.85
Mortgage Banker Strategy(1)                  11.02     9.75    1.30   11.97    8.42       1.17   10.78       0.26  119.16    0.51
Diversified Strategy(1)                       8.00     8.00    1.11   14.66    9.00       0.89   11.81       1.66   65.45    1.65
Companies Issuing Dividends(20)              11.72    11.52    0.78    7.09    5.51       0.73    6.70       0.85   79.44    0.88
Equity/Assets (less than)6%(1)                5.95     5.95    0.56    9.43    8.48       0.58    9.66       0.26  146.44    1.14
Equity/Assets 6-12%(12)                       9.93     9.69    0.68    7.17    5.41       0.68    7.14       0.89   87.47    0.90
Equity/Assets (greater than)12%(7)           15.61    15.44    1.00    6.61    5.25       0.83    5.53       0.87   46.77    0.79
Actively Traded Companies(1)                  9.49     8.24    0.86    9.52    7.87       0.83    9.13       0.96   55.11    1.08
Market Value Below $20 Million(1)            11.79    11.79    0.43    3.82    3.69       0.35    3.10       0.52   90.42    0.60
Holding Company Structure(1)                  9.49     8.24    0.86    9.52    7.87       0.83    9.13       0.96   55.11    1.08
Assets Over $1 Billion(3)                    10.25     9.95    0.95    9.86    6.64       0.87    8.88       1.13   67.59    1.17
Assets $500 Million-$1 Billion(6)            11.26    10.96    0.90    7.95    6.29       0.83    7.78       0.76   81.42    0.95
Assets $250-$500 Million(3)                  10.24    10.22    0.74    7.85    6.90       0.73    7.72       0.15  187.85    0.64
Assets less than $250 Million(8)             13.17    13.01    0.65    5.11    3.97       0.60    4.70       1.09   51.85    0.80
Goodwill Companies(9)                        11.19    10.75    0.95    8.90    6.73       0.82    7.79       0.68   93.85    0.80
Non-Goodwill Companies(11)                   12.15    12.15    0.65    5.60    4.50       0.66    5.82       0.99   65.03    0.94
MHC Institutions(20)                         11.72    11.52    0.78    7.09    5.51       0.73    6.70       0.85   79.44    0.88

                                                        Pricing Ratios                      Dividend Data(6)
                                           ---------------------------------------       -----------------------
                                                                    Price/  Price/        Ind.   Divi-
                                            Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                      Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
- ---------------------                      ------- ------- ------- ------- --------      ------- ------- -------
                                             (X)     (%)     (%)     (%)     (x)           ($)     (%)     (%)
Market Averages. MHC Institutions
- ---------------------------------
SAIF-Insured Thrifts(18)                     16.47  118.28   14.13  120.98   17.55         0.61    4.02   41.45
BIF-Insured Thrifts(2)                       11.12  131.22   12.92  131.22   13.80         0.58    3.69   42.11
NASDAQ Listed OTC Companies(20)              16.13  119.57   14.01  122.01   17.32         0.61    3.99   41.53
Florida Companies(3)                         14.82  116.97   11.87  117.38   15.42         0.87    4.93   55.81
Mid-Atlantic Companies(8)                    16.00  116.57   14.56  120.26   18.17         0.44    3.22   35.56
Mid-West Companies(7)                        18.44  117.75   14.48  117.83   18.96         0.72    4.84   54.74
New England Companies(1)                     11.12  149.58   11.96  149.58   13.80         0.80    3.79   42.11
North-West Companies(1)                      11.88  134.17   14.78  151.58   13.18         0.22    1.53   18.18
Thrift Strategy(18)                          16.80  117.09   14.08  118.83   17.86         0.62    4.13   45.33
Mortgage Banker Strategy(1)                  11.88  134.17   14.78  151.58   13.18         0.22    1.53   18.18
Diversified Strategy(1)                      11.12  149.58   11.96  149.58   13.80         0.80    3.79   42.11
Companies Issuing Dividends(20)              16.13  119.57   14.01  122.01   17.32         0.61    3.99   41.53
Equity/Assets (less than)6%(1)               11.79  106.30    6.32  106.30   11.51         0.80    5.52   65.04
Equity/Assets 6-12%(12)                      14.69  121.27   12.02  124.44   16.35         0.60    3.46   38.98
Equity/Assets (greater than)12%(7)           19.02  118.55   18.52  120.08   20.42         0.60    4.66   33.33
Actively Traded Companies(1)                 12.70  112.66   10.69  129.74   13.24         0.40    2.54   32.26
Market Value Below $20 Million(1)             0.00   96.94   11.43   96.94    0.00         0.40    3.08    0.00
Holding Company Structure(1)                 12.70  112.66   10.69  129.74   13.24         0.40    2.54   32.26
Assets Over $1 Billion(3)                    16.26  137.01   13.84  140.28   17.26         0.56    3.34   41.60
Assets $500 Million-$1 Billion(6)            13.83  110.01   12.45  113.50   16.61         0.64    3.92   40.47
Assets $250-$500 Million(3)                  14.90  109.99   11.26  110.18   15.25         0.72    4.36   54.74
Assets less than $250 Million(8)             19.10  123.79   16.28  125.97   19.96         0.56    4.14   18.18
Goodwill Companies(9)                        14.72  120.81   13.38  126.23   16.40         0.49    3.07   35.24
Non-Goodwill Companies(11)                   17.54  118.55   14.53  118.55   18.23         0.71    4.74   60.43
MHC Institutions(20)                         16.13  119.57   14.01  122.01   17.32         0.61    3.99   41.53


(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.


 * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1995 by RP Financial, LC.

RP FINANCIAL, LC.
- -----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700                                                              Exhibit IV-1 (continued)
                                                                      Weekly Thrift Market Line - Part Two
                                                                           Prices As Of July 12, 1996


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.
                                                                Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
- ---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NYSE Traded Companies
- ---------------------
AHM   Ahmanson and Co. H.F. of CA             4.61     4.32    0.80   17.30   14.60       0.10    2.09       2.30   33.64    1.25
CAL   CalFed Inc. of Los Angeles CA           4.36     4.36    0.58   13.97    9.73       0.55   13.14       1.61   77.66    1.85
CSA   Coast Savings Financial of CA           5.16     5.08    0.46    9.62    6.80       0.40    8.33       1.62   48.77    1.17
CFB   Commercial Federal Corp. of NE          6.05     5.43    0.84   15.46    9.61       0.84   15.37       1.02   73.31    1.02
DME   Dime Savings Bank, FSB of NY*           5.08     5.03    0.34    6.97    5.44       0.46    9.54        NA      NA     1.24
DSL   Downey Financial Corp. of CA            8.33     8.18    0.61    7.57    8.00       0.53    6.62       2.03   29.06    0.66
FRC   First Republic Bancorp of CA*           5.65     5.64    0.14    2.38    2.57       0.13    2.31       2.64   36.28    1.09
FED   FirstFed Fin. Corp. of CA               4.69     4.61    0.18    3.94    4.09       0.20    4.38       2.56   73.84    2.55
GLN   Glendale Fed. Bk, FSB of CA             5.37     4.95    0.12    2.49    2.43       0.29    5.87       2.08   65.06    1.78
GDW   Golden West Fin. Corp. of CA            6.66     6.27    0.75   11.76    8.36       0.74   11.63       1.37   31.65    0.53
GWF   Great Western Fin. Corp. of CA          5.78     5.06    0.60   10.98    8.78       0.54   10.01       1.81   43.93    1.15
GPT   GreenPoint Fin. Corp. of NY*           10.58     6.03    0.92    6.87    7.38       0.96    7.17       2.94   24.69    1.67
SFB   Standard Fed. Bancorp of MI             6.96     5.93    0.94   13.84   10.18       0.85   12.50       0.45   59.52    0.38
TCB   TCF Financial Corp. of MN               7.69     7.35    1.37   20.13    8.33       1.29   19.04       0.92  102.63    1.23
WES   Westcorp Inc. of Orange CA              9.89     9.86    1.21   13.72    7.84       0.60    6.86       1.24  107.17    2.37


AMEX Traded Companies
- ---------------------
BKC   American Bank of Waterbury CT*          8.57     8.12    0.96   10.74    7.96       0.39    4.36       2.95   33.54    1.46
BFD   BostonFed Bancorp of MA                13.51    13.51    0.21    2.42    1.68       0.18    2.05       1.67   40.40    0.85
CFX   Cheshire Fin. Corp. of NH*              9.46     8.44    0.99   10.03    8.85       0.82    8.29        NA      NA     1.02
CZF   Citisave Fin. Corp. of LA              18.18    18.17    1.28    9.16    7.03       0.88    6.28       0.30   38.75    0.21
CBK   Citizens First Fin.Corp. of IL         15.57    15.57    0.63    4.01    5.63       0.68    4.37        NA      NA     0.24
ESX   Essex Bancorp of VA(8)                  2.57    -0.08    0.32    7.80   37.02      -0.78  -18.91       3.32   47.35    1.88
FCB   Falmouth Co-Op Bank of MA*             24.56    24.56    0.45    2.40    2.38       0.47    2.50        NA      NA     1.31
GAF   GA Financial Corp. of PA               22.44    22.44    0.58    4.73    3.07       0.78    6.30       0.19   78.79    0.41
KNK   Kankakee Bancorp of IL                  9.80     9.09    0.50    4.56    6.09       0.49    4.48       0.59  110.93    1.02
KYF   Kentucky First Bancorp of KY           23.62    23.62    1.12    5.40    3.80       1.12    5.40       0.15  299.19    0.87
NYB   New York Bancorp, Inc. of NY            5.78     5.78    1.18   19.84   10.51       1.12   18.82       1.63   45.81    1.22
PDB   Piedmont Bancorp of NC                 29.77    29.77    1.34    6.02    4.60       1.36    6.12       0.72   65.30    0.66
PLE   Pinnacle Bank of AL                     8.19     7.90    0.79   10.40   10.29       0.71    9.31       0.22  303.63    1.04
SSB   Scotland Bancorp of NC                 37.58    37.58    1.09    3.96    3.14       1.09    3.96        NA      NA     0.52
SZB   SouthFirst Bancshares of AL            14.89    14.89    0.55    3.25    4.40       0.76    4.49       0.56   52.60    0.45
SRN   Southern Banc Company of AL            20.38    20.15    0.50    4.33    2.85       0.50    4.33        NA      NA     0.25
SSM   Stone Street Bancorp of NC             33.68    33.68    0.77    3.04    2.59       0.77    3.04       0.31  126.92    0.60
TSH   Teche Holding Company of LA            17.16    17.16    1.17    7.06    7.15       1.14    6.91       0.24  362.84    1.10
FTF   Texarkana Fst. Fin. Corp of AR         20.62    20.62    1.86   11.49    9.25       1.39    8.62       0.36  196.08    0.89
THR   Three Rivers Fin. Corp. of MI          15.74    15.64    0.59    6.68    3.89       0.57    6.41       0.73   70.06    0.77
TBK   Tolland Bank of CT*                     6.25     5.96    0.61    9.90   11.49       0.44    7.25       4.14   27.24    1.62
WSB   Washington SB, FSB of MD                8.23     8.23    0.94   12.58   10.48       0.70    9.38        NA      NA     0.99


NASDAQ Listed OTC Companies
- ---------------------------
FBCV  1st Bancorp of Vincennes IN             7.88     7.88    2.25   35.91   36.33      -0.16   -2.60       0.38   86.69    0.46
WFSB  1st Washington Bancorp of VA(8)         5.95     5.95    0.64   11.09    6.42       0.26    4.57       0.87   86.57    1.70
ALBK  ALBANK Fin. Corp. of Albany NY          9.62     8.49    0.99    9.39    8.63       0.99    9.39       1.03   70.00    1.09
AMFC  AMB Financial Corp. of IN              20.06    20.06    0.49    4.30    3.02       0.49    4.30       0.71   63.16    0.66
ASBP  ASB Financial Corp. of OH              23.07    23.07    1.03    4.75    4.27       1.03    4.75       1.48   53.58    1.30
ABBK  Abington Savings Bank of MA(8)*         6.50     5.69    0.36    5.29    5.33       0.24    3.48       0.37   88.30    0.58
AADV  Advantage Bancorp of WI                 9.77     8.47    0.90    9.33    7.55       0.81    8.40       0.56  100.02    1.04
AFCB  Affiliated Comm BC, Inc of MA          10.25    10.17    0.71    6.31    7.22       0.86    7.56       1.34   57.09    1.28
ALBC  Albion Banc Corp. of Albion NY         10.71    10.71    0.30    2.87    3.94       0.25    2.43       0.72   61.31    0.55
ATSB  AmTrust Capital Corp. of IN            10.34    10.23    0.31    2.75    4.32       0.07    0.59       1.31   38.02    0.73
AHCI  Ambanc Holding Co. of NY*              19.17    19.17   -0.03   -0.23   -0.21      -0.04   -0.35       4.22   24.58    1.64
                                                         Pricing Ratios                      Dividend Data(6)
                                             -----------------------------------------      -----------------------
                                                                      Price/  Price/        Ind.   Divi-
                                              Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                        Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
- ---------------------                        ------- ------- ------- ------- -------      ------- ------- -------
                                                (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NYSE Traded Companies
- ---------------------
AHM   Ahmanson and Co. H.F. of CA               6.85  122.55    5.65  130.75     NM          0.88    3.52   24.11
CAL   CalFed Inc. of Los Angeles CA            10.28  137.42    6.00  137.42   10.92         0.00    0.00    0.00
CSA   Coast Savings Financial of CA            14.71  134.34    6.93  136.61   16.99         0.00    0.00    0.00
CFB   Commercial Federal Corp. of NE           10.41  135.94    8.22  151.32   10.47         0.40    1.11   11.53
DME   Dime Savings Bank, FSB of NY*            18.38  125.25    6.36  126.65   13.44         0.00    0.00    0.00
DSL   Downey Financial Corp. of CA             12.50   91.98    7.66   93.62   14.29         0.48    2.29   28.57
FRC   First Republic Bancorp of CA*              NM    89.78    5.07   89.90     NM          0.00    0.00    0.00
FED   FirstFed Fin. Corp. of CA                24.46   94.50    4.43   96.13   21.99         0.00    0.00    0.00
GLN   Glendale Fed. Bk, FSB of CA                NM    98.63    5.29  107.01   17.42         0.00    0.00    0.00
GDW   Golden West Fin. Corp. of CA             11.96  132.87    8.85  141.25   12.10         0.38    0.72    8.60
GWF   Great Western Fin. Corp. of CA           11.40  118.78    6.86  135.65   12.50         1.00    4.57   52.08
GPT   GreenPoint Fin. Corp. of NY*             13.55   94.24    9.97  165.46   12.97         0.80    2.91   39.41
SFB   Standard Fed. Bancorp of MI               9.82  128.25    8.92  150.33   10.88         0.76    1.97   19.39
TCB   TCF Financial Corp. of MN                12.00  220.99   16.99  231.09   12.69         0.75    2.25   26.98
WES   Westcorp Inc. of Orange CA               12.76  153.82   15.22  154.34     NM          0.38    2.10   26.76

AMEX Traded Companies
- ---------------------
BKC   American Bank of Waterbury CT*           12.56  130.98   11.22  138.11     NM          1.36    5.36   67.33
BFD   BostonFed Bancorp of MA                    NM    85.40   11.54   85.40     NM          0.20    1.68     NM
CFX   Cheshire Fin. Corp. of NH*               11.30  108.51   10.26  121.61   13.68         0.00    0.00    0.00
CZF   Citisave Fin. Corp. of LA                14.22   96.54   17.55   96.60   20.71         0.30    2.07   29.41
CBK   Citizens First Fin.Corp. of IL           17.75   71.25   11.09   71.25   16.30         0.00    0.00    0.00
ESX   Essex Bancorp of VA(8)                    2.70   33.94    0.87     NM      NM          0.00    0.00    0.00
FCB   Falmouth Co-Op Bank of MA*                 NM    70.75   17.38   70.75     NM          0.00    0.00    0.00
GAF   GA Financial Corp. of PA                   NM    74.97   16.82   74.97   24.43         0.00    0.00    0.00
KNK   Kankakee Bancorp of IL                   16.41   76.30    7.48   82.26   16.70         0.40    2.12   34.78
KYF   Kentucky First Bancorp of KY               NM   105.04   24.81  105.04     NM          0.50    3.33     NM
NYB   New York Bancorp, Inc. of NY              9.51  190.50   11.01  190.50   10.03         0.80    3.09   29.41
PDB   Piedmont Bancorp of NC                   21.76   89.82   26.74   89.82   21.39         0.48    3.80     NM
PLE   Pinnacle Bank of AL                       9.72   97.19    7.96  100.73   10.86         0.72    4.33   42.11
SSB   Scotland Bancorp of NC                     NM    84.28   31.67   84.28     NM          0.30    2.48     NM
SZB   SouthFirst Bancshares of AL              22.73   80.75   12.02   80.75   16.45         0.50    4.00     NM
SRN   Southern Banc Company of AL                NM    81.37   16.58   82.27     NM          0.35    2.77     NM
SSM   Stone Street Bancorp of NC                 NM    77.55   26.12   77.55     NM          0.44    2.65     NM
TSH   Teche Holding Company of LA              13.99   88.70   15.22   88.70   14.30         0.50    3.89   54.35
FTF   Texarkana Fst. Fin. Corp of AR           10.81   94.23   19.43   94.23   14.41         0.45    2.81   30.41
THR   Three Rivers Fin. Corp. of MI              NM    88.05   13.86   88.59     NM          0.30    2.29   58.82
TBK   Tolland Bank of CT*                       8.71   83.05    5.19   87.13   11.89         0.00    0.00    0.00
WSB   Washington SB, FSB of MD                  9.54  113.28    9.32  113.28   12.80         0.10    1.78   16.95

NASDAQ Listed OTC Companies
- ---------------------------
FBCV  1st Bancorp of Vincennes IN               2.75   83.51    6.58   83.51     NM          0.40    1.48    4.08
WFSB  1st Washington Bancorp of VA(8)          15.57  165.76    9.87  165.76     NM          0.12    1.51   23.53
ALBK  ALBANK Fin. Corp. of Albany NY           11.59  108.65   10.46  123.11   11.59         0.48    1.87   21.72
AMFC  AMB Financial Corp. of IN                  NM    71.33   14.31   71.33     NM          0.00    0.00    0.00
ASBP  ASB Financial Corp. of OH                23.44   99.73   23.01   99.73   23.44         0.40    2.67   62.50
ABBK  Abington Savings Bank of MA(8)*          18.75   96.49    6.28  110.31     NM          0.40    2.51   47.06
AADV  Advantage Bancorp of WI                  13.25  119.73   11.70  138.20   14.71         0.32    0.96   12.75
AFCB  Affiliated Comm BC, Inc of MA            13.84   88.30    9.05   89.00   11.55         0.48    2.87   39.67
ALBC  Albion Banc Corp. of Albion NY             NM    72.01    7.71   72.01     NM          0.31    1.85   46.97
ATSB  AmTrust Capital Corp. of IN              23.14   64.26    6.64   64.95     NM          0.00    0.00    0.00
AHCI  Ambanc Holding Co. of NY*                  NM    68.49   13.13   68.49     NM          0.00    0.00     NM

RP FINANCIAL, LC.
- -----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700                                                              Exhibit IV-1 (continued)
                                                                      Weekly Thrift Market Line - Part Two
                                                                           Prices As Of July 12, 1996

                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.
                                                                Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
- ---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
- ---------------------------------------
ASBI  Ameriana Bancorp of IN                 11.64    11.62    0.93    7.22    7.51       0.90    7.00       0.56   50.63    0.40
AFFFZ America First Fin. Fund of CA           6.80     6.64    0.81   12.56   12.19       0.81   12.48       0.65   46.82    0.50
AMFB  American Federal Bank of SC             8.21     7.58    1.29   16.11    9.77       1.41   17.57       0.50  151.69    1.27
ANBK  American Nat'l Bancorp of MD           10.91    10.91    0.34    3.61    3.52       0.33    3.51       1.40   69.89    1.61
ABCW  Anchor Bancorp Wisconsin of WI          6.75     6.57    0.87   12.13    8.49       0.85   11.80       0.61  214.80    1.63
ANDB  Andover Bancorp, Inc. of MA*            7.60     7.60    0.87   11.60    9.09       0.91   12.17       1.60   63.49    1.46
ASFC  Astoria Financial Corp. of NY           8.55     6.95    0.75    8.45    8.44       0.74    8.37       0.85   23.49    0.62
AVND  Avondale Fin. Corp. of IL              10.63    10.63    0.65    6.66    7.37       0.45    4.65       0.85   82.48    1.72
BFSI  BFS Bankorp, Inc. of NY                 8.14     8.14    1.84   24.85   16.21       1.78   24.01       1.48   69.83    1.13
BKCT  Bancorp Connecticut of CT*             10.81    10.81    1.18   10.65    7.25       1.18   10.65       1.69   74.29    2.13
BWFC  Bank West Fin. Corp. of MI             19.78    19.78    0.69    3.38    3.57       0.41    1.98       0.08  112.71    0.13
BANC  BankAtlantic Bancorp of FL              8.33     7.65    0.97   14.59   10.87       0.76   11.35       1.25   91.39    2.12
BKUNA BankUnited SA of FL                     6.11     5.77    1.02   26.11   15.45       0.78   20.05       0.90   32.13    0.38
BKCO  Bankers Corp. of NJ*                    9.81     9.60    1.12   11.36    9.39       1.18   11.99       1.59   24.80    0.56
BVFS  Bay View Capital Corp. of CA            6.98     6.81   -0.10   -1.46   -1.42       0.26    3.66       1.23   76.86    1.33
BFSB  Bedford Bancshares of VA               16.11    16.11    1.26    7.57    7.27       1.26    7.57       1.24   43.93    0.64
BSBC  Branford SB of CT*                      8.69     8.69    0.76    9.05    6.67       0.76    9.05       2.31   87.06    2.77
BRFC  Bridgeville SB, FSB of PA(8)           28.51    28.51    1.24    4.21    3.93       1.24    4.21       0.25  102.86    0.70
BYFC  Broadway Fin. Corp. of CA              11.42    11.42    0.40    6.29    4.90       0.45    7.06       2.42   34.07    1.05
CBCO  CB Bancorp of Michigan City IN          9.16     9.16    1.36   13.92   12.18       1.36   13.92       0.84   77.80    1.45
CCFH  CCF Holding Company of GA              21.23    21.23    0.86    5.17    4.97       0.82    4.91       0.63   84.80    0.90
CENF  CENFED Financial Corp. of CA            5.00     4.99    0.48    9.87    9.11       0.33    6.81       1.22   54.40    0.89
CFSB  CFSB Bancorp of Lansing MI              8.29     8.29    0.94   11.62    7.80       0.92   11.40       0.09  662.31    0.69
CKFB  CKF Bancorp of Danville KY             27.30    27.30    1.24    4.40    3.85       1.24    4.40       1.70   10.61    0.21
CNSB  CNS Bancorp of MO                      23.07    23.07    0.74    3.20    3.91       0.62    2.70       0.70   53.70    0.60
CSBF  CSB Financial Group Inc of IL          30.89    30.89    0.82    3.62    3.46       0.82    3.62       0.78   37.38    0.55
CFHC  California Fin. Hld. Co. of CA          6.75     6.69    0.28    4.26    3.44       0.25    3.71       1.26   44.64    0.78
CBCI  Calumet Bancorp of Chicago IL          16.99    16.99    1.21    7.25    8.14       1.20    7.22       1.23   82.56    1.36
CAFI  Camco Fin. Corp. of OH                  8.33     8.33    1.22   15.54   10.49       0.93   11.85       0.56   54.79    0.36
CMRN  Cameron Fin. Corp. of MO               26.54    26.54    1.61    5.79    7.19       1.59    5.73       0.79   86.49    0.81
CAPS  Capital Savings Bancorp of MO          10.43    10.43    0.95    8.92    9.66       0.95    8.92       0.20  152.91    0.38
CARV  Carver FSB of New York, NY              9.45     9.00    0.21    2.19    4.13       0.21    2.19       0.97   33.76    1.44
CASB  Cascade SB of Everett WA                6.22     6.22    0.56    8.94    5.21       0.29    4.68       2.40   37.69    1.26
CATB  Catskill Fin. Corp. of NY*             27.79    27.79    0.96    3.44    4.70       1.10    3.96        NA      NA     1.63
CNIT  Cenit Bancorp of Norfolk VA             6.98     6.72    0.42    5.90    4.83       0.49    6.92       0.51  109.75    1.17
CTBK  Center Banks, Inc. of NY*               7.08     7.08    0.56    8.10    9.41       0.58    8.35       1.07  115.49    1.55
CFCX  Center Fin. Corp of CT(8)*              6.10     5.70    0.70   11.37    6.60       0.47    7.75       2.61   44.33    1.46
CEBK  Central Co-Op. Bank of MA*              9.95     8.69    0.60    6.40    5.58       0.57    6.01       2.31   41.68    1.39
CJFC  Central Jersey Fin. Corp of NJ(8)      11.78    10.95    1.11   10.71    6.30       1.06   10.20       1.91   33.63    1.30
CBSB  Charter Financial Inc. of IL           21.41    20.85    1.12    6.95    5.91       1.12    6.95       0.49  149.63    1.05
COFI  Charter One Financial of OH(8)          6.90     6.79    0.18    2.81    1.10       1.18   18.12       0.42  117.80    0.92
CVAL  Chester Valley Bancorp of PA            9.15     9.15    0.91   10.02    8.44       0.87    9.63       1.03   92.67    1.20
CRCL  Circle Financial Corp.of OH(8)         10.65     9.24    0.50    4.34    4.20       0.43    3.72       0.10  213.87    0.35
CTZN  CitFed Bancorp of Dayton OH             6.70     5.81    0.68    9.99    7.83       0.55    8.16       0.85   74.34    1.06
CLAS  Classic Bancshares of KY               28.78    28.78    0.44    2.82    1.96       0.40    2.55       0.51   77.33    0.62
CMSB  Cmnwealth Bancorp of PA                10.41     7.68    0.70    6.69    8.15       0.67    6.45       0.44  103.05    0.85
CBSA  Coastal Bancorp of Houston TX           3.31     2.69    0.37   10.64   10.43       0.37   10.58       0.67   32.48    0.54
CFCP  Coastal Fin. Corp. of SC                6.08     6.08    0.99   16.43    6.86       0.89   14.80       0.42  209.91    1.02
COFD  Collective Bancorp Inc. of NJ           7.05     6.54    1.06   15.84   11.27       1.04   15.48        NA      NA     0.50
CMSV  Commty. Svgs, MHC of FL(47.6)          11.82    11.82    0.83    6.60    6.19       0.81    6.40       1.24   44.70    1.02
CBIN  Community Bank Shares of IN            11.36    11.36    0.90    8.26    8.00       0.88    8.09       0.12  219.42    0.50
CBNH  Community Bankshares Inc of NH*         7.23     7.23    0.78   10.93    7.62       0.65    9.07       0.46  159.64    1.09
CFTP  Community Fed. Bancorp of MS           33.10    33.10    1.17    6.28    3.31       1.14    6.13       0.34   84.38    0.53
CFFC  Community Fin. Corp. of VA             13.70    13.70    1.29    9.70    8.10       1.29    9.70       0.45  139.66    0.70
CIBI  Community Inv. Corp. of OH             14.36    14.36    1.00    7.71    8.00       0.95    7.33       0.73   69.06    0.68
COOP  Cooperative Bk.for Svgs. of NC          9.34     8.21    0.28    3.11    3.64       0.24    2.64       0.22   95.46    0.28

                                                         Pricing Ratios                      Dividend Data(6)
                                             -----------------------------------------      -----------------------
                                                                     Price/  Price/        Ind.   Divi-
                                            Price/  Price/  Price/   Tang.     Core        Div./   dend    Payout
Financial Institution                       Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
- ---------------------                       ------- ------- ------- ------- -------      ------- ------- -------
                                               (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
- ---------------------------------------
ASBI  Ameriana Bancorp of IN                  13.31   99.25   11.55   99.40   13.72         0.56    4.21   56.00
AFFFZ America First Fin. Fund of CA            8.20   99.39    6.76  101.78    8.25         1.60    6.10   50.00
AMFB  American Federal Bank of SC             10.24  157.60   12.94  170.83    9.39         0.40    2.52   25.81
ANBK  American Nat'l Bancorp of MD              NM    85.30    9.31   85.30     NM          0.00    0.00    0.00
ABCW  Anchor Bancorp Wisconsin of WI          11.78  144.25    9.74  148.14   12.10         0.40    1.16   13.61
ANDB  Andover Bancorp, Inc. of MA*            11.00  121.09    9.20  121.09   10.49         0.60    2.42   26.67
ASFC  Astoria Financial Corp. of NY           11.85  100.11    8.56  123.07   11.96         0.44    1.68   19.91
AVND  Avondale Fin. Corp. of IL               13.57   82.21    8.74   82.21   19.42         0.00    0.00    0.00
BFSI  BFS Bankorp, Inc. of NY                  6.17  135.64   11.04  135.64    6.39         0.00    0.00    0.00
BKCT  Bancorp Connecticut of CT*              13.79  141.39   15.28  141.39   13.79         0.72    3.16   43.64
BWFC  Bank West Fin. Corp. of MI                NM    95.91   18.97   95.91     NM          0.28    2.43   68.29
BANC  BankAtlantic Bancorp of FL               9.20  113.73    9.47  123.83   11.83         0.18    1.36   12.50
BKUNA BankUnited SA of FL                      6.47   91.42    5.59   96.80    8.43         0.00    0.00    0.00
BKCO  Bankers Corp. of NJ*                    10.65  117.43   11.52  119.96   10.09         0.64    3.71   39.51
BVFS  Bay View Capital Corp. of CA              NM   110.32    7.71  113.16     NM          0.60    1.85     NM
BFSB  Bedford Bancshares of VA                13.75  104.10   16.77  104.10   13.75         0.40    2.42   33.33
BSBC  Branford SB of CT*                      15.00  129.87   11.28  129.87   15.00         0.00    0.00    0.00
BRFC  Bridgeville SB, FSB of PA(8)              NM   106.16   30.26  106.16     NM          0.32    2.13   54.24
BYFC  Broadway Fin. Corp. of CA               20.41   67.89    7.75   67.89   18.18         0.20    2.00   40.82
CBCO  CB Bancorp of Michigan City IN           8.21  107.66    9.86  107.66    8.21         0.00    0.00    0.00
CCFH  CCF Holding Company of GA               20.12   80.26   17.04   80.26   21.20         0.40    3.37   67.80
CENF  CENFED Financial Corp. of CA            10.97  102.85    5.15  103.05   15.90         0.36    1.67   18.27
CFSB  CFSB Bancorp of Lansing MI              12.82  141.61   11.75  141.61   13.06         0.48    2.37   30.38
CKFB  CKF Bancorp of Danville KY                NM   113.31   30.93  113.31     NM          0.40    2.05   53.33
CNSB  CNS Bancorp of MO                         NM    81.73   18.86   81.73     NM          0.00    0.00    0.00
CSBF  CSB Financial Group Inc of IL             NM    75.20   23.23   75.20     NM          0.00    0.00    0.00
CFHC  California Fin. Hld. Co. of CA            NM   121.58    8.21  122.71     NM          0.44    1.97   57.14
CBCI  Calumet Bancorp of Chicago IL           12.28   87.53   14.87   87.53   12.33         0.00    0.00    0.00
CAFI  Camco Fin. Corp. of OH                   9.53  139.19   11.59  139.19   12.50         0.44    2.29   21.78
CMRN  Cameron Fin. Corp. of MO                13.92   84.06   22.31   84.06   14.06         0.28    2.07   28.87
CAPS  Capital Savings Bancorp of MO           10.35   89.09    9.29   89.09   10.35         0.36    1.99   20.57
CARV  Carver FSB of New York, NY              24.24   53.26    5.04   55.94   24.24         0.00    0.00    0.00
CASB  Cascade SB of Everett WA                19.19  166.00   10.32  166.00     NM          0.00    0.00    0.00
CATB  Catskill Fin. Corp. of NY*              21.28   73.26   20.36   73.26   18.52         0.00    0.00    0.00
CNIT  Cenit Bancorp of Norfolk VA             20.70  112.07    7.82  116.40   17.66         0.80    2.46   50.96
CTBK  Center Banks, Inc. of NY*               10.63   82.72    5.85   82.72   10.31         0.24    1.78   18.90
CFCX  Center Fin. Corp of CT(8)*              15.16  156.86    9.57  167.94   22.25         0.28    1.15   17.50
CEBK  Central Co-Op. Bank of MA*              17.93  108.36   10.78  124.13   19.09         0.00    0.00    0.00
CJFC  Central Jersey Fin. Corp of NJ(8)       15.87  145.77   17.17  156.82   16.67         1.12    3.73   59.26
CBSB  Charter Financial Inc. of IL            16.92   84.94   18.19   87.23   16.92         0.24    2.18   36.92
COFI  Charter One Financial of OH(8)            NM   166.77   11.51  169.46   14.07         0.92    2.74     NM
CVAL  Chester Valley Bancorp of PA            11.85  114.78   10.50  114.78   12.33         0.40    2.19   25.97
CRCL  Circle Financial Corp.of OH(8)          23.81  101.42   10.80  116.90     NM          0.68    1.94   46.26
CTZN  CitFed Bancorp of Dayton OH             12.76  118.39    7.93  136.59   15.63         0.28    0.77    9.86
CLAS  Classic Bancshares of KY                  NM    72.43   20.85   72.43     NM          0.00    0.00    0.00
CMSB  Cmnwealth Bancorp of PA                 12.28   82.11    8.55  111.37   12.74         0.25    2.45   30.12
CBSA  Coastal Bancorp of Houston TX            9.59   98.61    3.27  121.55    9.64         0.40    2.16   20.73
CFCP  Coastal Fin. Corp. of SC                14.57  224.72   13.67  224.72   16.18         0.44    2.00   29.14
COFD  Collective Bancorp Inc. of NJ            8.87  132.86    9.36  143.08    9.08         1.00    4.30   38.17
CMSV  Commty. Svgs, MHC of FL(47.6)           16.16  104.23   12.32  104.23   16.67         0.80    5.00     NM
CBIN  Community Bank Shares of IN             12.50   93.46   10.61   93.46   12.77         0.34    2.83   35.42
CBNH  Community Bankshares Inc of NH*         13.12  119.66    8.65  119.66   15.81         0.60    3.24   42.55
CFTP  Community Fed. Bancorp of MS              NM    90.66   30.01   90.66     NM          0.30    2.31   69.77
CFFC  Community Fin. Corp. of VA              12.34  113.11   15.50  113.11   12.34         0.52    2.67   32.91
CIBI  Community Inv. Corp. of OH              12.50   85.96   12.34   85.96   13.16         0.40    2.67   33.33
COOP  Cooperative Bk.for Svgs. of NC            NM    84.01    7.85   95.54     NM          0.00    0.00    0.00

RP FINANCIAL, LC.
- -----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                Exhibit IV-1 (continued)
                          Weekly Thrift Market Line - Part Two
                               Prices As Of July 12, 1996

                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
- ---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
- ---------------------------------------
CNSK  Covenant Bank for Svgs. of NJ*          5.05     5.05    0.62   11.55    8.08       0.62   11.55       2.04   38.62    1.43
CRZY  Crazy Woman Creek Bncorp of WY         32.70    32.70    0.92    4.63    3.36       0.78    3.95       0.70   85.20    1.14
DNFC  D&N Financial Corp. of MI               5.63     5.54    1.05   19.69   14.26       0.93   17.40       0.59  138.44    0.98
DSBC  DS Bancor Inc. of Derby CT*             6.55     6.33    0.66   10.49    7.80       0.59    9.40       1.82   31.42    0.79
DFIN  Damen Fin. Corp. of Chicago IL         24.17    24.17    0.81    5.02    3.83       0.79    4.91       0.14   92.58    0.35
DIME  Dime Community Bancorp of NY           16.92    14.87    0.75    4.45    5.36       0.69    4.09       2.59   30.10    1.20
DIBK  Dime Financial Corp. of CT*             7.95     7.56    1.50   19.84   12.87       1.69   22.30       0.99  199.52    2.98
EGLB  Eagle BancGroup of IL                  13.53    13.53    0.08    0.59    0.91       0.08    0.59       0.80   75.39    1.01
EBSI  Eagle Bancshares of Tucker GA           6.65     6.65    0.97   13.73   10.37       0.94   13.29       0.49  138.35    0.98
EGFC  Eagle Financial Corp. of CT             7.14     5.16    1.30   17.60   14.79       0.63    8.61       1.23   55.16    1.20
ETFS  East Texas Fin. Serv. of TX            19.63    19.63    0.89    4.59    6.00       0.83    4.27       0.45   55.47    0.65
EBCP  Eastern Bancorp of NH                   7.70     7.25    0.60    8.23    8.75       0.50    6.82       1.81   23.60    0.74
ESBK  Elmira SB of Elmira NY*                 6.30     6.01    0.14    2.29    2.56       0.14    2.29       0.80   89.84    1.00
EFBI  Enterprise Fed. Bancorp of OH          15.58    15.55    1.12    5.47    7.07       0.77    3.75       0.01     NA     0.27
EQSB  Equitable FSB of Wheaton MD             5.25     5.25    0.84   16.16   14.25       0.83   16.02       0.98   22.55    0.33
FFFG  F.F.O. Financial Group of FL            6.01     6.01    0.46    6.98    5.73       0.46    6.98       3.77   45.17    2.74
FCBF  FCB Fin. Corp. of Neenah WI            18.46    18.46    1.03    5.31    5.91       1.01    5.21        NA      NA     0.51
FFBS  FFBS Bancorp of Columbus MS            19.57    19.57    1.31    6.46    4.44       1.31    6.46       0.70   76.75    0.79
FFDF  FFD Financial Corp. of OH              28.03    28.03    1.04    3.69    5.07       1.04    3.69        NA      NA     0.32
FFLC  FFLC Bancorp of Leesburg FL            16.97    16.97    0.94    5.43    6.39       0.95    5.48       0.13  239.95    0.50
FFFC  FFVA Financial Corp. of VA             16.32    15.99    1.30    7.25    7.00       1.27    7.06       0.48  132.38    1.09
FFWC  FFW Corporation of Wabash IN           10.80    10.80    0.90    8.12    9.04       1.01    9.05       0.06  620.00    0.52
FFYF  FFY Financial Corp. of OH              18.35    18.35    1.21    6.53    5.64       1.25    6.73       0.88   66.89    0.78
FMCO  FMS Financial Corp. of NJ               6.58     6.40    0.84   13.04   10.40       0.84   13.04       1.11   49.19    0.95
FFHH  FSF Financial Corp. of MN              15.97    15.97    0.62    3.34    4.13       0.62    3.34       0.09  250.67    0.39
FMLY  Family Bancorp of Haverhill MA(8)*      7.76     7.10    0.96   12.66    8.42       0.86   11.34       1.19   61.53    1.42
FMCT  Farmers & Mechanics Bank of CT(8)*      5.55     5.55    0.06    1.13    0.66      -0.02   -0.39       2.52   33.97    1.43
FOBC  Fed One Bancorp of Wheeling WV         12.12    11.47    1.00    7.73    9.28       1.00    7.73       0.28  152.99    1.16
FFRV  Fid. Fin. Bkshrs. Corp. of VA           8.51     8.50    0.99   11.83   10.59       0.97   11.66       1.16   84.92    1.20
FBCI  Fidelity Bancorp of Chicago IL         12.05    12.00    0.77    5.66    6.22       0.73    5.31       0.53   20.66    0.16
FSBI  Fidelity Bancorp, Inc. of PA            7.28     7.22    0.60    7.78    7.81       0.59    7.65       0.81   55.09    1.02
FFFL  Fidelity FSB, MHC of FL (47.2)         10.23    10.12    0.64    6.24    5.84       0.60    5.81       0.38   78.38    0.41
FFED  Fidelity Fed. Bancorp of IN             5.07     5.07    1.30   26.09   12.27       1.22   24.57       0.07  428.14    0.35
FFOH  Fidelity Financial of OH               20.37    20.37    0.82    5.54    4.69       0.82    5.54       0.40   80.88    0.43
FIBC  Financial Bancorp of NY                10.66    10.60    0.65    5.40    6.47       0.64    5.33       2.80   19.48    1.07
FNSC  Financial Security Corp. of IL(8)      14.37    14.37    0.77    5.70    5.60       0.75    5.50       2.77   30.87    1.23
FSBS  First Ashland Fin. Corp. of KY(8)      26.33    26.33    0.87    4.09    2.79       0.87    4.09        NA      NA     0.17
FBSI  First Bancshares of MO                 16.92    16.89    0.78    4.33    5.12       0.77    4.27       0.43   83.74    0.44
FBBC  First Bell Bancorp of PA               21.05    21.05    1.55    7.69    7.03       1.53    7.61       0.11   97.74    0.14
FBER  First Bergen Bancorp of NJ             16.52    16.52    0.28    3.06    2.19       0.42    4.59       2.49   59.97    3.49
FCIT  First Cit. Fin. Corp of MD              6.28     6.28    0.71   11.35    8.92       0.58    9.23       3.43   33.61    1.63
FFBA  First Colorado Bancorp of Co           16.19    16.00    0.98    8.50    5.07       0.98    8.50       0.25   84.38    0.33
FDEF  First Defiance Fin. Corp. of OH        25.39    25.39    1.15    5.36    5.24       1.13    5.26        NA      NA     0.48
FESX  First Essex Bancorp of MA*              7.67     7.67    0.94   13.05   12.49       0.79   11.01       0.77  108.82    1.32
FFES  First FS&LA of E. Hartford CT           6.19     6.17    0.60    8.87   11.31       0.59    8.78       0.83   40.36    1.94
FSSB  First FS&LA of San Bern. CA             5.64     5.39   -0.17   -2.90   -5.20      -0.35   -6.09       4.86   16.11    1.21
FFSX  First FS&LA. MHC of IA (45.0)           8.41     8.37    0.63    7.77    6.55       0.58    7.15       0.17  229.25    0.53
FFML  First Family Bank, FSB of FL            5.61     5.61    0.82   16.10   11.14       0.48    9.50       0.42  105.69    0.61
FFSW  First Fed Fin. Serv. of OH              5.32     4.84    0.85   15.68    8.17       0.69   12.62       0.15  196.94    0.47
BDJI  First Fed. Bancorp. of MN              14.38    14.38    0.70    5.24    6.94       0.70    5.24       0.23  211.89    0.98
FFBH  First Fed. Bancshares of AR            15.90    15.90    0.99    6.24    7.32       0.99    6.24       0.09  278.68    0.35
FFEC  First Fed. Bancshares of WI            14.32    13.74    0.96    5.83    5.56       0.94    5.69       0.13  104.41    0.19
FTFC  First Fed. Capital Corp. of WI          6.85     6.45    0.91   13.51    9.52       0.67    9.91        NA      NA     0.84
FFKY  First Fed. Fin. Corp. of KY            14.04    13.10    1.65   11.51    6.60       1.44   10.03       0.45  102.40    0.53
FFBZ  First Federal Bancorp of OH             7.81     7.80    1.10   14.70    9.76       1.08   14.45       0.62  144.45    1.01
FFWM  First Fin. Corp of Western MD          12.53    12.53    0.42    3.52    3.03       0.39    3.24       2.02  116.36    3.17

                                                          Pricing Ratios                      Dividend Data(6)
                                             ---------------------------------------      -----------------------
                                                                      Price/  Price/        Ind.   Divi-
                                              Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                        Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
- ---------------------                        ------- ------- ------- ------- -------      ------- ------- -------
                                                (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
- ---------------------------------------
CNSK  Covenant Bank for Svgs. of NJ*           12.37  137.30    6.94  137.30   12.37         0.00    0.00    0.00
CRZY  Crazy Woman Creek Bncorp of WY             NM    68.98   22.56   68.98     NM          0.20    1.98   58.82
DNFC  D&N Financial Corp. of MI                 7.01  124.21    7.00  126.20    7.94         0.00    0.00    0.00
DSBC  DS Bancor Inc. of Derby CT*              12.83  127.83    8.38  132.39   14.32         0.24    0.70    8.92
DFIN  Damen Fin. Corp. of Chicago IL             NM    80.20   19.39   80.20     NM          0.24    2.09   54.55
DIME  Dime Community Bancorp of NY             18.65   82.92   14.03   94.38   20.26         0.00    0.00    0.00
DIBK  Dime Financial Corp. of CT*               7.77  141.11   11.22  148.51    6.91         0.28    1.87   14.51
EGLB  Eagle BancGroup of IL                      NM    65.13    8.81   65.13     NM          0.00    0.00    0.00
EBSI  Eagle Bancshares of Tucker GA             9.64  123.85    8.23  123.85    9.97         0.60    4.07   39.22
EGFC  Eagle Financial Corp. of CT               6.76  109.03    7.78  150.73   13.83         0.92    3.72   25.14
ETFS  East Texas Fin. Serv. of TX              16.67   76.72   15.06   76.72   17.90         0.20    1.38   22.99
EBCP  Eastern Bancorp of NH                    11.43   90.65    6.98   96.27   13.79         0.48    3.00   34.29
ESBK  Elmira SB of Elmira NY*                    NM    90.50    5.70   94.74     NM          0.64    3.56     NM
EFBI  Enterprise Fed. Bancorp of OH            14.14   90.21   14.05   90.38   20.59         0.00    0.00    0.00
EQSB  Equitable FSB of Wheaton MD               7.02  105.49    5.54  105.49    7.08         0.00    0.00    0.00
FFFG  F.F.O. Financial Group of FL             17.47  120.18    7.23  120.18   17.47         0.00    0.00    0.00
FCBF  FCB Fin. Corp. of Neenah WI              16.91   91.85   16.96   91.85   17.25         0.72    4.17   70.59
FFBS  FFBS Bancorp of Columbus MS              22.50  146.39   28.64  146.39   22.50         0.50    2.22   50.00
FFDF  FFD Financial Corp. of OH                19.71   72.80   20.40   72.80   19.71         0.20    1.95   38.46
FFLC  FFLC Bancorp of Leesburg FL              15.65   84.03   14.26   84.03   15.52         0.40    2.22   34.78
FFFC  FFVA Financial Corp. of VA               14.29  109.18   17.82  111.40   14.66         0.40    2.35   33.61
FFWC  FFW Corporation of Wabash IN             11.06   88.47    9.55   88.47    9.92         0.60    3.12   34.48
FFYF  FFY Financial Corp. of OH                17.72  117.28   21.52  117.28   17.21         0.60    2.53   44.78
FMCO  FMS Financial Corp. of NJ                 9.62  120.46    7.93  123.86    9.62         0.20    1.23   11.83
FFHH  FSF Financial Corp. of MN                24.21   86.01   13.73   86.01   24.21         0.50    4.30     NM
FMLY  Family Bancorp of Haverhill MA(8)*       11.88  141.75   10.99  154.90   13.26         0.48    2.01   23.88
FMCT  Farmers & Mechanics Bank of CT(8)*         NM   168.52    9.36  168.52     NM          0.00    0.00    0.00
FOBC  Fed One Bancorp of Wheeling WV           10.78   85.42   10.35   90.22   10.78         0.54    3.82   41.22
FFRV  Fid. Fin. Bkshrs. Corp. of VA             9.44  106.16    9.04  106.25    9.59         0.20    1.57   14.81
FBCI  Fidelity Bancorp of Chicago IL           16.07   93.14   11.22   93.47   17.12         0.24    1.52   24.49
FSBI  Fidelity Bancorp, Inc. of PA             12.80   99.63    7.26  100.44   13.01         0.29    1.81   23.20
FFFL  Fidelity FSB, MHC of FL (47.2)           17.12  103.65   10.61  104.87   18.38         0.60    4.80     NM
FFED  Fidelity Fed. Bancorp of IN               8.15  197.37   10.01  197.37    8.65         0.80    7.11   57.97
FFOH  Fidelity Financial of OH                 21.33   78.67   16.02   78.67   21.33         0.20    2.04   43.48
FIBC  Financial Bancorp of NY                  15.46   86.32    9.20   86.81   15.66         0.30    2.43   37.50
FNSC  Financial Security Corp. of IL(8)        17.87   98.14   14.10   98.14   18.52         0.00    0.00    0.00
FSBS  First Ashland Fin. Corp. of KY(8)          NM   112.38   29.59  112.38     NM          0.00    0.00    0.00
FBSI  First Bancshares of MO                   19.54   85.60   14.49   85.78   19.78         0.20    1.28   25.00
FBBC  First Bell Bancorp of PA                 14.22   95.57   20.12   95.57   14.38         0.20    1.50   21.28
FBER  First Bergen Bancorp of NJ                 NM    67.76   11.20   67.76     NM          0.00    0.00    0.00
FCIT  First Cit. Fin. Corp of MD               11.21  120.82    7.59  120.82   13.77         0.00    0.00    0.00
FFBA  First Colorado Bancorp of Co             19.74  114.45   18.53  115.82   19.74         0.32    2.35   46.38
FDEF  First Defiance Fin. Corp. of OH          19.09   82.82   21.03   82.82   19.46         0.28    2.77   52.83
FESX  First Essex Bancorp of MA*                8.01  100.69    7.72  100.69    9.49         0.48    4.68   37.50
FFES  First FS&LA of E. Hartford CT             8.84   78.51    4.86   78.76    8.93         0.60    3.43   30.30
FSSB  First FS&LA of San Bern. CA                NM    56.27    3.18   58.93     NM          0.00    0.00     NM
FFSX  First FS&LA. MHC of IA (45.0)            15.28  114.96    9.67  115.55   16.61         0.72    2.91   44.44
FFML  First Family Bank, FSB of FL              8.97  133.16    7.47  133.16   15.22         0.16    0.76    6.84
FFSW  First Fed Fin. Serv. of OH               12.24  182.66    9.72  200.82   15.21         0.48    1.63   19.92
BDJI  First Fed. Bancorp. of MN                14.41   69.41    9.98   69.41   14.41         0.00    0.00    0.00
FFBH  First Fed. Bancshares of AR              13.67   85.31   13.57   85.31   13.67         0.00    0.00    0.00
FFEC  First Fed. Bancshares of WI              17.99  105.06   15.04  109.50   18.44         0.28    1.90   34.15
FTFC  First Fed. Capital Corp. of WI           10.51  131.40    9.00  139.58   14.31         0.64    3.24   34.04
FFKY  First Fed. Fin. Corp. of KY              15.15  171.09   24.02  183.32   17.39         0.48    2.40   36.36
FFBZ  First Federal Bancorp of OH              10.25  142.19   11.10  142.36   10.43         0.44    1.80   18.41
FFWM  First Fin. Corp of Western MD              NM   112.94   14.15  112.94     NM          0.48    2.27     NM

RP FINANCIAL, LC.
- -----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                               Exhibit IV-1 (continued)
                         Weekly Thrift Market Line - Part Two
                              Prices As Of July 12, 1996

                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
- ---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
- ---------------------------------------
FFCH  First Fin. Holdings Inc. of SC          6.61     6.61    0.75   11.29    8.53       0.77   11.50       1.36   55.75    0.93
FFBI  First Financial Bancorp of IL           8.87     8.87    0.69    6.63    7.23       0.72    6.93       0.53   75.27    0.55
FFHC  First Financial Corp. of WI             7.33     6.96    1.28   18.90   10.24       1.24   18.41       0.43  100.08    0.67
FFHS  First Franklin Corp. of OH              9.51     9.51    0.63    6.59    7.10       0.62    6.47       0.73   57.88    0.64
FGHC  First Georgia Hold. Corp of GA          8.16     7.22    0.86   10.81    9.08       0.86   10.81       1.51   47.32    0.84
FSPG  First Home SB, SLA of NJ                6.52     6.34    1.01   15.73   12.34       0.98   15.30       0.97   79.35    1.40
FFSL  First Independence Corp. of KS         12.64    12.64    1.14    8.56   10.99       1.14    8.56       0.96   70.41    1.10
FISB  First Indiana Corp. of IN               8.96     8.83    1.17   13.93    9.48       1.00   11.82       1.70   64.84    1.32
FKFS  First Keystone Fin. Corp of PA          8.28     8.28    0.48    5.48    5.86       0.51    5.92       2.86   19.07    0.91
FLKY  First Lancaster Bncshrs of KY          29.83    29.83    1.20    4.01    3.96       1.20    4.01       1.23   16.83    0.23
FLFC  First Liberty Fin. Corp. of GA          6.83     5.74    0.96   14.60   10.24       0.76   11.54       0.88   92.83    1.12
CASH  First Midwest Fin. Corp. of IA         12.55    11.70    1.22    9.29    8.97       0.97    7.38       0.39  148.22    0.81
FMBD  First Mutual Bancorp of IL             25.26    25.26    0.98    4.24    5.08       0.95    4.10       0.16  256.84    0.52
FMSB  First Mutual SB of Bellevue WA*         6.64     6.64    1.02   15.30   11.84       1.01   15.08       0.19  359.89    0.83
FNGB  First Northern Cap. Corp of WI         12.73    12.73    0.84    6.54    6.75       0.72    5.58       0.13  358.40    0.52
FFPB  First Palm Beach Bancorp of FL          7.64     7.44    0.68    8.13    8.35       0.67    8.08       0.81   48.51    0.55
FSNJ  First SB of NJ, MHC (45.0)              8.13     8.13    0.04    0.52    0.55       0.37    4.27       0.98   41.68    1.18
FSBC  First SB, FSB of Clovis NM              4.74     4.74    0.31    6.79    9.64       0.24    5.25       1.44   21.82    0.98
FSLA  First SB, SLA MHC of NJ (37.6)          9.49     8.24    0.86    9.52    7.87       0.83    9.13       0.96   55.11    1.08
SOPN  First SB, SSB, Moore Co. of NC         26.21    26.21    1.48    5.67    5.56       1.50    5.78       0.03  936.92    0.35
FWWB  First Savings Bancorp of WA*           25.80    25.80    1.02    8.65    3.66       1.00    8.48       0.23  283.53    1.12
SHEN  First Shenango Bancorp of PA           13.24    13.24    1.01    7.19    7.18       0.95    6.79       0.49  146.55    1.10
FSFC  First So.east Fin. Corp. of SC(8)      19.61    19.61    0.90    4.60    8.11       0.89    4.55       0.14  238.66    0.52
FSFI  First State Fin. Serv. of NJ(8)         6.84     6.49    0.63    9.28    7.46       0.49    7.25       4.97   21.02    1.28
FFDP  FirstFed Bancshares of IL               9.02     8.61    0.63    6.51    6.72       0.39    4.08       0.14  145.75    0.38
FLAG  Flag Financial Corp of GA               9.56     9.56    0.91    9.92    9.13       0.81    8.79       1.69   36.23    0.90
FFPC  Florida First Bancorp of FL(8)          6.92     6.92    0.85   12.80    6.82       0.78   11.77       0.82  150.67    2.11
FFIC  Flushing Fin. Corp. of NY*             18.72    18.72    0.58    4.55    2.85       0.56    4.36       0.90   80.61    1.78
FBHC  Fort Bend Holding Corp. of TX           7.20     7.20    0.71    9.74   11.94       0.62    8.55       1.29   42.72    1.42
FTSB  Fort Thomas Fin. Corp. of KY           24.30    24.30    1.30    5.84    4.28       1.30    5.84       1.78   19.53    0.42
FKKY  Frankfort First Bancorp of KY          34.52    34.52    1.36    4.94    4.33       1.08    3.91       0.10   66.67    0.09
GFSB  GFS Bancorp of Grinnell IA             12.04    12.04    1.09    8.45    7.75       1.06    8.29       0.97   52.35    0.61
GUPB  GFSB Bancorp of Gallup NM              23.03    23.03    1.24    5.07    5.60       1.24    5.07        NA      NA     0.87
GWBC  Gateway Bancorp of KY                  25.00    25.00    1.05    3.92    4.80       1.05    3.92       0.19   57.04    0.46
GBCI  Glacier Bancorp of MT                   9.63     9.61    1.59   16.27    8.28       1.59   16.27       0.23  225.96    0.72
GLBK  Glendale Co-op. Bank of MA*            16.31    16.31    0.78    4.96    6.85       0.65    4.17        NA      NA     0.70
GFCO  Glenway Financial Corp. of OH           9.41     9.16    0.56    5.87    6.68       0.54    5.62        NA      NA     0.29
GTPS  Great American Bancorp of IL           27.55    27.55    0.68    2.55    3.17       0.66    2.49       0.45   53.28    0.37
GTFN  Great Financial Corp. of KY            11.35    11.17    1.00    8.15    6.08       0.81    6.62       4.16   11.85    0.67
GSBC  Great Southern Bancorp of MO           10.12     9.95    1.72   17.10    9.19       1.62   16.07       2.03  106.34    2.54
GDVS  Greater DV SB,MHC of PA(19.9)*         12.29    12.29    0.48    3.95    3.50       0.48    3.95       3.05   22.60    1.18
GRTR  Greater New York SB of NY*              5.68     5.68    0.46    8.39    8.38       0.45    8.20       9.21    9.89    2.16
GSFC  Green Street Fin. Corp. of NC          31.53    31.53    1.42    4.50    4.77       1.42    4.50       0.16   67.98    0.19
GROV  GroveBank for Savings of MA*            6.24     6.23    0.81   13.33   10.03       0.77   12.57       0.80   70.34    0.78
GFED  Guaranty FS&LA,MHC of MO(31.1)         14.64    14.64    1.02    7.29    5.16       0.55    3.89       0.07     NA     1.59
GSLC  Guaranty Svgs & Loan FA of VA           6.19     6.19    0.68   11.24    9.03       0.42    6.90       3.14   23.56    0.94
HEMT  HF Bancorp of Hemet CA                 11.44    11.43    0.19    1.70    2.16       0.19    1.70       0.59   60.30    1.21
HFFC  HF Financial Corp. of SD(8)             8.97     8.95    0.78    8.71    9.25       0.61    6.80       0.69   93.68    0.88
HFNC  HFNC Financial Corp. of NC             34.11    34.11    0.80    3.76    2.00       0.95    4.46       1.62   64.19    1.59
HMNF  HMN Financial, Inc. of MN              16.76    16.76    1.10    6.35    7.29       0.99    5.67       0.14  305.95    0.73
HALL  Hallmark Capital Corp. of WI            7.82     7.82    0.57    6.40    7.73       0.51    5.73       0.09  390.48    0.60
HARB  Harbor FSB, MHC of FL (45.7)            8.86     8.86    1.19   13.64    8.96       1.18   13.58       0.54  199.07    1.48
HRBF  Harbor Federal Bancorp of MD           14.17    14.17    0.61    3.19    4.56       0.61    3.19       0.23   97.99    0.37
HFSA  Hardin Bancorp of Hardin MO            19.24    19.24    0.64    4.18    4.09       0.64    4.18       0.11  140.43    0.29
HARL  Harleysville SA of PA                   7.05     7.05    0.82   11.92    9.77       0.83   12.13       0.05     NA     0.78
HARS  Harris SB, MHC of PA (23.1)            12.07    11.31    0.69    5.54    4.56       0.68    5.47       0.75   66.68    0.92
                                                          Pricing Ratios                      Dividend Data(6)
                                              -----------------------------------------      -----------------------
                                                                      Price/  Price/        Ind.   Divi-
                                              Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                        Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
- ---------------------                        ------- ------- ------- ------- -------      ------- ------- -------
                                               (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
- ---------------------------------------
FFCH  First Fin. Holdings Inc. of SC           11.73  126.33    8.35  126.33   11.52         0.64    3.37   39.51
FFBI  First Financial Bancorp of IL            13.84   93.04    8.26   93.04   13.25         0.00    0.00    0.00
FFHC  First Financial Corp. of WI               9.76  171.18   12.55  180.27   10.02         0.60    2.64   25.75
FFHS  First Franklin Corp. of OH               14.09   89.54    8.51   89.54   14.35         0.32    2.06   29.09
FGHC  First Georgia Hold. Corp of GA           11.02  113.44    9.26  128.21   11.02         0.00    0.00    0.00
FSPG  First Home SB, SLA of NJ                  8.11  118.57    7.73  121.83    8.33         0.48    2.70   21.92
FFSL  First Independence Corp. of KS            9.10   80.57   10.18   80.57    9.10         0.40    2.25   20.51
FISB  First Indiana Corp. of IN                10.55  139.24   12.47  141.27   12.43         0.56    2.52   26.54
FKFS  First Keystone Fin. Corp of PA           17.08   96.69    8.01   96.69   15.83         0.00    0.00    0.00
FLKY  First Lancaster Bncshrs of KY              NM   101.11   30.17  101.11     NM          0.00    0.00    0.00
FLFC  First Liberty Fin. Corp. of GA            9.77  124.70    8.52  148.51   12.35         0.52    2.48   24.19
CASH  First Midwest Fin. Corp. of IA           11.15  100.14   12.57  107.41   14.03         0.44    2.02   22.56
FMBD  First Mutual Bancorp of IL               19.67   72.46   18.30   72.46   20.34         0.28    2.33   45.90
FMSB  First Mutual SB of Bellevue WA*           8.45  121.65    8.08  121.65    8.57         0.20    1.63   13.79
FNGB  First Northern Cap. Corp of WI           14.81   95.43   12.15   95.43   17.33         0.60    3.93   58.25
FFPB  First Palm Beach Bancorp of FL           11.98   93.75    7.16   96.29   12.05         0.40    1.98   23.67
FSNJ  First SB of NJ, MHC (45.0)                 NM    82.60    6.71   82.60   22.15         0.50    3.42     NM
FSBC  First SB, FSB of Clovis NM               10.38   69.97    3.31   69.97   13.41         0.00    0.00    0.00
FSLA  First SB, SLA MHC of NJ (37.6)           12.70  112.66   10.69  129.74   13.24         0.40    2.54   32.26
SOPN  First SB, SSB, Moore Co. of NC           18.00  100.33   26.30  100.33   17.65         0.60    3.33   60.00
FWWB  First Savings Bancorp of WA*               NM    95.08   24.53   95.08     NM          0.20    1.38   37.74
SHEN  First Shenango Bancorp of PA             13.93   98.33   13.02   98.33   14.75         0.48    2.39   33.33
FSFC  First So.east Fin. Corp. of SC(8)        12.33   55.96   10.97   55.96   12.49         0.16    1.66   20.51
FSFI  First State Fin. Serv. of NJ(8)          13.41  120.39    8.24  127.05   17.16         0.22    1.71   22.92
FFDP  FirstFed Bancshares of IL                14.88   98.50    8.89  103.15   23.72         0.40    2.44   36.36
FLAG  Flag Financial Corp of GA                10.95  106.88   10.22  106.88   12.37         0.34    2.96   32.38
FFPC  Florida First Bancorp of FL(8)           14.67  176.28   12.21  176.28   15.94         0.24    2.18   32.00
FFIC  Flushing Fin. Corp. of NY*                 NM    97.01   18.16   97.01     NM          0.00    0.00    0.00
FBHC  Fort Bend Holding Corp. of TX             8.37   80.20    5.77   80.20    9.53         0.28    1.62   13.59
FTSB  Fort Thomas Fin. Corp. of KY             23.39  120.54   29.29  120.54   23.39         0.25    1.53   35.71
FKKY  Frankfort First Bancorp of KY            23.11   88.32   30.49   88.32     NM          0.36    2.94   67.92
GFSB  GFS Bancorp of Grinnell IA               12.90  107.09   12.89  107.09   13.15         0.40    1.98   25.48
GUPB  GFSB Bancorp of Gallup NM                17.84   79.34   18.27   79.34   17.84         0.40    2.95   52.63
GWBC  Gateway Bancorp of KY                    20.83   88.60   22.15   88.60   20.83         0.40    2.91   60.61
GBCI  Glacier Bancorp of MT                    12.07  186.24   17.93  186.57   12.07         0.64    3.01   36.36
GLBK  Glendale Co-op. Bank of MA*              14.60   69.59   11.35   69.59   17.37         0.00    0.00    0.00
GFCO  Glenway Financial Corp. of OH            14.96   85.35    8.03   87.64   15.65         0.68    3.32   49.64
GTPS  Great American Bancorp of IL               NM    73.82   20.33   73.82     NM          0.40    3.02     NM
GTFN  Great Financial Corp. of KY              16.45  132.88   15.08  135.06   20.24         0.48    1.88   30.97
GSBC  Great Southern Bancorp of MO             10.89  179.52   18.17  182.56   11.59         0.70    2.59   28.23
GDVS  Greater DV SB,MHC of PA(19.9)*             NM   112.87   13.87  112.87     NM          0.36    3.60     NM
GRTR  Greater New York SB of NY*               11.93   96.46    5.48   96.46   12.21         0.00    0.00    0.00
GSFC  Green Street Fin. Corp. of NC            20.97   94.34   29.74   94.34   20.97         0.40    3.08   64.52
GROV  GroveBank for Savings of MA*              9.97  124.00    7.74  124.26   10.57         0.72    2.44   24.32
GFED  Guaranty FS&LA,MHC of MO(31.1)           19.40  129.46   18.95  129.46     NM          0.64    5.69     NM
GSLC  Guaranty Svgs & Loan FA of VA            11.07  111.83    6.92  111.83   18.02         0.10    1.29   14.29
HEMT  HF Bancorp of Hemet CA                     NM    70.88    8.11   70.94     NM          0.00    0.00    0.00
HFFC  HF Financial Corp. of SD(8)              10.82   90.45    8.12   90.72   13.86         0.33    2.16   23.40
HFNC  HFNC Financial Corp. of NC                 NM   112.60   38.41  112.60     NM          0.00    0.00    0.00
HMNF  HMN Financial, Inc. of MN                13.72   88.37   14.81   88.37   15.35         0.00    0.00    0.00
HALL  Hallmark Capital Corp. of WI             12.94   80.25    6.27   80.25   14.46         0.00    0.00    0.00
HARB  Harbor FSB, MHC of FL (45.7)             11.16  143.03   12.67  143.03   11.21         1.20    5.00   55.81
HRBF  Harbor Federal Bancorp of MD             21.93   78.62   11.14   78.62   21.93         0.40    3.20   70.18
HFSA  Hardin Bancorp of Hardin MO              24.48   77.51   14.91   77.51   24.48         0.40    3.40     NM
HARL  Harleysville SA of PA                    10.23  116.51    8.22  116.51   10.06         0.40    2.29   23.39
HARS  Harris SB, MHC of PA (23.1)              21.92  118.96   14.36  126.98   22.22         0.58    3.63     NM

RP FINANCIAL, LC.
- -----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                              Exhibit IV-1 (continued)
                        Weekly Thrift Market Line - Part Two
                             Prices As Of July 12, 1996

                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
- ---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
- ---------------------------------------
HFFB  Harrodsburg 1st Fin Bcrp of KY         28.66    28.66    1.05    4.73    2.93       1.05    4.73       0.60   45.62    0.40
HHFC  Harvest Home Fin. Corp. of OH          18.65    18.65    0.89    4.74    5.52       0.89    4.74       0.20   75.00    0.28
HAVN  Haven Bancorp of Woodhaven NY           6.30     6.26    0.67   10.24    7.96       0.66   10.11       1.17   50.83    1.48
HVFD  Haverfield Corp. of OH                  8.30     8.27    0.65    8.20    6.61       0.62    7.71       0.78  103.98    0.95
HTHR  Hawthorne Fin. Corp. of CA              3.79     3.76   -0.21   -5.46   -7.15      -0.27   -7.03      11.39   17.41    2.44
HSBK  Hibernia SB of Quincy MA*               6.51     6.51    0.68    9.99   10.06       0.54    7.95       0.42  146.75    1.03
HBNK  Highland Federal Bank of CA             7.83     7.83    0.22    2.87    2.87       0.21    2.81       1.98   84.53    2.22
HIFS  Hingham Inst. for Sav. of MA*          10.04    10.04    1.11   10.78   10.36       1.11   10.78       0.34  204.87    1.00
HNFC  Hinsdale Financial Corp. of IL          7.97     7.72    0.62    8.20    6.69       0.59    7.88       0.13  277.71    0.39
HBFW  Home Bancorp of Fort Wayne IN          16.42    16.42    0.86    5.00    5.62       0.86    5.00        NA      NA     0.60
HBBI  Home Building Bancorp of IN            14.13    14.13    0.45    3.17    2.91       0.45    3.17       0.23  446.39    1.48
HOMF  Home Fed Bancorp of Seymour IN          8.29     7.97    1.20   15.06   11.89       1.04   13.07       0.47  102.67    0.58
HFMD  Home Federal Corporation of MD(8)       8.61     8.50    1.18   14.27    9.76       1.16   13.98       4.75   35.71    2.59
HWEN  Home Financial Bancorp of IN           19.64    19.64    0.99    5.06    7.41       0.99    5.06       0.39   76.34    0.37
HOFL  Home Financial Corp. of FL(8)          25.51    25.51    1.71    6.69    6.18       1.63    6.37       0.06  499.44    1.43
HPBC  Home Port Bancorp, Inc. of MA*         11.26    11.26    1.75   15.23   11.63       1.76   15.32       0.65  216.13    1.75
HMCI  Homecorp, Inc. of Rockford IL           6.07     6.07    0.37    6.28    6.54       0.25    4.26       3.24   15.53    0.65
LOAN  Horizon Bancorp, Inc of TX*             8.65     8.35    1.54   17.77   12.72       1.20   13.90       0.42  127.82    0.78
HZFS  Horizon Fin'l. Services of IA          11.57    11.57    0.46    3.70    4.88       0.43    3.44       1.57   28.85    0.67
HRZB  Horizon Financial Corp. of WA*         16.19    16.19    1.53    9.53    8.80       1.53    9.53        NA      NA     0.82
IBSF  IBS Financial Corp. of NJ              20.39    20.39    1.10    5.11    5.49       1.12    5.18       0.07  198.42    0.66
ISBF  ISB Financial Corp. of LA              19.37    19.36    1.26    6.94    7.10       1.26    6.94        NA      NA     0.91
IFSB  Independence FSB of DC                  6.48     5.57    0.55    8.92   14.19       0.26    4.22       2.68    7.66    0.38
INCB  Indiana Comm. Bank, SB of IN           14.98    14.98    0.68    4.41    4.83       0.68    4.41        NA      NA     0.61
IFSL  Indiana Federal Corp. of IN             9.82     9.13    1.02   10.77    8.00       0.96   10.08       1.41   65.46    1.20
INBI  Industrial Bancorp of OH               19.12    19.12    1.48    8.08    7.63       1.48    8.08       0.40  107.81    0.54
IWBK  Interwest SB of Oak Harbor WA           6.88     6.68    1.08   14.86    8.36       1.00   13.71       0.59   59.11    0.62
IPSW  Ipswich SB of Ipswich MA*               6.32     6.32    1.39   22.24   12.05       1.21   19.44       2.23   46.20    1.37
IROQ  Iroquois Bancorp of Auburn NY*          6.08     6.08    0.86   14.60   10.00       0.86   14.51       1.60   46.24    1.00
JSBF  JSB Financial, Inc. of NY              21.82    21.82    1.47    6.73    6.69       1.55    7.13        NA      NA     0.61
JXVL  Jacksonville Bancorp of TX             16.70    16.70    0.79    6.76    5.83       0.79    6.76       0.86   54.59    0.69
JXSB  Jcksnville SB,MHC of IL(43.3%)         11.79    11.79    0.43    3.82    3.69       0.35    3.10       0.52   90.42    0.60
JEBC  Jefferson Bancorp of Gretna LA(8)      13.36    13.36    1.00    7.78    5.50       1.00    7.78       0.46   54.63    1.08
JSBA  Jefferson Svgs Bancorp of MO            7.02     5.75    0.60    8.20    6.20       0.59    8.04       0.97   48.62    0.66
JOAC  Joachim Bancorp of MO                  29.24    29.24    0.65    3.14    2.25       0.65    3.14       0.01     NA     0.31
KSAV  KS Bancorp of Kenly NC                 15.17    15.15    1.14    6.94    7.55       1.15    7.03       0.73   41.55    0.37
KSBK  KSB Bancorp of Kingfield ME*            6.85     6.30    0.79   12.18   11.87       0.76   11.67       1.73   40.97    1.04
KFBI  Klamath First Bancorp of OR            27.73    27.73    1.34    6.14    4.67       1.34    6.14       0.11  134.99    0.20
LBFI  L&B Financial of S. Springs TX(8)      17.14    17.14    1.07    5.78    5.68       1.05    5.71       0.50  120.17    1.35
LSBI  LSB Bancorp of Lafayette IN            10.66    10.66    0.82    6.96    8.53       0.78    6.58       0.19  295.51    0.65
LVSB  Lakeview SB of Paterson NJ              9.95     7.64    1.15   10.31   10.86       0.69    6.19       1.89   34.35    1.75
LARK  Landmark Bancshares of KS              17.20    17.20    0.91    5.28    6.16       0.79    4.60       0.37   97.05    0.64
LARL  Laurel Capital Group of PA             10.68    10.68    1.36   13.21   11.59       1.31   12.75       0.70  142.16    1.31
LSBX  Lawrence Savings Bank of MA*            7.56     7.56    1.12   14.66   14.61       1.13   14.85       1.98   62.75    2.73
LFCT  Leader Fin. Corp of Memphis TN(8)       8.03     8.03    1.41   17.25    9.29       1.37   16.87      16.94    4.30    1.10
LFED  Leeds FSB, MHC of MD (35.3)            16.36    16.36    1.03    6.35    5.67       1.03    6.35       0.01     NA     0.24
LXMO  Lexington B&L Fin. Corp. of MO         29.42    29.42    1.28    4.34    6.28       1.26    4.27       1.15   35.02    0.49
LBCI  Liberty Bancorp of Chicago IL           9.53     9.50    0.56    5.51    5.92       0.56    5.51       0.12  421.89    0.70
LIFB  Life Bancorp of Norfolk VA             12.73    12.26    0.85    5.95    6.25       0.88    6.22       0.73  107.84    1.73
LFBI  Little Falls Bancorp of NJ             15.22    14.00    0.22    2.42    1.76       0.16    1.75       1.56   20.85    0.94
LOGN  Logansport Fin. Corp. of IN            26.77    26.77    1.41    5.71    5.63       1.40    5.63       0.37   79.86    0.44
LONF  London Financial Corp. of OH           20.86    20.86    0.57    4.73    3.61       0.57    4.73       0.21  239.74    0.69
LISB  Long Island Bancorp of NY              10.69    10.69    0.95    8.77    6.29       0.89    8.20        NA      NA     1.45
MAFB  MAF Bancorp of IL                       5.54     5.54    0.88   15.21   13.23       0.90   15.65       0.46  104.05    0.63
MBLF  MBLA Financial Corp. of MO(8)          14.54    14.54    0.70    4.81    4.44       0.70    4.81       0.33   83.20    0.51
MFBC  MFB Corp. of Mishawaka IN              19.32    19.32    0.69    3.40    4.71       0.68    3.35        NA      NA     0.24

                                                          Pricing Ratios                      Dividend Data(6)
                                            -----------------------------------------      -----------------------
                                                                      Price/  Price/        Ind.   Divi-
                                              Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                        Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
- ---------------------                        ------- ------- ------- ------- -------      ------- ------- -------
                                                (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
- ---------------------------------------
HFFB  Harrodsburg 1st Fin Bcrp of KY             NM   117.30   33.62  117.30     NM          0.40    2.39     NM
HHFC  Harvest Home Fin. Corp. of OH            18.12   85.32   15.91   85.32   18.12         0.40    3.20   57.97
HAVN  Haven Bancorp of Woodhaven NY            12.56  128.32    8.08  129.09   12.73         0.60    2.14   26.91
HVFD  Haverfield Corp. of OH                   15.13  121.54   10.09  121.95   16.07         0.54    3.00   45.38
HTHR  Hawthorne Fin. Corp. of CA                 NM    73.27    2.77   73.73     NM          0.00    0.00     NM
HSBK  Hibernia SB of Quincy MA*                 9.94   95.08    6.19   95.08   12.50         0.28    1.98   19.72
HBNK  Highland Federal Bank of CA                NM    99.47    7.79   99.47     NM          0.00    0.00    0.00
HIFS  Hingham Inst. for Sav. of MA*             9.66  100.86   10.12  100.86    9.66         0.36    2.57   24.83
HNFC  Hinsdale Financial Corp. of IL           14.95  116.93    9.32  120.63   15.54         0.00    0.00    0.00
HBFW  Home Bancorp of Fort Wayne IN            17.80   92.23   15.14   92.23   17.80         0.20    1.31   23.26
HBBI  Home Building Bancorp of IN                NM   108.81   15.38  108.81     NM          0.30    1.48   50.85
HOMF  Home Fed Bancorp of Seymour IN            8.41  118.42    9.81  123.16    9.69         0.50    1.87   15.72
HFMD  Home Federal Corporation of MD(8)        10.25  138.33   11.92  140.22   10.46         0.00    0.00    0.00
HWEN  Home Financial Bancorp of IN             13.49   68.33   13.42   68.33   13.49         0.00    0.00    0.00
HOFL  Home Financial Corp. of FL(8)            16.19  106.33   27.12  106.33   17.01         0.80    5.95     NM
HPBC  Home Port Bancorp, Inc. of MA*            8.60  132.35   14.90  132.35    8.54         0.60    4.44   38.22
HMCI  Homecorp, Inc. of Rockford IL            15.29   92.99    5.64   92.99   22.53         0.00    0.00    0.00
LOAN  Horizon Bancorp, Inc of TX*               7.86  123.26   10.66  127.62   10.05         0.16    1.64   12.90
HZFS  Horizon Fin'l. Services of IA            20.49   79.05    9.15   79.05   22.01         0.32    2.17   44.44
HRZB  Horizon Financial Corp. of WA*           11.36  103.91   16.82  103.91   11.36         0.40    3.20   36.36
IBSF  IBS Financial Corp. of NJ                18.23   95.64   19.51   95.64   17.97         0.24    1.85   33.80
ISBF  ISB Financial Corp. of LA                14.09   84.36   16.34   84.41   14.09         0.32    2.32   32.65
IFSB  Independence FSB of DC                    7.05   58.01    3.76   67.51   14.90         0.22    2.84   20.00
INCB  Indiana Comm. Bank, SB of IN             20.70   90.36   13.54   90.36   20.70         0.35    2.52   52.24
IFSL  Indiana Federal Corp. of IN              12.50  131.05   12.87  141.00   13.36         0.72    3.69   46.15
INBI  Industrial Bancorp of OH                 13.11   95.47   18.26   95.47   13.11         0.30    2.79   36.59
IWBK  Interwest SB of Oak Harbor WA            11.96  169.17   11.64  174.17   12.96         0.52    2.10   25.12
IPSW  Ipswich SB of Ipswich MA*                 8.30  164.40   10.39  164.40    9.50         0.20    1.68   13.99
IROQ  Iroquois Bancorp of Auburn NY*           10.00  137.10    8.33  137.10   10.06         0.32    2.00   20.00
JSBF  JSB Financial, Inc. of NY                14.95  100.15   21.86  100.15   14.12         1.20    3.66   54.79
JXVL  Jacksonville Bancorp of TX               17.15   75.69   12.64   75.69   17.15         0.50    4.94     NM
JXSB  Jcksnville SB,MHC of IL(43.3%)             NM    96.94   11.43   96.94     NM          0.40    3.08     NM
JEBC  Jefferson Bancorp of Gretna LA(8)        18.18  136.39   18.23  136.39   18.18         0.30    1.36   24.79
JSBA  Jefferson Svgs Bancorp of MO             16.12  127.67    8.96  155.85   16.44         0.32    1.31   21.05
JOAC  Joachim Bancorp of MO                      NM    87.92   25.71   87.92     NM          0.50    4.02     NM
KSAV  KS Bancorp of Kenly NC                   13.25   97.28   14.75   97.42   13.07         0.60    3.00   39.74
KSBK  KSB Bancorp of Kingfield ME*              8.43   96.44    6.61  104.80    8.79         0.20    0.89    7.49
KFBI  Klamath First Bancorp of OR              21.39   94.77   26.28   94.77   21.39         0.26    1.84   39.39
LBFI  L&B Financial of S. Springs TX(8)        17.60  105.61   18.10  105.61   17.79         0.40    2.44   43.01
LSBI  LSB Bancorp of Lafayette IN              11.72   83.52    8.91   83.52   12.40         0.32    2.13   25.00
LVSB  Lakeview SB of Paterson NJ                9.20  101.30   10.08  131.92   15.34         0.25    1.23   11.36
LARK  Landmark Bancshares of KS                16.22   89.44   15.38   89.44   18.60         0.40    2.62   42.55
LARL  Laurel Capital Group of PA                8.63  107.90   11.52  107.90    8.94         0.32    2.17   18.71
LSBX  Lawrence Savings Bank of MA*              6.85   92.71    7.01   92.71    6.76         0.00    0.00    0.00
LFCT  Leader Fin. Corp of Memphis TN(8)        10.77  169.19   13.58  169.19   11.01         0.72    1.66   17.82
LFED  Leeds FSB, MHC of MD (35.3)              17.63  108.70   17.78  108.70   17.63         0.64    4.65     NM
LXMO  Lexington B&L Fin. Corp. of MO           15.92   69.17   20.35   69.17   16.18         0.00    0.00    0.00
LBCI  Liberty Bancorp of Chicago IL            16.90   95.48    9.09   95.74   16.90         0.60    2.45   41.38
LIFB  Life Bancorp of Norfolk VA               16.01   96.68   12.31  100.35   15.32         0.44    3.09   49.44
LFBI  Little Falls Bancorp of NJ                 NM    71.73   10.92   78.01     NM          0.10    0.98   55.56
LOGN  Logansport Fin. Corp. of IN              17.76   87.15   23.33   87.15   18.00         0.40    2.96   52.63
LONF  London Financial Corp. of OH               NM    69.21   14.44   69.21     NM          0.00    0.00    0.00
LISB  Long Island Bancorp of NY                15.90  140.69   15.04  140.69   17.01         0.40    1.37   21.74
MAFB  MAF Bancorp of IL                         7.56  112.39    6.22  112.39    7.34         0.32    1.36   10.29
MBLF  MBLA Financial Corp. of MO(8)            22.50  108.85   15.83  108.85   22.50         0.40    1.78   40.00
MFBC  MFB Corp. of Mishawaka IN                21.21   71.21   13.76   71.21   21.54         0.00    0.00    0.00

RP FINANCIAL, LC.
- -----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                              Exhibit IV-1 (continued)
                        Weekly Thrift Market Line - Part Two
                             Prices As Of July 12, 1996


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
- ---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
- ---------------------------------------
MLFB  MLF Bancorp of Villanova PA             7.95     7.75    0.70    8.06    7.59       0.62    7.15       0.59  125.65    1.64
MSBB  MSB Bancorp of Middletown NY*           9.69     9.52    0.53    5.65    5.03       0.57    6.05        NA      NA     0.57
MSBF  MSB Financial Corp. of MI              22.64    22.64    1.93    7.88    8.87       1.76    7.21       0.60  100.59    0.69
MGNL  Magna Bancorp of MS                     9.77     9.18    1.76   18.10    8.80       1.66   17.10       4.18   16.96    1.01
MARN  Marion Capital Holdings of IN          23.99    23.99    1.40    5.77    5.86       1.40    5.77       0.93  120.08    1.42
MFCX  Marshalltown Fin. Corp. of IA(8)       15.33    15.33    0.33    2.14    1.87       0.33    2.14        NA      NA     0.20
MFSL  Maryland Fed. Bancorp of MD             8.22     8.08    0.75    9.08    9.25       0.65    7.94       0.48   81.70    0.45
MASB  MassBank Corp. of Reading MA*          10.16    10.16    1.04   10.42    9.89       1.02   10.20       0.33   87.49    1.00
MFLR  Mayflower Co-Op. Bank of MA*            9.58     9.37    0.88    8.50    7.43       0.83    8.01       1.23   76.96    1.50
MDBK  Medford Savings Bank of MA*             8.88     8.06    1.02   11.63   10.00       1.00   11.41       0.55  135.58    1.38
MERI  Meritrust FSB of Thibodaux LA           7.44     7.44    1.01   13.99    9.25       1.01   13.99        NA      NA      NA
MWBX  Metro West of MA*                       7.47     7.47    1.25   17.15   10.93       1.25   17.15       2.43   38.37    1.37
MSEA  Metropolitan Bancorp of WA(8)           6.54     5.92    0.71   10.67    8.21       0.77   11.51        NA      NA     1.76
MCBS  Mid Continent Bancshares of KS         12.53    12.50    1.37    9.90    9.72       1.16    8.37       0.21   59.97    0.25
MIFC  Mid Iowa Financial Corp. of IA          9.03     9.01    0.83    8.92    8.32       0.80    8.59       0.15  142.62    0.44
MCBN  Mid-Coast Bancorp of ME                 9.06     9.06    0.56    6.32    6.96       0.51    5.80       1.10   36.89    0.51
MIDC  Midconn Bank of Kensington CT*          9.45     7.88    0.34    3.56    3.48       0.32    3.45       2.04   24.62    0.72
MWBI  Midwest Bancshares, Inc. of IA          6.94     6.94    0.99   14.20   14.41       0.96   13.86       0.27  175.00    0.85
MWFD  Midwest Fed. Fin. Corp of WI            9.34     8.92    1.19   12.30    7.75       0.96    9.88       0.26  294.77    1.06
MFFC  Milton Fed. Fin. Corp. of OH           19.98    19.98    1.13    4.93    6.32       1.05    4.56       0.40   54.24    0.35
MIVI  Miss. View Hold. Co. of MN             18.86    18.86    1.32    6.75    8.84       1.25    6.40       0.14  888.89    2.07
MBBC  Monterey Bay Bancorp of CA             14.98    14.80    0.19    1.27    1.53       0.23    1.55       0.60   71.38    0.60
MORG  Morgan Financial Corp. of CO           14.66    14.66    0.97    6.43    6.53       0.93    6.18       0.28   60.61    0.24
MFSB  Mutual Bancompany of MO(8)             11.70    11.70    0.20    1.83    1.62       0.23    2.10        NA      NA      NA
MSBK  Mutual SB, FSB of Bay City MI           5.46     5.46    0.01    0.21    0.33      -0.09   -1.71       0.11  215.12    0.83
NHTB  NH Thrift Bancshares of NH              7.69     7.69    0.57    7.35    8.41       0.59    7.70       1.39   56.18    0.96
NHSL  NHS Financial, Inc. of CA(8)            8.43     8.42    0.17    1.97    1.75       0.16    1.86       2.05   57.88    1.36
NSLB  NS&L Bancorp of Neosho MO              23.49    23.49    0.93    4.27    4.70       0.87    3.98       0.18   40.95    0.15
NMSB  Newmil Bancorp. of CT*                 11.14    11.14    2.04   19.29   21.59       2.03   19.16       2.88   61.88    3.42
NFSL  Newnan SB, FSB of Newnan GA            11.58    11.50    1.85   17.54   10.63       1.62   15.29       0.67  128.82    1.07
NASB  North American SB of MO                 7.35     7.05    1.33   18.45   12.57       1.27   17.61       3.36   26.33    1.05
NBSI  North Bancshares of Chicago IL         17.34    17.34    0.57    3.03    3.54       0.52    2.75        NA      NA     0.36
FFFD  North Central Bancshares of IA         28.87    28.87    1.48    7.67    6.12       1.39    7.19       0.13  743.80    1.18
NEBC  Northeast Bancorp of ME*                7.56     6.36    0.61    8.16    8.00       0.47    6.27        NA      NA     1.48
NEIB  Northeast Indiana Bncrp of IN          20.34    20.34    1.10    5.50    5.78       1.10    5.50       0.25  272.13    0.74
NSBK  Northside SB of Bronx NY*               7.74     7.67    1.14   15.51   10.58       0.98   13.39       0.51   84.90    1.67
NWEQ  Northwest Equity Corp. of WI           13.73    13.73    1.08    6.99    8.19       1.03    6.67       0.92   54.33    0.61
NWSB  Northwest SB, MHC of PA(29.9)          10.67    10.54    1.05    9.37    6.35       1.05    9.37       0.98   70.63    0.94
NSSY  Norwalk Savings Society of CT*          7.98     7.98    0.75    8.92    7.31       0.64    7.63       3.01   27.48    1.20
NSSB  Norwich Financial Corp. of CT*         10.58     9.54    0.84    7.50    6.76       0.84    7.50       1.92  113.80    3.44
NTMG  Nutmeg FS&LA of CT                      5.98     5.98    0.63   10.78   10.48       0.38    6.52        NA      NA     0.56
OHSL  OHSL Financial Corp. of OH             12.42    12.42    0.96    7.50    7.85       0.93    7.30       0.26   97.54    0.36
OSBF  OSB Fin. Corp. of Oshkosh WI           12.59    12.59    0.17    1.33    1.65       0.30    2.31       0.14  258.58    0.56
OCFC  Ocean Fin. Corp. of NJ                 18.75    18.75    0.90    4.82    6.31       0.92    4.93       0.97   59.78    0.97
OFCP  Ottawa Financial Corp. of MI           10.92     8.75    0.92    4.93    4.43       0.92    4.93       0.38   95.16    0.45
PFFB  PFF Bancorp of Pomona CA               14.39    14.23    0.10    1.37    0.93       0.10    1.37       2.29   42.84    1.23
PVFC  PVF Capital Corp. of OH                 6.71     6.71    1.13   17.84   12.56       0.99   15.71        NA      NA      NA
PCCI  Pacific Crest Capital of CA*            7.90     7.90    1.09   20.44   10.94       0.88   16.48       6.49   26.06    2.56
PALM  Palfed, Inc. of Aiken SC                8.45     8.04    0.66    8.56    6.77       0.56    7.20       4.14   31.72    1.69
PSSB  Palm Springs SB of CA(8)                6.09     6.09    0.62   10.84    7.71       0.33    5.78       4.09   15.83    0.75
PBCI  Pamrapo Bancorp, Inc. of NJ            15.50    15.35    1.42    9.06    7.95       1.42    9.06       3.05   24.34    1.26
PVSA  Parkvale Financial Corp of PA           7.42     7.39    1.05   14.79   11.84       0.98   13.82       0.18  850.40    2.28
PBIX  Patriot Bank Corp. of PA               17.29    17.29    0.56    3.99    3.23       0.57    4.08       0.23  243.20    0.88
PEEK  Peekskill Fin. Corp. of NY             30.67    30.67    1.06    4.96    3.71       1.11    5.19       0.83   31.67    1.32
PFSB  PennFed Fin. Services of NJ             8.97     7.11    0.73    7.10    8.84       0.79    7.70       0.96   26.31    0.44
PWBC  PennFirst Bancorp of PA                 7.85     7.15    0.61    7.47    7.27       0.60    7.40       0.64   63.45    1.45

                                                         Pricing Ratios                      Dividend Data(6)
                                            ---------------------------------------      -----------------------
                                                                     Price/  Price/        Ind.   Divi-
                                             Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                       Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
- ---------------------                       ------- ------- ------- ------- -------      ------- ------- -------
                                               (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
- ---------------------------------------
MLFB  MLF Bancorp of Villanova PA             13.17  109.08    8.67  111.87   14.85         0.76    3.10   40.86
MSBB  MSB Bancorp of Middletown NY*           19.88  106.25   10.29  108.13   18.54         0.60    3.64   72.29
MSBF  MSB Financial Corp. of MI               11.27   91.46   20.71   91.46   12.32         0.50    2.90   32.68
MGNL  Magna Bancorp of MS                     11.36  193.16   18.87  205.64   12.03         0.60    1.71   19.48
MARN  Marion Capital Holdings of IN           17.07   97.77   23.46   97.77   17.07         0.80    3.81   65.04
MFCX  Marshalltown Fin. Corp. of IA(8)          NM   113.06   17.33  113.06     NM          0.00    0.00    0.00
MFSL  Maryland Fed. Bancorp of MD             10.82   98.22    8.08   99.90   12.37         0.64    2.18   23.62
MASB  MassBank Corp. of Reading MA*           10.11  102.63   10.42  102.63   10.33         0.88    2.69   27.16
MFLR  Mayflower Co-Op. Bank of MA*            13.46  112.72   10.80  115.23   14.29         0.40    2.86   38.46
MDBK  Medford Savings Bank of MA*             10.00  111.75    9.93  123.21   10.19         0.68    3.16   31.63
MERI  Meritrust FSB of Thibodaux LA           10.81  143.15   10.65  143.15   10.81         0.60    1.92   20.76
MWBX  Metro West of MA*                        9.15  145.91   10.90  145.91    9.15         0.10    2.67   24.39
MSEA  Metropolitan Bancorp of WA(8)           12.19  123.56    8.08  136.50   11.29         0.00    0.00    0.00
MCBS  Mid Continent Bancshares of KS          10.29  101.81   12.75  101.98   12.16         0.40    2.22   22.86
MIFC  Mid Iowa Financial Corp. of IA          12.02  102.25    9.23  102.41   12.49         0.08    1.26   15.09
MCBN  Mid-Coast Bancorp of ME                 14.38   88.89    8.05   88.89   15.67         0.50    2.62   37.59
MIDC  Midconn Bank of Kensington CT*            NM   101.32    9.58  121.58     NM          0.60    3.27     NM
MWBI  Midwest Bancshares, Inc. of IA           6.94   96.88    6.72   96.88    7.11         0.52    2.02   14.02
MWFD  Midwest Fed. Fin. Corp of WI            12.91  154.41   14.43  161.70   16.07         0.30    1.90   24.59
MFFC  Milton Fed. Fin. Corp. of OH            15.82   83.84   16.75   83.84   17.12         0.48    3.84   60.76
MIVI  Miss. View Hold. Co. of MN              11.32   78.01   14.72   78.01   11.94         0.16    1.49   16.84
MBBC  Monterey Bay Bancorp of CA                NM    83.99   12.58   85.02     NM          0.00    0.00    0.00
MORG  Morgan Financial Corp. of CO            15.31   97.15   14.24   97.15   15.91         0.24    1.96   30.00
MFSB  Mutual Bancompany of MO(8)                NM   112.12   13.12  112.12     NM          0.00    0.00    0.00
MSBK  Mutual SB, FSB of Bay City MI             NM    65.29    3.56   65.29     NM          0.00    0.00    0.00
NHTB  NH Thrift Bancshares of NH              11.89   85.90    6.61   85.90   11.34         0.50    5.07   60.24
NHSL  NHS Financial, Inc. of CA(8)              NM   111.15    9.37  111.37     NM          0.16    1.47     NM
NSLB  NS&L Bancorp of Neosho MO               21.29   80.41   18.89   80.41   22.84         0.50    3.98     NM
NMSB  Newmil Bancorp. of CT*                   4.63   87.64    9.76   87.64    4.66         0.20    2.94   13.61
NFSL  Newnan SB, FSB of Newnan GA              9.40  153.58   17.79  154.66   10.79         0.44    2.23   20.95
NASB  North American SB of MO                  7.95  138.76   10.19  144.56    8.33         0.63    2.12   16.84
NBSI  North Bancshares of Chicago IL            NM    90.13   15.63   90.13     NM          0.40    2.62   74.07
FFFD  North Central Bancshares of IA          16.34   77.41   22.35   77.41   17.41         0.25    2.35   38.46
NEBC  Northeast Bancorp of ME*                12.50   98.40    7.44  117.09   16.27         0.32    2.37   29.63
NEIB  Northeast Indiana Bncrp of IN           17.31   87.07   17.71   87.07   17.31         0.30    2.48   42.86
NSBK  Northside SB of Bronx NY*                9.45  138.78   10.74  140.10   10.95         1.00    2.84   26.81
NWEQ  Northwest Equity Corp. of WI            12.21   86.85   11.93   86.85   12.80         0.36    3.43   41.86
NWSB  Northwest SB, MHC of PA(29.9)           15.75  142.50   15.21  144.29   15.75         0.30    2.61   41.10
NSSY  Norwalk Savings Society of CT*          13.68  119.24    9.52  119.24   15.99         0.00    0.00    0.00
NSSB  Norwich Financial Corp. of CT*          14.80  107.97   11.42  119.64   14.80         0.40    2.76   40.82
NTMG  Nutmeg FS&LA of CT                       9.54  100.69    6.03  100.69   15.76         0.00    0.00    0.00
OHSL  OHSL Financial Corp. of OH              12.75   93.53   11.62   93.53   13.09         0.76    3.90   49.67
OSBF  OSB Fin. Corp. of Oshkosh WI              NM    82.14   10.34   82.14     NM          0.64    2.78     NM
OCFC  Ocean Fin. Corp. of NJ                  15.84   76.33   14.32   76.33   15.48         0.00    0.00    0.00
OFCP  Ottawa Financial Corp. of MI            22.57  108.91   11.89  135.87   22.57         0.32    1.97   44.44
PFFB  PFF Bancorp of Pomona CA                  NM    73.78   10.62   74.65     NM          0.00    0.00    0.00
PVFC  PVF Capital Corp. of OH                  7.96  130.72    8.77  130.72    9.05         0.00    0.00    0.00
PCCI  Pacific Crest Capital of CA*             9.14  110.97    8.77  110.97   11.33         0.00    0.00    0.00
PALM  Palfed, Inc. of Aiken SC                14.78  120.12   10.15  126.25   17.57         0.08    0.66    9.76
PSSB  Palm Springs SB of CA(8)                12.96  134.14    8.17  134.14   24.33         0.12    0.87   11.21
PBCI  Pamrapo Bancorp, Inc. of NJ             12.58  116.21   18.01  117.30   12.58         0.90    4.50   56.60
PVSA  Parkvale Financial Corp of PA            8.45  116.72    8.67  117.28    9.04         0.52    2.12   17.93
PBIX  Patriot Bank Corp. of PA                  NM    84.03   14.53   84.03     NM          0.24    1.85   57.14
PEEK  Peekskill Fin. Corp. of NY                NM    81.92   25.13   81.92     NM          0.36    3.03     NM
PFSB  PennFed Fin. Services of NJ             11.32   82.63    7.42  104.33   10.45         0.00    0.00    0.00
PWBC  PennFirst Bancorp of PA                 13.75  102.84    8.07  112.89   13.89         0.36    2.62   36.00

RP FINANCIAL, LC.
- -----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                             Exhibit IV-1 (continued)
                       Weekly Thrift Market Line - Part Two
                            Prices As Of July 12, 1996


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
- ---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
- ---------------------------------------
PBKB  People's SB of Brockton MA*             4.93     4.67    0.73   12.13    7.79       0.53    8.69       1.27   76.25    1.93
PFDC  Peoples Bancorp of Auburn IN           15.26    15.26    1.45    9.62    8.72       1.44    9.56       0.33   97.48    0.41
PBCT  Peoples Bank, MHC of CT(32.3)*          8.00     8.00    1.11   14.66    9.00       0.89   11.81       1.66   65.45    1.65
PHBK  Peoples Heritage Fin Grp of ME*         8.38     7.20    1.21   14.20   10.97       1.19   14.00       1.24  130.41    2.11
PBNB  Peoples Sav. Fin. Corp. of CT*         10.81    10.00    0.85    7.91    8.28       0.89    8.26       0.44   86.77    0.64
PERM  Permanent Bancorp of IN                10.48    10.34    0.34    2.98    3.75       0.34    2.93       1.75   32.22    1.07
PMFI  Perpetual Midwest Fin. of IA            9.64     9.64    0.41    4.10    4.29       0.41    4.10       0.53  136.14    0.93
PCBC  Perry Co. Fin. Corp. of MO             20.86    20.86    1.00    5.36    5.42       1.00    5.36       0.04   31.25    0.10
PHFC  Pittsburgh Home Fin. of PA             16.43    16.43    0.65    3.98    5.54       0.65    3.98       1.53   34.96    0.93
PFSL  Pocahnts Fed, MHC of AR (46.4)          5.95     5.95    0.56    9.43    8.48       0.58    9.66       0.26  146.44    1.14
POBS  Portsmouth Bank Shrs Inc of NH(8)*     25.06    25.06    2.29    9.01    8.15       1.93    7.56       0.21  122.90    0.83
PKPS  Poughkeepsie SB of NY                   8.50     8.50    1.94   24.70   24.31       2.56   32.53       2.68   36.80    1.34
PRBC  Prestige Bancorp of PA                 14.72    14.72    0.39    2.62    4.15       0.39    2.62       0.38   82.47    0.47
PETE  Primary Bank of NH*                     6.34     6.31   -0.04   -0.64   -0.66      -0.04   -0.56       1.81   47.18    1.48
PSAB  Prime Bancorp, Inc. of PA               9.44     8.83    1.02   10.92    8.70       0.91    9.70        NA      NA     0.97
PFNC  Progress Financial Corp. of PA          5.52     5.48    0.86   19.19   12.96       0.67   14.93       1.33   44.33    0.94
PSBK  Progressive Bank, Inc. of NY*           8.86     8.86    0.98   10.51    9.75       1.01   10.82       1.09   97.07    1.52
PROV  Provident Fin. Holdings of CA          13.90    13.90    0.15    1.10    1.71       0.43    3.07       2.22   40.31    0.99
PULB  Pulaski SB, MHC of MO (29.0)           12.63    12.63    0.84    6.93    5.51       0.79    6.55       0.67   37.37    0.31
PULS  Pulse Bancorp of S. River NJ           11.89    11.89    1.17   10.07    7.66       1.18   10.14       1.45   38.35    1.88
QCFB  QCF Bancorp of Virginia MN             21.81    21.81    1.52    7.75    8.39       1.52    7.75        NA      NA      NA
QCBC  Quaker City Bancorp of CA               9.88     9.82    0.50    4.91    6.53       0.48    4.74       2.31   57.33    1.54
QCSB  Queens County SB of NY*                16.98    16.98    1.72    9.78    7.21       1.77   10.10       0.75  120.88    1.09
RCSB  RCSB Financial, Inc. of NY*             7.30     7.05    0.93   10.94   11.03       0.93   10.87       0.78   85.48    1.30
RARB  Raritan Bancorp. of Raritan NJ*         7.24     7.06    0.81   10.82    9.46       0.80   10.65       0.48  155.58    1.32
REDF  RedFed Bancorp of Redlands CA           5.63     5.63   -0.47   -8.41  -12.47      -0.45   -8.09       4.50   31.29    1.76
RELY  Reliance Bancorp of NY                  8.86     5.98    0.88    6.79    7.12       0.85    6.49       0.85   29.31    0.54
RELI  Reliance Bancshares Inc of WI*         56.23    56.23    1.47    2.62    3.46       1.47    2.62        NA      NA     0.49
RFED  Roosevelt Fin. Grp. Inc. of MO          4.86     4.59    0.63   13.98    7.77       0.85   18.94       0.40   59.09    0.57
RVSB  Rvrview SB,FSB MHC of WA(40.3)         11.02     9.75    1.30   11.97    8.42       1.17   10.78       0.26  119.16    0.51
SCCB  S. Carolina Comm. Bnshrs of SC         28.46    28.46    1.36    4.54    5.00       1.36    4.54        NA      NA     0.89
SBFL  SB Fing. Lakes MHC of NY(33.0)         11.52    11.52   -0.54   -4.46   -3.25      -0.20   -1.63       1.68   29.38    1.02
SFED  SFS Bancorp of Schenectady NY          14.05    14.05    0.63    4.91    6.04       0.63    4.91       0.71   52.95    0.59
SGVB  SGV Bancorp of W. Covina CA             9.78     9.78    0.11    1.12    1.45       0.11    1.12       1.84   13.07    0.31
SISB  SIS Bank of Sprinfield MA*              7.42     7.42    1.26   17.35   13.00       1.28   17.65       1.11  116.01    2.54
SJSB  SJS Bancorp of St. Joseph MI           11.67    11.67    0.63    5.03    4.25       0.61    4.91       0.29  144.27    0.67
SWCB  Sandwich Co-Op. Bank of MA*             8.60     8.03    0.85   10.27    9.48       0.79    9.63       1.34   64.69    1.31
SFBM  Security Bancorp of MT                  8.93     7.68    0.69    7.99    8.19       0.51    5.94       0.14  235.42    0.71
SECP  Security Capital Corp. of WI           16.88    16.88    0.89    5.11    5.00       0.92    5.28       0.12  964.94    1.53
SFSL  Security First Corp. of OH              8.71     8.47    1.18   13.57   11.11       1.23   14.21       0.44  208.07    1.02
SHFC  Seven Hills Fin. Corp. of OH(8)        21.21    21.21    0.36    1.69    1.71       0.34    1.58       0.22   51.02    0.14
SMFC  Sho-Me Fin. Corp. of MO                11.98    11.98    0.83    6.18    6.75       0.82    6.12        NA      NA     0.75
SOBI  Sobieski Bancorp of S. Bend IN         18.49    18.49    0.42    2.27    3.22       0.42    2.27        NA      NA     0.41
SOSA  Somerset Savings Bank of MA(8)*         5.46     5.46    0.32    6.25    6.67       0.32    6.25       9.74   15.15    1.88
SMBC  Southern Missouri Bncrp of MO          16.40    16.40    0.88    5.01    5.52       0.82    4.69       0.97   39.01    0.66
SWBI  Southwest Bancshares of IL             12.00    12.00    1.19    8.95    8.78       1.19    8.91       0.13  160.59    0.30
SVRN  Sovereign Bancorp of PA                 4.07     2.63    0.70   16.67   11.30       0.63   15.04       0.55   74.40    0.68
STFR  St. Francis Cap. Corp. of WI           10.43     9.96    1.30   11.85   10.59       0.89    8.08       0.04  906.03    0.76
SPBC  St. Paul Bancorp, Inc. of IL            9.24     9.21    0.88    9.69    8.62       0.86    9.44       0.74  125.05    1.35
STND  Standard Fin. of Chicago IL            12.31    12.30    0.87    6.21    6.39       0.79    5.61       0.14  189.20    0.49
SFFC  StateFed Financial Corp. of IA         20.11    20.11    1.18    5.80    6.54       1.18    5.80        NA      NA     0.38
SFIN  Statewide Fin. Corp. of NJ             11.10    11.06    0.52    5.43    4.71       0.64    6.66       1.26   41.78    1.47
STSA  Sterling Financial Corp. of WA          4.18     3.35    0.33    7.72    6.69       0.32    7.56       0.63   82.62    0.87
SSBK  Strongsville SB of OH                   8.28     8.10    1.00   11.90    8.95       0.85   10.06       0.49   46.78    0.31
SFSB  SuburbFed Fin. Corp. of IL              7.14     7.10    0.51    7.04    8.42       0.44    6.04       0.27   82.72    0.51
SBCN  Suburban Bancorp. of OH                13.00    13.00    0.40    2.98    3.53       0.57    4.33       0.20  794.18    2.06

                                                         Pricing Ratios                      Dividend Data(6)
                                            ---------------------------------------      -----------------------
                                                                     Price/  Price/        Ind.   Divi-
                                             Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                       Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
- ---------------------                       ------- ------- ------- ------- -------      ------- ------- -------
                                               (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
- ---------------------------------------
PBKB  People's SB of Brockton MA*             12.84  120.71    5.95  127.52   17.92         0.28    2.95   37.84
PFDC  Peoples Bancorp of Auburn IN            11.47  107.20   16.36  107.20   11.54         0.56    2.87   32.94
PBCT  Peoples Bank, MHC of CT(32.3)*          11.12  149.58   11.96  149.58   13.80         0.80    3.79   42.11
PHBK  Peoples Heritage Fin Grp of ME*          9.11  120.07   10.06  139.58    9.24         0.68    3.49   31.78
PBNB  Peoples Sav. Fin. Corp. of CT*          12.08   94.81   10.25  102.50   11.57         0.92    4.23   51.11
PERM  Permanent Bancorp of IN                   NM    81.02    8.49   82.12     NM          0.30    1.90   50.85
PMFI  Perpetual Midwest Fin. of IA            23.29   95.13    9.17   95.13   23.29         0.30    1.76   41.10
PCBC  Perry Co. Fin. Corp. of MO              18.47   86.25   17.99   86.25   18.47         0.30    1.85   34.09
PHFC  Pittsburgh Home Fin. of PA              18.06   71.80   11.80   71.80   18.06         0.00    0.00    0.00
PFSL  Pocahnts Fed, MHC of AR (46.4)          11.79  106.30    6.32  106.30   11.51         0.80    5.52   65.04
POBS  Portsmouth Bank Shrs Inc of NH(8)*      12.26  111.30   27.89  111.30   14.61         0.60    4.62   56.60
PKPS  Poughkeepsie SB of NY                    4.11   88.93    7.56   88.93    3.12         0.10    1.98    8.13
PRBC  Prestige Bancorp of PA                  24.07   63.03    9.28   63.03   24.07         0.00    0.00    0.00
PETE  Primary Bank of NH*                       NM    94.98    6.02   95.36     NM          0.00    0.00     NM
PSAB  Prime Bancorp, Inc. of PA               11.49  119.90   11.32  128.21   12.94         0.68    3.68   42.24
PFNC  Progress Financial Corp. of PA           7.72  121.36    6.70  122.31    9.92         0.00    0.00    0.00
PSBK  Progressive Bank, Inc. of NY*           10.26  105.86    9.38  105.86    9.96         0.80    2.86   29.30
PROV  Provident Fin. Holdings of CA             NM    64.46    8.96   64.46   21.00         0.00    0.00    0.00
PULB  Pulaski SB, MHC of MO (29.0)            18.15  122.46   15.46  122.46   19.20         0.80    6.04     NM
PULS  Pulse Bancorp of S. River NJ            13.05  128.25   15.25  128.25   12.96         0.70    3.94   51.47
QCFB  QCF Bancorp of Virginia MN              11.91   85.63   18.67   85.63   11.91         0.00    0.00    0.00
QCBC  Quaker City Bancorp of CA               15.32   73.84    7.30   74.26   15.89         0.00    0.00    0.00
QCSB  Queens County SB of NY*                 13.86  134.29   22.80  134.29   13.43         1.33    2.83   39.23
RCSB  RCSB Financial, Inc. of NY*              9.07  106.54    7.77  110.23    9.13         0.48    1.86   16.90
RARB  Raritan Bancorp. of Raritan NJ*         10.57  116.48    8.43  119.46   10.73         0.60    2.93   30.93
REDF  RedFed Bancorp of Redlands CA             NM    71.43    4.02   71.43     NM          0.00    0.00     NM
RELY  Reliance Bancorp of NY                  14.04   95.52    8.46  141.59   14.68         0.46    2.88   40.35
RELI  Reliance Bancshares Inc of WI*            NM    75.68   42.55   75.68     NM          0.00    0.00    0.00
RFED  Roosevelt Fin. Grp. Inc. of MO          12.87  164.80    8.01  174.40    9.49         0.62    3.57   45.93
RVSB  Rvrview SB,FSB MHC of WA(40.3)          11.88  134.17   14.78  151.58   13.18         0.22    1.53   18.18
SCCB  S. Carolina Comm. Bnshrs of SC          20.00   95.24   27.11   95.24   20.00         0.60    3.75   75.00
SBFL  SB Fing. Lakes MHC of NY(33.0)            NM   140.35   16.17  140.35     NM          0.40    2.50     NM
SFED  SFS Bancorp of Schenectady NY           16.55   73.44   10.32   73.44   16.55         0.24    1.96   32.43
SGVB  SGV Bancorp of W. Covina CA               NM    69.10    6.76   69.10     NM          0.00    0.00    0.00
SISB  SIS Bank of Sprinfield MA*               7.69  119.62    8.88  119.62    7.56         0.00    0.00    0.00
SJSB  SJS Bancorp of St. Joseph MI            23.52  115.71   13.50  115.71   24.07         0.40    1.93   45.45
SWCB  Sandwich Co-Op. Bank of MA*             10.55  104.06    8.95  111.39   11.25         1.00    4.94   52.08
SFBM  Security Bancorp of MT                  12.20   94.95    8.48  110.31   16.43         0.64    3.07   37.43
SECP  Security Capital Corp. of WI            19.98  100.93   17.04  100.93   19.34         0.60    1.00   20.07
SFSL  Security First Corp. of OH               9.00  116.58   10.15  119.89    8.60         0.44    3.26   29.33
SHFC  Seven Hills Fin. Corp. of OH(8)           NM   100.61   21.34  100.61     NM          0.36    1.99     NM
SMFC  Sho-Me Fin. Corp. of MO                 14.81   92.17   11.04   92.17   14.95         0.00    0.00    0.00
SOBI  Sobieski Bancorp of S. Bend IN            NM    71.84   13.29   71.84     NM          0.00    0.00    0.00
SOSA  Somerset Savings Bank of MA(8)*         15.00   89.82    4.90   89.82   15.00         0.00    0.00    0.00
SMBC  Southern Missouri Bncrp of MO           18.10   91.63   15.03   91.63   19.34         0.50    3.54   64.10
SWBI  Southwest Bancshares of IL              11.39  115.48   13.86  115.48   11.44         1.08    4.00   45.57
SVRN  Sovereign Bancorp of PA                  8.85  139.86    5.69  215.98    9.80         0.08    0.80    7.08
STFR  St. Francis Cap. Corp. of WI             9.44  110.49   11.53  115.70   13.86         0.40    1.57   14.81
SPBC  St. Paul Bancorp, Inc. of IL            11.60  109.59   10.13  109.97   11.91         0.40    1.77   20.51
STND  Standard Fin. of Chicago IL             15.65  100.44   12.36  100.50   17.33         0.32    1.99   31.07
SFFC  StateFed Financial Corp. of IA          15.29   86.87   17.47   86.87   15.29         0.40    2.54   38.83
SFIN  Statewide Fin. Corp. of NJ              21.23   84.21    9.34   84.46   17.31         0.00    0.00    0.00
STSA  Sterling Financial Corp. of WA          14.95  119.05    4.98  148.49   15.28         0.00    0.00    0.00
SSBK  Strongsville SB of OH                   11.17  127.27   10.53  130.03   13.21         0.48    2.29   25.53
SFSB  SuburbFed Fin. Corp. of IL              11.88   81.63    5.83   82.11   13.84         0.32    1.91   22.70
SBCN  Suburban Bancorp. of OH                   NM    86.66   11.27   86.66   19.48         0.60    4.00     NM

RP FINANCIAL, LC.
- -----------------------------------------
Financial Services Industry Consultant
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                             Exhibit IV-1 (continued)
                       Weekly Thrift Market Line - Part Two
                            Prices As Of July 12, 1996

                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
- ---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
- ---------------------------------------
SCSL  Suncoast S&LA of Hollywood FL           2.81     2.80    0.33   11.53   11.84      -0.41  -14.33       0.31   47.77    0.19
THRD  TF Financial Corp. of PA               14.31    14.31    0.92    5.57    6.60       0.89    5.39       0.35   82.72    0.53
ROSE  TR Financial Corp. of NY                6.23     6.23    0.86   12.76   10.23       0.68   10.08       0.92   49.56    0.91
TPNZ  Tappan Zee Fin. Corp. of NY            19.48    19.48    0.80    6.07    4.48       0.74    5.61       1.77   32.15    1.26
PTRS  The Potters S&L Co. of OH               9.73     9.73    0.54    5.69    7.13       0.53    5.59       2.49   72.71    3.96
THIR  Third Financial Corp. of OH(8)         18.15    18.15    1.40    7.87    5.91       1.26    7.03       0.23  325.62    0.91
TSBS  Trenton SB, FSB MHC of NJ(35.0)        19.04    18.61    1.81   11.21    8.32       1.20    7.47       0.48   69.57    0.55
TRIC  Tri-County Bancorp of WY               17.83    17.83    0.94    4.70    5.44       0.91    4.56       0.18  318.32    1.45
THBC  Troy Hill Bancorp of PA                22.20    22.20    1.40    6.20    7.85       1.27    5.65       2.95   30.03    1.09
TWIN  Twin City Bancorp of TN                13.76    13.76    1.07    7.77    7.45       0.93    6.74       0.46   39.79    0.26
UFRM  United FS&LA of Rocky Mount NC          8.28     8.28    0.87   11.37    8.85       0.77    9.97       0.66  178.39    1.90
UBMT  United SB, FA of MT                    23.53    23.53    1.50    6.68    7.33       1.49    6.63        NA      NA     0.25
VABF  Va. Beach Fed. Fin. Corp of VA          6.57     6.57    0.23    3.94    4.57       0.01    0.12       1.76   36.50    0.93
VAFD  Valley FSB of Sheffield AL(8)           8.09     8.09    0.32    4.06    3.52       0.31    3.95       0.79   42.34    0.43
VFFC  Virginia First Savings of VA            7.72     7.44    1.19   16.32   13.02       0.98   13.45       2.89   31.46    1.01
WBCI  WFS Bancorp of Wichita KS(8)           11.41    11.40    0.47    4.13    3.76       0.51    4.51        NA      NA     0.72
WHGB  WHG Bancshares of MD                   20.59    20.59    0.64    5.18    3.20       0.64    5.18       0.35   42.31    0.23
WSFS  WSFS Financial Corp. of DE*             5.87     5.79    2.17   42.73   27.76       1.29   25.28       3.27   59.85    3.01
WVFC  WVS Financial Corp. of PA*             15.12    15.12    1.23    8.09    7.95       1.38    9.04       0.45  178.29    1.35
WLDN  Walden Bancorp of MA*                   9.37     8.02    0.96   10.85    7.90       1.07   12.02       0.75  158.52    1.89
WRNB  Warren Bancorp of Peabody MA*           8.95     8.95    1.64   19.67   12.48       1.56   18.79       2.05   62.35    2.12
WFSL  Washington FS&LA of Seattle WA         12.14    11.55    1.75   13.73    9.00       1.68   13.15        NA      NA     0.37
WAMU  Washington Mutual Inc. of WA(8)*        6.23     5.54    0.91   15.07    8.85       0.90   15.01       0.51  125.59    1.04
WYNE  Wayne Bancorp of NJ                    16.83    16.83    0.56    3.34    5.02       0.68    4.02       1.46   52.15    1.40
WAYN  Wayne S&L Co., MHC of OH(46.7)          9.20     9.20    0.58    6.36    4.75       0.54    5.96       1.35   26.40    0.43
WCFB  Webster CityFSB,MHC of IA(45.2)        22.28    22.28    1.10    5.00    4.00       1.10    5.00       1.08   37.62    0.74
WBST  Webster Financial Corp. of CT           5.16     3.92    0.51   10.33    6.90       0.55   11.05       1.44   89.48    1.86
WEFC  Wells Fin. Corp. of Wells MN           14.95    14.95    0.81    6.24    6.33       0.79    6.07       0.39   70.55    0.32
WCBI  WestCo Bancorp of IL                   15.65    15.65    1.32    8.47    7.14       1.31    8.41       0.58   49.47    0.41
WSTR  WesterFed Fin. Corp. of MT             13.28    13.28    0.76    5.73    6.83       0.72    5.38       0.07  468.93    0.55
WOFC  Western Ohio Fin. Corp. of OH          18.20    17.14    1.10    4.22    5.50       0.83    3.18       0.34   78.86    0.44
WWFC  Westwood Fin. Corp. of NJ              10.71     9.17    0.73    6.78    9.43       0.73    6.78       0.02  868.42    0.50
WFCO  Winton Financial Corp. of OH(8)         7.89     7.68    0.93   12.26    7.56       0.76   10.02       0.53   64.84    0.41
FFWD  Wood Bancorp of OH                     14.59    14.59    1.17    8.14    7.90       1.14    7.88       0.18  192.22    0.46
WCHI  Workingmens Cap. Hldgs of IN(8)        12.24    12.24    0.91    7.59    5.19       0.90    7.45       0.23   72.95    0.19
YFCB  Yonkers Fin. Corp. of NY               19.39    19.39    0.89    4.59    6.15       0.98    5.05       1.63   26.77    1.09
YFED  York Financial Corp. of PA              8.78     8.78    0.98   11.40    9.85       0.85    9.95       2.24   26.68    0.68

                                                         Pricing Ratios                      Dividend Data(6)
                                            ----------------------------------------     -----------------------
                                                                     Price/  Price/        Ind.   Divi-
                                             Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                       Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
- ---------------------                       ------- ------- ------- ------- -------      ------- ------- -------
                                               (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
- ---------------------------------------
SCSL  Suncoast S&LA of Hollywood FL            8.45   94.84    2.67   95.27     NM          0.00    0.00    0.00
THRD  TF Financial Corp. of PA                15.16   86.73   12.41   86.73   15.66         0.32    2.25   34.04
ROSE  TR Financial Corp. of NY                 9.78  126.73    7.90  126.73   12.38         0.64    2.42   23.62
TPNZ  Tappan Zee Fin. Corp. of NY             22.35   84.20   16.40   84.20   24.21         0.20    1.72   38.46
PTRS  The Potters S&L Co. of OH               14.02   77.54    7.55   77.54   14.27         0.24    1.49   20.87
THIR  Third Financial Corp. of OH(8)          16.93  128.67   23.35  128.67   18.93         0.68    2.13   35.98
TSBS  Trenton SB, FSB MHC of NJ(35.0)         12.02  113.90   21.68  116.53   18.03         0.35    2.77   33.33
TRIC  Tri-County Bancorp of WY                18.37   86.75   15.47   86.75   18.95         0.50    2.78   51.02
THBC  Troy Hill Bancorp of PA                 12.75   77.70   17.25   77.70   13.98         0.40    3.08   39.22
TWIN  Twin City Bancorp of TN                 13.43  103.50   14.25  103.50   15.48         0.64    3.94   52.89
UFRM  United FS&LA of Rocky Mount NC          11.30  121.15   10.03  121.15   12.89         0.20    2.42   27.40
UBMT  United SB, FA of MT                     13.64   89.46   21.05   89.46   13.74         0.88    4.89   66.67
VABF  Va. Beach Fed. Fin. Corp of VA          21.88   84.54    5.56   84.54     NM          0.16    2.29   50.00
VAFD  Valley FSB of Sheffield AL(8)             NM   118.59    9.59  118.59     NM          0.60    1.94   55.05
VFFC  Virginia First Savings of VA             7.68  115.78    8.94  120.19    9.32         0.10    0.88    6.76
WBCI  WFS Bancorp of Wichita KS(8)              NM   107.12   12.22  107.17   24.33         0.40    1.75   46.51
WHGB  WHG Bancshares of MD                      NM    79.23   16.32   79.23     NM          0.00    0.00    0.00
WSFS  WSFS Financial Corp. of DE*              3.60  132.05    7.75  133.85    6.09         0.00    0.00    0.00
WVFC  WVS Financial Corp. of PA*              12.58   97.95   14.81   97.95   11.26         0.40    1.95   24.54
WLDN  Walden Bancorp of MA*                   12.66  111.23   10.42  130.04   11.43         0.64    3.20   40.51
WRNB  Warren Bancorp of Peabody MA*            8.01  146.37   13.10  146.37    8.39         0.44    3.52   28.21
WFSL  Washington FS&LA of Seattle WA          11.12  149.15   18.10  156.79   11.60         0.92    4.36   48.42
WAMU  Washington Mutual Inc. of WA(8)*        11.31  153.23    9.55  172.31   11.35         0.88    2.97   33.59
WYNE  Wayne Bancorp of NJ                     19.91   66.48   11.19   66.48   16.54         0.00    0.00    0.00
WAYN  Wayne S&L Co., MHC of OH(46.7)          21.05  130.55   12.01  130.55   22.47         0.88    4.40     NM
WCFB  Webster CityFSB,MHC of IA(45.2)         25.00  123.55   27.53  123.55   25.00         0.80    6.27     NM
WBST  Webster Financial Corp. of CT           14.50  119.49    6.16  157.18   13.55         0.64    2.21   32.00
WEFC  Wells Fin. Corp. of Wells MN            15.79   84.85   12.68   84.85   16.24         0.00    0.00    0.00
WCBI  WestCo Bancorp of IL                    14.00  116.21   18.18  116.21   14.09         0.48    2.29   32.00
WSTR  WesterFed Fin. Corp. of MT              14.65   81.60   10.84   81.60   15.59         0.34    2.34   34.34
WOFC  Western Ohio Fin. Corp. of OH           18.18   79.40   14.45   84.32   24.10         1.00    5.00     NM
WWFC  Westwood Fin. Corp. of NJ               10.61   71.87    7.69   83.93   10.61         0.00    0.00    0.00
WFCO  Winton Financial Corp. of OH(8)         13.22  131.96   10.41  135.60   16.18         0.42    3.05   40.38
FFWD  Wood Bancorp of OH                      12.66  100.15   14.62  100.15   13.08         0.36    1.82   23.08
WCHI  Workingmens Cap. Hldgs of IN(8)         19.27  141.72   17.35  141.72   19.64         0.36    1.75   33.64
YFCB  Yonkers Fin. Corp. of NY                16.25   74.60   14.47   74.60   14.77         0.00    0.00    0.00
YFED  York Financial Corp. of PA              10.15  110.05    9.66  110.05   11.63         0.60    3.58   36.36

                                 EXHIBIT IV-2
                        Historical Stock Price Indices

                       Historical Stock Price Indices(1)


                                                                                          SNL     SNL
                                                                       NASDAQ           Thrift    Bank
        Year/Qtr. Ended                 DJIA         S&P 500         Composite           Index   Index
        ---------------                 ----         -------         ---------          ------   -----
        1991:      Quarter 1          2881.1           375.2             482.3           125.5    66.0
                   Quarter 2          2957.7           371.2             475.9           130.5    82.0
                   Quarter 3          3018.2           387.9             526.9           141.8    90.7
                   Quarter 4          3168.0           417.1             586.3           144.7   103.1

        1992:      Quarter 1          3235.5           403.7             603.8           157.0   113.3
                   Quarter 2          3318.5           408.1             563.6           173.3   119.7
                   Quarter 3          3271.7           417.8             583.3           167.0   117.1
                   Quarter 4          3301.1           435.7             677.0           201.1   136.7

        1993:      Quarter 1          3435.1           451.7             690.1           228.2   151.4
                   Quarter 2          3516.1           450.5             704.0           219.8   147.0
                   Quarter 3          3555.1           458.9             762.8           258.4   154.3
                   Quarter 4          3754.1           466.5             776.8           252.5   146.2

        1994:      Quarter 1          3625.1           445.8             743.5           241.6   143.1
                   Quarter 2          3625.0           444.3             706.0           269.6   152.6
                   Quarter 3          3843.2           462.6             764.3           279.7   149.2
                   Quarter 4          3834.4           459.3             752.0           244.7   137.6

        1995:      Quarter 1          4157.7           500.7             817.2           278.4   152.1
                   Quarter 2          4556.1           544.8             933.5           313.5   171.7
                   Quarter 3          4789.1           584.4           1,043.5           362.3   195.3
                   Quarter 4          5117.1           615.9           1,052.1           376.5   207.6

        1996:      Quarter 1          5587.1           645.5           1,101.4           382.1   225.1
        As of July 12, 1996           5510.6           646.2           1,103.5           375.6   219.8

(1)   End of period data.

Source:   SNL Securities; Wall Street Journal.

                                 EXHIBIT IV-3
                        Historical Thrift Stock Indices

                             MONTHLY MARKET REPORT

                                 INDEX VALUES

                                         Index Values                              Percent Change Since
                             --------------------------------------           ------------------------------
                             05/31/96  04/30/96  12/29/95  06/01/95           04/30/96   12/29/95   06/01/95
                             --------  --------  --------  --------           --------   --------   --------
All Pub. Traded Thrifts       383.0     380.3     376.5     309.5                 0.7        1.7       23.7
MHC Index                     429.2     459.0     458.5     349.5                -6.5       -6.4       22.8

Insurance Indices
- ---------------------------------------------------------------------------------------------------------------
SAIF Thrifts                  358.8     356.1     356.4     293.6                 0.7        0.7       22.2
BIF Thrifts                   455.6     452.6     436.9     357.2                 0.6        4.3       27.5

Stock Exchange Indices
- ---------------------------------------------------------------------------------------------------------------
AMEX Thrifts                  135.1     134.1     137.7     121.9                 0.7       -1.8       10.8
NYSE Thrifts                  256.2     249.9     257.6     212.6                 2.5       -0.6       20.5
OTC Thrifts                   459.9     460.3     449.5     368.8                -0.1        2.3       24.7

Geographical Indices
- ---------------------------------------------------------------------------------------------------------------
New England Thrifts           321.6     320.2     316.1     255.7                 0.4        1.7       25.7
Mid-Atlantic Thrifts          746.6     745.4     720.1     596.6                 0.2        3.7       25.1
Southwest Thrifts             262.5     253.4     241.7     193.0                 3.6        8.6       36.0
Midwest Thrifts               967.3     981.7     951.5     775.3                -1.5        1.7       24.8
Southeast Thrifts             385.2     381.8     367.2     300.1                 0.9        4.9       28.4
Western Thrifts               375.7     363.8     380.4     315.6                 3.3       -1.2       19.0

Asset Size Indices
- ----------------------------------------------------------------------------------------------------------------
Less than $250M               545.4     545.4     538.4     454.5                 0.0        1.3       20.0
$250M to $500M                687.7     690.9     680.3     570.0                -0.5        1.1       10.6
$500M to $1B                  436.1     430.0     431.4     357.1                 1.4        1.1       22.1
$1B to $5B                    431.6     431.3     421.7     341.9                 0.1        2.4       26.2
Over $5B                      236.8     231.7     233.5     192.5                 2.2        1.4       23.0

Comparative Indices
- ----------------------------------------------------------------------------------------------------------------
Dow Jones Industrials        5643.2    5569.1    5117.1    4473.4                 1.3       10.3       26.1
S&P 500                       669.1     654.2     615.9     533.5                 2.3        8.6       25.4


All SNL indices are market-value weighted, i.e., an institution's effect on an index is proportionate to that institution's market capitalization. All SNL thrift indices, except for the SNL MHC index, began at 100 on March 30, 1984. The SNL MHC Index began at 201.082 on Dec. 31, 1992, the level of the SNL Thrift Index on that date. On March 30, 1984, the S&P 500 closed at 159.2 and the Dow Jones Industrials stood at 1164.9.


     NEW ENGLAND: CT, ME, MA, NH, RI, VT; Middle Atlantic: DE, DC, PA, MD, NJ, NY, PR; Southeast: AL, AR, FL, GA, MS, NC, SC, TN, VA, WV, Midwest: IA, IL, IN, KS, KY, MI, MN, MO, ND, NE, OH, SD, WI; Southwest: CO, LA, NM, OK, TX, UT; Western: AZ, AK, CA, HI, ID, MT, NV, OR, WA, WY

                                 EXHIBIT IV-4
                       Market Area Acquisition Activity

   ------------------------------------------------------------------------
                                 Exhibit IV-4
     Completed and Pending Acquisitions of Missouri Thrifts, 1995-Present
   ------------------------------------------------------------------------


- ------------------------------------------------------------------------------------------------------------------------------
               Transactions                                                      Target Company's Financial Data
                                                                                       At Completion Date
- ------------------------------------------------------------------------------------------------------------------------------



Date Announced/            Target/State                    Pooling/             Equity/   T.T.     T.T.    NPAs/(1)  Reserves/
   Completed              Acquiror/State                   Purchase   Assets     Assets    ROAA     ROAE    Assets      NPAs
   ---------              --------------                   --------   ------     ------    ----     ----    ------      ----
                                                                      ($000)      (%)       (%)      (%)      (%)       (%)
- ------------------------------------------------------------------------------------------------------------------------------

    04/09/96    Mutual Bancompany, Jefferson City, MO      Pooling    $54,913    11.31%    0.22%    2.18%    0.21%    159.32%
    Pending     Roosevelt Financial Group/Chesterfield, MO

    03/22/96    Sentinel Fin. Corp., Kansas City, MO       Pooling   $161,879     6.35%    0.40%    6.59%    0.01%        NM
    Pending     Roosevelt Financial Group/Chesterfield, MO

    06/09/95    St. Francois Fin. Corp., Farmington, MO    Purchase   $39,751    18.53%    0.75%    4.16%    0.31%    179.72%
    Pending     New Era Bancorp/MO

    06/16/95    Kirksville Bancshares, Kirksville, MO      Pooling   $136,205    15.25%    0.99%    6.46%    0.08%   1052.83%
    12/29/95    Roosevelt Financial Group/Chesterfield, MO

    04/13/95    WSB Bancorp, Washington, MO                Purchase   $95,676    18.98%    0.80%    4.33%    0.06%    514.75%
    10/23/95    Roosevelt Financial Group/Chesterfield, MO

    07/13/94    UNSL Financial Corp., Lebanon, MO          Pooling   $488,416     8.03%    0.90%   10.62%    1.47%     51.02%
    01/06/95    Mercantile Bancorp/MO


- ------------------------------------------------------------------------------------------------------------------------------


- --------------------------------------------------------------------------
  Acquisition Terms      Control Premium          Acquisition Pricing
                                                   At Completion Date
- --------------------------------------------------------------------------
                              Offer
                              Price/
Total    Offer     Cash      One Day
Deal     Price/    Debt     Pre-Offer
Value    Share     Stock      Price       P/B     P/TB    P/A        P/E
- -----    -----     -----      -----       ---     ----    ---        ---
($Mil)    ($)                  (x)        (%)     (%)     (%)        (x)
- --------------------------------------------------------------------------

 $7.7    $23.00    Stock      1.37        124%    124%    14.00%       NM


$13.5    $26.33    Stock    NOT TRADED    117%    117%     8.90%    19.70


$10.8    $24.00    Cash     NOT TRADED    127%    127%    28.70%       NM


$28.5    $40.13    Stock    NOT TRADED    137%    137%    20.92%    21.16


$26.2    $22.75    Cash       1.08        128%    128%    27.38%    31.20


$61.2    $37.51    Stock      1.13        150%    150%    12.53%    14.48


- --------------------------------------------------------------------------
                                                                            July 12, 1996

(1) NPAs consist of REO, non-accruing loans, and loans 90+ days deliquent.

Source:  SNL Securities; American Banker

                                 EXHIBIT IV-5
                Directors and Senior Management Summary Resumes



        Dennis J. Adrian is the sole owner of Vandelicht Trucking, Inc., a local trucking company. He is also the President and majority owner of Mo-Con, Inc., a local concrete mixing and delivery firm with which he has been associated since 1968.

        Billy M. Conner is the co-owner and operator of BCGC, Inc., a local family farming operation.

        Kermit D. Gohring is the President and Chief Executive Officer and a Director of the Holding Company and the Savings Bank. He has been associated with the Savings Bank since 1964 and President since 1974.

        Richard W. Gohring is Executive Vice President and a Director of the Savings Bank and Vice-President and a Director of the Holding Company. He has been associated with the Savings Bank since 1985.

        Clifford E. Hamilton, Jr. is a Circuit Judge in Columbia, Missouri and presently serves as a general jurisdiction judge in the Thirteenth Judicial Circuit of Missouri, which includes Fulton and Columbia. He currently serves as the Vice Chairman of the Board.

        Bonnie K. Smith is Senior Vice President, Secretary-Treasurer and a Director of the Savings Bank and Secretary-Treasurer of the Holding Company. She has been associated with the Savings Bank since 1971.

        David W. West is the co-owner and operator of a local family farming operation.

                                 EXHIBIT IV-6
                           Fulton Savings Bank, FSB
                      Pro Forma Regulatory Capital Ratios


                                                                  PRO FORMAT AT APRIL 30, 1996
                                              -----------------------------------------------------------------------------------
                                                                                                                  15% above
                                              Minimum of Estimated Midpoint of Estimated Maximum of Estimated Maximum of Estimated
                                                   Valuation Range      Valuation Range     Valuation Range     Valuation Range
                                                -------------------  ------------------- -------------------  -------------------
                                                 1,105,000 Shares     1,300,000 Shares    1,495,000 Shares     1,719,250 Shares
                               April 30, 1996   at $10.00 Per Share  at $10.00 Per Share at $10.00 Per Share  at $10.00 Per Share
                             ------------------ -------------------  ------------------- -------------------  -------------------
                                     Percent of           Percent of          Percent of          Percent of           Percent of
                                       Total                Total               Total               Total                Total
                             Amount   Assets(1)  Amount    Assets(1)  Amount   Assets(1)  Amount   Assets(1)   Amount   Assets(1)
                             ------   ---------  ------    ---------  ------   ---------  ------   ---------   ------   ---------
                                                                      (Dollars in Thousands)

GAAP capital ................ $9,117   10.66%    $13,045    14.45%    $13,786   15.21%    $14,527   15.77%     $15,379   16.51%

Tangible capital ............ $9,096   10.64%    $13,024    14.43%    $13,765   15.10%    $14,506   15.75%     $15,358   16.49%
Tangible capital requirement.  1,282    1.50       1,354     1.50       1,368    1.50       1,381    1.50        1,397    1.50
                              ------   -----     -------    -----     -------   -----     -------   -----      -------   -----
Excess ...................... $7,814    9.14%    $11,670    12.93%    $12,397   13.60%    $13,125   14.25%     $13,961   14.99%
                              ======   =====     =======    =====     =======   =====     =======   =====      =======   =====

Core capital ................ $9,096   10.64%    $13,024    14.43%    $13,765   15.10%    $14,506   15.75%     $15,358   16.49%
Core capital requirement(2)..  2,564    3.00       2,709     3.00       2,736    3.00       2,762    3.00        2,793    3.00
                              ------   -----     -------    -----     -------   -----     -------   -----      -------   -----
Excess ...................... $6,532    7.64%    $10,315    11.43%    $11,029   12.10%    $11,744   12.75%     $12,565   13.49%
                              ======   =====     =======    =====     =======   =====     =======   =====      =======   =====

Total capital(3) ............ $9,486   18.46%    $13,414    25.62%    $14,155   26.95%    $14,896   28.26%     $15,748   29.76%
Risk-based
 capital requirement ........  4,111    8.00       4,188     8.00       4,202    8.00       4,217    8.00        4,233    8.00
                              ------   -----     -------    -----     -------   -----     -------   -----      -------   -----
Excess ...................... $5,375   10.46%    $ 9,226    17.62%    $ 9,953   18.95%    $10,679   20.26%     $11,515   21.76%
                              ======   =====     =======    =====     =======   =====     =======   =====      =======   =====

- ------------------------
(1) Tangible capital levels are shown as a percentage of tangible assets. Core capital levels are shown as a percentage of total adjusted assets. Risk based capital levels are shown as a percentage of risk-weighted assets.
(2) The current OTS core capital requirement for savings associations is 3% of total adjusted assets. The OTS has proposed core capital requirements which would require a core capital ratio of 3% of total adjusted assets for thrifts that receive the highest supervisory rating for safety and soundness and a core capital ratio of 4% to 5% for all other thrifts.
(3) Percentage represents total core and supplementary capital divided by total risk-weighted assets. Assumes net proceeds are invested in assets that carry a 20% risk-weighting.

                                 EXHIBIT IV-7
                           Pro Forma Analysis Sheet

RP Financial, LC.
- -----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                 Exhibit IV-7
                      PRO FORMA ANALYSIS SHEET -- PAGE 1
                         Fulton SB, FSB of Fulton, MO
                          Prices as of July 12, 1996



                                             Comparable       All MO         All SAIF
                                             Companies       Companies       Companies
                                            -------------   -------------   -------------
Price Multiple:        Symbol   Subject(1) Mean   Median   Mean   Median   Mean   Median
- --------------         ------   ---------- -----  ------   -----  ------   -----  ------
Price-earnings ratio   = P/E     14.01x    17.36x  18.28x  15.75x  16.02x  14.10x  13.99x
Price-core earnings    = P/CORE  14.01x    17.73x  18.90x  15.87x  16.18x  15.01x  15.28x
Price-book ratio       = P/B     64.95%    87.86%  86.23% 102.42%  87.92% 102.41%  98.05%
Price-tng book ratio   = P/TB    64.95%    87.88%  86.33% 105.54%  87.92% 105.61% 100.50%
Price-assets ratio     = P/A     13.49%    16.62%  16.25%  15.61%  15.03%  12.87%  11.55%

Valuation Parameters
- --------------------
Pre-Conv Earnings (Y)        $    620,080    Est ESOP Borrowings (E)       $ 1,040,000

Pre-Conv Book Value (B)      $  9,116,740    Cost of ESOP Borrowings (S)      0.00% (4)

Pre-Conv Assets (A)          $ 85,495,990    Amort of ESOP Borrowings (T)     10 Years

Reinvestment Rate(2) (R)            4.02%    MRP Amount (M)                $   520,000

Est Conversion Exp(3) (X)         542,000    MRP Expense (N)               $   104,000

Proceeds Not Reinvested (Z)  $  1,560,000

Calculation of Pro Forma Value After Conversion
- -----------------------------------------------
1.    V = P/E (Y-R(X+Z)-ES-(1-TAX)E/T-(1-TAX)N))            V = $ 12,998,438
          ----------------------------------------------
           1-(P/E)R

2.    V = P/B (B-X-E-M)                                     V = $12,998,784
          -----------------------
           1-P/B

3.    V = P/A (A-X-M-E)                                     V = $ 13,004,103
          -----------------------
           1-P/A

                                    Total      Price          Total
Conclusion                         Shares    Per Share        Value
- ----------                        --------   ---------       --------
Appraised Value                    1,300,000   $10.00      $ 13,000,000

RANGE:
- ------

- - Minimum                          1,105,000   $10.00      $ 11,050,000
- - Maximum                          1,495,000   $10.00      $ 14,950,000
- - Superrange                       1,719,250   $10.00      $ 17,192,500

(1) Pricing ratios shown reflect the midpoint appraised value.
(2) Net return assumes a reinvestment rate of 6.40 percent, and a tax rate of
    37.12 percent.
(3) Conversion expenses include $542,000 of fixed expenses, and variable expenses (marketing assistance) of 0.00 percent paid to market an estimated 0.00 percent of the total gross proceeds.
(4) Assumes a borrowings cost of 0.00 percent and a tax rate of 37.12 percent.

RP Financial, Inc.
- -----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                 Exhibit IV-7
                      PRO FORMA ANALYSIS SHEET -- PAGE 2
                         Fulton SB, FSB of Fulton, MO
                          Prices as of July 12, 1996

                                              Mean Pricing            Median Pricing
                                           -----------------        -----------------
 Valuation Approach              Subject     Peers    (Disc)          Peers    (Disc)
 ------------------              -------   -------   -------        -------   -------
 P/E    Price-earnings            14.01x    17.36x   -19.30%         18.28x   -23.37%

 P/CORE Price-core earnings       14.01x    17.73x   -20.98%         18.90x   -25.89%

 P/B    Price-book                64.95%    87.86%   -26.07%         86.23%   -24.68%

 P/TB   Price-tang. book          64.95%    87.88%   -26.09%         86.33%   -24.76%

 P/A    Price-assets              13.49%    16.62%   -18.87%         16.25%   -17.01%



 Average Premium (Discount)                          -22.26%                  -23.14%

                                 EXHIBIT IV-8
                    Pro Forma Effect of Conversion Proceeds

RP Financial, LC.
- -----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                 Exhibit IV-8
                    PRO FORMA EFFECT OF CONVERSION PROCEEDS
                         Fulton SB, FSB of Fulton, MO
                          At the Minimum of the Range




1.  Conversion Proceeds
    Pro-forma market value ------------------------------ $ 11,050,000
        Less: Estimated offering expenses ---------------      542,000
                                                           -----------

    Net Conversion Proceeds ----------------------------- $ 10,508,000



2.  Estimated Additional Income from Conversion Proceeds

    Net Conversion Proceeds ----------------------------- $ 10,508,000
        Less: Held in Non-Earning Assets(5)(1) ----------    1,326,000
                                                           -----------

    Net Proceeds Reinvested ----------------------------- $  9,182,000
    Estimated net incremental rate of return ------------         4.02 %
                                                           -----------

    Earnings Increase ----------------------------------- $    369,513
        Less: Estimated cost of ESOP borrowings(1) ------            0
        Less: Amortization of ESOP borrowings(2) --------       55,586
        Less: MRP Expense(4)-----------------------------       55,586
                                                           -----------

    Net Earnings Increase ------------------------------- $    258,341


3.  Pro-Forma Earnings (rounded)

    Period                                  Before Conversion  After Conversion
    ------                                  -----------------  ----------------

    12 Months ended April 30, 1996          $   620,080        $   878,421
    12 Months ended April 30, 1996 (Core)   $   620,080        $   878,421

4.  Pro-Forma Net Worth (rounded)

    Date                Before Conversion  Conversion Proceeds  After Conversion
    ----                -----------------  -------------------  ----------------

    April 30, 1996      $  9,116,740       $  9,182,000 (3)(4)    $ 18,298,740


5.  Pro-Forma Net Assets (rounded)

    Date                Before Conversion  Conversion Proceeds  After Conversion
    ----                -----------------  -------------------  ----------------

    April 30, 1996        $   85,495,990     $    9,182,000      $   94,677,990

NOTE: Shares for calculating per share amounts:   1,105,000
(1) Estimated ESOP borrowings of $ 884,000 with an after-tax cost of 0.00 percent, assuming a borrowing cost of 0.00 percent and a tax rate of 37.12 percent. ESOP financed by holding company - excluded from reinvestment and total assets. (2) ESOP borrowings are amortized over 10 years, amortization is tax-effected.
(3) ESOP borrowings of $   884,000 are omitted from net worth.
(4) $  442,000 purchased by the MRP with an estimated pre-tax expense
    of $   88,400 and a tax rate of 37.12 percent.
(5) Stock purchased by MRP does not generate reinvestment income.

RP Financial, LC.
- -----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                 Exhibit IV-8
                    PRO FORMA EFFECT OF CONVERSION PROCEEDS
                         Fulton SB, FSB of Fulton, MO
                         At the Midpoint of the Range




1.  Conversion Proceeds
    Pro-forma market value ------------------------------ $ 13,000,000
        Less: Estimated offering expenses ---------------      542,000
                                                           -----------

    Net Conversion Proceeds ----------------------------- $ 12,458,000



2.  Estimated Additional Income from Conversion Proceeds

    Net Conversion Proceeds ----------------------------- $ 12,458,000
        Less: Held in Non-Earning Assets(5)(1) ----------    1,560,000
                                                           -----------

    Net Proceeds Reinvested ----------------------------- $ 10,898,000
    Estimated net incremental rate of return ------------         4.02 %
                                                           -----------

    Earnings Increase ----------------------------------- $    438,570
        Less: Estimated cost of ESOP borrowings(1) ------            0
        Less: Amortization of ESOP borrowings(2) --------       65,395
        Less: MRP Expense(4)-----------------------------       65,395
                                                           -----------

    Net Earnings Increase ------------------------------- $    307,780


3.  Pro-Forma Earnings (rounded)

    Period                                Before Conversion  After Conversion
    ------                                -----------------  ----------------

    12 Months ended April 30, 1996          $   620,080        $   927,860
    12 Months ended April 30, 1996 (Core)   $   620,080        $   927,860

4.  Pro-Forma Net Worth (rounded)

    Date                Before Conversion  Conversion Proceeds After Conversion
    ----                -----------------  ------------------- ----------------

    April 30, 1996      $  9,116,740       $ 10,898,000 (3)(4)    $ 20,014,740


5.  Pro-Forma Net Assets (rounded)

    Date               Before Conversion  Conversion Proceeds  After Conversion
    ----               -----------------  -------------------  ----------------

    April 30, 1996      $   85,495,990     $   10,898,000      $   96,393,990

NOTE: Shares for calculating per share amounts:   1,300,000
(1) Estimated ESOP borrowings of $ 1,040,000 with an after-tax cost of 0.00 percent, assuming a borrowing cost of 0.00 percent and a tax rate of 37.12 percent. ESOP financed by holding company - excluded from reinvestment and total assets
(2) ESOP borrowings are amortized over 10 years, amortization is tax-effected.
(3) ESOP borrowings of $ 1,040,000 are omitted from net worth.
(4) $ 520,000 purchased by the MRP with an estimated pre-tax expense of $ 104,000 and a tax rate of 37.12 percent.
(5) Stock purchased by MRP does not generate reinvestment income.

RP Financial, LC.
- -----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                 Exhibit IV-8
                    PRO FORMA EFFECT OF CONVERSION PROCEEDS
                         Fulton SB, FSB of Fulton, MO
                          At the Maximum of the Range




1.  Conversion Proceeds
    Pro-forma market value ------------------------------ $ 14,950,000
        Less: Estimated offering expenses ---------------      542,000
                                                           -----------

    Net Conversion Proceeds ----------------------------- $ 14,408,000



2.  Estimated Additional Income from Conversion Proceeds

    Net Conversion Proceeds ----------------------------- $ 14,408,000
        Less: Held in Non-Earning Assets(5)(1) ----------    1,794,000
                                                           -----------

    Net Proceeds Reinvested ----------------------------- $ 12,614,000
    Estimated net incremental rate of return ------------         4.02 %
                                                           -----------

    Earnings Increase ----------------------------------- $    507,628
        Less: Estimated cost of ESOP borrowings(1) ------            0
        Less: Amortization of ESOP borrowings(2) --------       75,204
        Less: MRP Expense(4)-----------------------------       75,204
                                                           -----------

    Net Earnings Increase ------------------------------- $    357,219


3.  Pro-Forma Earnings (rounded)

    Period                                 Before Conversion  After Conversion
    ------                                 -----------------  ----------------

    12 Months ended April 30, 1996          $   620,080        $   977,299
    12 Months ended April 30, 1996 (Core)   $   620,080        $   977,299

4.  Pro-Forma Net Worth (rounded)

    Date                Before Conversion  Conversion Proceeds After Conversion
                        -----------------  ------------------- -----------------

    April 30, 1996      $  9,116,740       $ 12,614,000 (3)(4)    $ 21,730,740


5.  Pro-Forma Net Assets (rounded)

    Date               Before Conversion  Conversion Proceeds  After Conversion
    ----               -----------------  -------------------  ----------------

    April 30, 1996      $   85,495,990     $   12,614,000      $   98,109,990

NOTE: Shares for calculating per share amounts:   1,495,000
(1) Estimated ESOP borrowings of $ 1,196,000 with an after-tax cost of 0.00 percent, assuming a borrowing cost of 0.00 percent and a tax rate of 37.12 percent. ESOP financed by holding company - excluded from reinvestment and total assets.
(2) ESOP borrowings are amortized over 10 years, amortization is tax-effected.
(3) ESOP borrowings of $ 1,196,000 are omitted from net worth.
(4) $ 598,000 purchased by the MRP with an estimated pre-tax expense of $ 119,600 and a tax rate of 37.12 percent.
(5) Stock purchased by MRP does not generate reinvestment income.

RP Financial, LC.
- -----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                 Exhibit IV-8
                    PRO FORMA EFFECT OF CONVERSION PROCEEDS
                         Fulton SB, FSB of Fulton, MO
                           At the Superrange Maximum




1.  Conversion Proceeds
    Pro-forma market value ------------------------------ $ 17,192,500
        Less: Estimated offering expenses ---------------      542,000
                                                           -----------

    Net Conversion Proceeds ----------------------------- $ 16,650,500



2.  Estimated Additional Income from Conversion Proceeds

    Net Conversion Proceeds ----------------------------- $ 16,650,500
        Less: Held in Non-Earning Assets(5)(1) ----------    2,063,100
                                                           -----------

    Net Proceeds Reinvested ----------------------------- $ 14,587,400
    Estimated net incremental rate of return ------------         4.02 %
                                                           -----------

    Earnings Increase ----------------------------------- $    587,044
        Less: Estimated cost of ESOP borrowings(1) ------            0
        Less: Amortization of ESOP borrowings(2) --------       86,485
        Less: MRP Expense(4)-----------------------------       86,485
                                                           -----------

    Net Earnings Increase ------------------------------- $    414,073


3.  Pro-Forma Earnings (rounded)

    Period                                Before Conversion  After Conversion
    ------                                -----------------  ----------------

    12 Months ended April 30, 1996          $   620,080        $ 1,034,153
    12 Months ended April 30, 1996 (Core)   $   620,080        $ 1,034,153

4.  Pro-Forma Net Worth (rounded)

    Date               Before Conversion  Conversion Proceeds After Conversion
    ----               -----------------  ------------------- -----------------

    April 30, 1996     $  9,116,740       $ 14,587,400 (3)(4)    $ 23,704,140


5.  Pro-Forma Net Assets (rounded)

    Date              Before Conversion  Conversion Proceeds  After Conversion
    ----              -----------------  -------------------  ----------------

    April 30, 1996    $   85,495,990      $   14,587,400       $  100,083,390

NOTE: Shares for calculating per share amounts:   1,719,250
(1) Estimated ESOP borrowings of $ 1,375,400 with an after-tax cost of 0.00 percent, assuming a borrowing cost of 0.00 percent and a tax rate of 37.12 percent. ESOP financed by holding company - excluded from reinvestment and total assets.
(2) ESOP borrowings are amortized over 10 years, amortization is tax-effected.
(3) ESOP borrowings of $ 1,375,400 are omitted from net worth.
(4) $ 687,700 purchased by the MRP with an estimated pre-tax expense of $ 137,540 and a tax rate of 37.12 percent.
(5) Stock purchased by MRP does not generate reinvestment income.

                                 EXHIBIT IV-9
                       Peer Group Core Earnings Analysis

RP FINANCIAL, LC.
- ----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700


                                                              Core Earnings Analysis
                                                          Comparable Institution Analysis
                                                    For the Twelve Months Ended March 31, 1996


                                                Net Income   Less: Net    Tax Effect   Less: Extd
                                                to Common   Gains(Loss)      @ 34%        Items
                                                ----------  -----------   ----------   ----------
                                                   ($000)       ($000)        $000)       ($000)
     Comparable Group
     ----------------
     CMRN  Cameron Fin. Corp. of MO                   2,761          -55           19            0
     CAPS  Capital Savings Bancorp of MO              1,820            0            0            0
     FBSI  First Bancshares of MO                     1,042          -26            9            0
     HFSA  Hardin Bancorp of Hardin MO                  511           -2            1            0
     KYF   Kentucky First Bancorp of KY                 786            0            0            0
     NSLB  NS&L Bancorp of Neosho MO                    527          -55           19            0
     PCBC  Perry Co. Fin. Corp. of MO(1)                756            0            0            0
     SMFC  Sho-Me Fin. Corp. of MO                    1,966          -30           10            0
     SMBC  Southern Missouri Bncrp of MO              1,337         -126           43            0
     SFFC  StateFed Financial Corp. of IA               847            0            0            0


                                                                  Estimated
                                                                  Core Income              Estimated
                                                                  to Common     Shares     Core EPS
      Comparable Group                                            ----------   ----------  ---------
      -----------------                                              ($000)       ($000)        ($)
      CMRN  Cameron Fin. Corp. of MO                                 2,725         2,850      0.96
      CAPS  Capital Savings Bancorp of MO                            1,820         1,039      1.75
      FBSI  First Bancshares of MO                                   1,025         1,302      0.79
      HFSA  Hardin Bancorp of Hardin MO                                510         1,058      0.48
      KYF   Kentucky First Bancorp of KY                               786         1,389      0.57
      NSLB  NS&L Bancorp of Neosho MO                                  491           888      0.55
      PCBC  Perry Co. Fin. Corp. of MO(1)                              756           856      0.88
      SMFC  Sho-Me Fin. Corp. of MO                                  1,946         1,821      1.07
      SMBC  Southern Missouri Bncrp of MO                            1,254         1,724      0.73
      SFFC  StateFed Financial Corp. of IA                             847           823      1.03

     (1) Financial information is for the quarter ending December 31, 1995.



     Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, Inc. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1995 by RP Financial, LC.

                                  EXHIBIT V-1
                               RP Financial, LC.
                         Firm Qualifications Statement

                                                    FIRM QUALIFICATION STATEMENT


RP Financial provides financial and management consulting and valuation services to the financial services industry nationwide, with special emphasis on federally-insured financial institutions. RP Financial establishes long-term client relationships through its wide array of services, emphasis on quality and timeliness, hands-on involvement by our principals and senior consulting staff, and careful structuring of strategic plans and transactions. RP Financial's staff draws from backgrounds in financial institution consulting, regulatory agencies and investment banking, thereby providing our clients with considerable resources.

STRATEGIC AND CAPITAL PLANNING

RP Financial's strategic and capital planning services are designed to provide effective workable plans with quantifiable results. Through a program referred to as SAFE, Strategic Alternatives Financial Evaluations, RP Financial analyzes strategic actions which will enhance shareholder value or otherwise achieve desired results. Our planning services involve conducting situation analyses and establishing mission statements, strategic goals and objectives, with overall emphasis on enhancement of franchise value, capital management and planning, earnings improvement and operational issues. Our planning services include the development of strategies in the following areas: capital formation and management, interest rate risk management, development of investment and liquidity portfolio targets, development of loan and servicing portfolio targets and development of funding composition targets. Our proprietary financial simulation model provides the basis for evaluating the financial impact of alternative strategies as well as assessing the feasibility and compatibility of such strategies with regulations and accounting guidelines.

MERGER AND ACQUISITION SERVICES

RP Financial's merger and acquisition (M&A) services include targeting candidates and potential acquirors, assessing acquisition merit, conducting detailed due diligence, negotiating and structuring transactions, preparing merger business plans and financial simulations, rendering fairness opinions and assisting in implementing post-acquisition strategies. Through our financial simulations, in-house data bases of public and non-public banks and savings institutions, valuation expertise and regulatory and accounting knowledge, RP Financial's M&A consulting focuses on structuring transactions to enhance shareholder returns.

VALUATION SERVICES

RP Financial's extensive valuation practice includes valuations for a variety of purposes including mergers and acquisitions, mutual-to-stock conversions, ESOPs, subsidiary and related industry companies, mark-to-market transactions, loan and servicing portfolios, non-traded securities, deposit portfolios and core deposits. Our principals and staff are highly experienced in performing valuation appraisals which conform with regulatory guidelines and appraisal industry standards. RP Financial is the nation's leading valuation firm for mutual-to-stock conversions of thrift institutions.

OTHER CONSULTING SERVICES AND DATA BASES

RP Financial offers a variety of other services including branching strategies, feasibility studies and special research studies, which are complemented by our quantitative and computer skills. RP Financial's consulting services are aided by its in-house data base resources for commercial banks and savings institutions and proprietary valuation and financial simulation models.

RP Financial's Key Personnel (Years of Relevant Experience)

  Ronald S. Riggins, Managing Director (16)
  William E. Pommerening, Managing Director (11)
  Gregory E. Dunn, Senior Vice President (15)
  James P. Hennessey, Senior Vice President (10)
  James J. Oren, Vice President (9)
  Timothy M. Biddle, Vice President (7)
  Alan P. Carruthers, Senior Consultant-Community Banking (14)